   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 1999.

                                                        REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                RV CENTERS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          5500                         76-0577509
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
      of incorporation or         Classification Code Number)       Identification Number)
         organization)

                             ---------------------

                             600 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002
                                 (713) 238-6780
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

                                CLAYTON K. TRIER
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             600 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002
                                 (713) 238-6780
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                             ---------------------

                                    copy to:

            CHRISTOPHER S. COLLINS                             T. MARK KELLY
              MICHAEL C. BLANEY                            VINSON & ELKINS L.L.P.
            ANDREWS & KURTH L.L.P.                         2300 FIRST CITY TOWER
            600 TRAVIS, SUITE 4200                              1001 FANNIN
             HOUSTON, TEXAS 77002                           HOUSTON, TEXAS 77002
                (713) 220-4200                                 (713) 758-2222

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                             ---------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE       OFFERING PRICE         AGGREGATE           AMOUNT OF
         TO BE REGISTERED              REGISTERED           PER SHARE        OFFERING PRICE     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value......         (1)                 (1)             $56,250,000           $15,638
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(o) under the Securities Act, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED                , 1999

PROSPECTUS

                                                SHARES

                                RV CENTERS, INC.

                            [RV CENTERS, INC. LOGO]

                                  COMMON STOCK
                             ----------------------

     This is RV Centers, Inc.'s initial public offering of common stock. RV Centers, Inc. was founded in 1998 to acquire 14 companies engaged in the sale and servicing of new and used recreation vehicles and to become the leading recreation vehicle dealer in the United States. RV Centers, Inc. has not conducted any operations to date except in connection with this offering and the
acquisitions. The underwriters will offer              shares in the United
States.

     We expect the public offering price to be between $       and $       per
share. Currently, no public market exists for the shares. After pricing of the offering, we expect that the common stock will trade on The New York Stock Exchange under the symbol "RVC."

      INVESTING IN THE COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.
                             ----------------------

                                                                 PER SHARE    TOTAL
                                                                 ---------    -----
Public Offering Price......................................
Underwriting Discount......................................
Proceeds, before expenses, to RV Centers, Inc. ............

     The underwriters may also purchase up to an additional           shares at
the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares of common stock will be ready for delivery in New York, New York
on or about                , 1999.
                             ----------------------

MERRILL LYNCH & CO.
                           J.C. BRADFORD & CO.
                                                SANDERS MORRIS MUNDY
                             ----------------------

             THE DATE OF THIS PROSPECTUS IS                , 1999.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              Map of the United States indicating the location of RV Centers' facilities with photographs of recreation vehicles on dealer lots.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................    9
The Company.................................................   15
Use of Proceeds.............................................   17
Dividend Policy.............................................   17
Capitalization..............................................   18
Dilution....................................................   19
Selected Financial Data.....................................   20
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   21
Business....................................................   44
Management..................................................   57
Certain Transactions........................................   62
Principal Stockholders......................................   65
Description of Capital Stock................................   66
Shares Eligible for Future Sale.............................   70
Underwriting................................................   72
Legal Matters...............................................   74
Experts.....................................................   74
Where You Can Find More Information.........................   75
Index to Consolidated Financial Statements..................  F-1

                             ----------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about RV Centers, including, among other things:

     - The successful implementation of our anticipated internal and external growth strategies;

     - Our ability to integrate our founding companies and future acquisitions;

     - Anticipated economic and demographic trends affecting our business;

     - Our expectation that current suppliers will continue to supply recreation vehicles to us; and

     - Future expenditures for capital projects.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.
                             ----------------------

     You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.
                             ----------------------

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and may not contain all the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, before making an investment decision. At the same time as the closing of this offering, RV Centers, Inc. will acquire 14 recreation vehicle dealers for consideration including cash and shares of its common stock. The 14 companies acquired are referred to as the "founding companies."

     Unless otherwise indicated, the information, share and per share data in this prospectus assumes that (a) RV Centers acquires all of the founding companies; (b) the underwriters' over-allotment option is not exercised; and (c) RV Centers has completed a 1,339.157-for-one stock split of the common stock.

                                  THE COMPANY

     RV Centers was founded to become the leading retailer of recreation vehicles in the United States. We operate 25 dealership facilities in 13 states and sell over 100 different models of RVs which are built by over 40 different manufacturers. We sell new and used RVs and provide complementary products and services, including sales of parts and accessories, maintenance and repair services, body shop services, vehicle rentals, and contracts through which our customers can obtain financing, insurance and extended warranties. The RVs that we sell range from "pop-up" camping trailers with a sales price of approximately $5,000 to luxury motor homes with a sales price in excess of $500,000. Our dealerships have been in business an average of 20 years.

     Our dealerships have grown significantly in the past two years. Combined pro forma revenues increased from $219.9 million in 1996 to $252.2 million in 1997, and from $201.5 million for the nine months ended September 30, 1997 to $231.8 million for the nine months ended September 30, 1998, representing annual growth rates of approximately 15% during each of these periods. The RV industry as a whole also achieved significant growth during this time period, as these vehicles and the lifestyles they afford have become increasingly popular with consumers. Industry studies are predicting continued strong industry growth over the next 10 years.

     We believe that, as the operator of the largest nationwide network of RV dealerships, we will bring about significant and beneficial changes in our industry. In order to be able to serve consumers in all major markets within the United States and Canada, we intend to continue to expand our dealer network, primarily through acquisitions of complementary dealerships.

                                  THE INDUSTRY

     The recreation vehicle retailing industry is a large, highly-fragmented industry composed almost exclusively of small, privately-owned companies, most of which operate from a single location. Based on data from an industry study, we estimate that retail and private sales of new and used RVs in the U.S. were approximately $20 billion in 1997. Of such amount, $9.7 billion represented retail sales by the approximately 3,000 RV dealerships in the U.S. We believe that the four largest RV dealerships generated less than 5% of total industry revenue in 1997.

     There are currently nine million RVs in use, and one in ten households in the U.S. currently owns an RV. Within households headed by persons aged 45 to 64, the figure increases to one in seven currently owning an RV. Consumers are increasingly demanding a broader selection of product models, the most competitive prices and nationwide access to reliable and prompt repair and maintenance services. Based on their years of experience in the RV retailing industry, our management believes that consolidation in this industry is inevitable and necessary to meet these consumer demands.

                            INDUSTRY GROWTH FACTORS

     The RV industry has experienced steady growth in recent years and anticipates significant growth over the next ten years. Factors stimulating industry growth include:

     - favorable demographic trends -- which indicate that, as baby boomers age, the number of people in the industry's primary customer age group will increase significantly over the next 10 years;

     - growing popularity of the RV lifestyle -- which promotes independence in leisure travel, frequent outings to relax with family and friends, and increased mobility for retirees;

     - expanding RV uses -- beyond camping and travel to include special events where it has become popular to congregate in RVs, such as automobile races, club rallies, aircraft shows and sporting events;

     - marketing efforts of RV industry associations -- such as the nationwide "Go RVing" advertising campaign directed at baby boomers;

     - increasing need to replace the large stock of aging RVs -- because approximately 40% of all RVs currently in use are over 15 years old and are reaching the end of their useful lives; and

     - increasing number of sport utility vehicles, vans and pickup trucks -- which are capable of towing RVs.

                               COMPANY STRENGTHS

     With 25 locations in 13 states, we believe we are the largest RV retailer in the United States in terms of geographic coverage, number of product lines represented and number of vehicles sold. We have a number of strengths that will support our ability to expand our business through internal growth and acquisitions. These strengths, which collectively provide us with a competitive advantage, include:

     - national presence and geographic diversity -- which allow us to provide a wide selection of products and nationwide repair and maintenance services, two of the primary factors driving customers in their search for dealer relationships;

     - size and critical mass -- which allow us to establish a lower operating, marketing, purchasing and financing cost structure;

     - decentralized operations -- which provide focused, market-specific management of sales, service and inventory, because our local managers are experienced in their markets and possess in-depth knowledge of local customers' needs and preferences;

     - experienced management team -- which, after the offering, will hold approximately 41% of our outstanding common stock and includes recognized leaders in the RV retailing industry and persons experienced in successfully consolidating and operating in highly-fragmented industries and public markets; and

     - ability, as a large, publicly-traded company, to attract and retain quality employees -- which will enhance the buying and servicing experiences for our customers.

                      COMPANY GOAL AND OPERATING STRATEGY

     Our goal is to become the leading recreation vehicle retailer in the United States with the capability of serving customers through a nationwide network of dealerships. Our strategies to increase revenue, reduce costs and achieve our goal include:

     Increase Internal Growth. We intend to increase our revenue and our share of the RV retailing market by pursuing various opportunities available to us as a national organization that are not generally available to individual dealers, including the ability to:

     - provide customers with access to timely, reliable repair and maintenance services on a nationwide basis through our dealer network;

     - offer customers access to a broader inventory selection of used vehicles and, to the extent permitted by manufacturers' agreements, new vehicles, by linking all of our dealerships' inventory databases;

     - establish inventory management practices that will reduce costs and increase sales, such as shifting inventory to locations in regions of the country experiencing their peak selling seasons from those experiencing off-season reductions in sales;

     - create name recognition for "RV Centers" using national and regional marketing campaigns including focused media and print advertising, prominent displays at trade shows, telemarketing programs, newsletters and an Internet web site;

     - develop customer loyalty through supporting local, regional and national camping events and clubs and establishing our own national club and newsletter, with incentives for members; and

     - adopt innovative sales and customer service training procedures and programs, designed to increase customer satisfaction and result in a higher closure percentage of sales opportunities.

     Reduce Costs Through Operating Efficiencies. Through our nationwide network of dealers, we will have the ability to achieve certain economies of scale, increase our operating efficiencies, lower our costs and increase our overall productivity by:

     - using our increased purchasing power to reduce financing and insurance costs and to strengthen our relationships with RV manufacturers;

     - centralizing certain administrative functions (such as purchasing, accounting, financing, insurance, employee benefits and legal support) which will provide local management with more time to focus on sales and operations;

     - sharing and applying "best practices" from successful dealers which can allow us to achieve higher operating margins; and

     - standardizing our computer and information systems which will improve inventory management, purchasing and financial reporting and provide customer tracking and real-time sales information.

     Expand Our Network of Dealers Through Acquisitions. The highly fragmented nature of the RV industry provides us with significant opportunities to expand our dealer network. We believe that owners of RV dealerships will seek to affiliate with us due to the competitive advantages associated with our business strategy and the opportunity to have a continuing role in local dealership management. We intend to acquire dealerships which will allow us to:

     - enter into new geographical markets;

     - increase our presence in geographic markets we currently serve;

     - increase our access to popular, high-quality product lines and models;
       and

     - expand our repair and maintenance services capacity.

     Further Develop Complementary Revenue Sources. We believe that we will be able to increase our revenue and strengthen our operations through developing areas of business which generally have not been fully exploited by individual RV dealers, including:

     - consolidating our relationships with financing institutions and insurers in order to provide our customers with favorable loan terms, insurance rates and extended warranty coverages and to expand our related fee income;

     - offering programs designed to capture revenue associated with sales of used RVs between private individuals, such as pre-sale servicing and sales of extended warranties;

     - expanding floorspace dedicated to parts and accessories, which have higher margins than vehicle sales; and

     - working with the largest RV insurance providers to become certified as designated service centers for collision repair and body shop services.

                                  THE OFFERING

Common Stock offered by RV
  Centers..................              shares

Common Stock to be
outstanding after the
  offering(1)..............                 shares

Use of proceeds............  We expect that the net proceeds from this offering
                             (after all costs and underwriting discounts and commissions, but without exercise of the over-allotment option) will be approximately $46.3 million. We intend to use these proceeds to:

                             - pay the cash portion of the consideration for the
                               founding companies; and

                             - repay certain indebtedness of the founding
                               companies.

Risk Factors...............  See "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in shares of the common stock.

Proposed NYSE trading
symbol.....................  "RVC"
---------------

(1) Consists of: (a) 1,968,561 shares issued to Baker Kreft Funding I, L.L.C., the management of RV Centers and other investors, (b) 3,780,100 shares to be
    issued to the owners of the founding companies, and (c)             shares
    to be sold in the offering. Excludes: (a) options to purchase approximately 695,139 shares at the initial public offering price, which have been or are expected to be granted to RV Centers' management and employees of the founding companies upon consummation of the offering, (b) options to purchase 45,000 shares at the initial public offering price, which are expected to be granted to three non-employee directors, and (c) 41,000 shares that may be paid to the stockholder of a founding company if that company achieves a certain pretax income level after the acquisition.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

     RV Centers will acquire the founding companies simultaneously with and as a condition to the closing of the offering. For financial statement presentation purposes, RV Centers has been identified as the "accounting acquiror." The following table presents summary pro forma combined financial data for RV Centers, as adjusted for (a) the effects of the acquisitions of the founding companies, (b) the effects of certain pro forma adjustments to the historical financial statements described below and (c) the consummation of the offering.

                                                           YEAR ENDED           NINE MONTHS ENDED
                                                        DECEMBER 31, 1997      SEPTEMBER 30, 1998
                                                      ---------------------   ---------------------
INCOME STATEMENT DATA(1):
  Revenues..........................................        $252,208                $231,824
  Cost of sales.....................................         207,738                 191,155
                                                            --------                --------
  Gross profit......................................          44,470                  40,669
  Selling, general and administrative expenses(2)...          32,551                  26,741
  Goodwill amortization(3)..........................             988                     741
                                                            --------                --------
     Operating income...............................          10,931                  13,187
  Interest and other income (expense), net(4).......          (1,566)                 (1,416)
                                                            --------                --------
     Income before taxes............................           9,365                  11,771
  Income tax expense................................           4,141                   5,005
                                                            --------                --------
     Net income.....................................        $  5,224                $  6,766
                                                            ========                ========
  Net income per share..............................        $                       $
  Shares used in computing pro forma net income per
     share(5).......................................

                                                              SEPTEMBER 30, 1998
                                                              ------------------
BALANCE SHEET DATA(6):
  Cash......................................................       $  6,910
  Working capital...........................................         40,046
  Total assets..............................................        118,483
  Total floor plan financing................................         24,499
  Other debt................................................          1,161
  Shareholders' equity......................................         85,124

---------------

(1) The pro forma combined income statement data assumes that the acquisitions of the founding companies and the offering were closed at the beginning of each period presented. During these periods, the founding companies were not under common control or management; therefore, the data presented may not be comparable to or indicative of results after the offering. In addition, the pro forma combined financial information does not include (a) any cost savings expected to be achieved by economies of scale and consolidating certain operational and administrative functions or (b) the costs of corporate overhead, other than salaries of executive officers.

(2) The pro forma combined income statement data for the year ended December 31, 1997 and the nine months ended September 30, 1998 reflect an aggregate of $2.8 million and $2.3 million, respectively, in pro forma reductions in salary and benefits of the owners of the founding companies to which they have agreed prospectively, $793,000 and $595,000, respectively, in pro forma salary and benefits to corporate management and $15,000 and $11,000, respectively, of expense reductions for the effect of revisions of certain lease agreements between certain stockholders of the founding companies and those founding companies.

(3) Reflects amortization of the goodwill to be recorded as a result of the acquisitions of the founding companies over a 40-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Pro forma interest expense reflects a reduction in interest for the year ended December 31, 1997 and the nine months ended September 30, 1998 of $2.7 million and $2.0 million, respectively, related to repayment of certain indebtedness with the proceeds from the offering. See "Use of Proceeds."

(5) Consists of: (a) 1,339,157 shares issued to Baker Kreft Funding I, L.L.C.,
    (b) 595,926 shares issued to the management of RV Centers, (c) 33,478 shares issued to other investors, (d) 3,780,100 shares to be issued to the owners
    of the founding companies, and (e)           shares to be sold in the
    offering. Excludes: 41,000 shares that may be issued to the stockholder of a founding company if that company achieves a certain pretax income level after the acquisition. Subsequent to September 30, 1998, (a) options to purchase 415,139 shares at the initial public offering price were issued to management and are currently outstanding, (b) options to purchase approximately 280,000 shares at the initial public offering price are expected to be granted to the founding companies' employees upon consummation of the offering, and (c) options to purchase 45,000 shares at the initial public offering price are expected to be granted to three non-employee directors upon the consummation of the offering.

(6) The pro forma combined balance sheet data is based upon preliminary estimates and assumes that the acquisitions of the founding companies were closed on September 30, 1998.

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

     The following table presents certain summary historical financial data for each of the founding companies. The historical income statement data below have not been adjusted for the pro forma adjustments related to contractually-agreed reductions in salaries and benefits, or any other pro forma adjustments, reflected in the Unaudited Pro Forma Combined Financial Statements, included elsewhere in this prospectus. The income statement data presented below have been audited for the periods as reflected in the historical financial statements of such founding companies, included elsewhere in this prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                  YEAR ENDED DECEMBER 31,      NINE MONTHS ENDED
                                                ----------------------------     SEPTEMBER 30,
                                                 1995      1996       1997           1998
                                                -------   -------   --------   -----------------
                                                                 (IN THOUSANDS)
County Line:
  Revenue.....................................  $35,444   $32,355   $ 41,384       $ 43,111
  Gross profit................................    4,179     4,711      6,250          6,254
  Operating income............................      565     1,045      1,756          2,015
Saddleback:
  Revenue.....................................  $16,003   $16,583   $ 25,384       $ 26,857
  Gross profit................................    2,581     2,993      3,964          4,403
  Operating income............................      350       362        307          1,126
Emerald Coast:
  Revenue.....................................  $20,598   $26,349   $ 28,781       $ 26,249
  Gross profit................................    4,572     5,218      5,711          5,011
  Operating income............................    1,249     1,567      1,599          1,971
Casey's:
  Revenue.....................................  $17,027   $18,741   $ 21,092       $ 19,355
  Gross profit................................    1,888     2,498      2,990          2,804
  Operating income............................      812     1,009      1,202          1,150
Stoltzfus(1):
  Revenue.....................................  $12,940   $15,930   $ 15,721       $ 18,615
  Gross profit................................    2,428     2,758      2,675          3,503
  Operating income............................     (174)       94        430            431
Dusty's Camper World:
  Revenue.....................................  $19,620   $21,409   $ 20,753       $ 18,032
  Gross profit................................    2,720     3,086      3,508          2,644
  Operating income............................      312       328        664            698
Hall Enterprises:
  Revenue.....................................  $14,617   $14,036   $ 16,682       $ 11,943
  Gross profit................................    2,600     2,439      3,097          2,273
  Operating income............................      340       262        457            880
Scott Motor Coach:
  Revenue.....................................  $12,294   $12,141   $ 13,986       $ 11,748
  Gross profit................................    2,071     2,441      2,793          2,424
  Operating income............................      292       357        413            586
American RV:
  Revenue.....................................  $11,113   $14,752   $ 15,085       $ 11,195
  Gross profit................................    2,043     2,852      2,959          2,384
  Operating income............................       11       241        489            230

                                                  YEAR ENDED DECEMBER 31,      NINE MONTHS ENDED
                                                ----------------------------     SEPTEMBER 30,
                                                 1995      1996       1997           1998
                                                -------   -------   --------   -----------------
                                                                 (IN THOUSANDS)
Young's:
  Revenue.....................................  $13,405   $12,977   $ 14,280       $ 10,981
  Gross profit................................    2,848     2,985      3,037          2,413
  Operating income............................      958       956        793            766
RV's Northwest:
  Revenue.....................................  $ 8,111   $ 8,599   $ 10,719       $ 10,180
  Gross profit................................    1,138     1,441      1,802          1,794
  Operating income............................      (97)       90        244            507
Little Valley:
  Revenue.....................................  $ 8,593   $11,163   $ 11,785       $  8,953
  Gross profit................................    1,508     1,700      2,273          1,591
  Operating income............................      398       594        978            785
Marshall's:
  Revenue.....................................  $ 9,056   $ 9,045   $ 10,004       $  7,868
  Gross profit................................      975     1,452      1,633          1,394
  Operating income............................      266       299        127            273
Ace Fogdall:
  Revenue.....................................  $ 4,935   $ 5,893   $  6,554       $  6,738
  Gross profit................................    1,218     1,393      1,778          1,777
  Operating income............................      326       342        445            813

---------------

(1) The financial data presented for Stoltzfus is based on the fiscal years ended October 31, 1995, 1996, 1997 and 1998.

                                  RISK FACTORS

     You should carefully consider the following factors as well as the other information contained in this prospectus. This prospectus contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including the risk factors set forth below and elsewhere in this prospectus.

WE DO NOT HAVE ANY COMBINED OPERATING HISTORY AND OUR STRATEGIES ARE UNPROVEN IN THE RV RETAILING INDUSTRY

     We are a newly-formed company operating in an industry that has experienced no meaningful consolidation to date. We will acquire the founding companies simultaneously with the closing of the offering. The pro forma combined financial results presented in this prospectus are not necessarily indicative of actual results which might have occurred if our operations and management teams had been combined during the periods presented, nor are they representative of future results that will be reported on a consolidated basis. While we believe there are significant benefits to be derived from creating a nationwide network of RV dealerships operating under common control, our business strategy has never been tested within this industry. We therefore cannot guarantee that our strategy will produce the operating synergies and lower cost structure that we are seeking.

WE MAY FAIL TO INTEGRATE OUR LOCAL OPERATIONS INTO A NATIONAL NETWORK WHICH WOULD REDUCE THE BENEFITS ASSOCIATED WITH FORMING A NATIONAL NETWORK

     Prior to the offering, each of the founding companies operated independently, with their own internal controls and management systems. We intend to maintain a decentralized approach to dealership operations, whereby local management retains responsibility for day-to-day operations, profitability and the growth of the business. At the same time, our success will depend in large part on our ability to integrate the operations and management of the founding companies and future acquisitions into a national organization. If we do not successfully convert the founding companies and future acquisitions to common information systems and implement consistent overall business, accounting and reporting controls, inconsistent operating and financial practices could result among local operations. Such inconsistencies could negate the benefits to be derived from a nationwide dealership network. Further, if management of the founding companies and businesses to be acquired in the future cannot work cohesively together or with our corporate management or readily adapt to this type of operating structure, inefficiencies and a deterioration in the morale and profitability of local dealerships could result. See "Business -- Company Goal and Operating Strategy."

THERE ARE RISKS ASSOCIATED WITH OUR ACQUISITION STRATEGY

     We plan to expand our dealership network primarily through acquisitions. Implementing an acquisition strategy involves several risks, including the following:

     - diversion of corporate management's attention from operating matters to acquisitions;

     - reallocation of significant amounts of capital from operating initiatives, such as capital improvements and expansions, to acquisitions;

     - adverse impact on overall profitability if acquired companies do not achieve the financial results projected in our valuation models;

     - assumption of unanticipated operating problems or legal liabilities; and

     - difficulty of assimilating the acquired operations, including implementing common information systems and standardizing certain operating and financial reporting procedures.

     We may not be successful in overcoming these risks or other problems encountered in connection with future acquisitions. In addition, we cannot guarantee that companies consolidating related industries or yet-to-be formed companies will not also compete with us for acquisition candidates at some future date. Future competitors may have greater financial resources than us to finance acquisition opportunities and might be willing to pay higher prices for the same acquisition opportunities. Such competition could have the effect of increasing the price for acquisitions or reducing the number of suitable acquisition candidates. See "Business -- Company Goal and Operating Strategy."

WE WILL REQUIRE SIGNIFICANT ADDITIONAL CAPITAL FOR FUTURE ACQUISITIONS

     Our expansion through acquisitions will require significant capital. We cannot predict with certainty what our capital needs will be to finance our acquisition program. We currently intend to use our common stock to fund a portion of the purchase price of future acquisitions. If our common stock does not maintain an acceptable price in the public markets or if potential acquisition candidates are unwilling to accept our common stock as part of the consideration for the sale of their businesses, we may have to use more cash to finance our acquisition program. If we do not have enough cash resources, our ability to make acquisitions could be limited unless we are able to obtain additional cash through future debt or equity financings. Incurring debt would increase our leverage and make us more vulnerable to economic downturns and limit our ability to compete.

     We are negotiating with a group of commercial banks to provide us with a credit facility to be used for acquisitions, working capital, capital expenditures and other general corporate purposes. Any such credit facility or other debt financing will require that we make certain financial covenants which could limit our operational and financial flexibility. We cannot guarantee that we will be able to obtain financing for our acquisition program or, if available, that it will be available on terms we deem acceptable. As a result, we might be unable to successfully pursue our acquisition strategy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources" and "Business -- Company Goal and Operating Strategy."

WE DO NOT HAVE LONG-TERM SUPPLY CONTRACTS WITH RV MANUFACTURERS

     We do not have long-term franchise agreements or supply contracts with manufacturers from whom we purchase our inventory of new RVs. To the extent we have supply agreements with any of the manufacturers, the agreements generally permit termination at will by either party on short notice. Because of the short-term nature of these contracts, we cannot be certain of a continued supply of new vehicles to sell in the future. In addition, if one or more of our significant suppliers refuse to sell to us for any reason, we may not be able to obtain an alternate supply of comparable RVs. Such a loss of supply could adversely affect our business.

     We also sell a significant number of used RVs. We do not have any contracts ensuring a supply of used vehicles. We obtain these used vehicles primarily through trade-ins in connection with a customer's purchase of a new vehicle. Quality used RVs can sometimes be purchased from other dealers and wholesalers. If for any reason we are not able to obtain an adequate supply of used vehicles, our business could be adversely affected. See "Business -- Industry Overview" and "Business -- Manufacturers Supplying RV Centers".

OUR GROWTH STRATEGY MAY BE RESTRICTED BY TERRITORIAL RESTRAINTS IMPOSED BY MANUFACTURERS

     Our growth strategy from time to time may involve expanding or changing product lines carried by local dealerships. Such activities could be constrained or restricted due to territorial restraints imposed by manufacturers. While we believe we will be successful in maintaining a supply of high-quality product lines at our local dealerships and expanding our distribution rights over time, there can be no assurance that manufacturers will be cooperative. If we are unable to offer a broad mix of high-quality products across our dealership network, our results of operations could be adversely affected.

THE RV INDUSTRY IS A CYCLICAL INDUSTRY

     The RV industry is susceptible to cycles of growth and contraction as a result of prevailing economic conditions. In an economic downturn, consumers generally spend less on leisure goods. Because an RV can be a major expenditure, even a small decline in discretionary spending could adversely affect our business. Other factors which may affect the RV industry and dealer revenue include prevailing fuel prices, fuel availability, interest rates, consumer spending patterns and the availability of consumer credit. Rising fuel prices or interest rates or decreasing consumer spending or availability of fuel or consumer credit will generally result in decreased sales of RVs.

QUARTERLY OPERATING RESULTS WILL FLUCTUATE DUE TO SEASONALITY AND THE TIMING OF ACQUISITIONS

     The retail RV industry is influenced by seasonality and demand changes. In the northern United States, sales of RVs are typically at their highest in the second and third quarters and then decrease significantly during the first and fourth quarters. In the southern United States, the seasonal differences are not nearly as dramatic, but the first and second quarters tend to have the highest sales and the fourth quarter tends to be the lowest. We cannot guarantee that our geographic diversity will be sufficient to overcome such seasonal patterns. In addition, our quarterly results may be affected by the timing of acquisitions, the timing and magnitude of costs relating to the assimilation of acquired companies and regional economic conditions. Accordingly, our financial performance in any particular quarter may not be indicative of the results which can be expected for any other quarter or for the entire year. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Overview."

GOVERNMENT REGULATIONS MAY IMPOSE ADDITIONAL COSTS ON US OR RESTRICT OUR ACTIVITIES

     Our operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. We may wish to expand the types of services provided to our customers to include more automotive type service such as oil changes, certain chassis-related services and collision repairs. Such services may involve handling used motor oil or other substances subject to various regulations. Compliance with current and future regulations may be expensive or make it difficult for us to provide certain products or services.

OUR OPERATIONS HAVE PRODUCT AND SERVICE LIABILITY RISKS

     RVs sold or serviced by us may subject us to potential claims for personal injury or property damage resulting from a customer's use of such vehicles. Generally, product liability claims for new units are the responsibility of the manufacturers. However, if we fail to properly repair a vehicle and such failure results in injury or damage, we may be liable for such injury or damage. We expect to maintain third-party insurance for product and service liability claims. Although none of the founding companies has experienced a significant loss in this regard, there can be no assurances that we will not experience future claims in excess of available insurance coverage.

WE DEPEND ON OUR KEY PERSONNEL

     Our operations are dependent on the continued efforts of our executive officers and the senior management of the founding companies. We will also depend on the senior management of companies that may be acquired in the future. The executive officers of RV Centers are experienced in industry-specific consolidations as well as the RV industry. The senior management of the founding companies have extensive experience in the RV industry, have established reputations and long-term customer relationships, and possess an in-depth knowledge of their local market. Although we will execute an employment agreement with each of our executive officers, we cannot guarantee that any individual will continue in such capacity for any particular term. The loss of our executive officers and the senior management of the founding companies could have a material adverse effect on us. See "Management."

MANAGEMENT AND CERTAIN STOCKHOLDERS WILL CONTROL A MAJORITY OF OUR STOCK

     Following the offering, our executive officers, directors and former stockholders of the founding companies, a total of 28 people, will beneficially
own in the aggregate 5,748,661 shares of common stock which represent    % of
the total outstanding shares of common stock (   % if the underwriters' over-
allotment option is exercised in full). These persons, if acting in concert, will be able to significantly influence our affairs, including the election of our board of directors and the disposition of any matter submitted to a vote of stockholders. See "Principal Stockholders."

THERE HAS BEEN NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK AND THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE

     Prior to this offering, no public market for our common stock has existed. We intend to apply to have our common stock listed on the New York Stock Exchange, but we cannot guarantee that an active trading market for our common stock will develop or, if developed, continue after the offering. The initial public offering price will be determined by our negotiations with representatives of the underwriters. The price that is agreed upon may not be equal to the price at which the common stock will trade after the offering. See "Underwriting" for the factors to be considered in determining the initial public offering price. The market price of our common stock after the offering may fluctuate significantly from time to time in response to numerous factors, including variations in our reported financial results and changing conditions in the economy in general or in the RV retailing industry in particular. In addition, the stock markets experience significant price and volume volatility from time to time, which may affect the market price of our common stock for reasons unrelated to our performance.

THERE ARE A NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE WHICH MAY AFFECT THE MARKET PRICE OF OUR
COMMON STOCK

     Upon completion of the Acquisitions and the offering, there will be approximately 5,808,661 shares of unregistered common stock outstanding that was not sold in connection with this offering. If a substantial amount of these shares are sold on the open market, the price of our common stock could be adversely affected. Currently, these shares of common stock may not be sold except in transactions registered under the Securities Act or pursuant to a transactional exemption from registration, including the exemptions contained in Rules 144 and 701. In addition, certain of our directors, executive officers and senior management and the owners of the founding companies have agreed, subject to specific exceptions, to not sell or otherwise dispose of approximately 80% of their common stock for two years and approximately 20% of their common stock for one year. However, when these shares are no longer subject to legal or contractual restrictions, persons holding such common stock will be able to freely sell or otherwise dispose of their shares.

     The transfer restrictions are also subject to the rights of such holders to sell shares of common stock in connection with the exercise of registration rights described below. The stockholders of the founding companies have certain piggyback registration rights with respect to their shares of common stock, which are exercisable only during periods when the shares of such stockholders are subject to resale restrictions under Rule 144. These piggyback registration rights generally allow the stockholders to sell unregistered shares in conjunction with a future offering of common stock by our company, subject to certain conditions and potential limitations. See "Shares Eligible for Future Sale."

     Upon the closing of the offering, we will also have outstanding options to purchase up to a total of approximately 752,790 shares of common stock, including options to purchase approximately 325,000 shares issued under our 1999 Stock Option Plan. Our 1999 Stock Option Plan provides for the issuance of options to purchase the greater of (a) 1,500,000 or (b) 15% of the total outstanding shares of common stock. Following the offering, we intend to file a registration statement under the Securities Act to register the resale of the shares subject to this plan. See "Management."

     We also intend to register within 90 days of the offering an additional 3,000,000 shares of common stock under the Securities Act for use in connection with future acquisitions. These shares may be freely tradeable after their issuance by persons not affiliated with our company unless we contractually restrict their resale.

     There can be no assurance that the resale or the availability for sale of the shares of common stock eligible for future sale will not have an adverse effect on the prevailing market price of our common stock.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION

     If you purchase shares of our common stock in this offering, you will experience immediate dilution in the net tangible book value of your shares of $ per share (assuming an initial public offering price of $ per share). See "Dilution." In the event that we issue additional shares of common stock in the future, including shares that may be issued in connection with acquisitions or other public or private financings, you may experience further dilution in the net tangible book value per share of your common stock.

A TAKE-OVER OF RV CENTERS WOULD BE DIFFICULT

     Our charter, bylaws, employment agreements and employee benefit plans contain provisions which may have the effect of delaying, deferring or precluding a change in control of our company. For example, our charter and bylaws provide for, among other things, the prohibition of stockholder action by written consent. In addition, our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the common stock with respect to dividends, liquidation rights and, possibly, voting. Our ability to issue preferred stock without stockholder approval could have the effect of discouraging unsolicited acquisition proposals. Our 1999 Stock Option Plan will contain provisions that allow for the acceleration of vesting or payment of awards granted under such plans in the event of a "change of control," as defined in such plan. In addition, we have entered into employment agreements with certain executive officers and key employees allowing for cash payments under certain circumstances following a change in control.

WE WILL HAVE A SIGNIFICANT AMOUNT OF GOODWILL ON OUR BALANCE SHEET AND ANY CHANGE IN HOW IT IS AMORTIZED MAY HAVE A SIGNIFICANT EFFECT ON FUTURE EARNINGS

     Immediately after the consummation of the offering, our balance sheet will include an amount designated as "goodwill" that represents 33.5% of total assets and 46.6% of stockholders' equity. Goodwill arises when an acquiror pays more for a business than the fair value of the tangible and separately measurable intangible net assets of that business. Generally accepted accounting principles require that this "goodwill" and all other intangible assets be amortized over the period benefitted. Our management has determined that the period benefitted by the goodwill will be no less than 40 years. If we were not to separately recognize a material intangible asset having a benefit period less than 40 years, or were not to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, our earnings reported in periods immediately following the acquisition of the founding companies would be overstated. In later years we would be burdened by a continuing charge against earnings without the associated benefit to income valued by our management in arriving at the consideration paid for the businesses. Earnings in later years also could be significantly affected if our management determined then that the remaining balance of goodwill was impaired. We have reviewed with our independent accountants all of the factors and related future cash flows which were considered in arriving at the amount incurred to acquire each of the founding companies. We have concluded that the anticipated future cash flows associated with intangible assets recognized in the acquisition of the founding companies will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.

WE MAY BE ADVERSELY AFFECTED BY THE YEAR 2000 COMPUTER PROBLEM

     Many existing computer programs were designed and developed without considering the upcoming change in the century, which would lead to the failure of such computer applications or create erroneous results by or at the year 2000. We are in the process of identifying and evaluating potential issues for our internal information technology and our third-party relationships associated with the date change in the year 2000. We have not yet fully assessed any year 2000 remedial costs, but are in the process of developing solutions to the year 2000 issues. Although we are not currently able to quantify the cost of corrective actions, we do not expect that these actions will materially exceed the cost of normal software upgrades and replacements expected to occur through the year 2000. We believe that all necessary work will be completed in a timely fashion, but we cannot guarantee that the systems of other companies on which we rely will be converted within the same time frame. We are attempting to obtain assurances from vendors, business partners and others with which we conduct business that their systems will be year 2000 compliant. If, as a result of foregoing process, we determine that a material business interruption may occur due to the year 2000 issue, we will attempt to implement an appropriate contingency plan. Any material failure of our Company or others to bring the computer systems on which we rely into compliance with year 2000 requirements could result in additional costs of corrective actions and delays in integrating the information and financial reporting systems of the founding companies and implementing our business strategies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Issue."

                                  THE COMPANY

     Our executive offices are located at 600 Travis, Suite 2100, Houston, Texas 77002, and our telephone number is 713-238-6780. We have entered into agreements to acquire the founding companies (the "Acquisitions") simultaneously with the consummation of the offering. The following is a description of the founding companies:

     COUNTY LINE SELECT CARS, INC. County Line Select Cars, Inc. ("County Line") was founded in 1979 and operates four RV dealerships located in central Florida in the cities of Clermont, Inverness, and Ocala (two locations), Florida. County Line operates an additional seasonal dealership facility in Bushnell, Florida during approximately five months of its peak season each year. County Line had revenues of $41.4 million in 1997, revenues of $43.1 million for the nine months ended September 30, 1998, and employed 135 people as of September 30, 1998. The principal officers of County Line are Armando Alonso, the President of County Line, and Francisco Alonso, Jr., the Vice President of County Line. Each of these individuals will sign a three-year employment agreement with County Line and will continue to serve in their current positions following the consummation of the offering. Mr. Armando Alonso will become a director following the consummation of the offering.

     SADDLEBACK RVS, INC. Saddleback RVs, Inc. ("Saddleback") was founded in 1991 and operates three RV dealerships located in Carson, California, Irvine, California and La Mirada, California. Saddleback had revenues of $25.4 million in 1997, revenues of $26.9 million for the nine months ended September 30, 1998, and employed 59 people as of September 30, 1998. Michael Sebastian, the President of Saddleback, will sign a three-year employment agreement with Saddleback and will continue to serve as President of Saddleback following the consummation of the offering.

     EMERALD COAST RV CENTER, INC. Emerald Coast RV Center, Inc. ("Emerald Coast") was founded in 1990 and operates three RV dealerships located in Gulf Breeze (Pensacola), Florida, Panama City, Florida and Dothan, Alabama. Emerald Coast had revenues of $28.8 million in 1997, revenues of $26.2 million for the nine months ended September 30, 1998, and employed 76 people as of September 30, 1998. Allen M. Binford, the President of Emerald Coast, will sign a three-year employment agreement with Emerald Coast and will continue to serve as President of Emerald Coast following consummation of the offering. Mr. Binford will become a director of RV Centers following the consummation of the offering.

     CASEY'S MOTORS, INC. D/B/A CASEY'S RECREATIONAL SALES. Casey's Motors, Inc. d/b/a Casey's Recreational Sales ("Casey's") was founded in 1988 and operates an RV dealership in the Denver, Colorado area. Casey's had revenues of $21.1 million in 1997, revenues of $19.4 million for the nine months ended September 30, 1998, and employed 17 people as of September 30, 1998. Steve J. Casement, the President of Casey's, will sign a three-year employment agreement with Casey's and will continue to serve as President of Casey's following the consummation of the offering.

     STOLTZFUS TRAILER SALES, INC. Stoltzfus Trailer Sales, Inc. ("Stoltzfus") was founded in 1969 and operates an RV dealership in West Chester, Pennsylvania. Stoltzfus had revenues of $15.7 million in 1997, revenues of $18.6 million for the twelve months ended October 31, 1998 and employed 54 people as of September 30, 1998. Earl Stoltzfus, the President of Stoltzfus, will sign a three-year employment agreement with Stoltzfus and will continue to serve as President of Stoltzfus following the consummation of the offering. Mr. Stoltzfus will become a director of RV Centers following the consummation of the offering.

     DUSTY'S CAMPER WORLD OF BARTOW, INC. Dusty's Camper World of Bartow, Inc. ("Dusty's Camper World") was founded in 1985 and operates an RV dealership in Bartow, Florida. Dusty's Camper World had revenues of $20.8 million in 1997, revenues of $18.0 million for the nine months ended September 30, 1998, and employed 48 people as of September 30, 1998. The principal officers of Dusty's Camper World are Karcie E. Crum, the President and General Manager of Dusty's Camper World, and Terrence W. Crum, the Vice President of Sales and Marketing of Dusty's Camper World. Each of these individuals will sign a three-year employment agreement with Dusty's Camper World and will continue to serve in their current positions following the consummation of the offering.

     HALL ENTERPRISES, INC. Hall Enterprises, Inc. ("Hall Enterprises") was founded in 1965 and operates two RV dealerships in the Lexington, Kentucky area. Hall Enterprises had revenues of $16.7 million in 1997, revenues of $11.9 million for the nine months ended September 30, 1998 and employed 37 people as of September 30, 1998. Tommy R. Hall, the President of Hall Enterprises will sign a three-year employment agreement with Hall Enterprises and will continue to serve as President of Hall Enterprises following the consummation of the offering.

     SCOTT MOTOR COACH SALES, INC. Scott Motor Coach Sales, Inc. ("Scott Motor Coach") was founded in 1985 and operates an RV dealership in Lakewood, New Jersey. Scott Motor Coach had revenues of $14.0 million in 1997, revenues of $11.7 million for the nine months ended September 30, 1998 and employed 30 people as of September 30, 1998. Brad J. Scott, the President of Scott Motor Coach, will sign a three-year employment agreement with Scott Motor Coach and will continue to serve as President of Scott Motor Coach following the consummation of the offering.

     AMERICAN RV CENTERS, INC. American RV Centers, Inc. ("American RV") was founded in 1990 and operates two recreational dealerships located in Olive Branch, Mississippi and Memphis, Tennessee. American RV had revenues of $15.1 million in 1997, revenues of $11.2 million for the nine months ended September 30, 1998, and employed 32 people as of September 30, 1998. Peter A. Albano, the President of American RV will sign an eighteen-month consulting agreement with American RV under which he will serve in an advisory capacity following the consummation of the offering. Mr. Albano will become a director of RV Centers following the consummation of the offering.

     YOUNG'S RV CENTER. Young's RV Center ("Young's") was founded in 1963 and operates an RV dealership in Lancaster, California (Los Angeles County). Young's had revenues of $14.3 million in 1997, revenues of $11.0 million for the nine months ended September 30, 1998, and employed 47 people as of September 30, 1998. Roy B. Padgett, the owner of Young's, will sign a one-year consulting agreement with Young's under which he will serve in an advisory capacity following the consummation of the offering.

     RV'S NORTHWEST, INC. RV's Northwest, Inc. ("RV's Northwest") was founded in 1985 and operates two RV dealerships in the Spokane, Washington area. RV's Northwest had revenues of $10.7 million in 1997, revenues of $10.2 million for the nine months ended September 30, 1998, and employed 31 people as of September 30, 1998. William H. Fishfader, the President of RV's Northwest, will sign a one-year consulting agreement with RV's Northwest under which he will serve in an advisory capacity following the consummation of the offering.

     LITTLE VALLEY AUTO & RV SALES, INC. Little Valley Auto & RV Sales, Inc. ("Little Valley") was founded in 1984 and operates an RV dealership in the Charleston, West Virginia area. Little Valley had revenues of $11.8 million in 1997, revenues of $9.0 million for the nine months ended September 30, 1998 and employed 26 people as of September 30, 1998. Ernest B. Davis, Jr., the President and Treasurer of Little Valley, will sign a three-year employment agreement with Little Valley and will continue to serve as President of Little Valley following the consummation of the offering.

     GROWTH VENTURES, INC. D/B/A MARSHALL'S TRAVELAND. Growth Ventures, Inc. d/b/a Marshall's Traveland ("Marshall's") was founded in 1975 and operates an RV dealership in Austin, Texas. Marshall's had revenues of $10.0 million in 1997, revenues of $7.9 million for the nine months ended September 1998, and employed 18 people as of September 30, 1998. Jerry D. Keesee, the President of Marshall's will sign an eighteen-month consulting agreement with Marshall's under which he will serve in an advisory capacity following the consummation of the offering.

     ACE FOGDALL, INC. Ace Fogdall, Inc. ("Ace Fogdall") was founded in 1959 and operates an RV dealership in Cedar Falls, Iowa. Ace Fogdall had revenues of $6.6 million in 1997, revenues of $6.7 million for the nine months ended September 30, 1998, and employed 18 people as of September 30, 1998. James S. Fogdall, the President of Ace Fogdall, will sign a three-year employment agreement with Ace Fogdall and will continue to serve as President of Ace Fogdall following consummation of the offering. Mr. Fogdall will become a director of RV Centers following the consummation of the offering.

                                USE OF PROCEEDS

     The net proceeds we will receive from the offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, are estimated to be approximately $46.3 million (approximately $54.2 million if the Underwriters exercise their over-allotment option in full).

     Of the net proceeds, approximately $17.7 million will be used to pay the cash portion of the purchase price for the founding companies, all of which will be paid to the stockholders of the founding companies. The remainder of the purchase price for the founding companies will be paid by the issuance of 3,780,100 shares of common stock to their stockholders. The total value of the
cash and stock paid for the founding companies will equal $     million (based
on an estimated fair value per share equal to the assumed initial public offering price less a marketability discount of 20%).

     In addition, approximately $28.7 million of the net proceeds will be used to repay outstanding indebtedness of the founding companies at the closing of the offering. Of such amount, approximately $3.3 million is owed by various founding companies to their stockholders and carries a weighted average interest rate of 9.1% per annum. The remaining $25.4 million of the $28.7 million is owed by various founding companies to financial institutions. Such debt carries a weighted average interest rate of 9.5% per annum.

     We have entered into negotiations with potential lenders to obtain a credit facility of up to $150 million. If we obtain such a facility, we intend to use it to repay the remaining indebtedness, to fund future acquisitions and anticipated capital expenditures and for increased working capital needs.

                                DIVIDEND POLICY

     We currently intend to retain all our earnings to finance the growth, development and expansion of our business, and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future dividends will be at the discretion of our board of directors after taking into account various factors, including, among others, our financial condition, results of operations, cash flows from operations, current and anticipated capital requirements and expansion plans, the income tax laws then in effect and the requirements of Delaware law. In addition, the terms of our proposed credit facility may restrict or prohibit the payment of dividends. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Results of Operations -- Combined Liquidity and Capital
Resources."

                                 CAPITALIZATION

     The following table sets forth the capitalization of RV Centers at September 30, 1998 (a) on a pro forma combined basis to give effect to the Acquisitions and (b) as adjusted, to give effect to both the Acquisitions and the offering and the application of the estimated net proceeds therefrom. See "Use of Proceeds." This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of RV Centers and the notes thereto and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" included elsewhere in this prospectus.

                                                                 SEPTEMBER 30, 1998
                                                              ------------------------
                                                              PRO FORMA    AS ADJUSTED
                                                              ---------    -----------
                                                                   (IN THOUSANDS)
Floor plan notes payable....................................  $ 49,907      $ 24,499
Due to shareholders/affiliates -- current portion...........    21,236(1)         --
Current maturities of long-term notes payable...............       421           421
Due to shareholders/affiliates -- long-term portion.........       995            --
Long-term obligations, less current maturities..............       740           740
                                                              --------      --------
          Total indebtedness................................    73,299        25,660
Shareholders' equity:
  Preferred Stock: $0.01 par value, 5,000,000 shares
     authorized; no shares issued and outstanding...........        --            --
  Common Stock: $0.01 par value, 30,000,000 shares
     authorized; 5,748,661 shares issued and outstanding,
     pro forma; and             shares issued and
     outstanding, as adjusted(2)............................        57
  Restricted Common Stock: $0.01 par value, 1,000,000 shares authorized; shares issued and outstanding pro forma and
     as adjusted............................................
  Additional paid-in capital................................    38,755
  Retained earnings.........................................        --            --
                                                              --------      --------
          Total shareholders' equity........................    38,812        85,124
                                                              --------      --------
          Total capitalization..............................  $112,111      $110,784
                                                              ========      ========

---------------

(1) Includes approximately $17.7 million payable to owners of the founding companies, representing the cash to be paid to them for the Acquisitions.

(2) Consists of: (a) 1,339,157 shares issued to Baker Kreft Funding I, L.L.C. ("BKF"), (b) 595,926 shares issued to the management of RV Centers, (c) 33,478 shares issued to other investors, (d) 3,780,100 shares to be issued
    to the owners of the founding companies and (e)           shares to be sold
    in the offering. Excludes: (a) outstanding options to purchase 415,139 shares at an exercise price equal to the initial public offering price issued to the management of RV Centers, (b) options to purchase approximately 280,000 shares at the initial public offering price which are expected to be granted to employees of the founding companies upon consummation of the offering, (c) options to purchase 45,000 shares at the initial public offering price which are expected to be granted to three non-employee directors, and (d) 41,000 shares that may be issued to a stockholder of a founding company if that company achieves a certain pretax income level after the Acquisitions. See "Management," "Certain Transactions," and "Description of Capital Stock -- Common Stock and Restricted Common Stock."

                                    DILUTION

     The deficit in pro forma net tangible book value of RV Centers at December
31, 1998 was approximately $     million or $     per share after giving effect
to the Acquisitions but before the offering. Pro forma net tangible book value per share is the adjusted tangible net worth (total tangible assets less total liabilities) of RV Centers divided by the number of shares of common stock outstanding after giving effect to the Acquisitions. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of common stock in the offering and the pro forma net tangible book value per share after the offering. After giving effect to the sale of the shares of common stock offered hereby (assuming an initial price of
$     per share and after deducting underwriting discounts and commissions and estimated offering expenses), the pro forma net tangible book value of RV
Centers at December 31, 1998 would have been $     million or $     per share,
representing an immediate increase in net tangible book value of $     per share
to existing stockholders and an immediate dilution of $     per share to the
investors purchasing the shares in the offering (the "New Investors"). The following table illustrates this dilution to New Investors:

Assumed initial public offering price per share.............  $
                                                              --------
  Pro forma deficit in net tangible book value per share at
     December 31, 1998......................................  $
                                                              --------
  Increase in net tangible book value per share attributable to New Investors.......................................
                                                              --------
Pro forma net tangible book value per share after the
  Offering..................................................
                                                              --------
Dilution per share to New Investors.........................  $
                                                              ========

     The following table sets forth as of the date of this prospectus the number of shares of common stock purchased from RV Centers, the total consideration to RV Centers and the average price per share paid by existing stockholders (after giving effect to the Acquisitions) and by the New Investors:

                                                                                            TOTAL
                                                 SHARES PURCHASED     CONSIDERATION(A)     AVERAGE
                                                 -----------------   ------------------   PRICE PER
                                                 NUMBER    PERCENT    AMOUNT    PERCENT     SHARE
                                                 -------   -------   --------   -------   ---------
Existing stockholders
  (including owners of founding companies).....
New Investors..................................
          Total................................
                                                 =======    =====    ========    =====     ======

---------------

(a) Total consideration paid by existing stockholders represents the combined stockholders' equity of the founding companies and RV Centers before the
     offering of approximately $     million, adjusted to reflect the payment of
     approximately $     million in cash to the stockholders of the founding
     companies as part of the consideration for the Acquisitions. See "Certain Transactions."

                            SELECTED FINANCIAL DATA

     RV Centers will acquire the founding companies simultaneously with and as a condition to the consummation of the offering. For financial statement presentation purposes, RV Centers has been identified as the "accounting acquiror." The following selected historical financial data for RV Centers as of September 30, 1998 and for the period from inception to September 30, 1998 has been derived from the unaudited financial statements of RV Centers. The selected unaudited pro forma combined Statement of Operations Data present data for RV Centers and the founding companies, adjusted for (a) the effects of the Acquisitions, (b) the effects of certain pro forma adjustments to the historical financial statements described below and (c) the consummation of the offering and the application of the net proceeds therefrom. The Pro Forma Combined Balance Sheet Data gives effect to the Acquisitions and the application of the net proceeds of the offering. The pro forma combined financial data is not necessarily indicative of the results RV Centers would have achieved had these events occurred and the management and operations been combined during the period presented, nor is it indicative of our future results. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto and the historical financial statements of RV Centers and the founding companies and the notes thereto included elsewhere in this prospectus.

                                                              PERIOD FROM INCEPTION
                                                                   (MAY 8, 1998
                                                                     THROUGH
                                                               SEPTEMBER 30, 1998)
                                                              ----------------------
                                                                  (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  RV Centers:
     Revenue................................................         $    --
     Selling, general and administrative expenses...........          (1,339)
     Loss before income taxes...............................          (1,339)
     Net loss...............................................          (1,339)

                                                                NINE MONTHS ENDED
                                                                SEPTEMBER 30, 1998
                                                              ----------------------
                                                               (IN THOUSANDS EXCEPT
                                                              PER SHARE INFORMATION)
  Pro Forma Combined:
     Revenue................................................         $231,824
     Gross profit...........................................           40,669
     Selling, general and administrative expenses...........           26,741
     Goodwill amortization..................................              741
     Operating income.......................................           13,187
     Interest and other expense, net........................           (1,416)
     Income before taxes....................................           11,771
     Net income.............................................            6,766
     Net income per share...................................
     Shares used in computing pro forma net income per
      share.................................................

                                                                 RV CENTERS        COMBINED COMPANY
                                                             SEPTEMBER 30, 1998   SEPTEMBER 30, 1998
                                                             ------------------   ------------------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital (deficit)................................       $(1,326)             $ 40,046
  Total assets.............................................         1,487               118,483
  Total floor plan and other debt..........................         1,431                25,660
  Shareholders' equity.....................................            11                85,124

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion presents the results of RV Centers on a pro forma combined basis and each of the founding companies on an individual basis. This discussion should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the founding companies' Financial Statements and related notes thereto and "Selected Financial Data" appearing elsewhere in this prospectus.

OVERVIEW

     Revenue. Our revenue is derived from the sale of new and used RVs and, to a much lesser extent, sales of parts and accessories, repair and maintenance services and fees from the sale of finance, insurance and warranty contracts incidental to the sale of a vehicle. Revenue is recognized when vehicles are delivered to customers, services are performed and parts are sold. Finance, insurance and warranty fees are recognized at the time contracts are sold. For many of the founding companies, revenue increased from 1996 to 1997 and again from 1997 to 1998, as RVs have become increasingly popular and consumer demand for these products has steadily increased during these periods.

     Cost of Sales and Gross Profit Margins. Cost of sales consists of the cost of products sold and service work provided. Gross profit margins vary among the founding companies, primarily because of the differences in local market demand and competition as well as differences in the mix of revenue. For example, certain dealers may sell more entry-level products, which tend to generate higher percentage margins (although fewer total profit dollars) than upscale products. In addition, used vehicle sales tend to generate higher percentage margins than sales of new vehicles (although on fewer total sales dollars), although the founding companies have historically been limited in the number of good-quality used vehicles they have been able to obtain for resale. Towable products typically generate higher gross profit margins than motorized products, but they are priced lower than motorized products and therefore generate fewer dollars of revenue per unit sold. See "Business -- Industry
Overview -- Products" for a description of these products and a discussion of their typical selling price.

     The founding companies' gross profit margins on parts and service range from about 25% to in excess of 50%. However, parts and service revenue represented only 6.6% and 6.8% of total revenue for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively. Several of the founding companies that achieve high margins on parts and service also provide collision repair and body shop services at attractive margins. Fees from the sale of contracts for consumer financing, insurance and extended warranties represent the highest margin portion of our business, but they are currently less than 3% of total revenue.

     An integral part of our strategy, as discussed in "Business -- Company Goal and Operating Strategy," is to expand our complementary revenue sources which include: achieving higher commission percentages and increased penetration of the market for RV consumer financing, insurance and warranty policies; offering pre-sale servicing and extended warranties to individuals who are selling their used vehicles themselves; expanding our sales of parts and accessories, which generally have higher profit margins than vehicles sales; and working with large insurance companies to have our facilities approved and recommended for collision repair services.

     Selling, General and Administrative ("SG&A") Expenses. The most significant component of SG&A expenses is compensation and related benefits, including compensation that the owner(s) elected to take from the business, which varies greatly among the founding companies. In connection with the Acquisitions, certain owners of the founding companies have agreed to reductions in their compensation and related benefits totaling $2.8 million and $2.3 million on a pro forma basis for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998, respectively. Such reductions in salaries, bonuses and benefits are in accordance with the terms of employment or consulting agreements to be effective upon consummation of the offering. However, these reductions have not been reflected in the historical financial data accompanying this discussion of each founding company's operations.

     A substantial portion of the compensation of managers and sales and service personnel is a variable expense, because it is based on performance, typically gross profit dollars achieved on sales or service. For example, it is not unusual for sales representatives to receive no salary or only a modest salary, with the vast majority of their total compensation tied to a commission based on the gross profit of each sale generated. Finance managers typically receive their compensation based upon the fees received and penetration rates achieved in selling financing, insurance and warranty contracts to customers in connection with their purchase of an RV. Other SG&A expenses include advertising, facility rent and utilities, insurance, communications and professional fees.

     Interest and Other. Most of the founding companies finance a significant portion of vehicle inventory through floor plan borrowings available from a variety of financial institutions. Interest rates vary by product line and product age, and for the year ended December 31, 1997, the average rates on floor plan financing for the founding companies ranged from 7.3% to 10.2% with a weighted average interest rate of 8.8%. Total floor plan debt outstanding at September 30, 1998 was $49.9 million. We believe that we can save a significant amount of interest expense by consolidating these lines and financing our working capital needs through a revolving credit facility with a major commercial lending institution.

     Goodwill. As a result of the Acquisitions, the excess of the consideration paid over the fair value of the net assets to be acquired will be recorded as goodwill on our balance sheet. Goodwill will be amortized as a non-cash charge against earnings over a 40-year period. The pro forma impact of this amortization expense, the majority of which is non-deductible for tax purposes, is approximately $1.0 million per year.

RESULTS OF OPERATIONS -- COMBINED

     The following unaudited combined financial information does not purport to present the combined historical results of operations of the founding companies in accordance with generally accepted accounting principles, but represents merely a summation of the revenues, cost of sales and gross profit of the individual founding companies. The historical pro forma combined results as shown below will not be comparable to, and are not necessarily indicative of, anticipated post-combination results for a number of reasons, including:

     - the founding companies were not under common control or management during the periods presented;

     - the majority of the founding companies used a different tax structure (S corporation or sole proprietorship) and each of these private companies operated in a manner to minimize federal and state income taxes;

     - RV Centers, using the purchase method of accounting, will revalue the assets received and liabilities assumed in the Acquisitions at their fair market value and record goodwill to be amortized in future periods; and

     - we will incur incremental costs for corporate management and the costs associated with being a publicly-traded company, which we expect to be substantially offset by increased revenue and cost savings that will be enjoyed once we begin operating as a combined entity.

     At December 31, 1998, we operated 25 dealerships located in 13 states. The following table sets forth certain historic pro forma combined data and such data as a percentage of revenue for the periods indicated:

                               YEAR ENDED DECEMBER 31,         NINE MONTHS ENDED SEPTEMBER 30,
                           --------------------------------    --------------------------------
                                1996              1997              1997              1998
                           --------------    --------------    --------------    --------------
                                                  (DOLLARS IN MILLIONS)
Revenue..................  $219.9   100.0%   $252.2   100.0%   $201.5   100.0%   $231.8   100.0%
Cost of sales............   182.0    82.7     207.7    82.4     164.9    81.8     191.1    82.5
                           ------   -----    ------   -----    ------   -----    ------   -----
  Gross profit...........  $ 37.9    17.3%   $ 44.5    17.6%   $ 36.6    18.2%   $ 40.7    17.5%
                           ======   =====    ======   =====    ======   =====    ======   =====

 Combined Nine Months ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Combined revenue increased $30.3 million, or 15.0% from $201.5 million for the nine months ended September 30, 1997 to $231.8 million for the nine months ended September 30, 1998. During 1998, we continued to experience strong demand for our products at most locations, particularly in Florida and southern California, as RVs have become increasingly popular with consumers. Vehicle sales, which accounted for 90.7% and 90.4% of total revenue during the nine months ended September 30, 1997 and 1998, respectively, increased $26.6 million, or 14.6% for the first nine months of 1998. The opening of a new store during 1998 in Clermont, Florida (west of Orlando) contributed $8.4 million of the increase in vehicle sales, which was partially offset by $1.9 million in reduced revenue from the closure of a small store in Lexington, Kentucky. Other markets where we achieved considerable internal growth in vehicle sales during 1998 included southern California (up $6.1 million or 22%, with $2.4 million of the increase attributable to the La Miranda store, which opened during 1997), Philadelphia (up $2.8 million or 21%) and Iowa (up $1.4 million or 30%).

     Parts and service revenue, which accounted for 6.6% and 6.8% of total revenue during the nine months ended September 30, 1997 and 1998, respectively, increased $2.6 million, or 20.0%, for the first nine months of 1998, primarily at the central Florida, southern California and New Jersey stores. Fees for providing customers with financing, insurance and warranty contracts accounted for 2.7% and 2.8% of total revenue during the nine months ended September 30, 1997 and 1998, respectively, and were up $1.1 million, or 19.5%, for the nine months ended September 30, 1998, with gains occurring at virtually all of our stores.

     Cost of Sales and Gross Profit. Cost of sales increased $26.2 million, or 15.9%, from $164.9 million for the nine months ended September 30, 1997 to $191.1 million for the nine months ended September 30, 1998. As a percentage of revenue, cost of sales increased to 82.5% of revenue for the nine months ended September 30, 1998, compared to 81.8% for the nine months ended September 30, 1997. Gross profit margins on vehicle sales dropped to 12.7% of revenue for the first nine months of 1998, compared to 13.6% of revenue in the corresponding period of 1997, largely attributable to shifts in the mix of products sold and, to a lesser extent, competitive pressures in several large markets. These were offset slightly by strong increases in gross profit margins on vehicles sold at our Philadelphia store, due to upgraded product lines and better sales training and sales follow-up. Gross profit margins on parts and service increased slightly to 48.0% for the first nine months of 1998, compared to 47.4% for the corresponding period of 1997.

  Combined Year Ended 1997 Compared to Year Ended 1996

     Revenue. Combined revenue increased $32.3 million, or 14.7% from $219.9 million in 1996 to $252.2 million in 1997. Virtually all of our stores experienced revenue growth in 1997 as consumer demand for RVs increased nationwide. Vehicle sales, which accounted for 90.9% and 90.7% of total revenue in 1996 and 1997, respectively, were up $28.8 million, or 14.4%, in 1997. The strongest growth in vehicle sales occurred in (a) the southern California market (up 32% from $26.3 million in 1996 to $34.7 million in 1997), due to increasing demand for higher-priced diesel and luxury motorhomes and $4.4 million in vehicle sales from the La Mirada store, which opened during 1997, and (b) the Ocala, Florida and nearby stores (up 28% from $29.8 million in 1996 to $38.1 million in 1997), where significant increases in marketing and advertising in 1997 established a broader presence for these operations throughout Florida.

     Parts and service revenue, which accounted for 6.6% of total revenue in both periods, increased $2.1 million, or 14.6%, in 1997. Approximately $0.8 million of the increase was attributable to a new service center opened in Irvine, California during 1997. Our Florida stores had increased parts and service revenue totaling $0.8 million, representing 16% revenue growth in this area. Fees for providing customers with financing, insurance and warranty contracts accounted for 2.5% and 2.7% of total revenue in 1996 and 1997, respectively, and were up $1.3 million, or 24.7%, in 1997, with the strongest gains coming in the southern California and Memphis markets.

     Cost of Sales and Gross Profit. Cost of sales increased $25.7 million, or 14.1%, from $182.0 million in 1996 to $207.7 million in 1997. As a percentage of revenue, cost of sales decreased slightly to 82.4% of revenue in 1997, compared to 82.7% in 1996. Gross profit margins on vehicle sales remained constant between the years at 13.0% of revenue, as reduced margins on higher-priced new vehicles sold in southern California were offset by significantly improved margins on vehicles sold in central Florida and West Virginia. Gross profit margins on parts and service increased to 47.7% in 1997, compared to 45.0% in 1996, because margins on parts and service improved significantly at the Kentucky and West Virginia stores to 37% in 1997, compared to abnormally low margins in 1996 (16%) due to overstaffing and certain non-recurring parts inventory write-offs in 1996.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     Liquidity. On a pro forma combined basis, as adjusted for the estimated net proceeds of the offering and anticipated uses thereof to pay $17.7 million to the founding company stockholders and $28.7 million to retire indebtedness, we had working capital of $40.2 million as of September 30, 1998. This includes inventory, consisting primarily of new and used vehicles, of $62.6 million and related floor plan borrowings of $24.5 million. Our business has relatively low amounts of receivables (generally amounts due from manufacturers for warranty work) and payables and accrued liabilities. Pro forma combined long-term debt was $0.7 million at September 30, 1998. After completion of the offering, we anticipate that cash flow from operations, which was $8.2 million during the nine months ended September 30, 1998, will be sufficient to enable us to meet our working capital needs and fund planned capital expenditures in 1999, as described below.

     We are currently negotiating with selected banks to obtain a credit facility to be available upon the consummation of the offering. Our ability to obtain the credit facility is subject to negotiations with potential lenders as well as the satisfaction of certain conditions, including final loan documentation. We intend to use the credit facility to replace the existing floor plan debt and for future acquisitions, including consolidation of any floor plan borrowings of acquired companies.

     Acquisitions. We intend to aggressively pursue acquisition opportunities and believe, for reasons cited elsewhere in this prospectus, that we will be considered an attractive acquiror to owners of RV dealerships. However, the timing, size or ultimate success of our acquisition program and the associated capital requirements cannot be predicted with certainty. We expect to fund future acquisitions with surplus cash flow from operations and, to a larger degree, with issuances of common stock and borrowings of cash, including any unborrowed portion of the proposed credit facility and, in certain circumstances, with seller-financed debt.

     Capital Expenditures. Capital expenditures for us and for the RV industry as a whole are typically not significant. We lease all our facilities and the majority of our fixed asset additions over the past two years have related to leasehold improvements. Total capital expenditures were approximately $2.0 million in 1997 and approximately $0.8 million for the nine months ended September 30, 1998. We anticipate that total capital expenditures in 1999 applicable to the founding companies' operations will be less than $2.0 million.

     The only significant corporate-wide capital expenditure in 1999 will be the purchase of computer systems, software, hardware and support services to put our dealerships onto a common information systems platform. We have held preliminary discussions with certain vendors having experience providing these products to multi-location automobile and marine dealerships, and we intend to solicit proposals, including cost commitments, and select a vendor during the second quarter of 1999. Preliminary estimates are that these expenditures, to be made over the second half of 1999 and during 2000, could be as much as $1.5 million.

     During 2000, we expect to embark on a company-wide project to expand and upgrade our parts and service capabilities as part of our overall strategy to increase revenue from parts and accessories sales and maintenance, repair and body shop activities. At that time, we will explore, on a facility-by-facility basis, whether it is preferable to expand existing facilities or enter into build-to-suit lease agreements for newly-constructed, state-of-the-art service centers, similar to its current plans for the Denver market as discussed under "Results of Operations -- Casey's" below.

RESULTS OF OPERATIONS -- COUNTY LINE

     County Line, headquartered in Ocala, Florida, operates five dealerships in Central Florida (Ocala North, Ocala South, Inverness, Clermont, and Bushnell; Bushnell is only open five months out of the 12 month period). County Line sold the Clermont store in 1995 and repurchased it in the first quarter of 1998. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                    YEAR ENDED DECEMBER 31,               NINE MONTHS ENDED SEPTEMBER 30,
                         ---------------------------------------------   ---------------------------------
                             1995            1996            1997             1997              1998
                         -------------   -------------   -------------   ---------------   ---------------
                                                       (DOLLARS IN MILLIONS)
Revenue................  $35.4   100.0%  $32.4   100.0%  $41.4   100.0%  $30.4    100.0%   $43.1    100.0%
Cost of sales..........   31.2    88.2    27.7    85.4    35.1    84.9    25.9     85.2     36.9     85.5
                         -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
  Gross profit.........    4.2    11.8     4.7    14.6     6.3    15.1     4.5     14.8      6.2     14.5
SG&A expenses..........    3.6    10.2     3.6    11.3     4.5    10.9     3.2     10.5      4.2      9.8
Interest and other.....    0.6     1.6     0.5     1.5     0.6     1.4     0.5      1.5      0.6      1.3
                         -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
  Income before
     taxes.............  $ 0.0     0.0%  $ 0.6     1.8%  $ 1.2     2.8%  $ 0.8      2.8%   $ 1.4      3.4%
                         =====   =====   =====   =====   =====   =====   =====    =====    =====    =====

 County Line Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue increased $12.7 million, or 41.8%, from $30.4 million for the nine months ended September 30, 1997 to $43.1 million for the nine months ended September 30, 1998. This increase was primarily due to the opening of the Clermont store, which began operations during the first quarter of 1998 and produced revenue of $9.7 million during the nine months ended September 30, 1998.

     Cost of Sales and Gross Profit. As a percentage of revenue, cost of sales increased slightly to 85.5% in the nine months ended September 30, 1998, compared to 85.2% in the nine months ended September 30, 1997. Contributions from high-margin parts and service and finance, insurance and warranty fees increased substantially during 1998, but were offset by a decrease in gross profit margins on vehicle sales from 11.3% to 10.0% as a result of lower margins on used vehicle sales.

     Selling, General and Administrative Expenses. SG&A expenses increased $1.0 million, or 31.2%, from $3.2 million during the nine months ended September 30, 1997 to $4.2 million for the nine months ended September 30, 1998. This increase was attributable to greater payroll and commission expenses and the opening of the Clermont store during the first quarter of 1998. As a percentage of revenue, SG&A expenses decreased from 10.5% for the nine months ended September 30, 1997 to 9.8% for the nine months ended September 30, 1998. The reduction in SG&A expenses as a percentage of revenue is a result of increased revenues attributable to the Clermont store, which required a proportionately smaller increase in SG&A.

     Interest and Other. Interest and other expenses increased $0.1 million during the first nine months of 1998 compared to the corresponding period in 1997 as a result of the increased level of business and correspondingly higher inventory and debt levels.

  County Line Year Ended 1997 Compared to Year Ended 1996

     Revenue. Revenue increased $9.0 million, or 27.9% from $32.4 million in 1996 to $41.4 million in 1997. A significant portion of this increase was attributable to the Ocala North location establishing a broader market presence in the state of Florida which increased new and used vehicle sales by $8.3 million. County Line's parts and service revenue increased by $0.7 million during 1997.

     Cost of Sales. Cost of sales increased $7.4 million, or 26.7%, from $27.7 million in 1996 to $35.1 million in 1997. As a percentage of revenue, cost of sales decreased from 85.4% in 1996 to 84.9% in 1997. The improved gross profit margins were due to better margins from vehicle sales (10.6% in 1996 to 11.2% in 1997) and from parts and service (44.9% in 1996 to 48.7% in 1997).

     Selling, General and Administrative Expenses. SG&A expenses increased $0.9 million, or 24.3%, from $3.6 million in 1996 to $4.5 million in 1997. As a percentage of revenue, SG&A expenses decreased from 11.3% in 1996 to 10.9% in 1997. The majority of the additional expense was a result of commissions related to high sales and the hiring of two general sales managers.

     Interest and Other. Interest and other expenses increased $0.1 million in 1997 compared to 1996 as higher interest expense as a result of higher borrowing levels to finance the growth in revenue more than offset a slight decline in interest rates.

  County Line Liquidity and Capital Resources

     At September 30, 1998, County Line had working capital of $1.6 million compared to working capital of $1.3 million at December 31, 1997. Total debt, consisting primarily of floor plan borrowings and advances from County Line's stockholders, was $9.1 million at September 30, 1998, compared to total debt of $9.0 million at December 31, 1997. County Line's principal capital requirements have been to fund inventory. Historically, this requirement has been met by cash flows from operating activities, borrowings from finance companies under floor plan notes secured by vehicle inventory and borrowings from the stockholders. County Line had capital expenditures of $0.2 million during 1996, $0.2 million during 1997 and $0.1 million during the first nine months of 1998. County Line intends to spend approximately $0.9 million in the aggregate during the final quarter of 1998 and during 1999, primarily to complete development of a campground adjacent to the Ocala North store, expansion of the offices and improvements to the sales lot at the Ocala North store and expansion of the offices and showroom at the Clermont store.

RESULTS OF OPERATIONS -- SADDLEBACK

     Saddleback operated a single dealership in Irvine, California until 1997, when a second dealership was opened in La Mirada, California. During 1997, Saddleback also established a parts and service center at its Irvine facility. In the fourth quarter of 1998, Saddleback opened a third dealership in Carson, California. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                    YEAR ENDED DECEMBER 31,                NINE MONTHS ENDED SEPTEMBER 30,
                         ---------------------------------------------    ---------------------------------
                             1995            1996            1997              1997              1998
                         -------------   -------------   -------------    ---------------   ---------------
                                                       (DOLLARS IN MILLIONS)
Revenue................  $16.0   100.0%  $16.6   100.0%  $25.4   100.0%   $19.6    100.0%   $26.9    100.0%
Cost of sales..........   13.4    83.9    13.6    82.0    21.4    84.4     16.4     83.7     22.5     83.6
                         -----   -----   -----   -----   -----   -----    -----    -----    -----    -----
  Gross profit.........    2.6    16.1     3.0    18.0     4.0    15.6      3.2     16.3      4.4     16.4
SG&A expenses..........    2.2    13.9     2.6    15.9     3.7    14.4      2.7     13.8      3.3     12.2
Interest and other.....    0.3     1.8     0.4     2.1     0.5     2.2      0.4      1.8      0.4      1.7
                         -----   -----   -----   -----   -----   -----    -----    -----    -----    -----
     Income before
       taxes...........  $ 0.1     0.4%  $ 0.0     0.0%  $(0.2)   (1.0)%  $ 0.1      0.7%   $ 0.7      2.5%
                         =====   =====   =====   =====   =====   =====    =====    =====    =====    =====

 Saddleback Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue increased $7.3 million, or 37.9%, from $19.6 million for the nine months ended September 30, 1997 to $26.9 million for the nine months ended September 30, 1998. This increase was attributable to better management supervision of sales personnel and increased revenue of $2.4 million from the new La Mirada location.

     Cost of Sales and Gross Profit. As a percentage of revenues, cost of sales decreased slightly from 83.7% in the nine months ended September 30, 1997 to 83.6% in the nine months ended September 30, 1998. Gross profit margin on vehicles was down slightly in 1998 due to a $0.2 million provision for the effect of a change in LIFO calculation, which was offset by improved margins on parts and service from the new service facility.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.6 million, or 22.2%, from $2.7 million for the nine months ended September 30, 1997, to $3.3 million for the nine months ended September 30, 1998. As a percentage of revenue, SG&A expenses decreased from 13.8% for the nine months ended September 30, 1997 to 12.2% for the nine months ended September 30, 1998. This percentage decrease was a result of better management of costs and increasing staffing in 1997 in anticipation of the significant growth to be achieved in 1998.

     Interest and Other. Interest and other expenses increased $0.1 million for the nine months ended September 30, 1998 compared to the nine months ended September 30, 1997 due to higher interest expense as a result of higher levels of floor plan borrowings necessary to finance growth.

  Saddleback Year Ended 1997 Compared to Year Ended 1996

     Revenue. Revenue increased $8.8 million, or 44.9%, from $16.6 million in 1996 to $25.4 million in 1997. This increase was attributable to increased sales of luxury diesel motorhomes, $4.4 million in sales made at the new La Mirada store and $0.8 million in revenue from the new service facility.

     Cost of Sales and Gross Profit. Cost of sales increased $7.8 million, or 57.3%, from $13.6 million in 1996 to $21.4 million in 1997. As a percentage of revenue, cost of sales increased from 82.0% in 1996 to 84.4% in 1997. The decline in gross profit margins was primarily due to discounting slower moving inventory, which resulted in lower gross profit margins and discounting units at the new La Mirada store to stimulate sales.

     Selling, General and Administrative Expenses. SG&A expenses increased $1.1 million, or 39.0%, from $2.6 million in 1996 to $3.7 million in 1997. As a percentage of revenue, SG&A expenses decreased from 15.9% in 1996 to 14.4% in 1997. The increased costs were due to start-up expenses associated with the La Mirada store and the new service facility.

     Interest and Other. Interest and other expenses increased $0.1 million in 1997, compared to 1996 due to higher interest expense as a result of higher levels of floor plan borrowings necessary to finance growth.

  Saddleback Liquidity and Capital Resources

     At September 30, 1998, Saddleback had working capital of $0.2 million, compared to working capital deficit of $0.7 million at December 31, 1997. Saddleback had total debt of $7.3 million at September 30, 1998, compared to total debt of $6.7 million at December 31, 1997. Saddleback's principal capital requirement has been to fund inventory and the startup of the La Mirada store. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by inventory. Saddleback had capital expenditures of $0.9 million in 1996, $0.5 million in 1997 and an insignificant amount during the nine months ended September 30, 1998, primarily for the new facilities and additional units for Saddleback's rental fleet. During the fourth quarter of 1998, Saddleback made a modest amount of capital expenditures associated with opening a new store in Carson, California. Saddleback currently has no significant future capital expenditure requirements.

RESULTS OF OPERATIONS -- EMERALD COAST

     Emerald Coast operates two dealerships in Gulf Breeze and Panama City, Florida and one in Dothan, Alabama. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                    YEAR ENDED DECEMBER 31,               NINE MONTHS ENDED SEPTEMBER 30,
                         ---------------------------------------------   ---------------------------------
                             1995            1996            1997             1997              1998
                         -------------   -------------   -------------   ---------------   ---------------
                                                       (DOLLARS IN MILLIONS)
Revenue................  $20.6   100.0%  $26.3   100.0%  $28.8   100.0%  $22.9    100.0%   $26.2    100.0%
Cost of sales..........   16.0    77.8    21.1    80.2    23.1    80.2    18.1     79.1     21.2     80.9
                         -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
  Gross profit.........    4.6    22.2     5.2    19.8     5.7    19.8     4.8     20.9      5.0     19.1
SG&A expenses..........    3.3    16.1     3.6    13.9     4.1    14.3     3.1     13.4      3.0     11.6
Interest and other.....    0.4     1.8     0.4     1.5     0.5     1.7     0.3      1.6      0.4      1.5
                         -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
  Income before
     taxes.............  $ 0.9     4.3%  $ 1.2     4.4%  $ 1.1     3.8%  $ 1.4      5.9%   $ 1.6      6.0%
                         =====   =====   =====   =====   =====   =====   =====    =====    =====    =====

 Emerald Coast Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue increased $3.3 million, or 14.4% from $22.9 million for the nine months ended September 30, 1997 to $26.2 million for the nine months ended September 30, 1998. Emerald Coast achieved revenue growth at all three stores in both new and used vehicles, which was attributable primarily to increased sales of motorized vehicles.

     Cost of Sales and Gross Profit. As a percentage of revenue, cost of sales increased to 80.9% for the nine months ended September 30, 1998 compared to 79.1% for the nine months ended September 30, 1997. Gross profit margins were lower for the nine months ended September 30, 1998 on both new and used vehicles, which was partially offset by a $0.2 million increase in fees from higher-margin finance, insurance and warranty contracts.

     Selling, General and Administrative Expenses. SG&A expenses decreased $0.1 million, or 3.2%, from $3.1 million for the nine months ended September 30, 1997 to $3.0 million for the nine months ended September 30, 1998. As a percentage of revenue, SG&A expenses decreased from 13.4% for the nine months ended September 30, 1997 to 11.6% for the nine months ended September 30, 1998. This percentage decrease was a result of better management of labor costs.

     Interest and Other. Interest and other expenses were slightly higher during the first nine months of 1998 compared to the same period in 1997, due to higher interest expense on floor plan borrowings.

  Emerald Coast Year Ended 1997 Compared to Year Ended 1996

     Revenue. Revenue increased $2.5 million, or 9.5%, from $26.3 million in 1996 to $28.8 million in 1997. Emerald Coast achieved revenue growth in 1997 at all three stores. This increase was primarily attributable to a $1.5 million, or 22%, increase in sales of used vehicles.

     Cost of Sales and Gross Profit. Cost of sales increased $2.0 million, or 9.5%, from $21.1 million in 1996 to $23.1 million in 1997. As a percentage of revenue, cost of sales remained constant at 80.2% in 1996 and 80.2% in 1997. A slight decline in gross profit margins on vehicles was offset by increased higher-margin fees on finance, insurance and warranty contracts.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.5 million, or 13.9%, from $3.6 million in 1996 to $4.1 million in 1997. As a percentage of revenue, SG&A expenses increased from 13.9% in 1996 to 14.3% in 1997. The majority of categories of SG&A showed increases in 1997, commensurate with the additional revenue growth. Depreciation expense was higher in 1997 as a result of significant expansion of buildings and property undertaken in 1996.

     Interest and Other. Interest and other expenses increased by $0.1 million in 1997 as Emerald Coast had higher levels of floor plan borrowings during 1997 at slightly higher average interest rates.

  Emerald Coast Liquidity and Capital Resources

     At September 30, 1998, Emerald Coast had working capital of $1.8 million, compared to working capital of $0.9 million at December 31, 1997. Emerald Coast had total debt of $7.5 million at September 30, 1998, compared to total debt of $7.7 million at December 31, 1997. Emerald Coast's principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by vehicle inventory. Emerald Coast had capital expenditures of $0.5 million during 1996 and $0.3 million during 1997, primarily for expansion of buildings at the Pensacola and Panama City stores. Capital expenditures were minor during the first nine months of 1998, and Emerald Coast currently has no significant future capital expenditure requirements, except for some miscellaneous improvements to the Alabama store which will cost less than $0.2 million in the aggregate.

RESULTS OF OPERATIONS -- CASEY'S

     Casey's operates a dealership located in Wheat Ridge, Colorado. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                     YEAR ENDED DECEMBER 31,               NINE MONTHS ENDED SEPTEMBER 30,
                          ---------------------------------------------   ---------------------------------
                              1995            1996            1997             1997              1998
                          -------------   -------------   -------------   ---------------   ---------------
                                                        (DOLLARS IN MILLIONS)
Revenue.................  $17.0   100.0%  $18.7   100.0%  $21.1   100.0%  $18.3    100.0%   $19.4    100.0%
Cost of sales...........   15.1    88.9    16.2    86.7    18.1    85.8    15.8     86.1     16.6     85.5
                          -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
  Gross profit..........    1.9    11.1     2.5    13.3     3.0    14.2     2.5     13.9      2.8     14.5
SG&A expenses...........    1.1     6.3     1.5     7.9     1.8     8.5     1.4      7.8      1.7      8.5
Interest and other......    0.3     1.9     0.3     1.6     0.3     1.5     0.2      1.3      0.2      1.2
                          -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
  Income before taxes...  $ 0.5     2.9%  $ 0.7     3.8%  $ 0.9     4.2%  $ 0.9      4.8%   $ 0.9      4.8%
                          =====   =====   =====   =====   =====   =====   =====    =====    =====    =====

  Casey's Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue increased $1.1 million, or 6.0%, from $18.3 million for the nine months ended September 30, 1997 to $19.4 million for the nine months ended September 30, 1998. This increase was attributable to an increase in the sales force and the addition of a popular new product line.

     Cost of Sales and Gross Profit. As a percentage of revenue, cost of sales decreased slightly to 85.5% for the nine months ended September 30, 1998, compared to 86.1% for the nine months ended September 30, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.3 million, or 21.4%, from $1.4 million for the nine months ended September 30, 1997 to $1.7 million for the nine months ended September 30, 1998. As a percentage of revenue, SG&A expenses increased from 7.8% for the nine months ended September 30, 1997 to 8.5% for the nine months ended September 30, 1998. This percentage increase was a result of an increase in the number of employees, particularly sales staff, to meet customers' demand, and an increase in advertising expenditures.

     Interest and Other. Interest and other expenses decreased slightly during the first nine months of 1998 compared with the corresponding period in the prior year as a result of lower levels of inventories and floor plan interest expense.

  Casey's Year Ended 1997 Compared to Year Ended 1996

     Revenue. Revenue increased $2.4 million, or 12.8%, from $18.7 million in 1996 to $21.1 million in 1997. This increase was attributable to an expansion of the sales lot and doubling of the size of the facility during 1996, thereby allowing Casey's to expand product lines and carry more inventory.

     Cost of Sales and Gross Profit. Cost of sales increased $1.9 million, or 11.7%, from $16.2 million in 1996 to $18.1 million in 1997. As a percentage of revenues, cost of sales decreased from 86.7% in 1996 to 85.8% in 1997. The increase in gross profit margins was achieved through changes in product line mix.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.3 million, or 20.0%, from $1.5 million in 1996 to $1.8 million in 1997. As a percentage of revenue, SG&A expenses increased from 7.9% in 1996 to 8.5% in 1997. This increase was due to an increase in the number of employees to service an increased revenue volume.

     Interest and Other. Interest and other expenses were approximately the same between periods.

  Casey's Liquidity and Capital Resources

     At September 30, 1998, Casey's had working capital of $1.2 million, compared to working capital of $0.9 million at December 31, 1997. Total debt, consisting entirely of floor plan borrowings, was $3.5 million at September 30, 1998, compared to total debt of $3.8 million at December 31, 1997. Casey's principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by vehicle inventory. Casey's had minor capital expenditures during 1997 and the first nine months of 1998, and currently has no significant future capital expenditure requirements. However, Casey's does not currently provide repairs and service for its customers. After the offering, Casey's intends to enter into a build-to-suit construction and long-term lease arrangement for a service center.

RESULTS OF OPERATIONS -- STOLTZFUS

     Stoltzfus operates a dealership located in West Chester, Pennsylvania. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                                             YEAR ENDED OCTOBER 31,
                                                 ----------------------------------------------
                                                     1996             1997            1998
                                                 -------------    -------------   -------------
                                                             (DOLLARS IN MILLIONS)
Revenue........................................  $15.9   100.0%   $15.7   100.0%  $18.6   100.0%
Cost of sales..................................   13.2    82.7     13.0    83.0    15.1    81.2
                                                 -----   -----    -----   -----   -----   -----
  Gross profit.................................    2.7    17.3      2.7    17.0     3.5    18.8
SG&A expenses..................................    2.7    16.7      2.3    14.3     3.1    16.5
Interest and other.............................    0.2     1.6      0.3     1.8     0.3     1.6
                                                 -----   -----    -----   -----   -----   -----
  Income before taxes..........................  $(0.2)   (1.0)%  $ 0.1     0.9%  $ 0.1     0.7%
                                                 =====   =====    =====   =====   =====   =====

  Stoltzfus Year Ended October 31, 1998 Compared to Year Ended October 31, 1997

     Revenue. Revenue increased $2.9 million, or 18.5%, from $15.7 million for the year ended October 31, 1997 to $18.6 million for the year ended October 31, 1998. This increase was attributable to upgraded product lines and better sales training and sales follow-up systems implemented in 1998. In addition, Stoltzfus lost a significant number of sales opportunities due to a dispute over a township zoning ordinance that disrupted operations during most of the second quarter of 1997, until it was finally resolved.

     Cost of Sales and Gross Profit. Cost of sales increased $2.1 million, or 16.2%, from $13.0 million in 1997 to $15.1 million in 1998. As a percentage of revenue, cost of sales decreased to 81.2% in 1998 compared to 83.0% in 1997. Stoltzfus refined and upgraded its in-house sales system during 1998 and had better penetration and more fees from finance, insurance and warranty contracts.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.8 million, or 36.4%, from $2.3 million in 1997 to $3.1 million in 1998. As a percentage of revenue, SG&A expenses increased from 14.3% in 1997 to 16.5% in 1998. This increase was due to an increase of $0.6 million in owner's compensation, which was partially offset by a revised sales commission plan that better focused sales personnel and reduced overall commission costs.

     Interest and Other. Interest and other expenses remained relatively constant during the periods.

  Stoltzfus Year Ended October 31, 1997 Compared to Year Ended October 31, 1996

     Revenue. Revenue decreased $0.2 million, or 1.3%, from $15.9 million in 1996 to $15.7 million in 1997. This decrease was attributable to a management decision in 1997 to drop certain product lines that were not selling well and a business interruption in 1997 caused by a dispute over a township zoning ordinance that was not resolved until mid-year.

     Cost of Sales and Gross Profit. Cost of sales decreased $0.2 million, or 1.5%, from $13.2 million in 1996 to $13.0 million in 1997. As a percentage of revenue, cost of sales increased slightly from 82.7% in 1996 to 83.0% in 1997. The decrease in gross profit was primarily due to decreased margins to clear out certain discontinued product lines during 1997 and $0.1 million in lower gross profit from parts and service.

     Selling, General and Administrative Expenses. SG&A expenses decreased $0.4 million, or 18.5%, from $2.7 million in 1996 to $2.3 million in 1997. As a percentage of revenue, SG&A expenses decreased from 16.7% in 1996 to 14.3% in 1997. Because of lower revenue levels, cost cuts were put in place during 1997 including a reduction in owner's compensation.

     Interest and Other. Interest and other expenses increased slightly in 1997 compared to 1996, due to higher interest expense incurred on higher levels of borrowings under floor plan notes.

  Stoltzfus Liquidity and Capital Resources

     At October 31, 1998, Stoltzfus had working capital of $0.3 million, compared to working capital of $0.2 million at October 31, 1997. Total debt was $3.7 million at October 31, 1998, compared to $3.8 million at October 31, 1997. Stoltzfus' principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by vehicle inventory. Capital expenditures were $0.2 million in each of the years ended October 31, 1996, 1997 and 1998, primarily for additional units for the rental fleet. Stoltzfus currently anticipates spending similar amounts in future periods to replace older units and expand the rental fleet and approximately $0.5 million for expansion of the service facility and additional paving.

RESULTS OF OPERATIONS -- DUSTY'S CAMPER WORLD

     Dusty's Camper World operates a dealership located in Bartow, Florida. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                    YEAR ENDED DECEMBER 31,               NINE MONTHS ENDED SEPTEMBER 30,
                         ---------------------------------------------   ---------------------------------
                             1995            1996            1997             1997              1998
                         -------------   -------------   -------------   ---------------   ---------------
                                                       (DOLLARS IN MILLIONS)
Revenue................  $19.6   100.0%  $21.4   100.0%  $20.8   100.0%  $15.6    100.0%   $18.0    100.0%
Cost of sales..........   16.9    86.1    18.3    85.6    17.3    83.1    12.6     81.1     15.4     85.3
                         -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
  Gross profit.........    2.7    13.9     3.1    14.4     3.5    16.9     3.0     18.9      2.6     14.7
SG&A expenses..........    2.4    12.3     2.8    12.9     2.9    13.7     2.1     13.2      1.9     10.8
Interest and other.....    0.2     1.1     0.2     1.0     0.2     1.2     0.2      1.3      0.2      0.9
                         -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
  Income before
     taxes.............  $ 0.1     0.5%  $ 0.1     0.5%  $ 0.4     2.0%  $ 0.7      4.4%   $ 0.5      3.0%
                         =====   =====   =====   =====   =====   =====   =====    =====    =====    =====

 Dusty's Camper World Nine Months Ended September 30, 1998 Compared to Nine
 Months
 Ended September 30, 1997

     Revenue. Revenue increased $2.4 million, or 15.4%, from $15.6 million for the nine months ended September 30, 1997 to $18.0 million for the nine months ended September 30, 1998. This increase was attributable to improved market shares in new towables and motorhomes, and the addition of two new product lines: van campers and pop-up camper trailers.

     Cost of Sales and Gross Profit. As a percentage of revenue, cost of sales increased to 85.3% in the nine months ended September 30, 1998, compared to 81.1% for the nine months ended September 30, 1997. This decrease in gross profit margins was attributable to increases in new towables and motorhomes sales, which carry lower profit margins than used vehicles, and the cost of adding two new product lines.

     Selling, General and Administrative Expenses. SG&A expenses decreased $0.2 million, or 9.5%, from $2.1 million to $1.9 million. As a percentage of revenue, SG&A expenses decreased from 13.2% in the nine months ended September 30, 1997 to 10.8% in the nine months ended September 30, 1998. This percentage decrease was a result of reduced advertising and insurance expenses as a percentage of revenues.

     Interest and Other. Interest and other expenses decreased during 1998 as a result of the consolidation of floor plan lines on improved terms.

  Dusty's Camper World Year Ended 1997 Compared to Year Ended 1996

     Revenue. Revenue decreased $0.6 million, or 2.8%, from $21.4 million in 1996 to $20.8 million in 1997. The majority of this decrease was attributable to reduced revenue from sales of Class A motorhomes due to increased competition.

     Cost of Sales and Gross Profit. Cost of sales decreased $1.0 million, or 5.5%, from $18.3 million in 1996 to $17.3 million in 1997. As a percentage of revenues, cost of sales decreased from 85.6% in 1996 to 83.1% in 1997. The increase in gross profit margins was primarily due to reduction of Class A motorhome sales, which have a lower gross margin than other products sold by Dusty's.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.1 million, or 3.8%, from $2.8 million in 1996 to $2.9 million in 1997. As a percentage of revenues, SG&A expenses increased from 12.9% in 1996 to 13.7% in 1997. This was attributable to hiring additional service technicians and increases in insurance and employee benefits.

     Interest and Other. Interest and other expenses increased slightly during 1997 as higher levels of floor plan debt more than offset a slight reduction in average interest rates during 1997.

  Dusty's Camper World Year Ended 1996 Compared to Year Ended 1995

     Revenue. Revenue increased $1.8 million, or 9.1%, from $19.6 million in 1995 to $21.4 million in 1996. Approximately $1.5 million of this increase was attributable to new Class A motorhome sales and increased overall used vehicle sales.

     Cost of Sales and Gross Profit. Cost of sales increased $1.4 million, or 8.3%, from $16.9 million in 1995 to $18.3 million in 1996. As a percentage of revenues, cost of sales decreased from 86.1% in 1995 to 85.6% in 1996. The increase in gross profit margins was primarily due to improved inventory turns due to improved market share and increased sales of used vehicles.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.4 million, or 14.6%, from $2.4 million in 1995 to $2.8 million in 1996. As a percentage of revenues, SG&A expenses increased from 12.3% in 1995 to 12.9% in 1996. This increase was attributable to additional personnel hired to handle the increase in business.

     Interest and Other. Interest and other expenses decreased slightly during 1996 due to a slight reduction in average interest rates during the periods.

  Dusty's Camper World Liquidity and Capital Resources

     At September 30, 1998, Dusty's Camper World had working capital of $0.9 million, compared to working capital of $0.6 million at December 31, 1997. Total debt was $3.5 million at September 30, 1998, compared to total debt of $3.4 million at December 31, 1997. Dusty's Camper World's principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by vehicle inventory. Dusty's Camper World had capital expenditures of $0.1 million during 1997, primarily for the addition of two new service bays, two new sales offices and a conference room. Dusty's Camper World had only minor capital expenditures during the first nine months of 1998, and currently has no significant future capital expenditure requirements.

RESULTS OF OPERATIONS -- HALL ENTERPRISES

     Hall Enterprises operated three dealerships in the Lexington, Kentucky area until the fourth quarter of 1997 when the operations were consolidated into two locations. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                    YEAR ENDED DECEMBER 31,               NINE MONTHS ENDED SEPTEMBER 30,
                         ---------------------------------------------   ---------------------------------
                             1995            1996            1997             1997              1998
                         -------------   -------------   -------------   ---------------   ---------------
                                                       (DOLLARS IN MILLIONS)
Revenue................  $14.6   100.0%  $14.0   100.0%  $16.7   100.0%  $12.5    100.0%   $11.9    100.0%
Cost of sales..........   12.0    82.2    11.6    82.6    13.6    81.4    10.0     79.8      9.6     81.0
                         -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
  Gross profit.........    2.6    17.8     2.4    17.4     3.1    18.6     2.5     20.2      2.3     19.0
SG&A expenses..........    2.3    15.5     2.2    15.5     2.6    15.8     2.1     16.8      1.4     11.7
Interest and other.....    0.3     2.3     0.3     2.6     0.5     2.8     0.3      2.5      0.4      3.0
                         -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
  Income before
     taxes.............  $ 0.0     0.0%  $(0.1)   (0.7)% $ 0.0     0.0%  $ 0.1      0.9%   $ 0.5      4.3%
                         =====   =====   =====   =====   =====   =====   =====    =====    =====    =====

  Hall Enterprises Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue decreased $0.6 million, or 4.8%, from $12.5 million for the nine months ended September 30, 1997 to $11.9 million for the nine months ended September 30, 1998. This decrease was attributable to closing a small store at the end of 1997, which was largely offset by growth in the other two stores.

     Cost of Sales and Gross Profit. As a percentage of revenue, cost of sales increased to 81.0% for the nine months ended September 30, 1998, compared to 79.8% for the nine months ended September 30, 1997. The decline in gross profit margins was due to discounting certain models to move older inventory during the first half of 1998.

     Selling, General and Administrative Expenses. SG&A expenses decreased $0.7 million, or 33.3% from $2.1 million to $1.4 million. As a percentage of revenue, SG&A expenses decreased from 16.8% for the nine months ended September 30, 1997 to 11.7% for the nine months ended September 30, 1998. This decrease was a result of significant headcount reductions and other cost savings achieved by consolidating operations from three locations to two, a reduction of $0.1 million in advertising expense and a reduced level of owners' compensation during the first nine months of 1998.

     Interest and Other. Interest and other expenses increased by $0.1 million for the first nine months of 1998, compared to the corresponding period in 1997 as a result of higher interest expense due to borrowings to finance a purchase of land during 1997.

  Hall Enterprises Year Ended 1997 Compared to Year Ended 1996

     Revenue. Revenue increased $2.7 million, or 18.6%, from $14.0 million in 1996 to $16.7 million in 1997. This increase was attributable to higher demand in the local market and increasing popularity of higher-priced diesel motorhomes carried by Hall Enterprises.

     Cost of Sales and Gross Profit. Cost of sales increased $2.0 million, or 17.2%, from $11.6 million in 1996 to $13.6 million in 1997. As a percentage of revenue, cost of sales decreased from 82.6% in 1996 to 81.4% in 1997. The improvement in gross profit margins was primarily due to better sales management and improved margins on parts and service.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.4 million, or 18.2%, from $2.2 million in 1996 to $2.6 million in 1997, primarily as a result of higher sales. As a percentage of revenue, SG&A expenses increased slightly from 15.5% in 1996 to 15.8% in 1997.

     Interest and Other. Interest and other expenses increased by $0.2 million in 1997 as a result of higher levels of floor plan borrowings at slightly higher rates to finance increases in inventories associated with Hall Enterprises' growth.

  Hall Enterprises Liquidity and Capital Resources

     At September 30, 1998, Hall Enterprises had negative working capital of $0.5 million, compared to negative working capital of $1.0 million at December 31, 1997. Total debt was $3.6 million at September 30, 1998, compared to total debt of $5.2 million at December 31, 1997. Hall Enterprises' principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by vehicle inventory. Hall Enterprises had capital expenditures of $1.0 million during 1997, consisting primarily of $0.7 million for the purchase of a tract of undeveloped land and $0.2 million in additional units purchased for the rental fleet. Capital expenditures were minor during the first nine months of 1998, and Hall Enterprises currently has no significant future capital expenditure requirements. Upon closing of the offering, the owner of Hall Enterprises will purchase the land at its book value by assuming the mortgage debt ($0.5 million at September 30, 1998) and paying cash for the remainder.

RESULTS OF OPERATIONS -- SCOTT MOTOR COACH

     Scott Motor Coach operates a dealership located in Lakewood, New Jersey. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                      YEAR ENDED DECEMBER 31,         NINE MONTHS ENDED SEPTEMBER 30,
                                   ------------------------------    ----------------------------------
                                       1996             1997              1997               1998
                                   -------------    -------------    ---------------    ---------------
                                                          (DOLLARS IN MILLIONS)
Revenue..........................  $12.1   100.0%   $14.0   100.0%   $11.1    100.0%    $11.7    100.0%
Cost of sales....................    9.7    79.9     11.2    80.0      8.8     79.1       9.3     79.4
                                   -----   -----    -----   -----    -----    -----     -----    -----
  Gross profit...................    2.4    20.1      2.8    20.0      2.3     20.9       2.4     20.6
SG&A expenses....................    2.1    17.2      2.4    17.0      1.7     15.2       1.8     15.6
Interest and other...............    0.2     2.1      0.4     2.8      0.3      3.2       0.2      1.7
                                   -----   -----    -----   -----    -----    -----     -----    -----
  Income before taxes............  $ 0.1     0.8%   $ 0.0     0.2%   $ 0.3      2.5%    $ 0.4      3.3%
                                   =====   =====    =====   =====    =====    =====     =====    =====

  Scott Motor Coach Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue increased $0.6 million, or 5.4%, from $11.1 million for the nine months ended September 30, 1997 to $11.7 million for the nine months ended September 30, 1998. Of the increase, $0.4 million was attributable to increased vehicle sales and $0.2 million was attributable to revenue from parts and service.

     Cost of Sales and Gross Profit. As a percentage of revenue, cost of sales increased slightly to 79.4% for the nine months ended September 30, 1998 compared to 79.1% for the nine months ended September 30, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.1 million, or 5.9%, from $1.7 million for the nine months ended September 30, 1997 to $1.8 million for the nine months ended September 30, 1998. As a percentage of revenue, SG&A expenses increased slightly from 15.2% for the nine months ended September 30, 1997 to 15.6% for the nine months ended September 30, 1998. The increase was due to increased facility rent associated with adding additional acreage to the sales lot and increased training costs attributable to service technicians and conversion of Scott Motor Coach's computer system in 1998.

     Interest and Other. Interest and other expenses decreased by $0.2 million for the nine months ended September 30, 1998, compared to the corresponding period in 1997. Interest on floor plan notes was approximately the same during the periods, but the 1997 period included $0.2 million related to legal fees and settlement costs of a lawsuit against Scott Motor Coach.

  Scott Motor Coach Year Ended 1997 Compared to Year Ended 1996

     Revenue. Revenue increased $1.9 million, or 15.7%, from $12.1 million in 1996 to $14.0 million in 1997. This increase was attributable to increased sales of higher priced motor coaches.

     Cost of Sales and Gross Profit. Cost of sales increased $1.5 million, or 15.5%, from $9.7 million in 1996 to $11.2 million in 1997. As a percentage of revenue, cost of sales remained relatively constant at 79.9% in 1996 and 80.0% in 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.3 million, or 14.3%, from $2.1 million in 1996 to $2.4 million in 1997, primarily as a result of higher sales. As a percentage of revenue, SG&A expenses decreased slightly from 17.2% in 1996 to 17.0% in 1997.

     Interest and Other. Interest and other costs increased by $0.2 million in 1997 compared to 1996 as a result of legal fees and settlement costs of $0.2 million incurred in a lawsuit against Scott Motor Coach.

  Scott Motor Coach Liquidity and Capital Resources

     At September 30, 1998, Scott Motor Coach had working capital of $1.0 million, compared to working capital of $0.9 million at December 31, 1997. Total debt was $3.6 million at September 30, 1998, compared to total debt of $3.4 million at December 31, 1997. Scott Motor Coach's principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by inventory. Capital expenditures were $0.2 million for 1997 and less than $0.1 million for the first nine months of 1998, which expenditures were primarily attributable to leasehold improvements and computer systems and equipment. Scott Motor Coach currently has no significant future capital expenditure requirements.

RESULTS OF OPERATIONS -- AMERICAN RV

     American RV operates dealerships located in Memphis, Tennessee and Olive Branch, Mississippi. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                      YEAR ENDED DECEMBER 31,         NINE MONTHS ENDED SEPTEMBER 30,
                                   ------------------------------    ----------------------------------
                                       1996             1997              1997               1998
                                   -------------    -------------    ---------------    ---------------
                                                          (DOLLARS IN MILLIONS)
Revenue..........................  $14.8   100.0%   $15.1   100.0%   $12.7    100.0%    $11.2    100.0%
Cost of sales....................   12.0    80.7     12.1    80.4     10.3     80.9       8.8     78.7
                                   -----   -----    -----   -----    -----    -----     -----    -----
  Gross profit...................    2.8    19.3      3.0    19.6      2.4     19.1       2.4     21.3
SG&A expenses....................    2.6    17.7      2.5    16.4      1.9     14.9       2.2     19.2
Interest and other...............    0.3     2.2      0.3     1.8      0.2      1.9       0.2      1.8
                                   -----   -----    -----   -----    -----    -----     -----    -----
  Income before taxes............  $(0.1)   (0.6)%  $ 0.2     1.4%   $ 0.3      2.3%    $ 0.0      0.3%
                                   =====   =====    =====   =====    =====    =====     =====    =====

 American RV Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue decreased $1.5 million, or 11.8%, from $12.7 million for the nine months ended September 30, 1997 to $11.2 million for the nine months ended September 30, 1998. Revenue at the Memphis store was approximately the same during these periods, while revenue at the Mississippi store decreased by $1.5 million. American RV experienced significant competition during 1998, particularly at the Mississippi store, and management made the decision to lose sales rather than match competitors' low prices.

     Cost of Sales and Gross Profit. As a percentage of revenue, cost of sales decreased to 78.7% for the nine months ended September 30, 1998, compared to 80.9% for the nine months ended September 30, 1997. The increase in gross profit margins was attributable to a change in the mix of vehicles sold and an increase of $0.1 million in high-margin finance, insurance and warranty fees.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.3 million, or 15.8%, from $1.9 million to $2.2 million. As a percentage of revenue, SG&A expenses increased from 14.9% for the nine months ended September 30, 1997 to 19.2% for the nine months ended September 30, 1998. This percentage increase was a result of the overall decrease in sales volume in 1998 without corresponding reductions in personnel cost until November 1998 when personnel reductions were implemented, coupled with increases in advertising expenditures and owner's compensation.

     Interest and Other. Interest and other expenses decreased slightly during the first nine months of 1998 compared with the corresponding period in 1997 as a result of decreasing inventories and floor plan interest expense at the Mississippi dealership.

  American RV Year Ended 1997 Compared to Year Ended 1996

     Revenue. Revenue increased $0.3 million, or 2.0%, from $14.8 million in 1996 to $15.1 million in 1997. Vehicle sales remained constant during the periods at $13.4 million while parts and service revenue increased $0.1 million and finance, insurance and warranty fees increased $0.2 million.

     Cost of Sales and Gross Profit. Cost of sales increased $0.1 million, or 0.8%, from $12.0 million in 1996 to $12.1 million in 1997. As a percentage of revenue, cost of sales decreased from 80.7% in 1996 to 80.4% in 1997. The increase in gross profit margins was primarily due to the increase in high-margin finance, insurance and warranty fees offset by slightly lower margins on vehicle sales.

     Selling, General and Administrative Expenses. SG&A expenses decreased $0.1 million, or 3.8%, from $2.6 million in 1996 to $2.5 million in 1997. As a percentage of revenue, SG&A expenses decreased from

17.7% in 1996 to 16.4% in 1997. Approximately $0.2 million of this decrease was due to a reduction in owner's compensation in 1997.

     Interest and Other. Interest and other expenses decreased slightly in 1997 due to lower levels of debt and a reduction in floor plan interest rates.

  American RV Liquidity and Capital Resources

     At September 30, 1998, American RV had working capital of $0.5 million, compared to working capital of $0.5 million at December 31, 1997. Total debt was $3.0 million at September 30, 1998, compared to total debt of $3.5 million at December 31, 1997. American RV's principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by vehicle inventory. American RV had minor capital expenditures during 1997 and the first nine months of 1998, and currently has no significant future capital expenditure requirements.

RESULTS OF OPERATIONS -- YOUNG'S

     Young's operates a dealership located in Lancaster, California (Los Angeles County). The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                                   YEAR ENDED       NINE MONTHS ENDED SEPTEMBER 30,
                                                  DECEMBER 31,     ----------------------------------
                                                      1997              1997               1998
                                                  -------------    ---------------    ---------------
                                                                 (DOLLARS IN MILLIONS)
Revenue.........................................  $14.3   100.0%   $11.2    100.0%    $11.0    100.0%
Cost of sales...................................   11.3    78.8      8.8     78.6       8.6     78.0
                                                  -----   -----    -----    -----     -----    -----
  Gross profit..................................    3.0    21.2      2.4     21.4       2.4     22.0
SG&A expenses...................................    2.2    15.7      1.7     15.4       1.6     15.0
Interest and other..............................    0.2     1.4      0.2      1.3       0.2      1.5
                                                  -----   -----    -----    -----     -----    -----
  Income before taxes...........................  $ 0.6     4.1%   $ 0.5      4.7%    $ 0.6      5.5%
                                                  =====   =====    =====    =====     =====    =====

 Young's Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue decreased $0.2 million, or 1.8%, from $11.2 million for the nine months ended September 30, 1997 to $11.0 million for the nine months ended September 30, 1998. This decrease was attributable to slow vehicle sales volume in the first quarter of 1998, offset somewhat by increased parts and service revenue during the first nine months of 1998.

     Cost of Sales and Gross Profit. As a percentage of revenues, cost of sales decreased to 78.0% for the nine months ended September 30, 1998, compared to 78.6% for the nine months ended September 30, 1997.

     Selling, General and Administrative Expenses. SG&A expenses decreased by $0.1 million, or 5.9%, from $1.7 million in 1997 to $1.6 million in 1998. As a percentage of revenue, SG&A expenses decreased from 15.4% for the nine months ended September 30, 1997 to 15.0% for the nine months ended September 30, 1998. This decrease was a result of improved management of these costs.

     Interest and Other. Interest and other expenses remained relatively constant during the periods.

  Young's Liquidity and Capital Resources

     At September 30, 1998, Young's had working capital of $1.5 million, compared to working capital of $1.1 million at December 31, 1997. Total debt was $2.3 million at September 30, 1998, compared to total debt of $3.0 million at December 31, 1997. Young's principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by vehicle inventory. Young's had capital expenditures of $0.1 million in each of 1996 and 1997 and for the nine months ended September 30, 1998. Young's currently has no significant future capital expenditure requirements.

RESULTS OF OPERATIONS -- RV'S NORTHWEST

     RV's Northwest operated one dealership located in the Spokane, Washington area until July 1998, when it purchased the assets and assumed the debt of another dealership in the same area. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                              YEAR ENDED        NINE MONTHS ENDED SEPTEMBER 30,
                                             DECEMBER 31,      ----------------------------------
                                                 1997               1997               1998
                                             -------------     --------------     ---------------
                                                            (DOLLARS IN MILLIONS)
Revenue....................................  $10.7   100.0%    $9.0    100.0%     $10.2    100.0%
Cost of sales..............................    8.9    83.2      7.4     81.9        8.4     82.4
                                             -----   -----     ----    -----      -----    -----
  Gross profit.............................    1.8    16.8      1.6     18.1        1.8     17.6
SG&A expenses..............................    1.6    14.5      1.3     13.9        1.3     12.6
Interest and other.........................    0.1     1.7      0.1      1.5        0.2      1.9
                                             -----   -----     ----    -----      -----    -----
  Income before taxes......................  $ 0.1     0.6%    $0.2      2.7%     $ 0.3      3.1%
                                             =====   =====     ====    =====      =====    =====

 RV's Northwest Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue increased $1.2 million, or 13.3%, from $9.0 million for the nine months ended September 30, 1997 to $10.2 million for the nine months ended September 30, 1998. This increase was attributable to a new location added in July 1998 and a better mix of product sold.

     Cost of Sales and Gross Profit. As a percentage of revenues, cost of sales increased to 82.4% for the nine months ended September 30, 1998 compared to 81.9% for the nine months ended September 30, 1997. The decline in gross profit margins was attributable to discounting certain models acquired in the acquisition of the new location in July 1998, offset by increases in higher-margin parts and service revenue and fees from finance, insurance and warranty contracts.

     Selling, General and Administrative Expenses. SG&A expenses remained relatively constant during the periods. As a percentage of revenues, SG&A expenses decreased from 13.9% for the nine months ended September 30, 1997 to 12.6% for the nine months ended September 30, 1998. This percentage decrease was a result of increased revenue with only slightly increased overhead and reductions in certain compensation plans.

     Interest and Other. Interest and other expenses increased by $0.1 million for the first nine months of 1998 compared to the corresponding period in 1997, as a result of the increased level of debt used to finance the growth in the business and the purchase of the assets and assumption of the floor plan debt of a competitor dealer in July 1998.

  RV's Northwest Liquidity and Capital Resources

     At September 30, 1998, RV's Northwest had working capital of $0.3 million, compared to working capital of $0.1 million at December 31, 1997. Total debt was $3.1 million at September 30, 1998, compared to total debt of $1.8 million at December 31, 1997. RV's Northwest's principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by vehicle inventory. Capital expenditures were minor during 1997 and the first nine months of 1998. There are currently no significant future capital expenditure requirements.

RESULTS OF OPERATIONS -- LITTLE VALLEY

     Little Valley operates a dealership located in the Charleston, West Virginia area. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                                                            NINE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                     ------------------------------    ----------------------------
                                         1996             1997             1997            1998
                                     -------------    -------------    ------------    ------------
                                                         (DOLLARS IN MILLIONS)
Revenue............................  $11.2   100.0%   $11.8   100.0%   $9.8   100.0%   $9.0   100.0%
Cost of sales......................    9.5    84.8      9.5    80.7     7.8    79.6     7.4    82.2
                                     -----   -----    -----   -----    ----   -----    ----   -----
  Gross profit.....................    1.7    15.2      2.3    19.3     2.0    20.4     1.6    17.8
SG&A expenses......................    1.1     9.9      1.3    11.0     0.9     9.3     0.8     9.0
Interest and other.................    0.2     1.6      0.2     1.4     0.1     1.4     0.1     1.4
                                     -----   -----    -----   -----    ----   -----    ----   -----
  Income before taxes..............  $ 0.4     3.7%   $ 0.8     6.9%   $1.0     9.7%   $0.7     7.4%
                                     =====   =====    =====   =====    ====   =====    ====   =====

 Little Valley Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue decreased $0.8 million, or 8.2%, from $9.8 million for the nine months ended September 30, 1997 to $9.0 million for the nine months ended September 30, 1998. This decrease was attributable to a slow first quarter due to huge snow falls in 1998 that caused a roof to collapse and the business to suffer a major disruption.

     Cost of Sales and Gross Profit. As a percentage of revenue, cost of sales increased to 82.2% for the nine months ended September 30, 1998, compared to 79.6% for the nine months ended September 30, 1997. The reduction in gross profit margin was due to a change in the mix of product sold, whereby Little Valley experienced a substantial increase in sales of motorized vehicles and a reduction in sales of towable products.

     Selling, General and Administrative Expenses. SG&A expenses decreased $0.1 million, or 11.1%, from $0.9 million to $0.8 million. As a percentage of revenue, SG&A expenses decreased from 9.3% for the nine months ended September 30, 1997 to a 9.0% for the nine months ended September 30, 1998. This decrease was a result of a facility expansion in 1998, which resulted in increased sales without a proportionate increase in costs.

     Interest and Other. Interest and other expenses were relatively constant during the periods.

  Little Valley Year Ended 1997 Compared to Year Ended 1996

     Revenue. Revenue increased $0.6 million, or 5.4%, from $11.2 million in 1996 to $11.8 million in 1997. This increase was attributable to favorable selling conditions with lower interest rates and a stronger local economy.

     Cost of Sales and Gross Profit. Cost of sales remained constant at $9.5 million in 1996 and 1997. As a percentage of revenue, cost of sales decreased from 84.8% in 1996 to 80.7% in 1997. The improvement in gross margin was attributable to favorable selling conditions with lower interest rates and a stronger local economy.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.2 million, or 18.2%, from $1.1 million in 1996 to $1.3 million in 1997. As a percentage of revenue, SG&A expenses increased from 9.9% in 1996 to 11.0% in 1997. This increase was due to an increase in rent for the expanded facility and additional costs for better employee benefit packages in order to attract and retain qualified employees.

     Interest and Other. Interest and other expenses were relatively constant during the periods.

  Little Valley Liquidity and Capital Resources

     At September 30, 1998, Little Valley had working capital of $0.3 million, compared to working capital of $0.4 million at December 31, 1997. Total debt was $2.4 million at September 30, 1998, compared to $2.8 million at December 31, 1997. Little Valley's principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by vehicle inventory. Capital expenditures were $0.1 million in each of the years ended December 31, 1996 and 1997 and in the nine months ended September 30, 1998, and Little Valley currently has no significant future capital expenditure requirements.

RESULTS OF OPERATIONS -- MARSHALL'S

     Marshall's operates a dealership located in Austin, Texas. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                               YEAR ENDED        NINE MONTHS ENDED SEPTEMBER 30,
                                              DECEMBER 31,      ---------------------------------
                                                  1997               1997               1998
                                              -------------     --------------     --------------
                                                             (DOLLARS IN MILLIONS)
Revenue.....................................  $10.0   100.0%    $7.4    100.0%     $7.9    100.0%
Cost of sales...............................    8.4    83.7      6.3     84.5       6.5     82.3
                                              -----   -----     ----    -----      ----    -----
  Gross profit..............................    1.6    16.3      1.1     15.5       1.4     17.7
SG&A expenses...............................    1.5    15.0      1.0     13.7       1.1     14.2
Interest and other..........................    0.1     1.3      0.1      1.3       0.1      1.4
                                              -----   -----     ----    -----      ----    -----
  Income before taxes.......................  $ 0.0     0.0%    $0.0      0.5%     $0.2      2.1%
                                              =====   =====     ====    =====      ====    =====

  Marshall's Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue increased $0.5 million, or 6.8%, from $7.4 million for the nine months ended September 30, 1997 to $7.9 million for the nine months ended September 30, 1998. This increase was attributable to the addition of a new motorized product line.

     Cost of Sales and Gross Profit. As a percentage of revenue, cost of sales decreased from 84.5% for the nine months ended September 30, 1997, compared to 82.3% for the nine months ended September 30, 1998. This gross profit margin improvement was due to establishing and achieving higher margin targets for sales personnel and better margins in 1998 on parts and service.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.1 million, or 10.0%, from $1.0 million to $1.1 million. As a percentage of revenue, SG&A expenses increased from 13.7% for the nine months ended September 30, 1997 to a 14.2% for the nine months ended September 30, 1998. This percentage increase was attributable to adding personnel and other costs to manage the growth.

     Interest and Other. Interest and other expenses increased slightly in 1997, compared to 1996, due to higher interest expense incurred on higher levels of borrowings under floor plan notes.

  Marshall's Liquidity and Capital Resources

     At September 30, 1998, Marshall's had working capital of $0.5 million, compared to working capital of $0.3 million at December 31, 1997. Total debt was $1.6 million at September 30, 1998, compared to total debt of $1.7 million at December 31, 1997. Marshall's principal capital requirement has been to fund inventory. Historically, this requirement has been met by cash flows from operating activities and borrowings from finance companies under floor plan notes secured by vehicle inventory. There were no significant capital expenditures during 1997 or the first nine months of 1998, and Marshall's currently has no significant future capital expenditure requirements. However, the present lease agreement for Marshall's facility in Austin, Texas, expires in July 2000. RV Centers has agreed with Marshall's stockholder to enter into a new lease agreement. The new lease agreement will require such stockholder to construct, prior to the expiration of the existing lease, a new build-to-suit sales and service facility on 15 acres of land that the stockholder owns near Marshall's present location. The new lease will have a ten-year term (with one three-year renewal at RV Centers' option) with annual rent equal to 10% of the landlord's total cost, which RV Centers expects to be approximately $1.5 to $2.0 million. Other key terms of the lease agreement are subject to negotiation and mutual agreement between the parties.

RESULTS OF OPERATIONS -- ACE FOGDALL

     Ace Fogdall operates a dealership located in Cedar Falls, Iowa. The following table sets forth certain historic data and such data as a percentage of revenue for the periods indicated:

                                                YEAR ENDED       NINE MONTHS ENDED SEPTEMBER 30,
                                               DECEMBER 31,     ---------------------------------
                                                   1997              1997               1998
                                               ------------     --------------     --------------
                                                             (DOLLARS IN MILLIONS)
Revenue......................................  $6.6   100.0%    $5.3    100.0%     $6.7    100.0%
Cost of sales................................   4.8    72.9      3.8     71.6       4.9     73.6
                                               ----   -----     ----    -----      ----    -----
  Gross profit...............................   1.8    27.1      1.5     28.4       1.8     26.4
SG&A expenses................................   1.3    20.3      0.8     16.4       1.0     14.3
Other income.................................   0.0     0.8      0.0      0.7       0.0      0.4
                                               ----   -----     ----    -----      ----    -----
  Income before taxes........................  $0.5     7.6%    $0.7     12.7%     $0.8     12.5%
                                               ====   =====     ====    =====      ====    =====

  Ace Fogdall Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     Revenue. Revenue increased $1.4 million, or 26.4%, from $5.3 million for the nine months ended September 30, 1997 to $6.7 million for the nine months ended September 30, 1998. This increase was attributable to an expanded marketing plan as well as a new motorized product line which contributed $0.8 million in revenue during the first nine months of 1998.

     Cost of Sales and Gross Profit. As a percentage of revenue, cost of sales increased to 73.6% for the nine months ended September 30, 1998, compared to 71.6% for the nine months ended September 30, 1997. The reduction in gross profit margin was due to a shift in sales mix in 1998 to higher-dollar motorized products which generated more total gross profit dollars but lower margins than towables.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.2 million, or 25.0%, from $0.8 million to $1.0 million. As a percentage of revenue, SG&A expenses decreased from 16.4% for the nine months ended September 30, 1997 to 14.3% for the nine months ended September 30, 1998. This percentage decrease was a result of not adding personnel and payroll costs as rapidly as revenues increased during 1998.

     Interest and Other. Interest and other expenses, consisting primarily of interest income on surplus cash investments, decreased slightly in 1998.

  Ace Fogdall Liquidity and Capital Resources

     At September 30, 1998, Ace Fogdall had working capital of $2.8 million, compared to working capital of $2.2 million at December 31, 1997. Ace Fogdall had no borrowings outstanding at either date. Ace Fogdall's principal capital requirement has been to fund inventory, which it has done through cash flow from operations. Ace Fogdall had no substantive capital expenditures during 1997 or for the first nine months of 1998, and currently has no significant future capital expenditure requirements.

CYCLICALITY

     Our operations, like the RV retailing industry in general, can be impacted by a number of factors relating to general economic conditions, including availability of consumer credit and interest rates, gas prices and consumer confidence. We believe the impact on our operations of any future negative trends in such factors will be somewhat mitigated by our (a) variable cost salary structure, (b) profitable parts, service and collision repair services,
(c) geographic diversity and (d) product diversity.

SEASONALITY

     Our operations are subject to seasonal variations, with the second and third quarters generally contributing a higher volume of sales than the first and fourth quarters. This seasonality is driven by three primary forces:

     - weather-related factors, consumers tend to purchase RVs during times of the year when weather is conducive to outdoor activity;

     - manufacturer-related factors, primarily the timing of manufacturer incentive programs and model changeovers; and

     - consumer buying patterns, including a low level of interest in purchasing RVs during the Christmas season.

     During traditionally slow seasons, we reduce inventory levels and institute other cost savings in order to minimize the impact of seasonality on earnings. Quarterly results also may be materially affected by the timing of acquisitions and the timing and magnitude of acquisition assimilation costs. Accordingly, the operating results for any three-month period are not necessarily indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

INFLATION

     Inflation has not had a material impact on our results of operations for the last three years.

YEAR 2000 ISSUE

     We are working to assess and resolve the potential impact of the year 2000 on the processing of date-sensitive information by our computerized information systems and other infrastructure that contains embedded technology. The year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of our programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures, causing a disruption of operations.

     The most significant application of our accounting and operating systems involves the recording of a relatively few, high-dollar transactions for the purchase and sale of vehicle inventory and the tracking of parts, sales and service orders. We have no significant amounts of accounts payable or accounts receivable. As such, our data processing requirements are modest compared to most commercial enterprises. The founding companies each use various "off the shelf" software applications for the retention and analysis of data. Certain of these applications are not currently year 2000 compliant, although software upgrades are generally available for purchase or vendors are working to rectify the situation.

     We plan to make all software applications that we intend to retain past the end of the current year compliant for purposes of processing data in the year 2000, and we believe that this can be accomplished at a minimal cost. We are taking this factor into consideration in selecting a common systems platform and software on which to operate the business on an ongoing basis. We expect that this selection will be made and the implementation process begun, and perhaps completed, prior to the beginning of the year 2000. In a "worst case scenario," given our relatively modest data processing requirements, we could continue regular operations with manual recording and processing of data.

     We are attempting to assess the level of year 2000 preparedness of our key suppliers. We will continue to send letters and questionnaires to these companies inquiring about their year 2000 efforts. If we cannot obtain assurances that these suppliers have adequately addressed their year 2000 issues, we will seek to identify alternative suppliers. If several of our significant suppliers fail to be year 2000 compliant and that has a significant effect on their ability to produce and deliver product to us, it could have a material short-term impact on our ability to conduct operations.

                                    BUSINESS

GENERAL

     RV Centers was founded to become the leading retailer of recreation vehicles in the United States. We operate 25 dealership facilities in 13 states and sell over 100 different models of RVs which are built by over 40 different manufacturers. We sell new and used RVs and provide complementary products and services, including sales of parts and accessories, maintenance and repair services, body shop services, vehicle rentals, and contracts through which our customers can obtain financing, insurance and extended warranties. The RVs that we sell range from "pop-up" camping trailers with a sales price of approximately $5,000 to luxury motor homes with a sales price in excess of $500,000. Our dealerships have been in business an average of 20 years.

     Our dealerships have grown significantly in the past two years. Combined revenues increased from $219.9 million in 1996 to $252.2 million in 1997, and from $201.5 million for the nine months ended September 30, 1997 to $231.8 million for the nine months ended September 30, 1998, representing annual growth rates of approximately 15% during each of these periods. The RV industry as a whole also achieved significant growth during this time period, as these vehicles and the lifestyles they afford have become increasingly popular with consumers. Industry studies are predicting continued strong industry growth over the next 10 years.

     We believe that, as the operator of the largest nationwide network of RV dealerships, we will bring about significant and beneficial changes in our industry. In order to be able to serve consumers in all major markets within the United States and Canada, we intend to continue to expand our dealer network, primarily through acquisitions of complementary dealerships.

INDUSTRY OVERVIEW

     General. The decision to purchase a recreation vehicle represents a travel and leisure-time lifestyle choice that is becoming increasingly popular with consumers in the United States. According to the Recreation Vehicle Industry Association ("RVIA"), there are currently nine million RVs in service, with an estimated 25 million Americans utilizing RVs. Over 20,000 parks and campgrounds are available nationwide to meet the needs of these RV owners.

     Based on data from a University of Michigan study sponsored by the RVIA (the "RVIA Study"), we estimate that retail and private sales of new and used RVs in the United States were approximately $20.0 billion in 1997. Of such amount, $9.7 billion represented retail sales by dealers and the remainder were private sales between individuals of used vehicles. We estimate sales of parts and accessories, maintenance, repair and body shop services, and fees from customer contracts for financing, insurance and warranty provided another $1.0 to $2.0 billion of revenue for RV dealerships.

     The highly-fragmented RV retail industry has experienced no meaningful consolidation to date. According to the RVIA, the industry is comprised of approximately 3,000 dealers in the United States, although our management believes that only about 1,500 of these dealers handle both new and used RVs and have annual revenue in excess of $3.0 million. The vast majority of dealers are privately owned and operate from a single location. We believe that the present fragmented nature of the industry is an impediment to providing customers with what they desire most from an RV dealership -- a broad selection of product, low prices, and fast, efficient repair and maintenance service, not only in the customer's local area, but also throughout the United States. We believe that a large, nationwide network of dealerships, linked together with common inventory information systems and operating with a lower cost structure, will provide consumers with those items they are seeking.

     Demographics. Favorable demographic trends indicate that RV ownership should increase substantially over the next 10 years. The RVIA Study disclosed that one in ten households in the United States currently owns an RV. Within households headed by persons aged 45 to 64, that figure increases to one in seven currently owning an RV. According to the Census Bureau of the U.S. Department of Commerce, the number of adults between the ages of 45 and 64 is projected to increase by approximately 44% from 1997 through 2010, compared to a projected increase of approximately 15% for the overall population. The RVIA Study projects that, if all other factors remain constant, the number of households that own at least one RV will rise from 8.6 million in 1997 to 10.4 million in 2010, merely as a result of the "baby boomer" generation moving into the age groups most likely to purchase an RV. The following tables illustrate these statistics:



                                  GRAPHS

                    1997 RV Ownership Rates by Age Groups
                    -------------------------------------
                      Age of               Percent of
                    Householder         U.S. Householders
                    -----------         -----------------
                       18-24                  3.6%
                       25-34                  6.2
                       35-44                  9.4
                       45-54                 12.8
                       55-64                 16.4
                       65-74                 11.6
                       75+                    5.5

Source: RVIA Study



                 Projected Change in Number of Households from
                           1997 to 2010 By Age Groups
                 ----------------------------------------------
                   Age of                      Change in
                 Householder              Households (millions)
                 -----------              ---------------------
                    18-24                           1.0
                    25-34                          (0.7)
                    35-44                          (2.8)
                    45-54                           6.1
                    55-64                           8.0
                    65-74                           1.6
                    75+                             1.8

Source: U.S. Department of Commerce


     The RVIA Study reported that 20% of baby boomers who have never owned an RV expect to purchase one in their lifetime. Baby boomers as a group possess a substantial amount of income and savings, are likely to inherit large sums, and express a desire for the type of leisure lifestyle that an RV affords.

     New Vehicles Sales. In 1997, retail sales of new RVs by dealers were approximately $6.9 billion, compared to approximately $6.3 billion in 1996. The following graph illustrates the growth in recent years of new RV sales:


                   Retail Sales of New Recreational Vehicles
                   -----------------------------------------
                   Year                  Billions of Dollars
                   ----                  -------------------
                   1992                          $4.3
                   1993                           4.7
                   1994                           5.7
                   1995                           5.9
                   1996                           6.3
                   1997                           6.9
                   1998                           7.9(estimated)

Source: RVIA Study



     According to the RVIA Study, the market for new RVs should also benefit in the future from the need to replace aging units. According to the RVIA Study, the average age of all RVs was 13.1 years in 1997. As illustrated below, almost one-fourth of all RVs currently in use are in excess of 20 years old:


                           Age of RVs Currently Owned
                   -----------------------------------------
                   Age in Years                      Percent
                   ------------                      -------
                        1-4                            18%
                        5-9                            21
                       10-14                           23
                       15-19                           15
                       20+                             24

Source: RVIA Study

     In recent years, the large stock of RVs produced in the 1970's provided consumers with an abundant supply of used vehicles. However, the RVIA Study anticipates that the older RVs will be retired at increasing rates in the near term. As the 1970's units are retired, the RVIA Study expects the stock of used vehicles to shrink, resulting in increasing used vehicle prices and increased future demand for new RVs.

     Used Vehicle Sales. Sales of used RVs by both dealers and individuals were approximately $12.9 billion in 1997, with sales by dealers constituting approximately $2.8 billion of such amount. Dealerships obtain the majority of their used vehicle inventory from trade-ins on new sales. Sales of used vehicles typically have higher profit margins than sales of new vehicles. However, the large number of sales of used RVs by private individuals limits the supply of high-quality used RVs available to dealers.

     Dealers. The RV retailing industry is highly fragmented with approximately 3,000 dealers in the United States. We estimate that the four largest RV dealerships in the United States generated less than 5% of total industry revenue in 1997. None of these large dealers operate more than three locations. According to an industry source, over the past 10 years, the number of RV dealers has decreased by 23%. The decrease is due in large part to rising working capital requirements and the inability of smaller dealerships to compete with the inventory selection and service capabilities of larger dealers. In addition, as owners of RV dealerships have reached retirement age or otherwise sought to exit the business, there historically have been few buyers.

     Dealerships generally finance their inventory of RVs through loan programs known as "floor planning," which are available from numerous financial institutions. Typical floor planning programs permit a dealer to borrow up to 100% of the cost of new vehicles and 80% of used vehicles. These programs require the dealer to pay back the loan upon sale of the vehicle. If the vehicle is not sold within a specified time, floor planning agreements generally require repayment of a specified increasing percentage of the loan with the passage of time. Owners of privately-held dealerships are often obligated to personally guarantee their floor planning loans.

     Consumer Financing. Consumers typically pay cash for only a portion of an RV's purchase price and borrow the remainder from third-party lenders. Numerous financial institutions compete for these loans since the historical default rates have been low. In addition, because the anticipated useful life of an RV is quite long, lenders will provide customers with term loans of up to 15 years, and in certain circumstances, up to 20 years. Under current tax law, the interest on most RV loans is deductible to the same extent as interest on vacation home loans. Most dealers earn fees for arranging financing from banks and other lenders for consumer purchases, but do not engage in any material amount of direct lending to their customers. Dealers also earn fees in connection with the sale of extended service agreements and collision, liability and credit life insurance policies.

     Seasonality of RV Sales. Sales of RVs are seasonal. Dealerships in the northern states typically have higher sales in the second and third quarters and experience a significant reduction in sales in the first and fourth quarters. Dealerships in the southern states typically have their highest sales volumes in the first and second quarters. Reductions in other quarters in the southern states are not nearly as dramatic as in northern states. As a result of the seasonality of the RV business, individual dealers, particularly those in northern states, cut back on personnel during the slower portions of the year and will stock fewer models in order to reduce inventory carrying costs.

     Manufacturers. Recreation vehicles are manufactured by over 75 different manufacturers, of which the seven largest manufactured approximately two-thirds of all RVs produced in 1997. Manufacturers of motorized RVs do not produce the chassis used as the base for motorized units. The chassis are produced principally by four manufacturers which are divisions of major automotive or truck manufacturers.

     An RV dealership will generally represent a number of different manufacturers and not be dependent on any one manufacturer for product. The dealership agreements entered into by the retailers with the manufacturer frequently provide that the retailer will be the exclusive retailer within a limited territory for certain of the manufacturer's products. The dealership agreements provide that, in return, the retailer will maintain a certain number of the manufacturer's products in inventory, maintain a minimum sales level, conduct a certain amount of advertising and perform other obligations. Generally, the dealership agreements are terminable on thirty to sixty days notice. In some cases, manufacturers sell RVs to dealers on an order-by-order basis without any long-term contract. Some manufacturers offer cash rebates to dealers that exceed certain volume targets.

     Traditionally, RV manufacturers have sold their products to dealers and not directly to consumers. We are aware of only one manufacturer which operates a small chain of captive dealerships in the southeastern United States. However, such dealerships do not carry the same wide variety of inventory as an independent dealership with multiple brands from different manufacturers.

     Customers. RV purchasers are different from most automobile consumers in that RV purchasers are not simply acquiring a necessary product, but rather have made a commitment to a lifestyle involving RV use. There is a camaraderie and fellowship among RV owners that often strengthens the customer's commitment to the RV lifestyle. Owners frequently join one of the numerous RV clubs and attend club outings, rallies and similar functions which further reinforce such commitment. There are over 300 clubs with a combined membership of over one million RV owners.

     Repeat customers are an important source of sales for the RV industry. It is not uncommon for a customer to initially purchase a less expensive RV and, over the ensuing years, engage in a series of trade-ins to upgrade to more expensive models. These trade-in sales provide dealers with a valuable source of vehicles for their used inventory. According to the RVIA Study, nearly two-thirds of all RV owners in 1997, or approximately 8.6 million households, are expected to purchase another vehicle to replace their current unit. Of those owners planning a replacement, one-third are expected to make that purchase within three years and approximately 40% are expected to buy a new model.

     Products. The RVs sold by retail dealers, including RV Centers, are divided into two categories: towable recreation vehicles and motorized recreation vehicles. Towables can be further divided into the following categories: travel trailers, fifth wheels, folding camping (pop-up) trailers, park models and truck campers; and motorized RVs can be further divided into the following categories:
Class A, Class B and Class C.

          Towable Recreation Vehicles. Towable RVs are designed to be towed by a motorized vehicle (a sport utility vehicle, van, pickup truck or passenger car) of appropriate size, weight and engine displacement. These RVs can be set on a campsite and the tow vehicle is available for sightseeing. Attaching and detaching is a simple process, except in the case of park models, allowing easy movement for travel.

[CAMPING TRAILER PHOTO]          Camping Trailers. Camping trailers are also known as
                                 "pop-up" or "fold-down" units. They are lightweight, easy to tow RVs with collapsible sides. When open, they provide
                                 ample living space and kitchen, dining and sleeping
                                 facilities. When folded, they can be towed by a small
                                 vehicle and stored in a small garage. The average price for a camping trailer is approximately $5,000.
[TRUCK CAMPERS PHOTO]            Truck Campers. Truck campers are mounted on the bed of a
                                 pickup truck and may or may not be self-contained. These RVs are popular with sportsmen traveling into remote areas. They can be removed from the back of the truck; however, most
                                 campers elect to leave the camper shell on the back of the truck while camping. Truck campers have an average price of approximately $8,000.

[TRAVEL TRAILER PHOTO]           Travel Trailers. Travel trailers are 12 to 37 feet in
                                 length, with full living accommodations: galley, beds, full bathroom facilities and living quarters. Travel trailers are self-contained permitting the use of refrigeration, hot
                                 water and all plumbing systems, lights and 12 volt
                                 electrical conveniences without any connection to external utilities. They are towed by means of a frame hitch
                                 connected to a tow vehicle. Travel trailers have an average price of approximately $14,000.
[FIFTH WHEEL TRAVEL TRAILER      Fifth Wheels. Fifth wheels are 18 to 40 feet in length. The
  PHOTO]                         bi-level front section mounts over the bed of a pickup truck equipped with a fifth wheel hitch. Fifth wheel units are
                                 roomier than travel trailers and are self-contained
                                 permitting the use of refrigeration, hot water and all
                                 plumbing systems, lights and 12 volt electrical conveniences without connection to external utilities. Some fifth wheels have sections that slide out of the trailer to expand the
                                 internal living space by up to 3 feet by 12 feet. Fifth
                                 wheels are easier to tow and hook up than travel trailers.
                                 Fifth wheels have an average price of approximately $23,000.
                                 Park Models. Park models are 30 to 40 feet in length.
                                 Generally, they have high ceilings and are wider than other towables. They are delivered to a campsite and set in a
                                 semi-permanent position to withstand storm damage. Park
                                 models are not self-contained and must be hooked up
                                 externally to fresh water, sewer outlet, propane and
                                 electricity for usage. They are mostly used as a second home and are rarely moved. Park models have an average price of approximately $22,000.

          Motorized Recreation Vehicles. Motorized RVs are recreational camping and travel vehicles with a self-propelled motor vehicle chassis.

                                 Class A. Class A motorized coaches range from 24 to 45 feet in length. They are built on a self-propelled chassis
                                 powered by gasoline or diesel engines. Class As are
  [CLASS A MOTORIZED TRAILER     self-contained permitting the use of refrigeration, hot
  PHOTO]                         water and all plumbing systems, lights and 12 volt
                                 electrical conveniences without connection to external
                                 utilities. Most Class A coaches are equipped with 110-volt generators to power accessories. There are a wide variety of styles and floor plans for Class A coaches. Some are
                                 basement models providing additional storage below the
                                 floor. In addition, some coaches have wide bodies (102" wide rather than the standard 96") affording greater living
                                 space. Some models are built with slide-outs that expand the living space. Class A coaches have a price range from
                                 $50,000 to $500,000.

                                 Class B. Class B motorized recreation vehicles are also
                                 known as "van campers," are normally the length of a
  [CLASS B MOTORIZED TRAILER     full-size van and are built on a variety of van chassis.
  PHOTO]                         Some manufacturers extend the length and height for added
                                 living space. These RVs are self-contained, permitting the use of refrigeration, hot water and all plumbing systems,
                                 lights and 12 volt electrical conveniences without
                                 connection to external utilities; some 110- volt generators for powering accessories. The average cost of a Class B is approximately $43,000.


                                 Class C. Class C motorized recreation vehicles are built on a variety of van chassis ranging from 20 to 31 feet in
  [CLASS C MOTORIZED TRAILER     length. They are also known as "mini motorhomes" or
  PHOTO]                         "cab-overs" for sleeping or storage over the driver's
                                 compartment. Class Cs are self-contained permitting the use of refrigeration, hot water and all plumbing systems, lights and 12 volt electrical conveniences without connection to
                                 external utilities and some have 110-volt generators for
                                 powering accessories. Class Cs are available in basement
                                 models, and can have wide bodies and slide-outs. Class Cs
                                 have an average price of approximately $43,000.

     All RVs offer sleeping space for between two and ten people depending on the model. Most RVs can be outfitted with a wide range of accessories, such as generators, satellite dishes, TVs, stereos, microwave ovens, leveling jacks and awnings.

     Service. RV dealerships generally provide maintenance and repair services for towables and the "coach" portion (i.e., the inside area and living systems) of motorized RVs. Traditionally, most dealers have performed preventive maintenance, but only limited repair on the chassis (i.e., the motor and drive systems) of motorized RVs due to the extensive training and equipment needed to perform such service. There are alternative sources, such as truck dealerships, that commonly provide chassis service for RVs.

     Dealers generally maintain service agreements with the manufacturers they represent. These agreements provide the dealer with access to parts and technical assistance required to repair and service the models of RVs sold by the dealer. Most manufacturers have factory training programs which are available to the dealership's service technicians.

     Parts and Accessories. Most dealerships sell a limited selection of parts and accessories for RVs. These include replacement items for both the exterior and interior of the vehicle as well as hitches, awnings and numerous other items to enhance the traveling or camping experience. Many dealerships also maintain a supply of liquid propane to sell to RV owners.

COMPANY GOAL AND OPERATING STRATEGY

     Our goal is to become the leading RV retailer in the United States with the capability of serving our customers through a nationwide network of dealerships. Our strategies to accomplish this goal include: (1) increase internal growth;
(2) reduce our costs through operating efficiencies; (3) expand our network of dealers through acquisitions; and (4) further develop complementary revenue sources.

     (1) INCREASE INTERNAL GROWTH. We intend to increase revenue and our share of the RV retailing market by pursuing various opportunities available to us as a national organization that are not generally available to individual dealers. To increase our internal growth, we intend to:

             Provide Nationwide Quality Repair Service. RV customers want reliable service when traveling across the country. Currently, consumers frequently have difficulty obtaining service from dealers other than the dealer from which they purchased their vehicle. We believe that a courteous, high-quality and dependable nationwide service center network is critical to establishing, maintaining and expanding long-term relationships with RV customers. We intend to develop a national network of fully-equipped service facilities which are capable of handling a broad range of vehicles and equipment, appliances and accessories associated with RVs. Such a network should encourage potential customers to purchase RVs from one of our dealerships. Further, by providing such services, we will have more opportunities to establish ongoing relationships with potential customers.

             Offer Access to a Broader Inventory Selection. An RV dealer with a broader inventory selection is more likely to be able to satisfy a potential customer's request and make a sale. We intend to link all of our dealerships' inventory databases and use this information to provide our customers with access to inventory held throughout our entire dealer network. These activities will enable us to offer our customers the largest selection of used vehicles and, to the extent permitted by manufacturers' agreements, new vehicles. We expect this larger selection of available vehicles will result in more sales.

             Manage Inventory on a Company-Wide Basis. We believe we can manage inventory on a company-wide basis to reduce costs and increase inventory turnover. We intend to centralize inventory purchasing activities to streamline communications with manufacturers and create more reliable production schedules for our manufacturers. We also expect to be able to shift some inventory to dealers in their peak selling season from dealers in areas of the country that are experiencing off-season reductions in sales. Such a procedure will permit our dealers to carry a more optimal level of inventory throughout their peak selling season.

             Create Nationwide Recognition for the "RV Centers" Name. We intend to create nationwide recognition for the "RV Centers" name and the network it represents. We intend to build name recognition using a national and regional marketing campaign including focused media and print advertising, prominent displays at numerous trade shows, telemarketing programs, newsletters and an Internet web site. Such name recognition and its association with a large, quality, nationwide organization will encourage potential customers to purchase from us.

             Develop Customer Loyalty Through Club Activities. RV owners frequently join RV clubs and engage in club activities. We plan to support local, regional and national camping events and clubs. We also intend to establish our own national club and newsletter for our customers to foster customer loyalty. We expect that membership in our club will include benefits such as purchase-related incentives.

             Increase Customer Satisfaction Through Training of Our Sales and Service Organization. Our management includes recognized industry authorities in the development and implementation of innovative sales and marketing processes and RV dealership design. We intend to adopt certain sales and customer service training programs and procedures which are designed to increase customer satisfaction and result in higher sales closure rates.

     (2) REDUCE OUR COSTS THROUGH OPERATING EFFICIENCIES. We believe that the combination of the founding companies as well as other targeted acquisitions will provide significant opportunities to reduce our costs through operating efficiencies.

             Realizing Purchasing Efficiencies. We anticipate that our size will provide us with increased purchasing power and permit us to procure certain products and services on more favorable terms than those available to smaller dealerships. We believe that we will be able to lower our costs for financing, casualty and health insurance and marketing and advertising. The founding companies' current indebtedness carries a weighted average interest rate of 8.8%. We also believe that, as a combined company, we will be able to strengthen and improve our contractual relationships with manufacturers. See "Risk Factors -- We Do Not Have Long-Term Supply Contracts With RV Manufacturers."

             Centralizing Administrative Functions. We anticipate that we will be able to lower our operating costs as a result of centralizing various administrative functions including purchasing, accounting, financing, insurance, employee benefits and legal support. Such centralization will also provide local dealership management with more time to focus on sales and operations.

             Implementing Common Computer and Information Systems. We will implement a common computer and information system at each of our dealerships. These common systems will create operating efficiencies by permitting better company-wide inventory management, purchasing and financial reporting. The systems will also permit tracking of customer requests and real-time sales information.

             Sharing "Best Practices." We expect to improve our dealerships' operating efficiencies by identifying and sharing the best management practices developed by each of them.

     (3) EXPAND OUR NETWORK OF DEALERS THROUGH ACQUISITIONS. In order to expand our nationwide dealer and service coverage, we intend to pursue a disciplined acquisition program. We believe there are a significant number of acquisition candidates available. Our acquisition program will target strategically situated RV dealers that will enable us to:

     - enter new geographic markets;

     - increase our presence in geographic markets we currently serve;

     - increase our access to popular, high-quality product lines and models;
       and

     - expand our service capabilities.

     As consideration for future acquisitions, we intend to use various combinations of our common stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being the quality and continuity of management, historical operating results, future prospects of the target and the ability of the target to provide entry to new markets. Within 90 days following the completion of the offering, we intend to register approximately 3,000,000 shares of common stock for use in connection with future acquisitions.

     We believe we will be regarded as an attractive acquiror because of:

     - our nationwide strategy and scope of operations which bring competitive advantages to dealers that affiliate with RV Centers;

     - our decentralized operating strategy which allows managers of acquired dealers to continue to direct the local business;

     - the ability of management and employees to participate in our growth through potential stock ownership and career advancement opportunities; and

     - the ability to offer acquired dealers a combination of publicly-traded common stock and cash.

     See "Risk Factors -- There Are Risks Associated With Our Acquisition Strategy."

     (4) FURTHER DEVELOP COMPLEMENTARY REVENUE SOURCES. We expect to increase our revenue and strengthen our operations through expansion of certain activities which generally have not been fully exploited by individual RV dealers. Such activities include:

          Financing, Extended Warranty and Insurance Fees. We currently receive fees for assisting our customers in obtaining loans, insurance and extended warranties from various financing institutions and insurers. We intend to consolidate our relationships with these financing institutions and insurers in order to provide our customers with more favorable loan terms and insurance rates and to expand our fee-related income.

          Services To Assist Used Vehicle Sales. According to a recent industry study, only 20% of used RV sales involve a dealership. We intend to offer pre-sale servicing and the sale of extended warranties to individuals who are selling their used vehicles themselves. We believe that there will be a significant demand for such servicing and warranties and that such services will lead to follow-on sales.

          Expansion of Sales of Parts and Accessories. Traditionally, RV dealers have sold a limited number of parts and accessories. Sales of parts and accessories generally have higher profit margins than vehicle sales. We intend to expand our sales of parts and accessories by devoting additional floor space at our dealerships to such items.

          Designation as Insurer Approved Service Centers. We believe that opportunities exist to increase revenue from insurance-related repairs. We also believe that companies providing insurance to RV owners desire the advantages and efficiencies to be gained from working with a nationwide network of service centers. Consequently, we intend to work with the largest RV insurance providers to become certified as designated service centers for collision repair and body shop services.

FACILITIES

     We have 25 dealership locations in 13 states across the United States. The following table lists the various locations of our dealerships. Generally, each of our dealership facilities consists of one or more buildings containing sales and administrative offices, parts inventory showrooms and storerooms, a maintenance and repair shop, and an open display lot to hold our inventory of RVs. We lease all of our facilities. In many cases, the property is leased by us, at market rates, from the prior stockholders of the founding company which operates on the property. See "Certain Transactions."


                                                                      APPROXIMATE
                                                        APPROXIMATE    BUILDING           LEASE
CITY/STATE                      FOUNDING COMPANY          ACREAGE        SPACE      EXPIRATION DATE(1)
----------                      ----------------        -----------   -----------   ------------------
Dothan, Alabama                 Emerald Coast.........      1.8          6,000 ft2  March 2011
Carson, California              Saddleback............      1.5            600      September 2009
Irvine, California              Saddleback............      1.7          6,400      March 2001
La Mirada, California           Saddleback............      1.0          1,000      February 2007
Lancaster, California           Young's...............      7.2         35,500      April 2008
Wheat Ridge, Colorado           Casey's...............      3.9          2,900      Month-to-month
Bartow, Florida                 Dusty's Camper World..      5.0         13,600      March 2011
Bushnell, Florida(1)            County Line...........      2.0          4,500      Month-to-month
Clermont, Florida               County Line...........     12.0         37,000      March 2011
Gulf Breeze, Florida            Emerald Coast.........     10.0         19,800      March 2011
Inverness, Florida              County Line...........      3.0          5,400      March 2011
Ocala (North), Florida          County Line...........      8.0         18,000      March 2011
Ocala (South), Florida          County Line...........      3.0          2,500      March 2011
Panama City, Florida            Emerald Coast.........      5.5         11,100      March 2011
Cedar Falls, Iowa               Ace Fogdall...........      4.0         13,500      March 2011
Lakewood, New Jersey            Scott Motor Coach.....      4.0         12,000      March 2011
Lexington (North), Kentucky     Hall Enterprises......      2.5          9,800      March 2011
Lexington (South), Kentucky     Hall Enterprises......      5.0         23,300      March 2007
Olive Branch, Mississippi       American RV...........      6.5         13,000      March 2011
West Chester, Pennsylvania      Stoltzfus.............     14.0         36,200      March 2011
Memphis, Tennessee              American RV...........      5.0         10,000      May 2004
Austin, Texas                   Marshall's............      5.0          7,500      July 1999
Greenacres, Washington          RV's Northwest........      3.3         16,000      March 2011
Spokane, Washington             RV's Northwest........      1.0          1,200      February 2007
Prosperity, West Virginia       Little Valley.........      6.0         35,400      March 2011


---------------

(1) Assumes all renewal options are exercised.
(2) Seasonal operation only, open during approximately five months of the year.

     The leases of these dealership facilities provide for monthly rentals ranging from approximately $2,100 to $35,700. We do not anticipate difficulty in renewing leases as they expire or in obtaining alternate sites as necessary.

     Our corporate headquarters are located in Houston, Texas. We are in the process of obtaining office space in Houston under a long-term lease for our corporate headquarters.

VEHICLE SALES

     Sales of new and used vehicles represented 90.7% of our total revenues in 1997. We offer a wide range of new and used RVs, including a variety of both towable and motorized models. The following table shows the breakdown of vehicle sales for the year ended December 31, 1997 (dollars in millions):

New......................................     $141.5          62%
Used.....................................       87.2          38%
                                              ------         ---
                                              $228.7         100%
                                              ======         ===
Motorized................................     $ 80.1          35%
Towables.................................      148.6          65%
                                              ------         ---
                                              $228.7         100%
                                              ======         ===

     At a few of our locations, we also sell small boats and other recreational watercraft. Sales of watercraft, included above with towable products, represented less than 2.0% of total revenue in 1997, and we do not currently plan to materially expand such operations.

MANUFACTURERS SUPPLYING RV CENTERS

     We purchase new RV inventory from over 40 different manufacturers. There is significant competition between RV manufacturers, and generally there are comparable models made by more than one manufacturer. While occasionally we have been unable to promptly obtain certain popular RV models, we do not expect to experience significant difficulties in obtaining inventory.

MARKETING

     Our founding companies each conduct advertising campaigns through newspaper, television, radio, billboards, direct mail, yellow pages, consumer magazines and the Internet. Total advertising expense was $2.6 million in 1997. We anticipate that our local dealerships will continue to direct a significant portion of our advertising. We believe that the management of our dealerships best understand their local markets and the most effective means of reaching potential customers in their markets. We plan to conduct some uniform advertising across each of the geographic markets served by our dealerships to build consumer awareness of our products and services on a national basis. In connection with such advertising, we intend to adopt a trademark and/or service mark that will be used by all our dealerships in their advertisements. Such a trademark and/or service mark will support consumer identification of each of our dealerships.

     We intend to have a presence at a number of consumer shows featuring RVs which are conducted by trade groups and others. We believe that consumer shows provide an excellent opportunity to display our diverse range of products and attract trade-in sales.

PARTS AND SERVICES

     We sell parts and accessories for RVs and provide a variety of RV repair, maintenance and body shop services. Revenue from parts and services represented 6.6% of our total revenue in 1997. The services we provide include basic vehicle maintenance services as well as more extensive repairs to living area fixtures. We perform automotive type repairs on a limited basis. We will often assist the customer in obtaining such repairs by referring the customer or by arranging delivery of a vehicle to an automotive repair shop. We plan to achieve a high level of customer satisfaction and long-term customer loyalty by establishing a nationwide network of high-quality service centers at our dealership locations.

OTHER REVENUE

     Fees associated with the sales of finance, insurance and warranty contracts represented 2.7% of total revenue in 1997. We intend to expand this source of revenue as we consolidate our relationships with RV insurers and financing institutions in order to offer our customers favorable terms and rates.

     We also engage in a minor amount of RV rentals at a few locations, which represented less than 1.0% of total revenue in 1997 and 1998. Rentals, however, are an excellent way for first-time RV users to determine whether they will enjoy the lifestyle enough to warrant the purchase of a vehicle. As a result, we are likely to expand this activity, although we do not expect it to be a significant part of dealership operations.

COMPETITION

     We operate in a highly-fragmented and competitive industry. Competition is based primarily on model selection, quality of customer service, geographic proximity and price. We compete with a large number of RV dealers on a regional and local basis, some of which have larger operations than us or other competitive advantages in their particular markets.

     We believe that we will be able to compete effectively because of our significant number of locations, geographic diversity, knowledgeable and trained sales force, broad-based product line, long-term customer relationships and combined operational and administrative economies of scale. We intend to differentiate ourselves from our competition in terms of service by developing a nationwide system of dealers that can provide service to our customers while traveling. In addition, our size gives us a competitive advantage with a lower cost of capital and the ability to take advantage of national advertising and marketing programs.

MANAGEMENT INFORMATION SYSTEMS

     An integral part of our strategy is the implementation of common, company-wide information systems. We intend to solicit proposals from certain vendors that have experience providing operating systems, hardware and software to automobile, marine and RV dealerships. We expect to have the selection process completed and installation under way prior to the end of 1999. Once all our dealership locations are linked on a common information system, we expect that each dealership will have real-time access to in-stock inventory information of all our dealerships. This should stimulate additional vehicle and parts sales and give customers, particularly those seeking a particular model of used vehicle, a much greater selection. In addition, each dealership as well as corporate management will have access to real-time sales information and other measures of performance.

GOVERNMENT REGULATION

     A number of regulations affect the business of marketing, selling, financing and servicing RVs. We also are subject to laws and regulations relating to businesses generally.

     The laws of certain states require us and/or our salespeople to have a license in order to establish, operate or relocate a dealership or provide certain repair services. These laws can also regulate our conduct of business, including its advertising and sales practices.

     Our financing activities with our customers are subject to federal truth in lending, consumer leasing and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, insurance laws, usury laws and other installment sales laws. Some states regulate finance fees that may be paid as a result of vehicle sales. Penalties for violation of any of these laws or regulations may include revocation of certain licenses, assessment of criminal and civil fines and penalties, and in certain instances, create a private cause of action for individuals. We believe that we comply substantially with all laws and regulations affecting our business and do not have any material liabilities under such laws and regulations and that compliance with all such laws and regulations will not, individually or in the aggregate, have a material adverse effect on our capital expenditures, earnings or competitive position, and we do not anticipate that maintaining such compliance will have a material effect on us in the future.

ENVIRONMENTAL MATTERS

     We are subject to a wide range of federal, state, and local environmental laws and regulations, including those governing discharges to the air and water, the storage of petroleum substances and chemicals, the handling and disposal of wastes, and the remediation of contamination arising from spills and releases. As with RV dealerships generally, our business involves the generation, use, handling and disposal of relatively small amounts of hazardous or toxic substances or wastes. Operations involving the management of hazardous and nonhazardous wastes are subject to requirements of the Federal Resource Conservation and Recovery Act and comparable state statutes. Pursuant to these laws, federal and state environmental agencies have established approved methods for storage, treatment, and disposal of regulated wastes with which we must comply. As we expand the amount of services provided to our customers, we will generate more used oil and similar hazardous wastes.

     We are also subject to laws and regulations governing remediation of contamination at facilities we operate or to which we send hazardous or toxic substances or wastes for treatment, recycling or disposal. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances released at such sites. Under CERCLA, these "responsible parties" may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances.

     Environmental laws and regulations have become very complex and it has become very difficult for businesses that routinely handle hazardous and non-hazardous wastes to achieve and maintain full compliance with all applicable environmental laws. Like virtually any network of vehicle dealerships and vehicle service facilities, from time to time we can be expected to experience incidents and encounter conditions that will not be in full compliance with all applicable environmental laws and regulations. However, none of the founding companies have been subject to any material environmental liabilities in the past and we do not anticipate that any material environmental liabilities will be incurred in the future. Nevertheless, environmental laws and regulations and their interpretation and enforcement are changed frequently and we believe that the trend of more expansive and more strict environmental legislation and regulations is likely to continue. Hence, there can be no assurance that compliance with environmental laws or regulations or the future discovery of unknown environmental conditions will not require additional expenditures by us, or that such expenditures would not be material.

EMPLOYEES

     At December 31, 1998, we had 630 employees, consisting of 325 in sales, 292 in parts and service, 102 in clerical and administrative support and 33 in dealership management. We are not a party to any collective bargaining agreement and have never experienced a work stoppage. We believe that our relationship with our employees is good. The founding companies have developed various types of internal quality control programs and utilize periodic customer satisfaction surveys to help evaluate the performance of our sales and service staff. We intend to standardize these practices and establish career advancement opportunities for managers and employees, including policies for the transfer of personnel between dealerships when such a move is desirable for both RV Centers and the employee.

LEGAL PROCEEDINGS

     We are not a party to any pending legal proceedings other than ordinary routine litigation incidental to our business that our management believes will not have a material adverse effect on our business, financial condition or results of operations.

INSURANCE

     Our founding companies maintain general liability, worker's compensation and property insurance in amounts considered adequate and customary for businesses of this kind. We intend to consolidate insurance coverages as soon as practical following the offering in order to take advantage of our increased purchasing power and standardize the levels and types of coverage. Working with an insurance advisor, we will explore the advisability and feasibility of increasing the deductibles presently maintained and possibly self-insuring certain risks, subject to agreed retention levels. There can be no assurance that future claims will not exceed insurance coverage.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning our directors and executive officers, and those persons who will become directors following the consummation of the offering:

NAME                                AGE                         POSITION
----                                ---                         --------
Clayton K. Trier..................  46    Chairman of the Board, President and Chief Executive
                                          Officer
John Mancinelli...................  56    Vice Chairman of the Board and Chief Development
                                          Officer
A. John Kreft.....................  48    Director
J. Christian Baker, III...........  51    Vice President, Secretary and Director*
Peter A. Albano...................  56    President of American RV and Director+
Armando Alonso....................  55    President of County Line and Director+
Allen M. Binford..................  53    President of Emerald Coast and Director+
James A. Fogdall..................  56    President of Ace Fogdall and Director+
Earl Stoltzfus....................  57    President of Stoltzfus and Director+

---------------

* Mr. Baker will resign as an officer and a Director upon consummation of the offering.

+ Appointment as a Director to be effective as of the consummation of the offering.

     Clayton K. Trier became Chairman of the Board, President and Chief Executive Officer of RV Centers in October 1998. Mr. Trier has been involved in the organization of RV Centers, the acquisition of the founding companies and the offering. Since April 1997, Mr. Trier has been a private investor. In 1993, he was a founder of U.S. Delivery Systems, Inc. ("U.S. Delivery"), a company created to consolidate the highly-fragmented local delivery industry, and Mr. Trier served as Chairman and Chief Executive Officer of U.S. Delivery from its inception until April 1997. In March 1996, U.S. Delivery, a NYSE-listed company at that time, was acquired by Corporate Express, Inc., a large publicly-owned office products company, and Mr. Trier served as a director of Corporate Express, Inc. from the acquisition date until January 1997. From 1991 to 1993, Mr. Trier was President of Trier & Partners, Inc., a consulting and investment banking firm. From 1987 through 1990, Mr. Trier served as President and Co-Chief Executive Officer of Allwaste, Inc., an environmental services company listed on the NYSE. From 1974 to 1987, Mr. Trier was at the international accounting firm of Arthur Andersen & Co., in which he was a partner from 1983 to 1987. Mr. Trier also serves as a director of Pentacon, Inc. (NYSE: JIT), a distributor of fasteners and provider of small parts inventory management services, and as a director of Creative Master International, Inc. (Nasdaq: CMST), a manufacturer and distributor of collectible-quality, die-cast replicas of cars, trucks and other items.

     John Mancinelli became Vice Chairman of the Board and Chief Development Officer of RV Centers in October 1998. Mr. Mancinelli has been involved in the organization of RV Centers, the acquisition of the founding companies and the offering. Mr. Mancinelli has 27 years of experience in the RV industry. From March 1998 until joining RV Centers, Mr. Mancinelli served as an independent consultant providing training and consulting services to RV dealerships. Prior to establishing his consulting firm, Mr. Mancinelli was a Vice President with Lazydays RV Supercenter in Tampa Florida ("Lazydays"). During his 12 years at Lazydays commencing in 1986, Mr. Mancinelli was a salesperson, sales manager, wholesale manager, director of planning and development, service operations manager and Vice President. During the period of his service, Lazydays grew to become the largest RV dealership, in sales, in the United States. From 1994 to 1996, Mr. Mancinelli served on the Board of Directors of the Recreation Vehicle Dealers Association. Mr. Mancinelli was Vice President, general manager and a partner of Crestwood RV Center, a New York based RV dealership, between 1971 and 1978 and again between 1980 and 1986. Mr. Mancinelli was also general manager at Crowley RV Center, an RV dealership in Bristol, Connecticut, from 1978 to 1980.

     A. John Kreft served as President of RV Centers from its formation until October 1998 and has served as a Director of RV Centers since it was formed. Mr. Kreft has been involved in the organization of RV Centers, the acquisition of the founding companies and the offering. Since 1997, Mr. Kreft has been employed by the Houston-based investment banking and venture capital firm of Baker Kreft Securities, L.L.C., a NASD member firm which he co-founded. Mr. Kreft is the firm's Chief Executive Officer and a registered securities principal. Prior to co-founding Baker Kreft Securities, L.L.C., Mr. Kreft co-founded TriCap Partners, L.L.C., a Houston-based venture capital firm, in 1996. From 1994 to 1996, Mr. Kreft was a principal with Alex Brown & Sons Incorporated. From 1984 to 1994, Mr. Kreft was with CS First Boston, where he was elected a Managing Director in 1989.

     J. Christian Baker, III has served as Vice President, Secretary and a Director of RV Centers since it was formed. Mr. Baker has been involved in the organization of RV Centers, the acquisition of the founding companies and the offering. Since 1997, Mr. Baker has been employed by the Houston-based investment banking and venture capital firm of Baker Kreft Securities, L.L.C. a NASD member firm which he co-founded. Mr. Baker is the firm's Chief Financial Officer and a registered securities principal. Prior to co-founding Baker Kreft Securities, L.L.C., Mr. Baker co-founded TriCap Partners, L.L.C., a Houston-based venture capital firm, in 1996. From November 1995 until the founding of TriCap Partners, Mr. Baker provided independent financial advisory and consulting services to healthcare and financial services clients. From 1994 to 1995, Mr. Baker was with Morgan Keegan & Company. From 1992 to 1994, Mr. Baker was with Stephens, Inc. Mr. Baker will relinquish his positions as an officer and director of RV Centers upon consummation of the offering.

     Peter A. Albano will become a director of RV Centers upon consummation of the offering. Mr. Albano served 26 years at Procter and Gamble, retiring from his position as associate director in 1993. In 1993, Mr. Albano purchased American RV. He has served as President of American RV since 1993.

     Armando Alonso will become a director of RV Centers upon consummation of the offering. Mr. Alonso has over 30 years of experience in the recreation vehicle retail business and has served as President of County Line since 1979.

     Allen M. Binford will become a director of RV Centers upon consummation of the offering. Mr. Binford has over 30 years of experience in the recreation vehicle retail business and has served as President of Emerald Coast since 1990.

     James A. Fogdall will become a director of RV Centers upon consummation of the offering. Mr. Fogdall has over 35 years of experience in the recreation vehicle retail business. He served as Chairman of the Recreation Vehicle Dealers Association in 1996-97 and has served as President of Ace Fogdall since 1984. Mr. Fogdall also served on the National Go RVing Committee on Excellence from 1995 to 1997.

     Earl Stoltzfus will become a director of RV Centers upon consummation of the offering. Mr. Stoltzfus has over 31 years of experience in the recreation vehicle retail business and has served as President of Stoltzfus since 1969.

     We intend to appoint three independent directors to serve immediately following the offering. We also expect to hire additional officers, including a Chief Financial Officer, a Chief Operating Officer and a General Counsel prior to the consummation of the offering. None of such directors or officers have been identified or hired at this time.

     Directors are elected at each annual meeting of stockholders. All officers serve at the discretion of the board of directors, subject to the terms of their respective employment agreements. See "-- Employment Agreements" and "Description of Capital Stock."

     Our board of directors will establish an Audit Committee, Compensation Committee, Acquisitions Committee and Director Affairs Committee. The Audit Committee will recommend the appointment of independent auditors, review and approve the scope of work and fees of the independent auditors, and review with executive management and independent auditors the adequacy of RV Centers' accounting systems, internal controls and financial reporting processes. The Compensation Committee will determine executive officers' and key employees' salaries and bonuses and will administer the RV Centers, Inc. 1999 Stock Option Plan and other company-wide employee benefit programs. The Acquisitions Committee will oversee and monitor RV Centers' acquisition program and its progress toward achieving strategic objectives established by the full Board as well as have the authority to approve the terms and conditions of acquisitions with annual revenues and a proposed purchase price less than certain pre-established levels to be determined by the full Board. The Director Affairs Committee will periodically review and recommend changes in compensation and benefit arrangements for non-employee directors, monitor the performance of directors, recruit new directors, as needed, and make recommendations to the full Board as to which persons should be nominated for election or reelection to the Board at annual meetings of the stockholders, review and advise the full Board on any potential conflicts of interest of directors, and monitor RV Centers' overall corporate governance policies.

     The Audit and Compensation Committees will consist solely of independent directors whereas the Acquisitions and Director Affairs Committees will consist of a combination of independent and employee directors.

DIRECTORS' COMPENSATION

     Directors who are employees of RV Centers will not receive additional compensation for serving as directors. Each director who is not an employee of RV Centers will receive a fee of $2,000 for attendance at each regularly-scheduled board of directors meeting and $500 for any special telephonic board meetings and for each committee meeting (unless held on the same day as a board of directors meeting). We will reimburse Directors for out-of-pocket expenses incurred in attending meetings of the board of directors or committees thereof, and for other expenses incurred in their capacity as directors of RV Centers. We will grant each non-employee director appointed effective as of the consummation of the offering stock options to purchase 15,000 shares of common stock at the initial public offering price. We will also grant to each non-employee director elected after consummation of the offering stock options to purchase 10,000 shares of common stock upon their initial election to the board of directors. In addition, each year we will grant to each non-employee director options to purchase 5,000 shares of common stock after the initial year of service. See "-- 1999 Stock Plan."

EXECUTIVE COMPENSATION

     RV Centers was incorporated in May 1998 and, prior to the offering, has not conducted any operations other than activities related to the Acquisitions and the offering. During 1999, we anticipate that the annualized base salaries of each of our most highly compensated executive officers, Messrs. Trier and Mancinelli will be $150,000. Nonqualified options for a total of 308,006 and 107,133 shares of common stock at the initial public offering price were granted in October 1998 to Messrs. Trier and Mancinelli, respectively. Such options vest at various intervals over five and one-half years from the date of grant. We intend to hire a Chief Financial Officer, Chief Operating Officer and a General Counsel, and we anticipate granting stock options to each of these officers and that the salaries of each of these officers will exceed $100,000 per year.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with each of our executive officers. The agreements have an initial term of three years and may then be renewed, at our option, on a year-to-year basis. Each employment agreement is terminable by us for "good cause" upon ten days' written notice. The employment agreements are terminable without "good cause" by us or for no reason or for "good reason" by the officer upon thirty days' written notice. Each employment agreement provides that, if we terminate the officer's employment without "good cause," such officer will be entitled to receive a severance payment equal to the officer's base salary for the greater of one year or the remainder of the then current term. Such severance will be paid in equal monthly installments. The employment agreements prohibit such officers from disclosing our confidential information and trade secrets and generally restrict these individuals from competing with us for a period of two years after the termination of their respective employment agreements. Such non-compete period is reduced to one year if we terminate the agreement without "good cause" or the officer terminates the agreement for "good reason."

     The employment agreement of each executive officer contains certain provisions concerning a change-in-control of RV Centers. If the officer is not notified, at least five days prior to the transaction giving rise to the change-in-control, that the successor company is assuming his employment agreement, then the officer may terminate their employment and will be entitled to triple the payment that would have been payable upon termination without "good cause." Notwithstanding the successor company's agreement to assume the officer's employment agreement, in any change-in-control situation, Messrs. Trier and Mancinelli may elect to terminate their employment by giving five days' written notice prior to the change-in-control, and they will be entitled to double the payment that would have been payable upon termination without "good cause." The change-in-control provisions in the employment agreements may discourage bids to acquire RV Centers or reduce the amount an acquiror is willing to pay for RV Centers.

1999 STOCK OPTION PLAN

     We plan to adopt an RV Centers, Inc. 1999 Stock Option Plan (the "1999 Stock Option Plan") prior to consummation of the offering. The purpose of the 1999 Stock Option Plan is to provide officers, directors, key employees and certain other persons who will be instrumental in the success of RV Centers with additional incentives by increasing their proprietary interest in RV Centers. The aggregate amount of common stock with respect to which options may be granted may not exceed the greater of (a) 1,500,000 shares or (b) 15% of the total shares authorized (subject to adjustment to reflect stock splits).

     The 1999 Stock Option Plan will be administered by the Compensation Committee of the board of directors, which will be composed entirely of non-employee directors. Subject to the terms of the 1999 Stock Option Plan, the Committee will determine to whom options will be granted and the terms and conditions of option grants. Options granted under the 1999 Stock Option Plan may be either non-qualified stock options, or may qualify as incentive stock options ("ISOs"), provided that the aggregate fair market value (determined at the time the ISO is granted) of the common stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year under all plans of RV Centers and any parent or subsidiary corporation shall not exceed $100,000. Under the 1999 Stock Option Plan, no person may receive an option in any year to purchase more than 250,000 shares of common stock. The Compensation Committee will determine the period over which options become exercisable, provided that all options become immediately exercisable upon death of the grantee or upon a change-in-control (as defined in the 1999 Stock Option
Plan) of RV Centers.

     The 1999 Stock Option Plan will also provide for automatic option grants to directors who are not otherwise employed by RV Centers or its subsidiaries. Each non-employee director appointed effective as of the consummation of the offering will receive stock options to purchase 15,000 shares of common stock, and each non-employee director newly elected after consummation of the offering will receive stock options to purchase 10,000 shares of common stock upon election to the board of directors. All non-employee directors will receive an annual grant of options to purchase 5,000 shares of common stock for each year of service as a director after their initial year of service. Options granted to non-employee directors are exercisable in full six months after their grant (subject to applicable securities laws) and shall have a term of ten years.

     Upon consummation of the offering, under the 1999 Stock Option Plan, it is anticipated that a total of 45,000 stock options will be granted to three non-employee directors at the initial public offering price, and a total of approximately 280,000 stock options will be granted to employees of the founding companies at the initial public offering price. The stock options to be granted to the employees of the founding companies will all vest and become exercisable ratably over the five years following consummation of the offering. The annual automatic grants to non-employee directors and all other future grants under the 1999

Stock Option Plan are anticipated to be made at an exercise price equal to the market value of the common stock at the time of the grant.

     Options that are not exercisable at the time of a voluntary termination of the grantee's employment (or directorship) or a termination without "cause" as defined in the 1999 Stock Option Plan will be immediately forfeited. In the case of a termination for "cause," all options are immediately forfeited. In no event may an ISO granted to a control person (as defined in the 1999 Stock Option
Plan) be exercisable more than five years from the date of grant.

     Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, options granted with an exercise price at least equal to the fair market value of the shares of common stock on the date of grant will qualify as performance based.

     Upon exercise of a non-qualified option, the optionee generally will recognize ordinary income in the amount of the "option spread" (the difference between the market value of the option shares at the time of exercise and the exercise price), and RV Centers is generally entitled to a corresponding tax deduction (subject to certain withholding requirements). When an optionee sells shares issued upon the exercise of a non-qualified stock option, the optionee realizes a short-term or long-term capital gain or loss, depending on the length of the holding period, but RV Centers is not entitled to any tax deduction in connection with such sale.

     An optionee will not be subject to federal income taxation upon the exercise of ISOs granted under the 1999 Stock Option Plan, and RV Centers will not be entitled to a federal income tax deduction by reason of such exercise. A sale of shares of common stock acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the option generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price, and RV Centers will not be entitled to any tax deduction in connection therewith. If a sale of shares of common stock acquired upon exercise of an ISO occurs within one year from the date of exercise of the option or within two years from the date of the option grant (a "disqualifying disposition"), the optionee generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise of the options over the exercise price, or (ii) the excess of the amount realized on the sale of the shares over the exercise price. Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary income will be a long-term or a short-term capital gain, depending upon the length of time the shares were held. RV Centers generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary income recognized by the participant.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF RV CENTERS

     During 1998, Messrs. Trier and Mancinelli joined with BKF to found RV Centers and pursue the acquisitions of the founding companies. BKF, an investment entity formed to focus on consolidations in highly-fragmented industries, provided RV Centers with expertise regarding the consolidation process and advanced RV Centers the capital needed to pay organizational and offering expenses.

     Upon the formation of RV Centers, BKF purchased 1,339,157 shares of common stock. In May 1998, RV Centers sold 133,916 shares of common stock to Mr. Mancinelli. In October 1998, RV Centers sold 401,748 shares of common stock to Mr. Trier (including 200,874 shares purchased by trusts for the benefit of Mr. Trier's minor children) and 60,262 shares of common stock to Mr. Mancinelli. All such sales were made for nominal amounts. As a result, RV Centers has recorded
non-recurring, non-cash compensation charges of approximately $   million and
$   million in the second and fourth quarters of 1998, respectively, representing the difference between the amounts paid for the shares and the estimated initial public offering price, net of a 20% marketability discount.

     RV Centers has agreed to reimburse BKF and its affiliates for expenses incurred by BKF in connection with the Acquisitions and the offering. As of September 30, 1998, BKF had incurred $481,450 of such expenses, which have been accrued in the financial statements of RV Centers appearing elsewhere in this prospectus. RV Centers has also entered into a Credit Agreement with BKF, pursuant to which RV Centers has borrowed a total of $950,000 as of September 30, 1998, in order to pay offering expenses. The Credit Agreement provides that RV Centers will pay an origination fee of 8% of the amounts borrowed thereunder plus interest at the prime rate announced by Chase Bank of Texas, N.A. plus 200 basis points.

     Simultaneously with the closing of the offering, RV Centers will acquire all of the issued and outstanding capital stock of the founding companies except Young's, at which time each such founding company will become a wholly-owned subsidiary of RV Centers. Young's RVs, Inc., a newly-formed, wholly-owned subsidiary of RV Centers, will acquire from Mr. Padgett all the assets used in the operation of Young's business and assume certain liabilities. The aggregate consideration that will be paid by RV Centers to acquire the founding companies consists of (a) approximately $17.7 million in cash and (b) 3,780,100 shares of common stock.

     The following table sets forth for each founding company the consideration to be paid to the stockholders of the founding companies in cash and in shares of common stock:

                                                                           SHARES OF
                                                               CASH       COMMON STOCK
                                                            -----------   ------------
County Line...............................................  $ 3,314,000      773,200
Saddleback................................................    1,188,000      277,200
Emerald Coast(1)..........................................    1,708,000      398,500
Casey's...................................................    1,277,000      298,000
Stoltzfus.................................................    1,303,000      303,900
Dusty's Camper World......................................    1,764,000      411,600
Hall Enterprises..........................................      629,000      146,800
Scott Motor Coach.........................................      747,000      174,200
American RV(2)............................................      475,000      110,900
Young's...................................................    1,660,000      129,100
RV's Northwest............................................      314,000       73,300
Little Valley.............................................    1,380,000      321,900
Marshall's................................................      668,000      155,900
Ace Fogdall...............................................    1,227,000      205,600
                                                            -----------    ---------
          Total...........................................  $17,654,000    3,780,100
                                                            ===========    =========

---------------

(1) Prior to or on the consummation of the offering, Emerald Coast shall distribute to Mr. Binford real estate in Gulf Breeze and Panama City, Florida on which Emerald Coast operates dealership facilities, and Emerald Coast will enter into lease agreements with Mr. Binford for the ongoing use of such facilities. The properties were appraised in 1998 at approximately $1,500,000.

(2) RV Centers has agreed to pay the stockholder of American RV an additional $176,000 in cash and 41,000 shares of common stock if American RV attains a stipulated level of pretax income during the first year after the offering.

     Prior to consummation of the Acquisitions, certain of the founding companies will make distributions representing S-corporation retained earnings previously taxed to their respective stockholders. The amount of such distributions (in excess of estimated stockholder tax liabilities attributable to the earnings of their founding company for 1998 and 1999) shall be deducted from the cash payments indicated in the table above.

     In connection with the Acquisitions, RV Centers has agreed to appoint five representatives of the founding companies as directors of RV Centers upon consummation of the offering. As consideration for their interests in their respective founding companies, these director nominees, their spouses, or trusts for the benefit of their children, will receive cash and shares of common stock of RV Centers as follows:

                                                                           SHARES OF
                                                                CASH      COMMON STOCK
                                                             ----------   ------------
Peter A. Albano(1).........................................  $  475,000      110,900
Armando Alonso.............................................   1,657,000      386,600
Allen M. Binford...........................................   1,537,200      358,650
James S. Fogdall...........................................   1,119,751      187,630
Earl Stoltzfus.............................................   1,303,000      303,900
                                                             ----------    ---------
          Total............................................  $6,091,951    1,347,680
                                                             ==========    =========

---------------

(1) Excludes $176,000 in cash and 41,000 shares of common stock that will be issued if American RV attains a stipulated level of pretax income during the first year after the offering.

     The consummation of each Acquisition is subject to customary conditions. These conditions include, among others, the accuracy on the closing date of the Acquisitions of the representations and warranties by the founding companies, their principal stockholders and by RV Centers; the performance by each of the parties of their respective covenants; and the nonexistence of a material adverse change in the results of operations, financial condition or business of each founding company.

     Certain of the founding companies have incurred indebtedness that has been personally guaranteed by their stockholders or by entities controlled by their stockholders. At September 30, 1998, the aggregate amount of indebtedness of these founding companies that was subject to personal guarantees was approximately $51.1 million. RV Centers intends to use a portion of the net proceeds from this offering, together with borrowings available from RV Centers' anticipated revolving credit facility, to repay substantially all of the indebtedness of the founding companies.

     The founding companies and founding company stockholders agreed, prior to the initial filing of the Registration Statement for this offering to the terms of the Acquisition Agreements. The offers and sales of common stock pursuant to the Acquisition Agreements have not been registered under the Securities Act and have been structured as private placements exempt from registration under the Securities Act.

     There can be no assurance that the conditions to the closing of the Acquisitions will be satisfied or waived or that the agreements relating to the Acquisitions will not be terminated prior to the closing. If any of the Acquisitions is terminated for any reason, RV Centers does not intend to consummate the offering on the terms described herein.

     Pursuant to the agreements relating to the Acquisitions, all significant stockholders of each of the founding companies have agreed not to compete with RV Centers for a period of five years commencing on the date of closing of the Acquisitions.

TRANSACTIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

  Leases of Real Property by Founding Companies

     Following the Acquisitions, certain subsidiaries will continue to lease facilities from certain founders or entities controlled by certain founders as described below. RV Centers believes that the rent for each of these facilities does not exceed fair market value. The initial term for all of the leases described below expire on the third anniversary of the consummation of the offering. The leases include three options to renew the lease; each renewal term will be for three years at a rent adjusted for inflation. The leases provide that the tenant is responsible for payment of all utilities, taxes, maintenance and non-structural repairs of existing improvements on the leased premises.

     Following the Acquisitions, American RV will continue to sublease its facilities in Olive Branch, Mississippi from Peter A. Albano. Mr. Albano leases the Olive Branch facilities from an unrelated third party. Mr. Albano will become a director of RV Centers upon consummation of the offering. The sublease provides for an annual rent of $96,000 which is the rent owed pursuant to the master lease with the third party.

     Following the Acquisitions, County Line will continue to lease its facilities in Inverness, Florida, Ocala, Florida and Clermont, Florida from Armando Alonso and Francisco Alonso, Jr. Mr. Armando Alonso will become a director of RV Centers upon consummation of the offering. The leases provide for annual rents of $216,840 and $180,000 for the Clermont and Ocala North facilities, respectively, and an annual rent of $60,000 for each of the Inverness, Ocala South and Ocala North retail facilities.

     Following the Acquisitions, Emerald Coast will lease its facilities in Gulf Breeze, Florida and Panama City, Florida and will continue to lease its facility in Dothan, Alabama from Mr. Binford. Mr. Binford will become a director of RV Centers upon consummation of the offering. The leases for the Gulf Breeze, Panama City and Dothan properties provide for annual rentals of $86,000, $40,000 and $30,000, respectively.

     Following the Acquisitions, Stoltzfus will continue to lease its facilities in West Chester, Pennsylvania from the Vir Mar Family Limited Partnership, an entity owned and controlled by Earl Stoltzfus and members of his family. Mr. Earl Stoltzfus will become a director of RV Centers upon consummation of the offering. The lease provides for an annual rent of $168,000.

     Following the Acquisitions, Ace Fogdall will continue to lease its facilities in Cedar Falls, Iowa from JJS&J Corporation, an entity owned by James
S. Fogdall, his wife and their two children. Mr. Fogdall will become a director of RV Centers upon consummation of the offering. The lease provides for an annual rent of $72,000.

  Other Transactions

     Following the Acquisitions, County Line will continue to lease minor equipment used in the operation of the County Line dealership from Alonso Joint Ventures, an entity owned and controlled by Francisco and Armando Alonso. The equipment is leased on a month-to-month basis for aggregate fees of approximately $6,900 per month.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of RV Centers are anticipated to be minimal, and must be approved in advance by a majority of disinterested members of the board of directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of RV Centers' common stock, after giving effect to the issuance of shares of common stock in connection with the Acquisitions and after giving effect to the offering, by (a) all persons known to RV Centers to be the beneficial owner of 5% or more thereof, (b) each director and nominee for director, (c) each executive officer and (d) all officers and directors as a group. Unless otherwise indicated, the address of each such person is c/o RV Centers, Inc., 600 Travis, Suite 2100, Houston, Texas 77002. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                SHARES BENEFICIALLY
                                                               OWNED AFTER OFFERING
                                                               ---------------------
                                                                 NUMBER     PERCENT
                                                               ----------   --------
BKF(1)......................................................   1,339,157         %
Clayton K. Trier(2).........................................     401,748         %
John Mancinelli.............................................     194,178         %
J. Christian Baker, III(3)..................................   1,339,157         %
A. John Kreft(3)............................................   1,339,157         %
Peter A. Albano(4)..........................................     110,900         %
The Armando Alonso Living Trust(5)..........................     386,600         %
Allen M. Binford............................................     358,650         %
James S. Fogdall(6).........................................     187,730         %
Earl Stoltzfus..............................................     303,900         %
All officers and directors as a group (8 persons)...........   3,282,863         %

---------------

(1) BKF intends to distribute to its members the shares of common stock it holds immediately after the consummation of the offering.

(2) Includes 100,437 shares held by each of the KKT Trust and JCT Trust, trusts for the benefit of minor children of Mr. Trier, to which Mr. Trier disclaims beneficial ownership.

(3) Consists of the 1,339,157 shares of common stock issued to BKF. Messrs. Baker and Kreft are the Managers of BKF.

(4) Excludes 41,000 shares of common stock that will be issued to Mr. Albano if American RV attains a stipulated level of pretax income during the first year after the offering.

(5) Mr. Armando Alonso is the trustee of The Armando Alonso Living Trust.

(6) Includes 54,675 shares owned by Mr. Fogdall's wife; of which Mr. Fogdall disclaims beneficial ownership.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     RV Centers' authorized capital stock consists of 30,000,000 shares of common stock, par value $0.01 per share, 5,000,000 shares of preferred stock, par value $0.01 per share and 1,000,000 shares of restricted common stock par value $0.01. After giving effect to the Acquisitions, there will be 5,748,661
shares of common stock outstanding, including           shares of restricted
common stock, which will be held of record by approximately 30 stockholders and no shares of preferred stock issued and outstanding. After the closing of the
offering,             shares of common stock, including           shares of
restricted common stock, will be issued and outstanding, and approximately 740,000 shares of common stock will be reserved for issuance upon exercise of outstanding employee stock options and warrants. No shares of preferred stock will be issued or outstanding. The following summary of the terms and provisions of RV Centers' capital stock does not purport to be complete and is qualified in its entirety by reference to RV Centers' Certificate of Incorporation and Bylaws, which have been filed as exhibits to RV Centers' registration statement, of which this prospectus is a part, and applicable law.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of common stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. Cumulative voting for the election of directors is not permitted. Any director, or the entire board of directors, may be removed at any time, with cause, by 66 2/3% of the aggregate number of votes that may be cast by the holders of outstanding shares of common stock entitled to vote for the election of directors.

     If necessary to qualify the Acquisitions for treatment under Section 351 of the Code, prior to the Acquisitions RV Centers will authorize and issue to BKF shares of restricted common stock in exchange for an equal number of shares of common stock currently held by BKF. The holders of restricted common stock, voting together as a single class, will be entitled to elect one member of RV Centers' board of directors and will be entitled to 0.25 vote per share on all matters on which the common stock is entitled to vote other than the election of directors. Each share of restricted common stock will automatically convert to common stock on a share-for-share basis in the event of either (1) a disposition of such share of restricted common stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986) or (2) any person acquires, or offers to acquire, beneficial ownership of 30% or more of the outstanding shares of common stock. After January 1, 2004, the board of directors may elect to convert any outstanding shares of restricted common stock into shares of common stock. Except as otherwise described above, the restricted common stock shall have all the rights of the common stock.

     Subject to the rights of any then outstanding shares of preferred stock, the holders of the common stock are entitled to such dividends as may be declared in the discretion of the board of directors out of funds legally available therefor. See "Dividend Policy." Holders of common stock are entitled to share ratably in the net assets of RV Centers upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase shares of stock of RV Centers. Shares of common stock are not subject to any redemption provisions and are not convertible into any other securities of RV Centers. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

     The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Subject to the provisions of RV Centers' Certificate of Incorporation and limitations prescribed by law, the board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any further action or vote by the stockholders. RV Centers has no current plans to issue any shares of preferred stock of any class or series.

     One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of RV Centers by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of RV Centers' management. The issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by RV Centers may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

STATUTORY BUSINESS COMBINATION PROVISION

     RV Centers is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or an associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless:

     (1) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder;

     (2) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or

     (3) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

     Under Section 203, an "interested stockholder" is defined as any person who is (1) the owner of 15% or more of the outstanding voting stock of the corporation or (2) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     A corporation may, by action of its stockholders, adopt an amendment to its certificate of incorporation or bylaws to exclude itself from the coverage of
Section 203. RV Centers has not adopted such an amendment to its Certificate of Incorporation or Bylaws.

LIMITATION ON DIRECTORS' LIABILITIES

     Pursuant to RV Centers' Certificate of Incorporation and under Delaware law, directors of RV Centers are not liable to RV Centers or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. RV Centers intends to enter into indemnification agreements with its directors and executive officers which indemnify such persons to the fullest extent permitted by its Certificate of Incorporation, its Bylaws and the Delaware General Corporation Law. We intend to obtain directors' and officers' liability insurance.

CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

     RV Centers' Certificate of Incorporation and Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control of RV Centers or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

     Supermajority Voting. The Certificate of Incorporation requires the approval of the holders of at least 75% of the then outstanding shares of RV Centers' capital stock entitled to vote thereon on, among other things, certain amendments to the Certificate of Incorporation. The board of directors may amend, alter, change or repeal any bylaws without the assent or vote of the stockholders, but any bylaws made by the board of directors may be altered, amended or repealed upon the affirmative vote of at least 66 2/3% of the stock entitled to vote thereon.

     Authorized but Unissued or Undesignated Capital Stock. RV Centers' authorized capital stock consists of 30,000,000 shares of common stock, 1,000,000 shares of restricted common stock and 5,000,000 shares of preferred
stock. After the offering, RV Centers will have outstanding            shares of
common stock and restricted common stock (assuming the Underwriters' over-allotment option is not exercised). The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, RV Centers' Certificate of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may also have the effect of delaying, deferring or preventing a change in control of RV Centers. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

     Special Meeting of Stockholders. The Certificate of Incorporation and Bylaws provide that special meetings of stockholders of RV Centers may only be called by the Chairman of the board of directors upon the written request of the board of directors pursuant to a resolution approved by a majority of the whole board of directors.

     Stockholder Action by Written Consent. The Certificate of Incorporation and Bylaws generally provide that any action required or permitted by the stockholders of RV Centers must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any written consent of the stockholders.

     Notice Procedures. The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as director, the removal of directors and amendments to the Certificate of Incorporation or Bylaws to be brought before annual meetings of stockholders of RV Centers. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of RV Centers prior to the annual meeting. Generally, to be timely, notice must be received at the principal executive offices of RV Centers not less than 80 days prior to an annual meeting (or if fewer than 90 days' notice or prior public disclosure of the date of the annual meeting is given or made by RV Centers, not later than the tenth day following the date on which the notice of the date of the annual meeting was mailed or such public disclosure was made). The notice must contain certain information specified in the Bylaws, including a brief description of the business desired to be brought before the annual meeting and certain information concerning the stockholder submitting the proposal.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the common stock will be           .

                        SHARES ELIGIBLE FOR FUTURE SALE

     The market price of the common stock could be adversely affected by the sale of substantial amounts of common stock in the public market. Upon
consummation of the offering there will be             shares of common stock
issued and outstanding. All of the             shares sold in the offering,
except for shares acquired by affiliates of RV Centers, will be freely tradeable.

     Simultaneously with the closing of the offering, the stockholders of the founding companies will receive, in the aggregate, 3,780,100 shares of common stock as a portion of the consideration for their businesses. Certain other stockholders of RV Centers will hold, in the aggregate, an additional 1,968,561 shares of common stock. None of these 5,748,661 shares were issued in a transaction registered under the Securities Act, and, accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration, including the exemption contained in Rule 144 under the Securities Act. An additional 41,000 shares may be issued in an unregistered transaction to the stockholder of American RV one year after the consummation of the offering.

     In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned his or her shares for at least one year, or a person who may be deemed an "affiliate" of RV Centers who has beneficially owned shares for at least one year, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the common stock or the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about RV Centers. A person who is not deemed to have been an affiliate of RV Centers at any time for 90 days preceding a sale and who has beneficially owned his shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions, notice requirements or the availability of current public information about RV Centers.

     RV Centers expects to authorize the issuance of up to the greater of (a) 1,500,000 shares or (b) 15% of the total outstanding shares of common stock of its common stock in accordance with the terms of the 1999 Stock Option Plan. RV Centers has granted options to purchase 415,139 shares to certain executive officers. It is anticipated that, upon closing of the offering, RV Centers will grant options to purchase approximately 325,000 shares of common stock to certain employees of the founding companies and three non-employee directors. RV Centers intends to file a registration statement on Form S-8 under the Securities Act registering the issuance of shares upon exercise of options granted under the 1999 Stock Option Plan. As a result, such shares will be eligible for resale in the public market.

     RV Centers currently intends to file a registration statement within 90 days of the offering covering 3,000,000 additional shares of common stock under the Securities Act for its use in connection with future acquisitions. These shares generally will be freely tradeable after their issuance by persons not affiliated with RV Centers unless their resale is contractually restricted by RV Centers.

     RV Centers will agree that it will not sell or offer any shares of common stock or options, rights or warrants to acquire any common stock for a period of approximately 180 days after the date of this prospectus without the prior written consent of the underwriters of RV Centers' initial public offering, subject to certain exceptions. Further, RV Centers' directors, officers and certain stockholders are also expected to agree not to directly or indirectly sell or offer for sale or otherwise dispose of any common stock for a period of 180 days after the date of this prospectus without the prior written consent of such underwriters. Each of the founding company stockholders has agreed not to directly or indirectly sell or offer for sale or otherwise dispose of 80% of the shares of common stock received in the Acquisitions for a period of two years from the date of the Acquisitions and 20% of the shares of common stock received in the Acquisitions for a period of one year from the date of the Acquisitions. The executive officers of RV Centers and the principals of BKF have each agreed not to directly or indirectly sell or offer for sale or otherwise dispose of 60% of the shares of common stock purchased prior to the consummation of the offering for a period of two years from the date of the Acquisitions, and 15% of the shares of common stock purchased prior to the consummation of the offering for a period of one year from the date of the Acquisitions.

     Prior to RV Centers' initial public offering, there will be no established trading market for the common stock, and no predictions can be made as to the effect that sales of common stock under Rule 144, pursuant to a registration statement, or otherwise, or the availability of shares of common stock for sale, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock in the public market, or the perception that such sales could occur, could depress the prevailing market price. Such sales may also make it more difficult for RV Centers to issue or sell equity securities or equity-related securities in the future at a time and price that it deems appropriate. See "Risk Factors -- There Are A Number of Shares Eligible for Future Sale Which May Affect the Price of Our Common Stock."

     The former stockholders of the founding companies are entitled to certain rights with respect to the registration of their shares of common stock under the Securities Act. If RV Centers proposes to register any of its securities under the Securities Act while the shares of such stockholders are subject to the resale restrictions of Rule 144, such stockholders are entitled to notice of such registration and are entitled to include, at RV Centers' expense, all or a portion of their shares therein, subject to certain conditions and potential limitations. These registration rights will not apply to the registration statement RV Centers intends to file for use in future acquisitions.

                                  UNDERWRITING

     Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.C. Bradford & Co., and Sanders Morris Mundy, Inc., are acting as representatives (the "Representatives") of each of the underwriters named below (the "Underwriters"). Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement") among RV Centers and the Underwriters, RV Centers has agreed to sell to the Underwriters and the Underwriters have severally agreed to purchase from RV Centers the number of shares of common stock set forth below opposite their respective names, at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus.

                                                                NUMBER
                        UNDERWRITER                           OF SHARES
                        -----------                           ----------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
J.C. Bradford & Co. ........................................
Sanders Morris Mundy, Inc...................................

                                                              ----------
             Total..........................................
                                                              ==========

     The several Underwriters have agreed, subject to the terms and conditions set forth in the Purchase Agreement, to purchase all of the shares of common stock being sold pursuant to such agreement if any of the shares being sold pursuant to such agreement are purchased. In the event of a default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Purchase Agreement may be terminated.

     The shares of common stock are being offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

     The Representatives have advised RV Centers that the Underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus, and to certain
dealers at such price less a concession not in excess of $     per share. The
Underwriters may allow, and such dealers may re-allow, a discount not in excess
of $     per share on sales to certain other dealers. After the initial public offering, the public price, concession and discount may be changed by the Representatives.

     RV Centers has granted the Underwriters an option, exercisable by the
Representatives, to purchase up to           additional shares of common stock
at the initial public offering price set forth on the cover page of this prospectus, less the underwriting discount. Such option, which expires 30 days after the date of this prospectus, may be exercised solely to cover over-allotments. To the extent that the Representatives exercise such option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the option shares that the number of shares to be purchased initially by that Underwriter bears to the total number of shares to be purchased initially by the Underwriters.

     RV Centers' executive officers and directors holding beneficially shares of common stock prior to the offering have agreed that during the 180-day period following the date of the prospectus, (the "Lock-up Period") they will not (a) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of common stock or any securities convertible into or exchangeable or exercisable for common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (b) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock or any securities convertible into or exercisable or exchangeable for common stock whether any such swap or transaction described in clause (a) or (b) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of Merrill Lynch, on behalf of the Underwriters.

     RV Centers has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make in respect thereof.

     Until the distribution of the common stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the common stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock.

     The Underwriters may create a short position for the account of the Underwriters by selling more common stock in connection with the offering than they are committed to purchase from RV Centers and, in such case, may purchase common stock in the open market following the completion of the offering to cover all or a portion of such short position. In addition, the Underwriters may
cover all or a portion of such short position, up to        shares of common
stock, by exercising the Underwriters' over-allotment option referred to above. Merrill Lynch, on behalf of the Underwriters, may also impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter or other selling group member, for the account of the Underwriters, the selling concession with respect to the common stock that is distributed in the offering but subsequently purchased for the account of the Underwriters in the open market.

     In general, purchases of a security for the purpose of price stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an affect on the price of a security to the extent that it were to discourage resales of the security.

     Neither RV Centers nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither RV Centers nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     RV Centers intends to file an application to list its common stock on the NYSE under the symbol "RVC."

     Prior to the offering, there has been no established public market for RV Centers' common stock. Consequently, the initial public offering price for the common stock will be determined by negotiations between RV Centers and the Representatives. Among the factors to be considered in such negotiations will be the operating histories of the founding companies viewed on a combined basis, the prospects for RV Centers and the industry in which it competes, the prospects for future earnings of RV Centers, an assessment of RV Centers' management, the general condition of the economy and the securities markets at the time of the offering and the market prices of and demand for publicly traded common stock of comparable companies. There can be no assurance that an active trading market will develop for the common stock or that the common stock will trade in the public market subsequent to the offerings at or above the initial public offering price.

     At the request of RV Centers, the Underwriters have reserved up to shares of common stock for sale, at the initial public offering price, to certain directors, officers, employees, and business associates of, and certain other persons designated by, RV Centers who have expressed an interest in purchasing such shares of common stock. The number of shares of common stock available for sale to the general public in the offering will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.

     The Underwriters have informed RV Centers that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

                                 LEGAL MATTERS

     Certain legal matters in connection with the common stock being offered hereby will be passed upon for RV Centers by Andrews & Kurth L.L.P., Houston, Texas and for the Underwriters by Vinson & Elkins L.L.P., Houston, Texas

                                    EXPERTS

     The following financial statements appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing:

     - the financial statements of RV Centers, Inc. as of September 30, 1998 and for the period of inception (May 8, 1998) through September 30, 1998;

     - the financial statements of Ace Fogdall, Inc. as of December 31, 1997 and for the year ended December 31, 1997;

     - the combined financial statements of American RV Centers, Inc., as of December 31, 1996 and 1997 and for the years ended December 31, 1996 and 1997;

     - the financial statements of Casey Motors, Inc. (d.b.a. Casey's Recreational Sales, Inc.) as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997;

     - the financial statements of County Line Select Cars, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997;

     - the financial statements of Dusty's Camper World of Bartow, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997;

     - the financial statements of Emerald Coast RV Center, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997;

     - the financial statements of Hall Enterprises, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997;

     - the financial statements of Little Valley Auto & RV Sales, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1996 and 1997;

     - the financial statements of Growth Ventures, Inc. (d.b.a. Marshall's Traveland) as of December 31, 1997 and for the year ended December 31, 1997;

     - the financial statements of RV's Northwest, Inc. as of December 31, 1997 and for the year ended December 31, 1997;

     - the financial statements of Saddleback RVs, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997;

     - the financial statements of Scott Motor Coach, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1996 and 1997;

     - the financial statements of Stoltzfus Trailer Sales, Inc. as of October 31, 1996 and 1997 and for the years ended October 31, 1996 and 1997; and

     - the financial statements of Roy B. Padgett (d.b.a. Young's RV Center) as of December 31, 1997 and for the year ended December 31, 1997.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, filed as part of the Registration Statement, omits certain information contained in the Registration Statement, in accordance with the rules and regulations of the Commission. For further information with respect to RV Centers and the common stock offered hereby, reference is made to the Registration Statement including the exhibits and schedules thereto. Statements made in the prospectus as to the contents of any document are not necessarily complete and, in each instance, reference is made to a copy of such document filed as an exhibit to the Registration Statement, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048 or on the Internet at http://www.sec.gov. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     RV Centers intends to furnish its stockholders with annual reports containing audited financial statements examined by an independent public accounting firm for each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
RV CENTERS, INC. AND FOUNDING COMPANIES UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Combined Financial
     Statements.............................................    F-4
  Unaudited Pro Forma Combined Balance Sheet................    F-5
  Unaudited Pro Forma Combined Statements of Operations.....    F-7
  Notes to Unaudited Pro Forma Combined Financial
     Statements.............................................   F-11
RV CENTERS, INC.
  Balance Sheets............................................   F-14
  Statements of Operations..................................   F-15
  Statements of Shareholders' Equity........................   F-16
  Statements of Cash Flows..................................   F-17
  Notes to Financial Statements.............................   F-18
FOUNDING COMPANIES
COUNTY LINE SELECT CARS, INC.
  Report of Independent Auditors............................   F-20
  Balance Sheets............................................   F-21
  Statements of Operations..................................   F-22
  Statements of Shareholders' Equity........................   F-23
  Statements of Cash Flows..................................   F-24
  Notes to Financial Statements.............................   F-25
SADDLEBACK RECREATIONAL VEHICLES, INC.
  Report of Independent Auditors............................   F-29
  Balance Sheets............................................   F-30
  Statements of Operations..................................   F-31
  Statements of Shareholder's Equity........................   F-32
  Statements of Cash Flows..................................   F-33
  Notes to Financial Statements.............................   F-34
EMERALD COAST RV CENTER, INC.
  Report of Independent Auditors............................   F-38
  Balance Sheets............................................   F-39
  Statements of Operations..................................   F-40
  Statements of Shareholder's Equity........................   F-41
  Statements of Cash Flows..................................   F-42
  Notes to Financial Statements.............................   F-43
CASEY MOTORS, INC.
D/B/A CASEY'S RECREATIONAL SALES
  Report of Independent Auditors............................   F-48
  Balance Sheets............................................   F-49
  Statements of Operations..................................   F-50
  Statements of Shareholder's Equity........................   F-51
  Statements of Cash Flows..................................   F-52
  Notes to Financial Statements.............................   F-53

                                                              PAGE
                                                              -----
STOLTZFUS TRAILER SALES, INC.
  Report of Independent Auditors............................   F-56
  Balance Sheets............................................   F-57
  Statements of Operations..................................   F-58
  Statements of Shareholders' Equity........................   F-59
  Statements of Cash Flows..................................   F-60
  Notes to Financial Statements.............................   F-61
DUSTY'S CAMPER WORLD OF BARTOW, INC.
  Report of Independent Auditors............................   F-66
  Balance Sheets............................................   F-67
  Statements of Operations..................................   F-68
  Statements of Shareholders' Equity........................   F-69
  Statements of Cash Flows..................................   F-70
  Notes to Financial Statements.............................   F-71
HALL ENTERPRISES, INC.
  Report of Independent Auditors............................   F-75
  Balance Sheets............................................   F-76
  Statements of Operations..................................   F-77
  Statements of Shareholders' Deficit.......................   F-78
  Statements of Cash Flows..................................   F-79
  Notes to Financial Statements.............................   F-80
SCOTT MOTOR COACH SALES, INC.
  Report of Independent Auditors............................   F-84
  Balance Sheets............................................   F-85
  Statements of Operations..................................   F-86
  Statements of Shareholder's Equity........................   F-87
  Statements of Cash Flows..................................   F-88
  Notes to Financial Statements.............................   F-89
AMERICAN RV CENTERS, INC.
  Report of Independent Auditors............................   F-94
  Combined Balance Sheets...................................   F-95
  Combined Statements of Operations.........................   F-96
  Combined Statements of Shareholders' Equity...............   F-97
  Combined Statements of Cash Flows.........................   F-98
  Notes to Combined Financial Statements....................   F-99
ROY B. PADGETT D/B/A YOUNG'S RV CENTER
  Report of Independent Auditors............................  F-103
  Balance Sheets............................................  F-104
  Statements of Operations..................................  F-105
  Statements of Owner's Equity..............................  F-106
  Statements of Cash Flows..................................  F-107
  Notes to Financial Statements.............................  F-108
RV'S NORTHWEST, INC.
  Report of Independent Auditors............................  F-111
  Balance Sheets............................................  F-112
  Statements of Operations..................................  F-113
  Statements of Shareholders' Equity........................  F-114
  Statements of Cash Flows..................................  F-115
  Notes to Financial Statements.............................  F-116

                                                              PAGE
                                                              -----
LITTLE VALLEY AUTO & RV SALES, INC.
  Report of Independent Auditors............................  F-120
  Balance Sheets............................................  F-121
  Statements of Operations..................................  F-122
  Statements of Shareholders' Equity........................  F-123
  Statements of Cash Flows..................................  F-124
  Notes to Financial Statements.............................  F-125
GROWTH VENTURES, INC. D/B/A MARSHALL'S TRAVELAND
  Report of Independent Auditors............................  F-130
  Balance Sheets............................................  F-131
  Statements of Operations..................................  F-132
  Statements of Shareholder's Equity........................  F-133
  Statements of Cash Flows..................................  F-134
  Notes to Financial Statements.............................  F-135
ACE FOGDALL, INC.
  Report of Independent Auditors............................  F-138
  Balance Sheets............................................  F-139
  Statements of Operations..................................  F-140
  Statements of Shareholders' Equity........................  F-141
  Statements of Cash Flows..................................  F-142
  Notes to Financial Statements.............................  F-143

                    RV CENTERS, INC. AND FOUNDING COMPANIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the acquisition by RV Centers, Inc. ("RV Centers"), of the outstanding capital stock of (a) County Line Select Cars, Inc., (b) Saddleback Recreational Vehicles, Inc., (c) Emerald Coast RV Center, Inc., (d) Casey Motors, Inc. d/b/a Casey's Recreational Sales, (e) Stoltzfus Trailer Sales, Inc., (f) Dusty's Camper World of Bartow, Inc., (g) Hall Enterprises, Inc., (h) Scott Motor Coach, Inc., (i) American RV Centers, Inc., (j) RV's Northwest, Inc., (k) Little Valley Auto & RV Sales, Inc., (l) Growth Ventures Inc. d/b/a Marshall's Traveland, and
(m) Ace Fogdall, Inc., and give effect to the acquisition by RV Centers of all the operating assets and the business of Roy B. Padgett d/b/a Young's RV Center (together, the "Founding Companies"). RV Centers and the Founding Companies are hereinafter referred to as the "Company." These acquisitions (the "Acquisitions") will occur simultaneously with the closing of RV Centers' initial public offering (the "Offering") and will be accounted for using the purchase method of accounting. RV Centers has been identified as the accounting acquiror.

     These unaudited pro forma combined financial statements are based on the historical financial statements of RV Centers and the Founding Companies included elsewhere in the Prospectus. The unaudited pro forma combined balance sheet gives effect to the Acquisitions and the Offering as if they had occurred on September 30, 1998. The unaudited pro forma combined statements of operations give effect to these transactions as if they were consummated as of the beginning of each of the periods presented.

     To the extent the owners and certain key employees of the Founding Companies have agreed prospectively to reductions in salary, bonuses, benefits, and rent expense paid to the owners, these reductions have been reflected in the unaudited pro forma combined statements of operations. The Company expects that revenue will be increased and cost savings will be realized by consolidating certain operational and general and administrative functions. The Company has not and cannot quantify these revenue increases or cost savings until completion of the combination of the Founding Companies. It is anticipated that these savings will be offset somewhat by the costs of being a publicly-held company and the incremental increase in costs related to the Company's corporate management. However, these costs, like the savings that they offset, cannot be estimated at this time. Neither the anticipated increased revenues, the cost savings, nor the anticipated corporate costs, except for salaries of corporate management, have been included in the unaudited pro forma combined financial information.

     The pro forma adjustments are based on preliminary estimates and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma financial data does not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and is not representative of the Company's financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                                RV CENTERS, INC.

                 PRO FORMA COMBINED BALANCE SHEET -- UNAUDITED
                               SEPTEMBER 30, 1998

                                     ASSETS

                                                RV CENTERS,      COUNTY LINE      SADDLEBACK    EMERALD COAST    CASEY'S RECR.
                                                   INC.       SELECT CARS, INC.       RV       RV CENTER, INC.    SALES, INC.
                                                -----------   -----------------   ----------   ---------------   -------------
Current assets:
 Cash and cash equivalents....................  $  161,161       $   646,917      $ 121,987      $ 1,019,896      $  792,998
 Accounts receivable..........................          --           366,640        459,341          150,221           6,954
 Due from shareholders/affiliates.............          --                --         83,994          288,924              --
 Inventories..................................          --        10,787,048      7,592,158        8,608,818       4,107,984
 Prepaid expenses and other...................          --           118,363         56,906           19,456          45,039
                                                -----------      -----------      ----------     -----------      ----------
       Total current assets...................     161,161        11,918,968      8,314,386       10,087,315       4,952,975
 Property and equipment, net..................          --           484,479        511,226        1,431,684          51,246
 Goodwill.....................................          --                --             --               --              --
 Deferred financing costs.....................   1,326,112                --             --               --              --
 Cash value of life insurance/other
   securities.................................          --                --         50,988               --              --
 Other assets, net............................          --                --         49,855               --              --
                                                -----------      -----------      ----------     -----------      ----------
       Total Assets...........................  $1,487,273       $12,403,447      $8,926,455     $11,518,999      $5,004,221
                                                ===========      ===========      ==========     ===========      ==========

                                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Floor plan notes payable.....................  $       --       $ 7,893,677      $7,263,640     $ 6,976,900      $3,477,668
 Current maturities of long-term debt.........          --            75,000             --          181,000              --
 Due to shareholders/affiliates...............   1,431,450         1,164,094             --               --              --
 Accounts payable.............................          --           735,081        522,672          917,224          59,551
 Accrued liabilities and other................      55,812           453,621        347,501          223,387         178,743
                                                -----------      -----------      ----------     -----------      ----------
       Total current liabilities..............   1,487,262        10,321,473      8,133,813        8,298,511       3,715,962
 Long-term debt...............................          --            21,877             --           14,653              --
 Deferred income taxes........................          --                --             --               --              --
 Due to shareholders/affiliates...............          --                --             --          317,500              --
                                                -----------      -----------      ----------     -----------      ----------
       Total Liabilities......................   1,487,262        10,343,350      8,133,813        8,630,664       3,715,962
Shareholders' equity:
 Common stock.................................      14,731               200        200,000              500           1,000
 Paid-in capital in excess of par.............   1,337,819               400             --               --              --
 Treasury stock...............................          --                --             --               --              --
 Retained earnings/Owner's equity.............   1,352,539         2,059,497        592,642        2,887,835       1,287,259
                                                -----------      -----------      ----------     -----------      ----------
       Total Shareholders' Equity.............          11         2,060,097        592,642          792,642       1,288,259
                                                -----------      -----------      ----------     -----------      ----------
       Total Liabilities and Shareholders'
        Equity................................  $1,487,273       $12,403,447      $8,926,455     $11,518,999      $5,004,221
                                                ===========      ===========      ==========     ===========      ==========

                                                STOLTZFUS TRAILER    DUSTY'S     HALL ENTER-       SCOTT MOTOR       AMERICAN RV
                                                   SALES, INC.       CAMPERS     PRISES, INC.   COACH SALES, INC.   CENTERS, INC.
                                                -----------------   ----------   ------------   -----------------   -------------
Current assets:
 Cash and cash equivalents....................     $  197,598       $  348,474    $  397,619       $  974,200         $  150,532
 Accounts receivable..........................              0           27,746        90,295           48,808             79,706
 Due from shareholders/affiliates.............         60,402               --            --               --                 --
 Inventories..................................      4,039,888        4,254,966     2,146,342        3,945,152          3,425,644
 Prepaid expenses and other...................         38,378           39,200        21,856           50,424                 --
                                                   ----------       ----------    ----------       ----------         ----------
       Total current assets...................      4,336,266        4,670,386     2,656,112        5,018,584          3,655,882
 Property and equipment, net..................        397,041          210,572     1,051,354          228,669             67,166
 Goodwill.....................................             --                             --               --                 --
 Deferred financing costs.....................             --               --            --               --                 --
 Cash value of life insurance/other
   securities.................................             --               --            --               --                 --
 Other assets, net............................         52,917              717        69,558            9,652             19,480
                                                   ----------       ----------    ----------       ----------         ----------
       Total Assets...........................     $4,786,224       $4,881,675    $3,777,024       $5,256,905         $3,742,528
                                                   ==========       ==========    ==========       ==========         ==========
                                             L                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Floor plan notes payable.....................     $2,804,874       $3,450,663    $2,812,096       $3,343,894         $2,696,285
 Current maturities of long-term debt.........             --               --            --               --             50,025
 Due to shareholders/affiliates...............        855,646               --        81,138           49,546                 --
 Accounts payable.............................        111,893           52,665        82,305          250,206             27,359
 Accrued liabilities and other................        276,119          210,199       177,132          404,577            406,816
                                                   ----------       ----------    ----------       ----------         ----------
       Total current liabilities..............      4,048,532        3,713,527     3,152,671        4,048,133          3,180,485
 Long-term debt...............................             --               --       562,259               --                 --
 Deferred income taxes........................             --          165,709            --           67,128                 --
 Due to shareholders/affiliates...............             --               --       140,000          237,083            300,300
                                                   ----------       ----------    ----------       ----------         ----------
       Total Liabilities......................      4,048,532        3,879,236     3,854,930        4,352,344          3,480,785
Shareholders' equity:
 Common stock.................................         40,000           12,000       331,000            1,000              9,000
 Paid-in capital in excess of par.............          3,347           (9,792)           --               --                 --
 Treasury stock...............................        (63,365)              --            --               --                 --
 Retained earnings/Owner's equity.............        757,710        1,000,231      (408,906)         903,561            252,743
                                                   ----------       ----------    ----------       ----------         ----------
       Total Shareholders' Equity.............        737,692        1,002,439       (77,906)         904,561            261,743
                                                   ----------       ----------    ----------       ----------         ----------
       Total Liabilities and Shareholders'
        Equity................................     $4,786,224       $4,881,675    $3,777,024       $5,256,905         $3,742,528
                                                   ==========       ==========    ==========       ==========         ==========

                                RV CENTERS, INC.

                 PRO FORMA COMBINED BALANCE SHEET -- UNAUDITED
                               SEPTEMBER 30, 1998

                                     ASSETS

                                     YOUNG'S RV   RV'S NORTH-   LITTLE VALLEY   MARSHALL'S   ACE FOGDALL,   RV CENTERS
                                       CENTER     WEST, INC.         RV         TRAVELAND        INC.        SUB-TOTAL
                                     ----------   -----------   -------------   ----------   ------------   -----------
Current assets:
  Cash and cash equivalents........  $  646,127   $   31,070     $   78,118     $  269,288    $1,074,152    $ 6,910,137
  Accounts receivable..............      74,247       64,926        227,087         68,147       322,341      1,986,459
  Due from
    shareholders/affiliates........          --           --             --             --            --        433,320
  Inventories......................   3,237,895    3,756,628      3,180,210      2,080,507     1,411,993     62,575,233
  Prepaid expenses and other.......      48,466       54,266         11,984         22,173            --        526,511
                                     ----------   ----------     ----------     ----------    ----------    -----------
        Total current assets.......   4,006,735    3,906,890      3,497,399      2,440,115     2,808,486     72,431,660
  Property and equipment, net......     173,251       76,287        270,285         79,453        55,440      5,088,153
  Goodwill.........................          --           --             --             --            --             --
  Deferred financing costs.........          --           --             --             --            --      1,326,112
  Cash value of life
    insurance/other securities.....          --           --             --             --       157,428        208,416
  Other assets, net................          --           --      1,023,214             50            --      1,225,443
                                     ----------   ----------     ----------     ----------    ----------    -----------
        Total Assets...............  $4,179,986   $3,983,177     $4,790,898     $2,519,618    $3,021,354    $80,279,784
                                     ==========   ==========     ==========     ==========    ==========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Floor plan notes payable.........  $2,304,697   $3,133,328     $2,218,862     $1,530,142    $       --    $49,906,726
  Current maturities of long-term
    debt...........................          --           --         90,593         24,624            --        421,242
  Due to shareholders/affiliates...          --           --             --             --            --      3,581,784
  Accounts payable.................     128,965      177,006        843,403        425,660         3,010      4,337,000
  Accrued liabilities and other....     101,490      263,093         30,295             --            --      3,128,785
                                     ----------   ----------     ----------     ----------    ----------    -----------
        Total current
          liabilities..............   2,535,152    3,573,427      3,183,153      1,980,426         3,010     61,375,537
  Long-term debt...................          --           --        108,209         32,653            --        739,651
  Deferred income taxes............          --           --             --             --            --        232,837
  Due to shareholders/affiliates...          --           --             --             --            --        994,883
                                     ----------   ----------     ----------     ----------    ----------    -----------
        Total Liabilities..........   2,535,152    3,573,427      3,291,362      2,013,079         3,010     63,342,908
Shareholders' equity:..............          --           --             --             --            --             --
  Common stock.....................          --       50,000          5,000             --       135,000        799,431
  Paid-in capital in excess of
    par............................          --           --             --         26,376            --      1,358,150
  Treasury stock...................          --           --       (155,000)            --            --       (218,365)
  Retained earnings/Owner's
    equity.........................   1,644,834      359,750      1,649,536        480,163     2,883,344     14,997,660
                                     ----------   ----------     ----------     ----------    ----------    -----------
        Total Shareholders'
          Equity...................   1,644,834      409,750      1,499,536        506,539     3,018,344     16,936,876
                                     ----------   ----------     ----------     ----------    ----------    -----------
        Total Liabilities and
          Shareholders' Equity.....  $4,179,986   $3,983,177     $4,790,898     $2,519,618    $3,021,354    $80,279,784
                                     ==========   ==========     ==========     ==========    ==========    ===========

                                        MERGER       PRO FORMA       OFFERING          AS
                                     ADJUSTMENTS      COMBINED     ADJUSTMENTS      ADJUSTED
                                     ------------   ------------   ------------   ------------
Current assets:
  Cash and cash equivalents........  $         --   $  6,910,137   $         --   $  6,910,137
  Accounts receivable..............            --      1,986,459             --      1,986,459
  Due from
    shareholders/affiliates........            --        433,320             --        433,320
  Inventories......................            --     62,575,233             --     62,575,233
  Prepaid expenses and other.......            --        526,511             --        526,511
                                     ------------   ------------   ------------   ------------
        Total current assets.......            --     72,431,660             --     72,431,660
  Property and equipment, net......            --      5,088,153             --      5,088,153
  Goodwill.........................    39,528,993     39,528,993             --     39,528,993
  Deferred financing costs.........            --      1,326,112     (1,326,112)            --
  Cash value of life
    insurance/other securities.....            --        208,416             --        208,416
  Other assets, net................            --      1,225,443             --      1,225,443
                                     ------------   ------------   ------------   ------------
        Total Assets...............  $ 39,528,993   $119,808,777   $ (1,326,112)  $118,482,665
                                     ============   ============   ============   ============
LIABILITIES AND SHAREHOLDERS' EQUIT
Current liabilities:
  Floor plan notes payable.........  $         --   $ 49,906,726   $(25,407,945)  $ 24,498,781
  Current maturities of long-term
    debt...........................            --        421,242             --        421,242
  Due to shareholders/affiliates...    17,654,000     21,235,784    (21,235,784)            --
  Accounts payable.................            --      4,337,000             --      4,337,000
  Accrued liabilities and other....            --      3,128,785             --      3,128,785
                                     ------------   ------------   ------------   ------------
        Total current
          liabilities..............    17,654,000     79,029,537    (46,643,729)    32,385,808
  Long-term debt...................            --        739,651             --        739,651
  Deferred income taxes............            --        232,837             --        232,837
  Due to shareholders/affiliates...            --        994,883       (994,883)            --
                                     ------------   ------------   ------------   ------------
        Total Liabilities..........    17,654,000     80,996,908    (47,638,612)    33,358,296
Shareholders' equity:..............            --             --             --             --
  Common stock.....................      (741,944)        57,487         45,000        102,487
  Paid-in capital in excess of
    par............................    37,396,232     38,754,382     46,267,500     85,021,882
  Treasury stock...................       218,365             --             --             --
  Retained earnings/Owner's
    equity.........................   (14,997,660)            --             --             --
                                     ------------   ------------   ------------   ------------
        Total Shareholders'
          Equity...................    21,874,993     38,811,869     46,312,500     85,124,369
                                     ------------   ------------   ------------   ------------
        Total Liabilities and
          Shareholders' Equity.....  $ 39,528,993   $119,808,777   $ (1,326,112)  $118,482,665
                                     ============   ============   ============   ============

                                RV CENTERS, INC.

            PRO FORMA COMBINED STATEMENT OF OPERATIONS -- UNAUDITED
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                             RV CENTERS,      COUNTY LINE      SADDLEBACK     EMERALD COAST    CASEY'S RECR.   STOLTZFUS TRAILER
                                INC.       SELECT CARS, INC.       RV        RV CENTER, INC.    SALES, INC.       SALES, INC.
                             -----------   -----------------   -----------   ---------------   -------------   -----------------
Revenue
  Vehicles.................  $       --       $39,355,374      $24,628,401     $23,981,069      $18,791,484       $15,972,631
  Parts and service........          --         3,094,988        1,098,543       1,622,530               --         2,179,837
  Other, net...............          --           660,995        1,129,976         644,926          563,243           462,391
                             -----------      -----------      -----------     -----------      -----------       -----------
                                     --        43,111,357       26,856,920      26,248,525       19,354,727        18,614,859
Cost of sales:
  Vehicles.................          --        35,402,465       21,924,251      20,478,347       16,551,166        13,931,571
  Parts and service........          --         1,455,334          529,331         759,014               --         1,180,047
                             -----------      -----------      -----------     -----------      -----------       -----------
Gross profit...............          --         6,253,558        4,403,338       5,011,164        2,803,561         3,503,241
Selling, general, and
  administrative
  expenses.................   1,339,157         4,238,469        3,276,875       3,040,529        1,653,343         3,072,307
Goodwill amortization......          --                --               --              --               --                --
Other income (expense):
  Interest expense.........          --          (572,289)        (511,197)       (434,075)        (269,892)         (331,990)
  Other, net...............          --                --           57,500          36,178           49,885            39,778
                             -----------      -----------      -----------     -----------      -----------       -----------
                                     --          (572,289)        (453,697)       (397,897)        (220,007)         (292,212)
                             -----------      -----------      -----------     -----------      -----------       -----------
Income before taxes........  (1,339,157)        1,442,800          672,766       1,572,738          930,211           138,722
Income tax expense.........          --                --               --              --               --            51,853
                             -----------      -----------      -----------     -----------      -----------       -----------
Net income.................  $(1,339,157)     $ 1,442,800      $   672,766     $ 1,572,738      $   930,211       $    86,869
                             ===========      ===========      ===========     ===========      ===========       ===========
Net income per share.......
Shares used in computing
  net income per share.....

                               DUSTY'S     HALL ENTER-       SCOTT MOTOR       AMERICAN RV
                               CAMPERS     PRISES, INC.   COACH SALES, INC.   CENTERS, INC.
                             -----------   ------------   -----------------   -------------
Revenue
  Vehicles.................  $16,354,009   $11,114,676       $10,355,474       $ 9,848,104
  Parts and service........    1,118,975       507,673           820,819           733,745
  Other, net...............      558,924       320,204           572,099           612,703
                             -----------   -----------       -----------       -----------
                              18,031,908    11,942,553        11,748,392        11,194,552
Cost of sales:
  Vehicles.................   14,904,065     9,292,617         8,899,333         8,373,748
  Parts and service........      484,128       377,376           425,364           436,463
                             -----------   -----------       -----------       -----------
Gross profit...............    2,643,715     2,272,560         2,423,695         2,384,341
Selling, general, and
  administrative
  expenses.................    1,946,110     1,392,335         1,837,231         2,154,228
Goodwill amortization......           --            --                --                --
Other income (expense):
  Interest expense.........     (178,988)     (370,921)         (258,010)         (238,301)
  Other, net...............       17,339         3,209            53,683            39,468
                             -----------   -----------       -----------       -----------
                                (161,649)     (367,712)         (204,327)         (198,833)
                             -----------   -----------       -----------       -----------
Income before taxes........      535,956       512,513           382,137            31,280
Income tax expense.........      202,491            --           155,366             5,000
                             -----------   -----------       -----------       -----------
Net income.................  $   333,465   $   512,513       $   226,771       $    26,280
                             ===========   ===========       ===========       ===========
Net income per share.......
Shares used in computing
  net income per share.....

                                RV CENTERS, INC.

            PRO FORMA COMBINED STATEMENT OF OPERATIONS -- UNAUDITED
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                    YOUNG'S RV    RV'S NORTH-   LITTLE VALLEY   MARSHALL'S   ACE FOGDALL,    RV CENTER
                                      CENTER      WEST, INC.         RV         TRAVELAND        INC.        SUB-TOTAL
                                    -----------   -----------   -------------   ----------   ------------   ------------
Revenue:
  Vehicles........................  $ 8,583,036   $ 9,328,421    $8,412,098     $6,865,482    $6,016,289    $209,606,548
  Parts and service...............    2,043,648       710,353       359,656        797,094       645,881      15,733,742
  Other, net......................      354,467       140,780       181,512        205,261        76,170       6,483,651
                                    -----------   -----------    ----------     ----------    ----------    ------------
                                     10,981,151    10,179,554     8,953,266      7,867,837     6,738,340     231,823,941
Cost of sales:
  Vehicles........................    7,553,344     7,942,132     7,103,588      5,936,390     4,685,080     182,978,097
  Parts and service...............    1,014,469       443,374       258,256        537,419       276,051       8,176,626
                                    -----------   -----------    ----------     ----------    ----------    ------------
Gross profit......................    2,413,338     1,794,048     1,591,422      1,394,028     1,777,209      40,669,218
Selling, general, and
  administrative expenses.........    1,647,509     1,286,597       806,256      1,121,294       964,513      29,776,753
Goodwill amortization.............          --             --            --             --            --              --
Other income (expense):
  Interest expense................     (158,662)     (194,791)     (126,585)      (126,417)           --      (3,772,118)
  Other, net......................           --         1,250         1,462         17,068        26,990         343,810
                                    -----------   -----------    ----------     ----------    ----------    ------------
                                       (158,662)     (193,541)     (125,123)      (109,349)       26,990      (3,428,308)
                                    -----------   -----------    ----------     ----------    ----------    ------------
Income before taxes...............      607,167       313,910       660,043        163,385       839,686       7,464,157
Income tax expense................           --       106,729            --             --            --         521,439
                                    -----------   -----------    ----------     ----------    ----------    ------------
Net income........................  $   607,167   $   207,181    $  660,043     $  163,385    $  839,686    $  6,942,718
                                    ===========   ===========    ==========     ==========    ==========    ============
Net income per share..............
Shares used in computing net
  income per share................

                                      MERGER       PRO FORMA      OFFERING          AS
                                    ADJUSTMENTS     COMBINED     ADJUSTMENTS     ADJUSTED
                                    -----------   ------------   -----------   ------------
Revenue:
  Vehicles........................  $        --   $209,606,548   $       --    $209,606,548
  Parts and service...............           --     15,733,742           --      15,733,742
  Other, net......................           --      6,483,651           --       6,483,651
                                    -----------   ------------   ----------    ------------
                                             --    231,823,941           --     231,823,941
Cost of sales:
  Vehicles........................           --    182,978,097           --     182,978,097
  Parts and service...............           --      8,176,626           --       8,176,626
                                    -----------   ------------   ----------    ------------
Gross profit......................           --     40,669,218           --      40,669,218
Selling, general, and
  administrative expenses.........   (3,035,301)    26,741,452           --      26,741,452
Goodwill amortization.............      741,169        741,169           --         741,169
Other income (expense):
  Interest expense................           --     (3,772,118)   2,011,920      (1,760,198)
  Other, net......................           --        343,810           --         343,810
                                    -----------   ------------   ----------    ------------
                                             --     (3,428,308)   2,011,920      (1,416,388)
                                    -----------   ------------   ----------    ------------
Income before taxes...............    2,294,132      9,758,289    2,011,920      11,770,210
Income tax expense................    3,678,344      4,199,783      804,768       5,004,551
                                    -----------   ------------   ----------    ------------
Net income........................  $(1,384,212)  $  5,558,506   $1,207,152    $  6,765,658
                                    ===========   ============   ==========    ============
Net income per share..............                                             $
                                                                               ============
Shares used in computing net
  income per share................
                                                                               ============

                                RV CENTERS, INC.

            PRO FORMA COMBINED STATEMENT OF OPERATIONS -- UNAUDITED
                     TWELVE MONTHS ENDED DECEMBER 31, 1997

                                                                                                                  STOLTZFUS
                                RV CENTERS      COUNTY LINE      SADDLEBACK     EMERALD COAST    CASEY'S RECR.     TRAILER
                                   INC.      SELECT CARS, INC.       RV        RV CENTER, INC.    SALES, INC.    SALES, INC.
                                ----------   -----------------   -----------   ---------------   -------------   -----------
Revenue
  Vehicles....................     $ --         $38,133,335      $23,373,561    $ 26,072,167      $20,583,766    $13,218,654
  Parts and service...........       --           2,487,517          835,903       2,170,055               --      2,185,296
  Other, net..................       --             763,319        1,174,786         538,451          507,819        317,111
                                   ----         -----------      -----------    ------------      -----------    -----------
                                     --          41,384,171       25,384,250      28,780,673       21,091,585     15,721,061
Cost of sales:
  Vehicles....................       --          33,857,448       20,966,718      22,082,514       18,101,953     11,934,832
  Parts and service...........       --           1,276,924          453,215         986,878               --      1,110,799
                                   ----         -----------      -----------    ------------      -----------    -----------
Gross profit..................       --           6,249,799        3,964,317       5,711,281        2,989,632      2,675,430
Selling, general, and
  administrative expenses.....       --           4,493,563        3,657,793       4,111,799        1,787,401      2,245,685
Goodwill amortization.........       --                  --               --              --               --             --
Other income (expense):
  Interest expense............       --            (596,016)        (598,708)       (549,076)        (337,527)      (327,714)
  Other, net..................       --                  --           42,842          48,823           28,302         35,907
                                   ----         -----------      -----------    ------------      -----------    -----------
                                     --            (596,016)        (555,866)       (500,253)        (309,225)      (291,807)
                                   ----         -----------      -----------    ------------      -----------    -----------
Income before taxes...........       --           1,160,220         (249,342)      1,099,229          893,006        137,938
Income tax expense............       --                  --               --              --               --         56,143
                                   ----         -----------      -----------    ------------      -----------    -----------
Net income....................     $ --         $ 1,160,220      $  (249,342)   $  1,099,229      $   893,006    $    81,795
                                   ====         ===========      ===========    ============      ===========    ===========
Net income per share..........
Shares used in computing net
  income per share............


                                  DUSTY'S     HALL ENTER-      SCOTT MOTOR       AMERICAN RV
                                  CAMPERS     PRISES, INC.   COACH SALES, INC   CENTERS, INC.
                                -----------   ------------   ----------------   -------------
Revenue
  Vehicles....................  $18,930,143   $15,674,467      $12,548,945       $13,434,149
  Parts and service...........    1,227,871       670,348          861,916         1,044,291
  Other, net..................      595,390       336,856          574,753           606,089
                                -----------   -----------      -----------       -----------
                                 20,753,404    16,681,671       13,985,614        15,084,529
Cost of sales:
  Vehicles....................   16,703,120    13,132,128       10,693,101        11,606,341
  Parts and service...........      541,818       452,842          499,156           519,612
                                -----------   -----------      -----------       -----------
Gross profit..................    3,508,466     3,096,701        2,793,357         2,958,576
Selling, general, and
  administrative expenses.....    2,844,591     2,639,682        2,380,709         2,469,440
Goodwill amortization.........           --            --               --                --
Other income (expense):
  Interest expense............     (263,698)     (471,494)        (328,747)         (320,159)
  Other, net..................       15,512        19,674          (61,843)           47,838
                                -----------   -----------      -----------       -----------
                                   (248,186)     (451,820)        (390,590)         (272,321)
                                -----------   -----------      -----------       -----------
Income before taxes...........      415,689         5,199           22,058           216,815
Income tax expense............      150,829            --           14,241            11,100
                                -----------   -----------      -----------       -----------
Net income....................  $   264,860   $     5,199      $     7,817       $   205,715
                                ===========   ===========      ===========       ===========
Net income per share..........
Shares used in computing net
  income per share............

                                RV CENTERS, INC.

            PRO FORMA COMBINED STATEMENT OF OPERATIONS -- UNAUDITED
                     TWELVE MONTHS ENDED DECEMBER 31, 1997

                                  YOUNG'S
                                    RV        RV'S NORTH-   LITTLE VALLEY   MARSHALL'S    ACE FOGDALL,      RV CENTER
                                  CENTER      WEST, INC.         RV          TRAVELAND        INC.          SUB-TOTAL
                                -----------   -----------   -------------   -----------   ------------   ---------------
Revenue
  Vehicles....................  $11,340,340   $9,848,962     $11,011,743    $ 8,774,242    $5,772,012     $228,716,486
  Parts and service...........    2,515,255      694,212         417,679        963,399       692,713       16,766,455
  Other, net..................      424,135      175,610         355,510        266,445        88,804        6,725,078
                                -----------   -----------    -----------    -----------    ----------     ------------
                                 14,279,730   10,718,784      11,784,932     10,004,086     6,553,529      252,208,019
Cost of sales:
  Vehicles....................    9,939,482    8,523,058       9,281,712      7,671,058     4,472,230      198,965,695
  Parts and service...........    1,303,727      393,569         230,653        699,860       303,212        8,772,265
                                -----------   -----------    -----------    -----------    ----------     ------------
Gross profit..................    3,036,521    1,802,157       2,272,567      1,633,168     1,778,087       44,470,059
Selling, general, and
  administrative expenses.....    2,243,068    1,558,292       1,294,156      1,505,934     1,333,585       34,565,698
Goodwill amortization.........  -- ........           --              --             --            --               --
Other income (expense):
  Interest expense............     (208,497)    (176,680)       (172,630)      (137,647)           --       (4,488,593)
  Other, net..................           --        1,292           5,922          3,658        52,095          240,022
                                -----------   -----------    -----------    -----------    ----------     ------------
                                   (208,497)    (175,388)       (166,708)      (133,989)       52,095       (4,248,571)
                                -----------   -----------    -----------    -----------    ----------     ------------
Income before taxes...........      584,956       68,477         811,703         (6,755)      496,597        5,655,790
Income tax expense............           --       14,017              --             --            --          246,330
                                -----------   -----------    -----------    -----------    ----------     ------------
Net income....................  $   584,956   $   54,460     $   811,703    $    (6,755)   $  496,597     $  5,409,460
                                ===========   ===========    ===========    ===========    ==========     ============
Net income per share..........
Shares used in computing net
  income per share............


                                  MERGER       PRO FORMA      OFFERING          AS
                                ADJUSTMENTS     COMBINED     ADJUSTMENTS     ADJUSTED
                                -----------   ------------   -----------   ------------
Revenue
  Vehicles....................  $        --   $228,716,486   $       --    $228,716,486
  Parts and service...........           --     16,766,455           --      16,766,455
  Other, net..................           --      6,725,078           --       6,725,078
                                -----------   ------------   ----------    ------------
                                         --    252,208,019           --     252,208,019
Cost of sales:
  Vehicles....................           --    198,965,695           --     198,965,695
  Parts and service...........           --      8,772,265           --       8,772,265
                                -----------   ------------   ----------    ------------
Gross profit..................           --     44,470,059           --      44,470,059
Selling, general, and
  administrative expenses.....   (2,015,000)    32,550,698           --      32,550,698
Goodwill amortization.........      988,225        988,225           --         988,225
Other income (expense):
  Interest expense............           --     (4,488,593)   2,682,560      (1,806,033)
  Other, net..................           --        240,022           --         240,022
                                -----------   ------------   ----------    ------------
                                         --     (4,248,571)   2,682,560      (1,566,011)
                                -----------   ------------   ----------    ------------
Income before taxes...........    1,026,775      6,682,565    2,682,560       9,365,126
Income tax expense............    2,821,986      3,068,316    1,073,024       4,141,340
                                -----------   ------------   ----------    ------------
Net income....................  $(1,795,211)  $  3,614,249   $1,609,536    $  5,223,785
                                ===========   ============   ==========    ============
Net income per share..........                                             $
                                                                           ============
Shares used in computing net
  income per share............                                             $
                                                                           ============

                    RV CENTERS, INC. AND FOUNDING COMPANIES

     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. BUSINESS

     RV Centers, Inc. ("RV Centers") was organized in May 1998 to (i) become the leading retailer of recreation vehicles in the United States and (ii) pursue the consolidation of the highly-fragmented RV industry. RV Centers has conducted no operations to date and will acquire the Founding Companies simultaneously with the consummation of the Offering.

2. HISTORICAL FINANCIAL STATEMENTS

     The historical financial statements represent the combined financial position and results of operations of RV Centers and the Founding Companies and were derived from the respective financial statements. The Company has selected a fiscal year-end of December 31st. The Founding Companies' operations have been presented for the twelve months ended December 31, 1997, except for Stoltzfus Trailer Sales, Inc., which has been presented for the twelve months ended October 31, 1997, and as of and for the nine months ended September 30, 1998, except for Stoltzfus, which has been presented as of and for the twelve months ended October 31, 1998.

3. ACQUISITION OF FOUNDING COMPANIES

     Concurrent with consummation of the Offering, RV Centers will acquire the Founding Companies. The Acquisitions will be accounted for using the purchase method of accounting, and RV Centers has been identified as the accounting acquiror. Aggregate consideration to be paid to the Founding Companies consists of approximately $17.7 million in cash and 3,780,100 shares of Common Stock.

4. ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                                  MERGER                                      OFFERING
                                     (A)            (B)        ADJUSTMENTS        (C)            (D)        ADJUSTMENTS
                                 ------------   ------------   ------------   ------------   ------------   ------------
Cash and cash equivalents......  $              $         --   $         --   $ 46,312,500   $(46,312,500)  $         --
Deferred financing costs.......                           --             --             --     (1,326,112)    (1,326,112)
Goodwill.......................                   39,528,993     39,528,993             --             --             --
Floor plan notes payable.......                           --             --             --     25,407,945     25,407,945
Due to
  shareholders/affiliates......                  (17,654,000)   (17,654,000)            --     21,235,784     21,235,784
Due to
  shareholders/affiliates --
  noncurrent...................                           --             --             --        994,883        994,883
Common stock...................                      741,944        741,944        (45,000)            --        (45,000)
Paid-in capital in excess of
  par..........................                  (37,396,232)   (37,396,232)   (46,267,500)            --    (46,267,500)
Retained earnings..............                   14,997,660     14,997,660             --             --             --
Treasury stock.................                     (218,365)      (218,365)            --             --             --

---------------

(a) Reflects the cumulative S-Corporation earnings that will be repaid with the cash portion of the purchase consideration as accrued dividends as of September 30, 1998.

(b) Records the consideration paid for the Acquisitions, consisting of $17.7 million in cash and 3,780,100 shares of Common Stock for a total estimated
     purchase price of $   million (based upon estimated fair value per share
     which represents a marketability discount of 20% from the initial offering price), resulting in excess purchase price over the estimated fair market value of assets acquired of $39.5 million. The Company has utilized a 20% discount for marketability in valuing the stock issued in connection with the Acquisitions. Discounts for marketability are subject to many factors which may be interpreted differently by different parties. Any difference between the 20% marketability discount used by the Company and a nominal discount rate would be immaterial to the financial position and future results of operations of the Company.

                    RV CENTERS, INC. AND FOUNDING COMPANIES

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

(c)  Records the proceeds of $56.3 million (based on an initial public offering
     price of $     per share) from the issuance of           shares of Common
     Stock, net of estimated underwriting discounts and commissions and offering costs of $10.0 million.

(d) Records the payment of the cash portion of the consideration to the stockholders of the Founding Companies in connection with the Acquisitions and the repayment of certain debt obligations with the proceeds of the Offering.

5. ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

     Twelve months ended December 31, 1997 and nine months ended September 30, 1998:

          (a) Adjusts salaries, bonuses, and benefit amounts to reflect those established in contractual agreements between the Company and certain owners of the Founding Companies.

          (b) Records goodwill amortization using a 40-year estimated life.

          (c) Reflects the reduction in interest expense attributed to obligations retired with proceeds from Offering.

          (d) Adjusts the provision for federal and state income taxes to the estimated combined effective tax rate for the Company, after giving effect to nondeductible goodwill amortization.

          (e) Adjusts selling, general, and administrative expenses to reflect the elimination of the nonrecurring, noncash compensation charge of $1.4 million recorded by RV Centers during the nine months ended September 30, 1998, related to Common Stock issued to management.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
RV Centers, Inc.

     We have audited the accompanying balance sheet of RV Centers, Inc. as of September 30, 1998, and the related statements of operations, shareholders' deficit, and cash flows for the period of inception (May 8, 1998) through September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RV Centers, Inc., at September 30, 1998, and the results of its operations and its cash flows for the period of inception (May 8, 1998) through September 30, 1998, in conformity with generally accepted accounting principles.

Houston, Texas
January 25, 1999

                                RV CENTERS, INC.

                                 BALANCE SHEET
                               SEPTEMBER 30, 1998

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $   161,161
                                                              -----------
          Total current assets..............................      161,161
  Deferred offering costs...................................    1,326,112
                                                              -----------
          Total assets......................................  $ 1,487,273
                                                              ===========

                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accrued liabilities.......................................  $    55,812
  Advances from shareholders................................    1,431,450
                                                              -----------
          Total current liabilities.........................    1,487,262

Shareholders' equity:
  Common Stock, $.01 par value:
     Shares authorized -- 31,000,000
     Shares issued and outstanding -- 1,473,073.............       14,731
  Additional paid-in capital................................    1,337,819
  Accumulated deficit, net of subscriptions receivable......   (1,352,539)
                                                              -----------
          Total shareholders' equity........................           11
                                                              -----------
          Total liabilities and shareholders' equity........  $ 1,487,273
                                                              ===========

                            See accompanying notes.

                                RV CENTERS, INC.

                            STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM INCEPTION (MAY 8, 1998) THROUGH SEPTEMBER 30, 1998

Revenue.....................................................  $       --
Selling, general, and administrative expenses...............   1,339,157
                                                              ----------
Loss before income taxes....................................   1,339,157
Income tax benefit..........................................          --
                                                              ----------
Net loss....................................................  $1,339,157
                                                              ==========

                            See accompanying notes.

                                RV CENTERS, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY
     FOR THE PERIOD FROM INCEPTION (MAY 8, 1998) THROUGH SEPTEMBER 30, 1998

                                    COMMON STOCK                       ADDITIONAL                     TOTAL
                                 -------------------   SUBSCRIPTIONS    PAID-IN     ACCUMULATED   SHAREHOLDERS'
                                  SHARES     AMOUNT     RECEIVABLE      CAPITAL       DEFICIT        EQUITY
                                 ---------   -------   -------------   ----------   -----------   -------------
Initial capitalization.........  1,339,157   $13,392     $(13,382)     $       --   $        --    $        10
  Issuance of management
     shares....................    133,916     1,339                    1,337,819            --      1,339,158
  Net loss.....................         --        --           --              --    (1,339,157)    (1,339,157)
                                 ---------   -------     --------      ----------   -----------    -----------
Balance at September 30,
  1998.........................  1,473,073   $14,731     $(13,382)     $1,337,819   $(1,339,157)   $        11
                                 =========   =======     ========      ==========   ===========    ===========

                            See accompanying notes.

                                RV CENTERS, INC.

                            STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM INCEPTION (MAY 8, 1998) THROUGH SEPTEMBER 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................  $(1,339,157)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Compensation expense related to issuance of management
     shares.................................................    1,339,157
  Increase in deferred offering costs.......................   (1,326,112)
  Increase in accrued liabilities...........................    1,431,450
  Increase in advances from shareholder.....................       55,812
                                                              -----------
Net cash provided by operating activities...................      161,150
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of stock...........................................           11
                                                              -----------
Net cash provided by financing activities...................           11
                                                              -----------
Net increase in cash and cash equivalents...................      161,161
Cash and cash equivalents at beginning of period............           --
                                                              -----------
Cash and cash equivalents at end of period..................  $   161,161
                                                              ===========

                            See accompanying notes.

                                RV CENTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

     RV Centers, Inc., a Delaware corporation ("RV Centers"), was founded on May 8, 1998 to become the leading retailer of RVs in the United States. RV Centers intends to acquire 14 businesses (the "Acquisitions"), complete an initial public offering (the "Offering") of its Common Stock and, subsequent to the Offering, continue to acquire through merger or purchase similar companies to expand its operations.

     RV Centers has not conducted any operations, and all activities to date have related to the Offering and the Acquisitions. The Company's cash balances were generated from the initial capitalization of the Company (see Note 3) and advances from its principal shareholder. All other expenditures to date have been funded by the primary shareholder, Baker Kreft Funding ("BKF"), on behalf of the Company. BKF has committed to fund the organization expenses and offering costs. As of September 30, 1998, costs of $1,326,112 have been incurred by BKF in connection with the Offering. RV Centers has treated these costs as deferred offering costs. RV Centers is dependent upon the Offering to execute the pending Acquisitions. There is no assurance that the pending Acquisitions discussed below will be completed or that RV Centers will be able to generate future operating revenues.

2. USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. SHAREHOLDERS' EQUITY

  Common Stock

     RV Centers will effect a 1,339.157 for one stock split in January 1999 for each share of common stock ("Common Stock") then outstanding. In addition, RV Centers increased the number of authorized shares of Common Stock to 30,000,000 voting shares and 1,000,000 restricted voting shares. The effects of the pending Common Stock split and the increase in the shares of authorized Common Stock have been retroactively reflected on the balance sheet and in the accompanying notes.

     In connection with the organization and initial capitalization of RV Centers, the Company issued 1,339,157 shares of Common Stock to BKF for a total of $10.00.

     In May 1998, 133,916 shares of Common Stock were sold to management for a total of $1.00.

4. STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, allows entities to choose between a new fair value-based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"). Entities electing to remain with the accounting in APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. RV Centers will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

5. NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Financial Accounting Standards (FAS) No. 130 Reporting Comprehensive Income and No. 131 Disclosures About Segments of an Enterprise and

                                RV CENTERS, INC.

Related Information. Both FAS No. 130 and FAS No. 131 are not expected to have a material effect on RV Centers, Inc. for calendar year ending December 31, 1998.

6. SUBSEQUENT EVENT

     In January 1999, RV Centers signed definitive agreements to acquire 14 companies to be effective with the Offering. The companies to be acquired are
(a) Ace Fogdall, Inc., (b) American RV Centers, Inc., (c) Casey's Motors, Inc. d/b/a Casey's Recreational Sales, (d) County Line Select Cars, Inc., (e) Dusty's Camper World, (f) Emerald Coast RV Center, Inc., (g) Growth Ventures d/b/a Marshall's Traveland, (h) Hall Enterprises, Inc., (i) Little Valley Auto & RV Sales, Inc., (j) RV's Northwest, Inc., (k) Saddleback Recreational Vehicles, Inc., (l) Scott Motor Coach, Inc., (m) Stoltzfus Trailer Sales, Inc., and (n) Young's RV Center. The aggregate consideration that will be paid by RV Centers to acquire the Founding Companies is $17,654,000 in cash and 3,780,100 shares of Common Stock.

     In October 1998, RV Centers' management and other investors purchased an additional 495,488 shares of Common Stock for a total of $3.70, RV Centers' management and received options to purchase 415,139 shares of Common Stock at the initial public offering price.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholders
County Line Select Cars, Inc.

     We have audited the accompanying balance sheets of County Line Select Cars, Inc., as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of County Line Select Cars, Inc., at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 3, 1998
Houston, Texas

                         COUNTY LINE SELECT CARS, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                               DECEMBER 31
                                                         ------------------------   SEPTEMBER 30
                                                            1996         1997           1998
                                                         ----------   -----------   ------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents............................  $  879,801   $   853,908   $   646,917
  Accounts receivable..................................      97,819       231,836       366,640
  Inventories..........................................   8,574,952    10,280,236    10,787,048
  Prepaid expenses and other...........................      23,496        69,026       118,363
                                                         ----------   -----------   -----------
          Total current assets.........................   9,576,068    11,435,006    11,918,968
Property and equipment, net............................     255,766       403,543       484,479
                                                         ----------   -----------   -----------
          Total assets.................................  $9,831,834   $11,838,549   $12,403,447
                                                         ==========   ===========   ===========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Floor plan notes payable.............................  $6,456,604   $ 7,793,001   $ 7,893,677
  Due to shareholders..................................     525,545     1,020,194     1,164,094
  Other short-term debt................................      80,000       140,000        75,000
  Accounts payable.....................................     836,188       764,059       696,619
  Accounts payable -- related party....................      34,505        29,273        38,462
  Accrued liabilities and other........................     267,272       414,720       453,621
                                                         ----------   -----------   -----------
          Total current liabilities....................   8,200,114    10,161,247    10,321,473
Other noncurrent liabilities...........................      43,768        35,237        21,877

Commitments and contingencies

Shareholders' equity:
  Common stock -- $1 par value, 7,500 shares
     authorized, 200 shares issued and outstanding.....         200           200           200
  Paid-in capital in excess of par.....................         400           400           400
  Retained earnings....................................   1,587,352     1,641,465     2,059,497
                                                         ----------   -----------   -----------
          Total shareholders' equity...................   1,587,952     1,642,065     2,060,097
                                                         ----------   -----------   -----------
          Total liabilities and shareholders' equity...  $9,831,834   $11,838,549   $12,403,447
                                                         ==========   ===========   ===========

                            See accompanying notes.

                         COUNTY LINE SELECT CARS, INC.

                            STATEMENTS OF OPERATIONS

                                                                                 NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                                   ---------------------------------------   -------------------------
                                      1995          1996          1997          1997          1998
                                   -----------   -----------   -----------   -----------   -----------
                                                                                    (UNAUDITED)
Revenue:
  Vehicles.......................  $33,106,711   $29,804,370   $38,133,335   $28,115,585   $39,355,374
  Parts and service..............    2,290,468     1,790,549     2,487,517     1,744,088     3,094,988
  Other, net.....................       46,961       759,875       763,319       516,975       660,995
                                   -----------   -----------   -----------   -----------   -----------
                                    35,444,140    32,354,794    41,384,171    30,376,648    43,111,357
Cost of sales:
  Vehicles.......................   29,887,973    26,657,886    33,857,448    24,950,173    35,402,465
  Parts and service..............    1,377,150       986,065     1,276,924       928,799     1,455,334
                                   -----------   -----------   -----------   -----------   -----------
Gross profit.....................    4,179,017     4,710,843     6,249,799     4,497,676     6,253,558
Selling, general, and
  administrative expenses........    3,614,117     3,665,935     4,493,563     3,201,519     4,238,469
Other expense:
  Interest expense...............     (599,259)     (478,350)     (596,016)     (451,702)     (572,289)
                                   -----------   -----------   -----------   -----------   -----------
  Net (loss) income..............  $   (34,359)  $   566,558   $ 1,160,220   $   844,455   $ 1,442,800
                                   ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                         COUNTY LINE SELECT CARS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                               PAID-IN
                                                   COMMON    CAPITAL IN      RETAINED
                                                   STOCK    EXCESS OF PAR    EARNINGS        TOTAL
                                                   ------   -------------   -----------   -----------
Balance at December 31, 1994.....................   $200        $400        $ 1,684,277   $ 1,684,877
  Distributions to shareholders..................     --          --           (329,719)     (329,719)
  Net loss.......................................     --          --            (34,359)      (34,359)
                                                    ----        ----        -----------   -----------
Balance at December 31, 1995.....................    200         400          1,320,199     1,320,799
  Distributions to shareholders..................     --          --           (299,405)     (299,405)
  Net income.....................................     --          --            566,558       566,558
                                                    ----        ----        -----------   -----------
Balance at December 31, 1996.....................    200         400          1,587,352     1,587,952
  Distributions to shareholders..................     --          --         (1,106,107)   (1,106,107)
  Net income.....................................     --          --          1,160,220     1,160,220
                                                    ----        ----        -----------   -----------
Balance at December 31, 1997.....................    200         400          1,641,465     1,642,065
  Distributions to shareholders (unaudited)......     --          --         (1,024,768)   (1,024,768)
  Net income (unaudited).........................     --          --          1,442,800     1,442,800
                                                    ----        ----        -----------   -----------
Balance at September 30, 1998 (unaudited)........   $200        $400        $ 2,059,497   $ 2,060,097
                                                    ====        ====        ===========   ===========

                            See accompanying notes.

                         COUNTY LINE SELECT CARS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                  NINE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                                    ---------------------------------------   -------------------------
                                       1995          1996          1997          1997          1998
                                    -----------   -----------   -----------   -----------   -----------
                                                                                     (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income.................  $   (34,359)  $   566,558   $ 1,160,220   $   844,455   $ 1,442,800
Adjustments to reconcile net
  (loss) income to net cash (used
  in) provided by operating
  activities:
  Depreciation....................       55,126        60,080        64,128        54,000        54,000
  Changes in operating assets and
     liabilities:
     Accounts receivable..........       76,152         1,023      (134,017)      (22,205)     (134,804)
     Due to/from related
       parties....................           --        10,543        (5,232)           --            --
     Inventories..................    5,404,086    (2,751,247)   (1,705,284)    1,141,688      (506,812)
     Prepaid expenses and other...      (41,417)       46,434       (54,061)     (109,708)      (49,337)
     Floor plan notes payable.....   (5,130,621)    1,956,675     1,336,397    (1,691,382)      100,676
     Accounts payable.............      (76,962)      778,619       (72,129)     (520,230)      (71,611)
     Accrued liabilities and
       other......................     (449,876)      113,916       147,448       152,062        38,901
                                    -----------   -----------   -----------   -----------   -----------
Net cash (used in) provided by
  operating activities............     (197,871)      782,601       737,470      (151,320)      873,813
INVESTING ACTIVITIES
Net additions to property and
  equipment.......................       (6,714)     (161,410)     (211,905)     (108,461)     (134,936)
                                    -----------   -----------   -----------   -----------   -----------
Net cash used in investing
  activities......................       (6,714)     (161,410)     (211,905)     (108,461)     (134,936)
FINANCING ACTIVITIES
Net borrowings (repayments) on
  debt............................           --        80,000        60,000       (80,000)      (65,000)
Net borrowings from
  shareholders....................      186,828        88,589       494,649       533,111       143,900
Distributions to shareholders.....     (329,719)     (299,405)   (1,106,107)     (894,335)   (1,024,768)
                                    -----------   -----------   -----------   -----------   -----------
Net cash used in financing
  activities......................     (142,891)     (130,816)     (551,458)     (441,224)     (945,868)
                                    -----------   -----------   -----------   -----------   -----------
Net change in cash and cash
  equivalents.....................     (347,476)      490,375       (25,893)     (701,005)     (206,991)
Cash and cash equivalents at
  beginning of year...............      736,902       389,426       879,801       879,801       853,908
                                    -----------   -----------   -----------   -----------   -----------
Cash and cash equivalents at end
  of year.........................  $   389,426   $   879,801   $   853,908   $   178,796   $   646,917
                                    ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                         COUNTY LINE SELECT CARS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     County Line Select Cars, Inc. (the "Company") was incorporated in 1979 and operates four recreational vehicle ("RV") dealerships in Florida. From 1979 to 1995, the Company grew from one dealership to three. During 1995, the Company sold one of its larger dealerships and opened a smaller one in its place. The Company continued to operate its three dealerships until 1998 when it purchased back the dealership it had sold in 1995. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................   15
Furniture and fixtures......................................    5
Machinery, vehicles, and equipment..........................    5

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance commissions and extended warranty contract income.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

                         COUNTY LINE SELECT CARS, INC.

  Income Taxes

     The Company is an S corporation and, as such, no provision for income taxes has been included in the accompanying financial statements since the Company's taxable income is reported directly by the shareholders for tax purposes.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $297,000, $356,000, and $511,000 for 1995, 1996, and 1997,
respectively, and $342,181 and $302,989 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                       DECEMBER 31
                                                 ------------------------   SEPTEMBER 30
                                                    1996         1997           1998
                                                 ----------   -----------   ------------
                                                                            (UNAUDITED)
New vehicles...................................  $5,531,256   $ 6,796,485   $ 6,535,605
Used vehicles..................................   2,959,120     3,377,728     4,054,742
Parts and accessories..........................      84,576       106,023       196,701
                                                 ----------   -----------   -----------
                                                 $8,574,952   $10,280,236   $10,787,048
                                                 ==========   ===========   ===========

                         COUNTY LINE SELECT CARS, INC.

4. PROPERTY AND EQUIPMENT

                                                         DECEMBER 31
                                                     -------------------   SEPTEMBER 30
                                                       1996       1997         1998
                                                     --------   --------   ------------
                                                                           (UNAUDITED)
Buildings and improvements.........................  $233,859   $273,177     $280,142
Furniture and fixtures.............................   106,078    165,798      228,281
Machinery, vehicles, and equipment.................   165,666    180,082      229,696
Construction in progress...........................        --     77,512       93,387
                                                     --------   --------     --------
                                                      505,603    696,569      831,506
Less accumulated depreciation......................   249,837    293,026      347,027
                                                     --------   --------     --------
                                                     $255,766   $403,543     $484,479
                                                     ========   ========     ========

5. FLOOR PLAN NOTES PAYABLE

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Floor plan notes payable to finance companies, secured by
  new and used vehicle inventories and contracts in
  transit...................................................  $6,456,604   $7,793,001
                                                              ==========   ==========

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes are at prime to prime minus .5% during the period presented. The average interest rate on floor plan notes was 8.8%, 8.3% and 7.9% for the years ended at December 31, 1995, 1996 and 1997, respectively. The notes are due upon the sale of the related inventory.

     Interest paid for both the floor plan notes and other debt was $599,259, $478,350, and $596,016 for the years ended December 31, 1995, 1996, and 1997, respectively.

6. OTHER SHORT-TERM DEBT

                                                         DECEMBER 31
                                                    ---------------------   SEPTEMBER 30
                                                      1996        1997          1998
                                                    --------   ----------   ------------
                                                                            (UNAUDITED)
Promissory notes with the Company's shareholders,
  payable on demand, interest at 10% at December
  31, 1996 and 1997, secured by the net assets of
  the Company.....................................  $525,545   $1,020,194    $1,164,094
$200,000 draft line of credit with a bank, payable
  on demand, interest at 9% and 9.25% at December
  31, 1996 and 1997, secured by property of the
  shareholders....................................    80,000      140,000        75,000
                                                    --------   ----------    ----------
                                                    $605,545   $1,160,194    $1,239,094
                                                    ========   ==========    ==========

7. COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in significant liability.

                         COUNTY LINE SELECT CARS, INC.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

8. RELATED PARTY TRANSACTIONS

     The Company had vehicle sales to a related party totaling $-0-, $278,000, and $413,000 for the years ended December 31, 1995, 1996, and 1997, respectively, for use in the related party's rental business. The Company also leases its facilities from a related party. These related party leases are renewed annually and vary in lease payment amounts from year to year. Lease payments to the related party totaled $237,000, $175,000, and $267,000 for the years ended December 31, 1995, 1996, and 1997, respectively.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholder
Saddleback Recreational Vehicles, Inc.

     We have audited the accompanying balance sheets of Saddleback Recreational Vehicles, Inc., as of December 31, 1997 and 1996, and the related statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Saddleback Recreational Vehicles, Inc., at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 25, 1998
Houston, Texas

                     SADDLEBACK RECREATIONAL VEHICLES, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                DECEMBER 31
                                                          -----------------------   SEPTEMBER 30
                                                             1996         1997          1998
                                                          ----------   ----------   ------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.............................  $   12,280   $   54,994    $  121,987
  Accounts receivable...................................          --       67,198       459,341
  Due from shareholders and employees...................     163,545       93,665        83,994
  Inventories, net......................................   4,231,589    6,657,539     7,592,158
  Prepaid expenses and other............................      21,038       19,696        56,906
                                                          ----------   ----------    ----------
          Total current assets..........................   4,428,452    6,893,092     8,314,386
Property and equipment, net.............................     708,608      697,052       511,226
Cash value of life insurance policies...................      56,378       76,127        50,988
Other assets, net.......................................      50,065       41,913        49,855
                                                          ----------   ----------    ----------
          Total assets..................................  $5,243,503   $7,708,184    $8,926,455
                                                          ==========   ==========    ==========

                              LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Floor plan notes payable..............................  $4,453,946   $6,703,864    $7,263,640
  Accounts payable......................................     208,583      455,429       522,672
  Accrued liabilities and other.........................     271,756      429,015       347,501
                                                          ----------   ----------    ----------
          Total current liabilities.....................   4,934,285    7,588,308     8,133,813
Commitments and contingencies
Shareholder's equity:
  Common stock -- no par value
     Authorized shares -- 100,000
     Issued and outstanding shares -- 1,000.............     200,000      200,000       200,000
  Retained earnings (deficit)...........................     109,218      (80,124)      592,642
                                                          ----------   ----------    ----------
          Total shareholder's equity....................     309,218      119,876       792,642
                                                          ----------   ----------    ----------
          Total liabilities and shareholder's equity....  $5,243,503   $7,708,184    $8,926,455
                                                          ==========   ==========    ==========

                            See accompanying notes.

                     SADDLEBACK RECREATIONAL VEHICLES, INC.

                            STATEMENTS OF OPERATIONS

                                                                            NINE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                              ---------------------------------------   -------------------------
                                 1995          1996          1997          1997          1998
                              -----------   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
Revenue:
  Vehicles..................  $15,515,523   $15,973,156   $23,373,561   $18,135,378   $24,628,401
  Parts and service.........           --            --       835,903       485,073     1,098,543
  Other, net................      487,013       609,957     1,174,786       965,290     1,129,976
                              -----------   -----------   -----------   -----------   -----------
                               16,002,536    16,583,113    25,384,250    19,585,741    26,856,920
Cost of sales:
  Vehicles..................   13,421,822    13,590,604    20,966,718    16,130,955    21,924,251
  Parts and service.........           --            --       453,215       260,919       529,331
                              -----------   -----------   -----------   -----------   -----------
Gross profit................    2,580,714     2,992,509     3,964,317     3,193,867     4,403,338
Selling, general, and
  administrative expenses...    2,230,978     2,630,733     3,657,793     2,708,930     3,276,875
Other income (expense):
  Interest expense..........     (356,423)     (436,118)     (598,708)     (377,565)     (511,197)
  Other, net................       67,128        65,834        42,842        32,131        57,500
                              -----------   -----------   -----------   -----------   -----------
                                 (289,295)     (370,284)     (555,866)     (345,434)     (453,697)
                              -----------   -----------   -----------   -----------   -----------
Net income (loss)...........  $    60,441   $    (8,508)  $  (249,342)  $   139,503   $   672,766
                              ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                     SADDLEBACK RECREATIONAL VEHICLES, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                        RETAINED
                                                              COMMON    EARNINGS
                                                              STOCK     (DEFICIT)     TOTAL
                                                             --------   ---------   ---------
Balance at December 31, 1994...............................  $200,000   $ 162,678   $ 362,678
  Distributions to shareholder.............................        --    (130,393)   (130,393)
  Net income...............................................        --      60,441      60,441
                                                             --------   ---------   ---------
Balance at December 31, 1995...............................   200,000      92,726     292,726
  Contributions to capital.................................        --      30,000      30,000
  Distributions to shareholder.............................        --      (5,000)     (5,000)
  Net loss.................................................        --      (8,508)     (8,508)
                                                             --------   ---------   ---------
Balance at December 31, 1996...............................   200,000     109,218     309,218
  Contributions to capital.................................        --      60,000      60,000
  Net loss.................................................        --    (249,342)   (249,342)
                                                             --------   ---------   ---------
Balance at December 31, 1997...............................   200,000     (80,124)    119,876
  Net income (unaudited)...................................        --     672,766     672,766
                                                             --------   ---------   ---------
Balance at September 30, 1998 (unaudited)..................  $200,000   $ 592,642   $ 792,642
                                                             ========   =========   =========

                            See accompanying notes.

                     SADDLEBACK RECREATIONAL VEHICLES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                 NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31                SEPTEMBER 30
                                      -------------------------------------   -----------------------
                                         1995         1996         1997          1997         1998
                                      -----------   ---------   -----------   -----------   ---------
                                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)...................  $    60,441   $  (8,508)  $  (249,342)  $   139,503   $ 672,766
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation......................       31,018      79,251       176,485       127,770     123,560
  Changes in operating assets and
     liabilities:
     Accounts receivable............       54,207      11,979       (67,198)     (436,757)   (392,143)
     Inventories....................   (1,223,802)    448,576    (2,425,950)   (1,425,514)   (934,619)
     Prepaid expenses and other.....        3,176      (9,284)        1,342         1,342     (37,210)
     Due from shareholders and
       employees....................       61,117    (163,545)       69,880        95,164       9,671
     Cash value of insurance
       policies and other assets....      (61,048)    248,369       (11,597)     (125,309)     17,197
     Accounts payable...............      199,559    (141,704)      246,846       198,986      67,243
     Floor plan notes payable.......    1,109,197      (3,278)    2,249,918     1,664,314     559,776
     Accrued liabilities and
       other........................      (21,019)    206,388       157,259       (34,468)    (81,514)
                                      -----------   ---------   -----------   -----------   ---------
Net cash provided by operating
  activities........................      212,846     668,244       147,643       205,031       4,727
INVESTING ACTIVITIES
Purchase of property and
  equipment.........................      (19,950)   (903,447)     (519,732)     (439,275)     (8,334)
Proceeds from sale of property and
  equipment.........................           --     153,670       354,803       125,364      70,600
                                      -----------   ---------   -----------   -----------   ---------
Net cash (used in) provided by
  investing activities..............      (19,950)   (749,777)     (164,929)     (313,911)     62,266
FINANCING ACTIVITIES
Repayments of long-term debt........      (22,271)         --            --            --          --
(Distributions) contributions of
  capital...........................     (130,393)     25,000        60,000            --          --
                                      -----------   ---------   -----------   -----------   ---------
Net cash (used in) provided by
  financing activities..............     (152,664)     25,000        60,000            --          --
                                      -----------   ---------   -----------   -----------   ---------
Net change in cash and cash
  equivalents.......................       40,232     (56,533)       42,714      (108,880)     66,993
Cash and cash equivalents at
  beginning of year.................       28,581      68,813        12,280        12,280      54,994
                                      -----------   ---------   -----------   -----------   ---------
Cash and cash equivalents at end of
  year..............................  $    68,813   $  12,280   $    54,994   $   (96,600)  $ 121,987
                                      ===========   =========   ===========   ===========   =========

                            See accompanying notes.

                     SADDLEBACK RECREATIONAL VEHICLES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Saddleback Recreational Vehicles, Inc. (the "Company") was incorporated in 1991 and operates a recreational vehicle ("RV") dealership in Irvine, California, and during 1997, the Company opened a new dealership in La Mirada, California. During 1997, the Company also established a parts and service center at its Irvine facility. The Company has plans to open a third dealership in Carson, California, during the fourth quarter of 1998. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. New vehicle cost is determined using the last-in, first-out ("LIFO") method and includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle costs are determined using the specific-identification method and include the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out ("FIFO") basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................    5
Furniture and fixtures......................................    5
Machinery, vehicles, and equipment..........................    5
Rental units................................................    5

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are delivered. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance commissions, extended warranty contract income, and rental fees.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

                     SADDLEBACK RECREATIONAL VEHICLES, INC.

  Income Taxes

     The Company is an S corporation, and as such, no provision for income taxes has been included in the accompanying financial statements as the Company's taxable income is reported directly by the shareholders for tax purposes.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $150,530, $125,173, and $217,127 for 1995, 1996, and 1997,
respectively, and $172,963 and $136,976 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits, LIFO reserves based upon anticipated year-end inventory balances and inflation levels, and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                        DECEMBER 31
                                                  -----------------------   SEPTEMBER 30
                                                     1996         1997          1998
                                                  ----------   ----------   ------------
                                                                            (UNAUDITED)
New vehicles....................................  $4,030,557   $6,303,992    $7,116,462
Used vehicles...................................     614,811      718,691       919,975
Parts and accessories...........................         590       58,199       166,064
                                                  ----------   ----------    ----------
                                                   4,645,958    7,080,882     8,202,501
Excess of FIFO costs over LIFO costs............    (414,369)    (423,343)     (610,343)
                                                  ----------   ----------    ----------
                                                  $4,231,589   $6,657,539    $7,592,158
                                                  ==========   ==========    ==========

                     SADDLEBACK RECREATIONAL VEHICLES, INC.

4. PROPERTY AND EQUIPMENT

                                                         DECEMBER 31
                                                     -------------------   SEPTEMBER 30
                                                       1996       1997         1998
                                                     --------   --------   ------------
                                                                           (UNAUDITED)
Land...............................................  $     --   $ 25,000     $ 25,000
Buildings and improvements.........................    27,420     42,490       45,941
Furniture and fixtures.............................    60,000     78,796       86,500
Machinery, vehicles, and equipment.................   164,618    277,435      279,498
Rental units.......................................   596,958    533,203      264,210
                                                     --------   --------     --------
                                                      848,996    956,924      701,149
Less accumulated depreciation......................   140,388    259,872      189,923
                                                     --------   --------     --------
                                                     $708,608   $697,052     $511,226
                                                     ========   ========     ========

5. FLOOR PLAN NOTES PAYABLE

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Floor plan notes payable to finance companies, secured by
  new and used vehicle inventories and contracts in
  transit...................................................  $4,453,946   $6,703,864
                                                              ==========   ==========

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes were at prime plus one to two percent during the periods presented. The average interest rate on floor plan notes was 9.4%, 9.7%, and 10.1% for the years ended December 31, 1995, 1996, and 1997, respectively. The notes are due upon the sale of the related inventory.

     Interest paid for the floor plan notes and long-term debt (see Note 6) was $356,423, $424,954, and $562,935 for the years ended December 31, 1995, 1996, and 1997, respectively.

6. CASH VALUE OF LIFE INSURANCE POLICIES

     At December 31, 1996 and 1997, the Company had borrowings from the cash value of life insurance policies of $241,392 and $236,029, respectively. The interest rates on the loans range from 6.35% to 6.60%. The loans have no maturity date or payment schedule. Any amount outstanding will be deducted at the time benefits are paid on a policy. These loans are shown netted against the cash value of life insurance policies.

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases its facilities under operating leases. Rent expense related to operating leases were $172,800, $172,800, and $364,000 for 1995, 1996, and 1997, respectively. The Company's most significant lease is with a third party and is on a month to month basis.

                     SADDLEBACK RECREATIONAL VEHICLES, INC.

     Future minimum lease payments required under operating leases include:

1998........................................................  $156,000
1999........................................................   228,000
2000........................................................   120,000
2001........................................................   120,000
2002........................................................    20,000
Thereafter..................................................        --
                                                              --------
                                                              $644,000
                                                              ========

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

8. RETIREMENT PLAN

     The Company maintains a 401(k) retirement plan which became effective in 1994. Employees are eligible to participate in the plan if they have been employed by the Company for at least one year. Participants are allowed to make elective income deferrals to the plan per the plan specifications. The Company can make discretionary contributions as authorized by the Board of Directors. The Company made discretionary contributions of $-0-, $4,898, and $4,751 during 1995, 1996, and 1997, respectively.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholder
Emerald Coast RV Center, Inc.

     We have audited the accompanying balance sheets of Emerald Coast RV Center, Inc., as of December 31, 1997 and 1996, and the related statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerald Coast RV Center, Inc., at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 11, 1998
Houston, Texas

                         EMERALD COAST RV CENTER, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                               DECEMBER 31
                                                         ------------------------   SEPTEMBER 30
                                                            1996         1997           1998
                                                         ----------   -----------   ------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents............................  $  455,845   $   632,531   $ 1,019,896
  Accounts receivable..................................     150,420       130,390       150,221
  Due from shareholders................................          --            --       288,924
  Inventories..........................................   6,286,433     8,541,670     8,608,818
  Prepaid expenses and other...........................      69,577        15,238        19,456
                                                         ----------   -----------   -----------
          Total current assets.........................   6,962,275     9,319,829    10,087,315
Property and equipment, net............................   1,456,780     1,550,827     1,431,684
Other assets...........................................      25,327            --            --
                                                         ----------   -----------   -----------
          Total assets.................................  $8,444,382   $10,870,656   $11,518,999
                                                         ==========   ===========   ===========

                              LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Floor plan notes payable.............................  $5,375,674   $ 7,230,314   $ 6,976,900
  Current maturities of long-term debt.................      87,071       114,026       181,000
  Accounts payable.....................................     369,054       799,145       917,224
  Accrued liabilities and other........................     304,969       263,549       223,387
                                                         ----------   -----------   -----------
          Total current liabilities....................   6,136,768     8,407,034     8,298,511
Long-term debt.........................................     132,885        18,861        14,653
Due to shareholder.....................................     265,000       295,000       317,500
                                                         ----------   -----------   -----------
          Total liabilities............................   6,534,653     8,720,895     8,630,664
Commitments and contingencies
Shareholder's equity:
  Common stock -- $1 par value:
     Authorized shares -- 500
     Issued and outstanding shares -- 500..............         500           500           500
  Retained earnings....................................   1,909,229     2,149,261     2,887,835
                                                         ----------   -----------   -----------
          Total shareholder's equity...................   1,909,729     2,149,761     2,888,335
                                                         ----------   -----------   -----------
          Total liabilities and shareholder's equity...  $8,444,382   $10,870,656   $11,518,999
                                                         ==========   ===========   ===========

                            See accompanying notes.

                         EMERALD COAST RV CENTER, INC.

                            STATEMENTS OF OPERATIONS

                                                                            NINE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                              ---------------------------------------   -------------------------
                                 1995          1996          1997          1997          1998
                              -----------   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
Revenue:
  Vehicles..................  $18,503,208   $23,843,668   $26,072,167   $20,752,622   $23,981,069
  Parts and service.........    1,857,446     2,150,982     2,170,055     1,678,834     1,622,530
  Other, net................      237,661       354,062       538,451       431,863       644,926
                              -----------   -----------   -----------   -----------   -----------
                               20,598,315    26,348,712    28,780,673    22,863,319    26,248,525
Cost of sales:
  Vehicles..................   15,179,401    20,051,824    22,082,514    17,327,845    20,478,347
  Parts and service.........      847,381     1,078,859       986,878       762,540       759,014
                              -----------   -----------   -----------   -----------   -----------
Gross profit................    4,571,533     5,218,029     5,711,281     4,772,934     5,011,164
Selling, general, and
  administrative expenses...    3,322,635     3,650,683     4,111,799     3,065,314     3,040,529
Other income (expense):
  Interest expense..........     (404,189)     (441,796)     (549,076)     (381,782)     (434,075)
  Other, net................       32,774        44,324        48,823        29,039        36,178
                              -----------   -----------   -----------   -----------   -----------
                                 (371,415)     (397,472)     (500,253)     (352,743)     (397,897)
                              -----------   -----------   -----------   -----------   -----------
Net income..................  $   877,483   $ 1,169,874   $ 1,099,229   $ 1,354,877   $ 1,572,738
                              ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                         EMERALD COAST RV CENTER, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                              COMMON    RETAINED
                                                              STOCK     EARNINGS      TOTAL
                                                              ------   ----------   ----------
Balance at December 31, 1994................................   $500    $1,201,941   $1,202,441
  Distributions to shareholder..............................     --      (426,653)    (426,653)
  Net income................................................     --       877,483      877,483
                                                               ----    ----------   ----------
Balance at December 31, 1995................................    500     1,652,771    1,653,271
  Distributions to shareholder..............................     --      (913,416)    (913,416)
  Net income................................................     --     1,169,874    1,169,874
                                                               ----    ----------   ----------
Balance at December 31, 1996................................    500     1,909,229    1,909,729
  Distributions to shareholder..............................     --      (859,197)    (859,197)
  Net income................................................     --     1,099,229    1,099,229
                                                               ----    ----------   ----------
Balance at December 31, 1997................................    500     2,149,261    2,149,761
  Distributions to shareholder (unaudited)..................     --      (834,164)    (834,164)
  Net income (unaudited)....................................     --     1,572,738    1,572,738
                                                               ----    ----------   ----------
Balance at September 30, 1998 (unaudited)...................   $500    $2,887,835   $2,888,335
                                                               ====    ==========   ==========

                            See accompanying notes.

                         EMERALD COAST RV CENTER, INC.

                            STATEMENTS OF CASH FLOWS

                                                                            NINE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31                SEPTEMBER 30
                                 -------------------------------------   -----------------------
                                   1995         1996          1997          1997         1998
                                 ---------   -----------   -----------   ----------   ----------
                                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net income.....................  $ 877,483   $ 1,169,874   $ 1,099,229   $1,354,877   $1,572,738
Adjustments to reconcile net
  income to net cash provided
  by operating activities:
  Depreciation.................     76,485        68,267       104,481       78,361      100,859
  Changes in operating assets
     and liabilities:
     Accounts receivable.......      2,772       (33,517)       20,030     (149,791)     (19,831)
     Inventories...............   (445,577)   (2,264,998)   (2,255,237)    (785,795)     (67,148)
     Prepaid expenses and
       other...................    (12,523)       (5,413)       54,339       (3,303)      (4,218)
     Other assets..............         --            --        25,327       22,327           --
     Change in floor plan notes
       payable.................    181,958     2,210,271     1,854,640      187,730     (253,414)
     Accounts payable..........   (173,017)      194,459       430,091      (13,572)     118,079
     Due from shareholders.....         --            --            --           --     (288,924)
     Due to shareholders.......     30,000        30,000        30,000       22,500       22,500
     Accrued liabilities and
       other...................    143,866        57,078       (41,420)      (1,355)     (40,162)
                                 ---------   -----------   -----------   ----------   ----------
Net cash provided by operating
  activities...................    681,447     1,426,021     1,321,480      711,979    1,140,479
INVESTING ACTIVITIES
Purchase of property and
  equipment....................    (59,321)     (483,423)     (265,002)    (242,684)     (14,772)
Proceeds from sale of property
  and equipment................     65,139        38,384        66,474        9,856       33,056
                                 ---------   -----------   -----------   ----------   ----------
Net cash provided by (used in)
  investing activities.........      5,818      (445,039)     (198,528)    (232,828)      18,284
FINANCING ACTIVITIES
Repayments of long-term debt...    (96,849)      (86,853)      (87,069)     (71,958)      (4,712)
Borrowings on long-term debt...         --            --            --           --       67,478
Distributions to shareholder...   (426,653)     (913,416)     (859,197)    (203,200)    (834,164)
                                 ---------   -----------   -----------   ----------   ----------
Net cash used in financing
  activities...................   (523,502)   (1,000,269)     (946,266)    (275,158)    (771,398)
                                 ---------   -----------   -----------   ----------   ----------
Net change in cash and cash
  equivalents..................    163,763       (19,287)      176,686      203,993      387,365
Cash and cash equivalents at
  beginning of year............    311,369       475,132       455,845      455,845      632,531
                                 ---------   -----------   -----------   ----------   ----------
Cash and cash equivalents at
  end of year..................  $ 475,132   $   455,845   $   632,531   $  659,838   $1,019,896
                                 =========   ===========   ===========   ==========   ==========

                            See accompanying notes.

                         EMERALD COAST RV CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Emerald Coast RV Center, Inc. (the "Company") was incorporated in 1990 and operates three recreational vehicle ("RV") dealerships in Gulf Breeze, Florida; Panama City, Florida; and Dothan, Alabama. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs.

     Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................  5-40
Furniture and fixtures......................................  5-10
Machinery, vehicles, and equipment..........................  3-7
Rental units................................................   5

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance insurance and warranty contract revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance and extended warranty contract income, and rental fees.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

                         EMERALD COAST RV CENTER, INC.

  Income Taxes

     The Company is an S corporation and, as such, no provision for income taxes has been included in the accompanying financial statements as the Company's taxable income is reported directly by the shareholders for tax purposes.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $183,353, $198,905, and $157,562 for 1995, 1996, and 1997,
respectively, and $91,942 and $149,434 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                        DECEMBER 31
                                                  -----------------------   SEPTEMBER 30
                                                     1996         1997          1998
                                                  ----------   ----------   ------------
                                                                            (UNAUDITED)
New vehicles....................................  $5,430,099   $7,386,508    $7,379,865
Used vehicles...................................     720,052      956,401       886,263
Parts and accessories...........................     136,282      198,761       342,690
                                                  ----------   ----------    ----------
                                                  $6,286,433   $8,541,670    $8,608,818
                                                  ==========   ==========    ==========

                         EMERALD COAST RV CENTER, INC.

4. PROPERTY AND EQUIPMENT

                                                        DECEMBER 31
                                                  -----------------------   SEPTEMBER 30
                                                     1996         1997          1998
                                                  ----------   ----------   ------------
                                                                            (UNAUDITED)
Land............................................  $  468,717   $  468,717    $  468,717
Buildings and improvements......................     938,635    1,129,792     1,131,147
Furniture and fixtures..........................      72,978       78,834        78,836
Machinery, vehicles, and equipment..............     320,493      307,590       321,005
Rental units....................................      34,978       33,053            --
                                                  ----------   ----------    ----------
                                                   1,835,801    2,017,986     1,999,705
Less accumulated depreciation...................     379,021      467,159       568,021
                                                  ----------   ----------    ----------
                                                  $1,456,780   $1,550,827    $1,431,684
                                                  ==========   ==========    ==========

5. FLOOR PLAN NOTES PAYABLE

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Floor plan notes payable to finance companies, secured by
  new and used vehicle inventories and contracts in
  transit...................................................  $5,375,674   $7,230,314
                                                              ==========   ==========

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes during the periods presented range from prime minus 1/4% to prime +3%. The average rate was 8.8%, 8.3%, and 8.4% for the years ended December 31, 1995, 1996, and 1997, respectively. The floor plan notes are due upon the sale of the related inventory.

     Interest paid for both the floor plan notes and long-term debt (see Note 6) was $404,189, $441,796, and $549,076 for the years ended December 31, 1995,
1996, and 1997, respectively.

     In 1998, the Company became a guarantor of $1,850,000 in debt for a shareholder. This guarantee will expire at the date of the acquisition of the Company by RV Center Inc.

                         EMERALD COAST RV CENTER, INC.

6. LONG-TERM DEBT

                                                                  DECEMBER 31
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Note payable to shareholder, beginning December 1994, 11.50%
  interest rate, annual interest payments of $20,125,
  maturing in December 2001.................................  $175,000   $175,000
Note payable to bank beginning August 1993, 7.50% interest
  rate, monthly payment of $645, maturing in July 1998; paid
  in August 1997............................................    10,949         --
Note payable to related party beginning September 1992, 9.0%
  interest rate, monthly payment of $2,076, maturing in
  August 1997...............................................    16,059         --
Note payable to bank beginning August 1991, 9.5% interest
  rate, monthly payment of $1,703, maturing in August 1998,
  secured by real estate....................................    24,253      5,062
Note payable to bank beginning November 1993, 8.0% interest
  rate, monthly payment of $3,164, maturing in November
  1998, secured by real estate..............................    57,569     23,021
Line of credit with bank, interest at prime rate, payable on
  demand, secured by real estate............................    81,802     80,242
Note payable to mortgage company beginning October 1991,
  9.75% interest rate, monthly payment of $654, maturing in
  2001......................................................    29,324     24,562
                                                              --------   --------
                                                               394,956    307,887
Less current maturities.....................................    87,071    114,026
                                                              --------   --------
                                                              $307,885   $193,861
                                                              ========   ========

     Future maturities of long-term debt as of December 31, 1997 are as follows:

1998........................................................  $114,026
1999........................................................     6,283
2000........................................................     6,924
2001........................................................   180,654
                                                              --------
                                                              $307,887
                                                              ========

7. COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

                         EMERALD COAST RV CENTER, INC.

8. RELATED PARTY TRANSACTIONS

     The Company has balances due from and to its shareholder arising in the normal course of business. The Company has a note payable to shareholder for $175,000 which is classified as long-term debt (see Note 6).

     In addition, the Company leases the Dothan, Alabama, facility under a month-to-month operating lease from its shareholder. Rent expense related to the facility was $30,000 for all years presented. Included in the due to shareholder is $90,000 and $120,000 for December 31, 1996 and 1997, respectively, related to this lease.

9. RETIREMENT PLAN

     The Company maintains a 401(k) retirement plan which became effective December 15, 1996. Employees are eligible to participate in the plan if they have been employed by the Company for one year, are full-time employees, and are at least 21 years of age. Participants are allowed to make elective income deferrals to the plan per the plan specifications. The Company does not offer a match for employee contributions and has not made any discretionary contributions since the inception of the plan.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholder
Casey Motors, Inc.
  D/B/A Casey's Recreational Sales

     We have audited the accompanying balance sheets of Casey Motors, Inc. D/B/A Casey's Recreational Sales as of December 31, 1997 and 1996, and the related statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casey Motors, Inc. D/B/A Casey's Recreational Sales at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 18, 1998
Houston, Texas

                               CASEY MOTORS, INC.
                        D/B/A CASEY'S RECREATIONAL SALES

                                 BALANCE SHEETS

                                     ASSETS

                                                                DECEMBER 31
                                                          -----------------------   SEPTEMBER 30
                                                             1996         1997          1998
                                                          ----------   ----------   ------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.............................  $  301,589   $   90,396    $  792,998
  Receivables...........................................       3,392        5,032         6,954
  Inventories...........................................   3,550,341    4,657,934     4,107,984
  Prepaid expenses and other............................      14,192       19,796        45,039
                                                          ----------   ----------    ----------
          Total current assets..........................   3,869,514    4,773,158     4,952,975
Property and equipment, net.............................      50,315       50,608        51,246
                                                          ----------   ----------    ----------
          Total assets..................................  $3,919,829   $4,823,766    $5,004,221
                                                          ==========   ==========    ==========

                              LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Floor plan notes payable..............................  $3,088,645   $3,825,514    $3,477,668
  Accounts payable......................................      26,616       29,725        59,551
  Accrued liabilities and other.........................      91,704       36,925       178,743
                                                          ----------   ----------    ----------
          Total current liabilities.....................   3,206,965    3,892,164     3,715,962
Commitments and contingencies
Shareholder's equity:
  Common stock -- no par, 50,000 shares authorized,
     1,000 shares issued and outstanding................       1,000        1,000         1,000
  Retained earnings.....................................     711,864      930,602     1,287,259
                                                          ----------   ----------    ----------
          Total shareholder's equity....................     712,864      931,602     1,288,259
                                                          ----------   ----------    ----------
          Total liabilities and shareholder's equity....  $3,919,829   $4,823,766    $5,004,221
                                                          ==========   ==========    ==========

                            See accompanying notes.

                               CASEY MOTORS, INC.
                        D/B/A CASEY'S RECREATIONAL SALES

                            STATEMENTS OF OPERATIONS

                                                                            NINE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                              ---------------------------------------   -------------------------
                                 1995          1996          1997          1997          1998
                              -----------   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
Revenue:
  Vehicle...................  $16,803,586   $18,298,768   $20,583,766   $17,841,463   $18,791,484
  Other, net................      223,213       442,019       507,819       453,751       563,243
                              -----------   -----------   -----------   -----------   -----------
                               17,026,799    18,740,787    21,091,585    18,295,214    19,354,727
Cost of sales...............   15,138,755    16,242,820    18,101,953    15,748,680    16,551,166
                              -----------   -----------   -----------   -----------   -----------
Gross profit................    1,888,044     2,497,967     2,989,632     2,546,534     2,803,561
Selling, general, and
  administrative expenses...    1,075,975     1,488,489     1,787,401     1,435,725     1,653,343
Other income (expense):
  Interest expense..........     (324,571)     (312,311)     (337,527)     (263,559)     (269,892)
  Other, net................       14,567        17,459        28,302        25,125        49,885
                              -----------   -----------   -----------   -----------   -----------
                                 (310,004)     (294,852)     (309,225)     (238,434)     (220,007)
                              -----------   -----------   -----------   -----------   -----------
Net income..................  $   502,065   $   714,626   $   893,006   $   872,375   $   930,211
                              ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                               CASEY MOTORS, INC.
                        D/B/A CASEY'S RECREATIONAL SALES

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                              COMMON    RETAINED
                                                              STOCK     EARNINGS      TOTAL
                                                              ------   ----------   ----------
Balance at December 31, 1994................................  $1,000   $  214,613   $  215,613
  Distributions to shareholder..............................     --      (246,241)    (246,241)
  Net income................................................     --       502,065      502,065
                                                              ------   ----------   ----------
Balance at December 31, 1995................................  1,000       470,437      471,437
  Distributions to shareholder..............................     --      (473,199)    (473,199)
  Net income................................................     --       714,626      714,626
                                                              ------   ----------   ----------
Balance at December 31, 1996................................  1,000       711,864      712,864
  Distributions to shareholder..............................     --      (674,268)    (674,268)
  Net income................................................     --       893,006      893,006
                                                              ------   ----------   ----------
Balance at December 31, 1997................................  1,000       930,602      931,602
  Distributions to shareholder (unaudited)..................     --      (573,554)    (573,554)
  Net income (unaudited)....................................     --       930,211      930,211
                                                              ------   ----------   ----------
Balance at September 30, 1998 (unaudited)...................  $1,000   $1,287,259   $1,288,259
                                                              ======   ==========   ==========

                            See accompanying notes.

                               CASEY MOTORS, INC.
                        D/B/A CASEY'S RECREATIONAL SALES

                            STATEMENTS OF CASH FLOWS

                                                                            NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31               SEPTEMBER 30
                                   ------------------------------------   ----------------------
                                      1995        1996         1997         1997         1998
                                   ----------   ---------   -----------   ---------   ----------
                                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net income.......................  $  502,065   $ 714,626   $   893,006   $ 872,375   $  930,211
Adjustments to reconcile net
  income to net cash provided by
  operating activities:
  Depreciation...................       7,299       9,189        13,493      10,120       12,202
  Changes in operating assets and
     liabilities:
     Receivables.................      (6,673)      6,138        (1,640)      1,732       (1,922)
     Inventories.................    (985,854)   (664,782)   (1,107,593)     66,238      549,950
     Prepaid expenses and
       other.....................        (282)     (3,124)       (5,604)      1,169      (25,243)
     Accounts payable............      26,680         (65)        3,109      27,987       29,826
     Accrued liabilities and
       other.....................      86,968     (37,157)      (54,779)    (25,694)     141,818
     Change in floor plan notes
       payable...................   1,111,081     225,350       736,869    (213,165)    (347,846)
                                   ----------   ---------   -----------   ---------   ----------
Net cash provided by operating
  activities.....................     741,284     250,175       476,861     740,762    1,288,996
INVESTING ACTIVITIES
Purchase of property and
  equipment......................      (5,679)    (32,405)      (13,786)         --      (12,840)
Proceeds from sale of
  equipment......................          --          --            --       8,075           --
                                   ----------   ---------   -----------   ---------   ----------
Net cash (used in) provided by
  investing activities...........      (5,679)    (32,405)      (13,786)      8,075      (12,840)
FINANCING ACTIVITIES
Distributions to owner...........    (246,242)   (473,199)     (674,268)   (604,871)    (573,554)
                                   ----------   ---------   -----------   ---------   ----------
Net cash used in financing
  activities.....................    (246,242)   (473,199)     (674,268)   (604,871)    (573,554)
                                   ----------   ---------   -----------   ---------   ----------
Net change in cash and cash
  equivalents....................     489,363    (255,429)     (211,193)    143,966      702,602
Cash and cash equivalents at
  beginning of year..............      67,655     557,018       301,589     301,589       90,396
                                   ----------   ---------   -----------   ---------   ----------
Cash and cash equivalents at end
  of year........................  $  557,018   $ 301,589   $    90,396   $ 445,555   $  792,998
                                   ==========   =========   ===========   =========   ==========

                            See accompanying notes.

                               CASEY MOTORS, INC.
                        D/B/A CASEY'S RECREATIONAL SALES

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Casey Motors, Inc. D/B/A Casey's Recreational Sales (the "Company") was incorporated in 1989 and operates a recreational vehicle ("RV") dealership in the Denver, Colorado, area. In addition to new and used RV sales, the Company offers complementary products and services including financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Leasehold improvements......................................   40
Furniture and fixtures......................................    7
Machinery, vehicles, and equipment..........................    5

  Revenue Recognition

     Revenue is recognized when vehicles are delivered. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance commissions, and extended warranty contract income.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident and disability insurance sold on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

  Income Taxes

     The Company is an S corporation and, as such, no provision for income taxes has been included in the accompanying financial statements as the Company's taxable income is reported directly by the shareholder for tax purposes.

                               CASEY MOTORS, INC.
                        D/B/A CASEY'S RECREATIONAL SALES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $164,989, $170,995, and $167,021 for 1995, 1996, and 1997,
respectively, and $155,000 and $199,677 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                        DECEMBER 31
                                                  -----------------------   SEPTEMBER 30
                                                     1996         1997          1998
                                                  ----------   ----------   ------------
                                                                            (UNAUDITED)
New vehicles....................................  $2,744,958   $3,437,089    $3,134,415
Used vehicles...................................     802,706    1,219,604       970,684
Parts and accessories...........................       2,677        1,241         2,885
                                                  ----------   ----------    ----------
                                                  $3,550,341   $4,657,934    $4,107,984
                                                  ==========   ==========    ==========

4. PROPERTY AND EQUIPMENT

                                                          DECEMBER 31
                                                       -----------------   SEPTEMBER 30
                                                        1996      1997         1998
                                                       -------   -------   ------------
                                                                           (UNAUDITED)
Leasehold improvements...............................  $ 6,105   $ 6,105     $  7,821
Furniture and fixtures...............................   42,960    42,960       42,960
Machinery, vehicles, and equipment...................   35,969    49,755       51,892
                                                       -------   -------     --------
                                                        85,034    98,820      102,673
Less accumulated depreciation........................   34,719    48,212       51,427
                                                       -------   -------     --------
                                                       $50,315   $50,608     $ 51,246
                                                       =======   =======     ========

                               CASEY MOTORS, INC.
                        D/B/A CASEY'S RECREATIONAL SALES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. FLOOR PLAN NOTES PAYABLE AND LINE OF CREDIT

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Floor plan notes payable to finance companies, secured by
  new and used vehicle inventories and contracts in
  transit...................................................  $3,088,645   $3,825,514
                                                              ==========   ==========

     Interest rates on the floor plan notes vary by product line and product age. The Company obtains floor plan financing from several institutions and each institution requires varying interest rates depending on the outstanding balance. The average interest rate on floor plan notes was 13.3%, 11.0%, and 9.8% for the years ended December 31, 1995, 1996, and 1997, respectively. The notes are due upon the sale of the related inventory.

     Interest paid for the floor plan notes was $324,571, $312,311, and $337,527 for the years ended December 31, 1995, 1996, and 1997, respectively.

     The Company maintains a $500,000 line of credit with a bank. This line is specifically used to finance used inventory and the outstanding balance is classified with floor plan payable. The amount drawn against the line of credit was $183,975 and $423,000 at December 31, 1996 and 1997, respectively, and $79,700 was drawn at September 30, 1998.

6. COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

7. RELATED PARTY TRANSACTIONS

     The Company leases operating facilities from the owner of the Company. Payments for rent were $91,250, $126,941, and $153,986 for the years ended December 31, 1995, 1996, and 1997, respectively.

8. RETIREMENT PLAN

     The Company maintains a 401(k) retirement plan which became effective September 1, 1997. Employees are eligible to participate in the plan if they have been employed by the Company for one year, work at least 1,000 hours during the year, and are at least 21 years of age. Participants are allowed to make elective income deferrals to the plan per the plan specifications. The Company can make discretionary contributions as authorized by the Board of Directors. The Company made $3,352 in discretionary contributions during 1997.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholders
Stoltzfus Trailer Sales, Inc.

     We have audited the accompanying balance sheets of Stoltzfus Trailer Sales, Inc., as of October 31, 1997 and 1996, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stoltzfus Trailer Sales, Inc., at October 31, 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

August 21, 1998
Houston, Texas

                         STOLTZFUS TRAILER SALES, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                    OCTOBER 31
                                                              -----------------------   OCTOBER 31
                                                                 1996         1997         1998
                                                              ----------   ----------   -----------
                                                                                        (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  208,410   $  524,155   $  197,598
  Due from affiliate........................................     216,613      166,613       60,402
  Inventories, net..........................................   4,094,634    4,337,354    4,039,888
  Prepaid expenses and other................................     143,195       74,876       45,023
  Deferred tax asset (liability)............................      51,819       (4,633)      (6,645)
                                                              ----------   ----------   ----------
          Total current assets..............................   4,714,671    5,098,365    4,336,266
Property and equipment, net.................................     333,408      349,560      397,041
Other assets................................................      44,560       52,917       52,917
                                                              ----------   ----------   ----------
          Total assets......................................  $5,092,639   $5,500,842   $4,786,224
                                                              ==========   ==========   ==========

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Floor plan notes payable..................................  $2,540,519   $2,867,149   $2,804,874
  Due to affiliates and shareholders........................   1,065,309      911,856      855,646
  Accounts payable..........................................     629,725      789,327      111,893
  Accrued liabilities, customer deposits, and other.........     287,858      281,687      276,119
                                                              ----------   ----------   ----------
          Total current liabilities.........................   4,523,411    4,850,019    4,048,532
Commitments and contingencies
Shareholders' equity:
  Common -- $100 par value, 500 shares authorized, 400
     shares issued..........................................      40,000       40,000       40,000
  Paid-in capital in excess of par..........................       3,347        3,347        3,347
  Retained earnings.........................................     589,246      670,841      757,710
                                                              ----------   ----------   ----------
                                                                 632,593      714,188      801,057
  Treasury stock, 206 shares at cost........................     (63,365)     (63,365)     (63,365)
                                                              ----------   ----------   ----------
          Total shareholders' equity........................     569,228      650,823      737,692
                                                              ----------   ----------   ----------
          Total liabilities and shareholders' equity........  $5,092,639   $5,500,842   $4,786,224
                                                              ==========   ==========   ==========

                            See accompanying notes.

                         STOLTZFUS TRAILER SALES, INC.

                            STATEMENTS OF OPERATIONS

                                                          YEAR ENDED OCTOBER 31     YEAR ENDED
                                                        -------------------------   OCTOBER 31
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
                                                                                    (UNAUDITED)
Revenue:
  Vehicles............................................  $13,137,911   $13,218,654   $15,972,631
  Parts and service...................................    2,511,838     2,185,296     2,179,837
  Other, net..........................................      279,915       317,111       462,391
                                                        -----------   -----------   -----------
                                                         15,929,664    15,721,061    18,614,859
Cost of sales:
  Vehicles............................................   11,801,627    11,934,832    13,931,571
  Parts and service...................................    1,370,445     1,110,799     1,180,047
                                                        -----------   -----------   -----------
Gross profit..........................................    2,757,592     2,675,430     3,503,241
Selling, general, and administrative expenses.........    2,663,225     2,245,685     3,072,307
Other income (expense):
  Interest expense....................................     (280,065)     (327,714)     (331,990)
  Other, net..........................................       33,635        35,907        39,778
                                                        -----------   -----------   -----------
                                                           (246,430)     (291,807)     (292,212)
                                                        -----------   -----------   -----------
Income (loss) before income taxes.....................     (152,063)      137,938       138,722
Income tax (benefit) expense..........................      (61,199)       56,143        51,853
                                                        -----------   -----------   -----------
Net income (loss).....................................  $   (90,864)  $    81,795   $    86,869
                                                        ===========   ===========   ===========

                            See accompanying notes.

                         STOLTZFUS TRAILER SALES, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                       PAID-IN                   LESS
                                          COMMON     CAPITAL IN     RETAINED   TREASURY
                                           STOCK    EXCESS OF PAR   EARNINGS    STOCK      TOTAL
                                          -------   -------------   --------   --------   --------
Balance at October 31, 1995.............  $40,000      $3,347       $680,210   $63,365    $660,192
  Distributions to shareholders.........       --          --           (100)       --        (100)
  Net loss..............................       --          --        (90,864)       --     (90,864)
                                          -------      ------       --------   -------    --------
Balance at October 31, 1996.............   40,000       3,347        589,246    63,365     569,228
  Distributions to shareholders.........       --          --           (200)       --        (200)
  Net income............................       --          --         81,795        --      81,795
                                          -------      ------       --------   -------    --------
Balance at October 31, 1997.............   40,000       3,347        670,841    63,365     650,823
  Net income (unaudited)................       --          --         86,869        --      68,869
                                          -------      ------       --------   -------    --------
Balance at October 31, 1998
  (unaudited)...........................  $40,000      $3,347       $757,710   $63,365    $737,692
                                          =======      ======       ========   =======    ========

                            See accompanying notes.

                         STOLTZFUS TRAILER SALES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED OCTOBER 31
                                                            ---------------------------------
                                                              1996        1997        1998
                                                            ---------   ---------   ---------
OPERATING ACTIVITIES
Net income (loss).........................................  $ (90,864)  $  81,795   $  86,869
Adjustments to reconcile net income (loss) to net cash
  (used in) provided by operating activities:
  Depreciation............................................     85,669      99,967      82,610
  Deferred income taxes...................................    (51,819)     56,452       2,012
  Gain on sale of assets..................................     (8,849)       (106)     (6,677)
  Changes in operating assets and liabilities:
     Accounts receivable..................................    184,528          --          --
     Due from affiliates and shareholders.................         --      50,000     106,211
     Inventories..........................................   (831,630)   (242,720)    297,466
     Prepaid expenses and other...........................   (106,337)     68,319      29,853
     Other assets.........................................     (8,107)     (8,357)         --
     Change in floor plan notes payable...................    458,240     326,630     (62,275)
     Accounts payable, accrued liabilities, customer
       deposits, and other................................    301,806     153,431    (683,002)
                                                            ---------   ---------   ---------
Net cash (used in) provided by operating activities.......    (67,363)    585,411    (146,933)
INVESTING ACTIVITIES
Proceeds from sale of property and equipment..............     55,032      87,912      52,054
Purchase of property and equipment........................   (185,009)   (203,925)   (175,468)
                                                            ---------   ---------   ---------
Net cash used in investing activities.....................   (129,977)   (116,013)   (123,414)
FINANCING ACTIVITIES
Borrowings from affiliates and shareholders...............    213,866          --      43,790
Payments to affiliates and shareholders...................         --    (153,453)   (100,000)
Distributions to shareholders.............................       (100)       (200)         --
                                                            ---------   ---------   ---------
Net cash provided by (used in) financing activities.......    213,766    (153,653)    (56,210)
                                                            ---------   ---------   ---------
Net change in cash and cash equivalents...................     16,426     315,745    (326,557)
Cash and cash equivalents at beginning of year............    191,984     208,410     524,155
                                                            ---------   ---------   ---------
Cash and cash equivalents at end of year..................  $ 208,410   $ 524,155   $ 197,598
                                                            =========   =========   =========

                            See accompanying notes.

                         STOLTZFUS TRAILER SALES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Stoltzfus Trailer Sales, Inc. (the "Company") was incorporated in 1969 and operates a recreational vehicle ("RV") dealership in the Philadelphia, Pennsylvania area. In addition to new and used RV sales and boat sales, the Company offers complementary products and services including parts, repair and maintenance service, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles and boats are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method. New vehicle and boat costs include the invoice price, delivery, and the cost of any special features added to the vehicles and boats. Used vehicle and boat costs include the purchase price plus reconditioning and make-ready costs. Parts, service, and other inventory costs are stated at the lower of cost or market, cost being determined on the first-in, first-out ("FIFO") basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                               YEARS
                                                               -----
Leasehold improvements......................................   31.5
Furniture and fixtures......................................    5
Machinery, vehicles, and equipment..........................   5-7
Rental units................................................    5

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance commissions, and extended warranty contract income.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

  Income Taxes

     The Company follows the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Accordingly, deferred income taxes have been provided for the tax conse-

                         STOLTZFUS TRAILER SALES, INC.

quences in future years of differences between the tax basis of the Company's assets and liabilities and enacted tax laws and statutory tax rates. Deferred tax assets and/or liabilities are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting purposes or based on the expected reversal date for deferred taxes that are not related to an asset or liability. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes is the total of the tax payable or refundable for the period and the change during the period in deferred tax assets and liabilities.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $152,056, $172,365, and $123,382 for 1996, 1997, and 1998,
respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. INVENTORIES

                                                                OCTOBER 31
                                                   -------------------------------------
                                                      1996         1997         1998
                                                   ----------   ----------   -----------
                                                                             (UNAUDITED)
New vehicles and boats...........................  $3,176,767   $3,290,407   $3,147,536
Used vehicles and boats..........................     852,016    1,061,076      861,689
Parts and accessories............................     381,291      305,627      331,233
                                                   ----------   ----------   ----------
                                                    4,410,074    4,657,110    4,340,458
Excess of FIFO costs over LIFO costs.............    (315,440)    (319,756)    (300,570)
                                                   ----------   ----------   ----------
                                                   $4,094,634   $4,337,354   $4,039,888
                                                   ==========   ==========   ==========

                         STOLTZFUS TRAILER SALES, INC.

4. PROPERTY AND EQUIPMENT

                                                                 OCTOBER 31
                                                      ---------------------------------
                                                        1996       1997        1998
                                                      --------   --------   -----------
                                                                            (UNAUDITED)
Buildings and improvements..........................  $ 54,823   $ 66,369    $ 72,250
Furniture and fixtures..............................    55,505     62,557      74,444
Machinery, vehicles, and equipment..................   311,101    318,966     296,321
Rental units........................................   188,345    192,436     207,231
                                                      --------   --------    --------
                                                       609,774    640,328     650,246
Less accumulated depreciation.......................   276,366    290,768     253,205
                                                      --------   --------    --------
                                                      $333,408   $349,560    $397,041
                                                      ========   ========    ========

5. FLOOR PLAN NOTES PAYABLE

                                                                    OCTOBER 31
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Floor plan notes payable to a finance company, secured by
  new and used vehicle inventories and contracts in
  transit...................................................  $2,540,519   $2,867,149
                                                              ==========   ==========

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan are at prime for balances 90 days old and less and at prime plus 1% for balances greater than 90 days at October 31, 1996 and 1997. The average interest rate on the floor plan notes was 8.8% and 8.2% for the years ended October 31, 1996 and 1997, respectively. The notes are due upon the sale of the related inventory.

     Interest paid for the floor plan notes and other debt was $267,529 and $317,053 for the years ended October 31, 1996 and 1997, respectively.

6. FEDERAL AND STATE INCOME TAXES

     The Company accounts for income taxes under FASB Statements No. 109, Accounting for Income Taxes (FASB 109). Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The components of the income tax provision (benefit) are as follows:

                                                                1996      1997
                                                              --------   -------
Current.....................................................  $ (9,380)  $  (309)
Deferred....................................................   (51,819)   56,452
                                                              --------   -------
          Total.............................................  $(61,199)  $56,143
                                                              ========   =======

                         STOLTZFUS TRAILER SALES, INC.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

                                                               1996       1997
                                                              -------   --------
Deferred tax assets:
  Contributions carryover...................................  $ 2,598   $  2,689
  UNICAP....................................................    4,643      8,365
  Net operating loss carryforward...........................    3,062      3,162
  Accrued liability.........................................   41,516         --
                                                              -------   --------
Deferred tax assets.........................................   51,819     14,216
Less valuation allowance....................................       --         --
                                                              -------   --------
          Total deferred tax assets.........................   51,819     14,216
Deferred tax liabilities:
  Fixed asset basis.........................................       --    (18,849)
                                                              -------   --------
          Total deferred tax liabilities....................       --    (18,849)
                                                              -------   --------
          Total net deferred taxes..........................  $51,819   $ (4,633)
                                                              =======   ========

     The provision for income taxes differs from amounts computed at the statutory rates as follows:

                                                          1996               1997
                                                    ----------------    --------------
                                                     AMOUNT    RATE     AMOUNT    RATE
                                                    --------   -----    -------   ----
Federal income taxes at statutory rate............  $(51,701)  (34.0)%  $46,899   34.0%
Permanent differences.............................       442      .3        126     .1
State income taxes, net of federal tax benefit....    (9,940)  (15.3)     9,118    6.6
                                                    --------   -----    -------   ----
                                                    $(61,199)  (49.0)%  $56,143   40.7%
                                                    ========   =====    =======   ====

     Taxes paid for the years ended October 31, 1996 and 1997 were $2,124 and $-0-, respectively.

7. COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

8. RELATED PARTY TRANSACTIONS

     The Company has a receivable due from a related party of $216,613, $166,613, and $60,403 as of October 31, 1996, 1997, and 1998.

                         STOLTZFUS TRAILER SALES, INC.

     The Company has notes payable with related parties. Interest is paid on these notes at the rate of 10% per annum. The Company paid $72,991 in interest during the current fiscal year. The balance due on these notes as of October 31, 1997 and 1998 was $842,674 and $786,464, respectively. The Company also has a long-term note with a related party. The balance due at October 31, 1997 and 1998 was $69,182.

     Operations of the Company are conducted on a site leased from a related party. The lease is renewable annually. The rent was $14,000 per month effective April 1, 1995 and the total rent expense of $168,000 was recorded in each of the periods presented..

9. RETIREMENT PLAN

     The Company maintains a retirement plan which became effective November 1, 1993. Employees are eligible to participate in the plan if they have been employed by the Company for six months and are at least 20.5 years of age. Participants are allowed to make elective income deferrals to the plan per the plan specifications. The Company can make discretionary contributions as authorized by the Board of Directors. The Company made discretionary contributions of $55,493, $51,253 and $58,161 during 1996, 1997, and 1998, respectively.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholders
Dusty's Camper World of Bartow, Inc.

     We have audited the accompanying balance sheets of Dusty's Camper World of Bartow, Inc., as of December 31, 1997 and 1996, and the related statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dusty's Camper World of Bartow, Inc., at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 15, 1998
Houston, Texas

                      DUSTY'S CAMPER WORLD OF BARTOW, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                DECEMBER 31
                                                          -----------------------   SEPTEMBER 30
                                                             1996         1997          1998
                                                          ----------   ----------   ------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.............................  $  113,461   $  222,647    $  348,474
  Accounts receivable...................................      22,563       25,334        27,746
  Inventories, net......................................   3,966,630    4,123,777     4,254,966
  Prepaid expenses and other............................      35,041       38,827        39,200
                                                          ----------   ----------    ----------
          Total current assets..........................   4,137,695    4,410,585     4,670,386
Property and equipment, net.............................     155,531      239,640       210,572
Other assets............................................      12,017           --           717
                                                          ----------   ----------    ----------
          Total assets..................................  $4,305,243   $4,650,225    $4,881,675
                                                          ==========   ==========    ==========

                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Floor plan notes payable..............................  $3,486,496   $3,410,876    $3,450,663
  Payable to shareholders...............................     100,000           --            --
  Accounts payable......................................      97,456      111,771        52,665
  Accrued liabilities and other.........................     142,247      292,895       210,199
                                                          ----------   ----------    ----------
          Total current liabilities.....................   3,826,199    3,815,542     3,713,527
Deferred taxes..........................................      74,930      165,709       165,709
                                                          ----------   ----------    ----------
          Total liabilities.............................   3,901,129    3,981,251     3,879,236

Commitments and contingencies

Shareholders' equity:
  Common stock:
     $1 par class A -- 2,000 shares authorized, issued,
       and outstanding..................................       2,000        2,000         2,000
     $1 par nonvoting -- 15,000 shares authorized,
       10,000 shares issued and outstanding.............      10,000       10,000        10,000
  Additional paid-in capital............................      (9,792)      (9,792)       (9,792)
  Retained earnings.....................................     401,906      666,766     1,000,231
                                                          ----------   ----------    ----------
          Total shareholders' equity....................     404,114      668,974     1,002,439
                                                          ----------   ----------    ----------
          Total liabilities and shareholders' equity....  $4,305,243   $4,650,225    $4,881,675
                                                          ==========   ==========    ==========

                            See accompanying notes.

                      DUSTY'S CAMPER WORLD OF BARTOW, INC.

                            STATEMENTS OF OPERATIONS

                                                                            NINE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                              ---------------------------------------   -------------------------
                                 1995          1996          1997          1997          1998
                              -----------   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
Revenue:
  Vehicles..................  $18,157,456   $19,746,340   $18,930,143   $14,256,180   $16,354,009
  Parts and service.........      942,639     1,128,452     1,227,871       933,390     1,118,975
  Other, net................      519,437       534,333       595,390       452,514       558,924
                              -----------   -----------   -----------   -----------   -----------
                               19,619,532    21,409,125    20,753,404    15,642,084    18,031,908
Cost of sales:
  Vehicles..................   16,473,114    17,839,523    16,703,120    12,322,773    14,904,065
  Parts and service.........      426,831       483,388       541,818       367,013       484,128
                              -----------   -----------   -----------   -----------   -----------
Gross margin................    2,719,587     3,086,214     3,508,466     2,952,298     2,643,715
Selling, general, and
  administrative expenses...    2,407,813     2,758,298     2,844,591     2,058,394     1,946,110
Other income (expense):
  Interest expense..........     (234,528)     (232,592)     (263,698)     (208,659)     (178,988)
  Other, net................       16,868        16,851        15,512        10,763        17,339
                              -----------   -----------   -----------   -----------   -----------
                                 (217,660)     (215,741)     (248,186)     (197,896)     (161,649)
                              -----------   -----------   -----------   -----------   -----------
Income before income
  taxes.....................       94,114       112,175       415,689       696,008       535,956
Income tax provision........       35,827        42,973       150,829       262,719       202,491
                              -----------   -----------   -----------   -----------   -----------
Net income..................  $    58,287   $    69,202   $   264,860   $   433,289   $   333,465
                              ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                      DUSTY'S CAMPER WORLD OF BARTOW, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                             ADDITIONAL
                                                   COMMON     PAID-IN      RETAINED
                                                    STOCK     CAPITAL      EARNINGS      TOTAL
                                                   -------   ----------   ----------   ----------
Balance at December 31, 1994.....................  $   500    $ 1,708     $  274,417   $  276,625
  Cancellation of common stock...................     (500)        --             --         (500)
  Issuance of class A voting common stock........    2,000     (1,917)            --           83
  Issuance of nonvoting common stock.............   10,000     (9,583)            --          417
  Net income.....................................       --         --         58,287       58,287
                                                   -------    -------     ----------   ----------
Balance at December 31, 1995.....................   12,000     (9,792)       332,704      334,912
  Net income.....................................       --         --         69,202       69,202
                                                   -------    -------     ----------   ----------
Balance at December 31, 1996.....................   12,000     (9,792)       401,906      404,114
  Net income.....................................       --         --        264,860      264,860
                                                   -------    -------     ----------   ----------
Balance at December 31, 1997.....................   12,000     (9,792)       666,766      668,974
  Net income (unaudited).........................       --         --        333,465      333,465
                                                   -------    -------     ----------   ----------
Balance at September 30, 1998 (unaudited)........  $12,000    $(9,792)    $1,000,231   $1,002,439
                                                   =======    =======     ==========   ==========

                            See accompanying notes.

                      DUSTY'S CAMPER WORLD OF BARTOW, INC.

                            STATEMENTS OF CASH FLOWS

                                                                           NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31             SEPTEMBER 30
                                     ---------------------------------   ---------------------
                                       1995        1996        1997        1997        1998
                                     ---------   ---------   ---------   ---------   ---------
                                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net income.........................  $  58,287   $  69,202   $ 264,860   $ 433,289   $ 333,465
Adjustments to reconcile net income
  to net cash (used in) provided by
  operating activities:
  Depreciation.....................     48,396      27,174      32,107      21,737      31,970
  Deferred taxes...................     54,788      22,174      90,779          --          --
  Changes in operating assets and
     liabilities:
     Accounts receivable...........    (51,413)     28,886      (2,771)   (201,247)     (2,412)
     Inventories...................   (484,660)   (643,002)   (157,147)    624,949    (131,189)
     Prepaid expenses and other....     60,086     (12,022)      8,231       8,231      (1,090)
     Floor plan notes payable......    482,714     418,472     (75,620)   (974,518)     39,787
     Accounts payable..............    (72,108)     68,070      14,315      57,049     (59,106)
     Accrued liabilities and
       other.......................    (97,681)    (65,764)    150,648     518,076     (82,696)
                                     ---------   ---------   ---------   ---------   ---------
Net cash (used in) provided by
  operating activities.............     (1,591)    (86,810)    325,402     487,566     128,729
INVESTING ACTIVITIES
Purchase of property and
  equipment........................    (24,820)       (301)   (116,216)    (43,498)    (35,393)
Sale of property and equipment.....         --          --          --          --      32,491
                                     ---------   ---------   ---------   ---------   ---------
Net cash used in investing
  activities.......................    (24,820)       (301)   (116,216)    (43,498)     (2,902)
FINANCING ACTIVITIES
Payments to shareholders...........         --    (100,000)   (100,000)   (100,000)         --
Borrowing from shareholders........    166,562          --          --          --          --
                                     ---------   ---------   ---------   ---------   ---------
Net cash provided by (used in)
  financing activities.............    166,562    (100,000)   (100,000)   (100,000)         --
                                     ---------   ---------   ---------   ---------   ---------
Net change in cash and cash
  equivalents......................    140,151    (187,111)    109,186     344,068     125,827
Cash and cash equivalents at
  beginning of year................    160,421     300,572     113,461     113,461     222,647
                                     ---------   ---------   ---------   ---------   ---------
Cash and cash equivalents at end of
  year.............................  $ 300,572   $ 113,461   $ 222,647   $ 457,529   $ 348,474
                                     =========   =========   =========   =========   =========

                            See accompanying notes.

                      DUSTY'S CAMPER WORLD OF BARTOW, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Dusty's Camper World of Bartow, Inc. (the "Company") was incorporated in 1985 and operates a recreational vehicle ("RV") dealership in Bartow, Florida. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. New vehicle cost is determined using the last-in, first-out ("LIFO") method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost is determined using the specific-identification method. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out ("FIFO") basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................    8
Furniture and fixtures......................................    5
Machinery, vehicles, and equipment..........................    5

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance commissions, and extended warranty contract income.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

  Income Taxes

     The Company follows the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Accordingly, deferred income taxes have been provided for the tax conse-

                      DUSTY'S CAMPER WORLD OF BARTOW, INC.

quences in future years of differences between the tax basis of the Company's assets and liabilities and enacted tax laws and statutory tax rates. Deferred tax assets and/or liabilities are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes is the total of the tax payable or refundable for the period and the change during the period in deferred tax assets and liabilities.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expense totaled $153,031, $208,182, and $217,571 for 1995, 1996, and 1997,
respectively, and $149,572 and $142,729 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits, income tax expense based upon estimates of annual effective tax rates, LIFO reserves based upon anticipated year-end inventory balances and inflation levels, and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                        DECEMBER 31
                                                  -----------------------   SEPTEMBER 30
                                                     1996         1997          1998
                                                  ----------   ----------   ------------
                                                                            (UNAUDITED)
New vehicles....................................  $3,122,241   $3,318,054    $3,569,454
Used vehicles...................................     920,695      891,674       820,417
Parts and accessories...........................     197,694      200,049       221,239
                                                  ----------   ----------    ----------
                                                   4,240,630    4,409,777     4,611,110
Excess of FIFO costs over LIFO costs............    (274,000)    (286,000)     (356,144)
                                                  ----------   ----------    ----------
                                                  $3,966,630   $4,123,777    $4,254,966
                                                  ==========   ==========    ==========

                      DUSTY'S CAMPER WORLD OF BARTOW, INC.

4. PROPERTY AND EQUIPMENT

                                                         DECEMBER 31
                                                     -------------------   SEPTEMBER 30
                                                       1996       1997         1998
                                                     --------   --------   ------------
                                                                           (UNAUDITED)
Land...............................................  $     --   $ 44,957     $     --
Buildings and improvements.........................   182,835    182,835      182,835
Furniture and fixtures.............................    17,858     17,858       17,858
Machinery, vehicles, and equipment.................   115,613    157,718      193,111
                                                     --------   --------     --------
                                                      316,306    403,368      393,804
Less accumulated depreciation......................   160,775    163,728      183,232
                                                     --------   --------     --------
                                                     $155,531   $239,640     $210,572
                                                     ========   ========     ========

5. FLOOR PLAN NOTES PAYABLE

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Floor plan notes payable to finance companies, secured by
  new and used vehicle inventory and contracts in transit...  $3,486,496   $3,410,876
                                                              ==========   ==========

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes approximated prime during all periods presented. The average interest rate on floor plan notes was 8.8%, 8.5%, and 8.3% for the years ended December 31, 1995, 1996, and 1997, respectively. The notes are due upon the sale of the related inventory.

     Interest paid for floor plan notes and all other debt was $224,239, $233,866, and $267,039 for the years ended December 31, 1995, 1996, and 1997, respectively.

6. INCOME TAXES

     The components of the income tax provision are as follows:

                                                          1995      1996       1997
                                                        --------   -------   --------
Current:
  Federal.............................................  $(16,190)  $17,759   $ 51,273
  State...............................................    (2,771)    3,040      8,777
                                                        --------   -------   --------
                                                         (18,961)   20,799     60,050
Deferred:
  Federal.............................................    46,780    18,933     77,511
  State...............................................     8,008     3,241     13,268
                                                        --------   -------   --------
          Total.......................................  $ 35,827   $42,973   $150,829
                                                        ========   =======   ========

                      DUSTY'S CAMPER WORLD OF BARTOW, INC.

     Significant components of the Company's deferred tax liabilities as of December 31, 1996 and 1997 and September 30, 1998 are as follows:

                                                         DECEMBER 31
                                                      ------------------   SEPTEMBER 30
                                                       1996       1997         1998
                                                      -------   --------   ------------
Deferred tax liabilities:
  Inventory reserve.................................  $51,001   $141,780     $141,780
  Other.............................................   23,929     23,929       23,929
                                                      -------   --------     --------
Deferred tax liabilities............................  $74,930   $165,709     $165,709
                                                      =======   ========     ========

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases its facilities under operating leases from the owners of the Company. Rent expense related to operating leases was $37,042, $47,170, and $50,880 for 1995, 1996, and 1997, respectively. Future minimum lease payments required under operating leases include:

1998.....................................................   $ 66,420
1999.....................................................     51,000
                                                            --------
                                                            $117,420
                                                            ========

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

8. SIMPLIFIED EMPLOYEE PENSION PLAN ("SEPP")

     The Company maintains an SEPP plan which became effective January 1, 1992. Employees are eligible to participate in the plan if they have been employed by the Company for three years and are at least 21 years of age. The Company can make discretionary contributions as authorized by the Board of Directors of up to 15% of an employee's salary. The Company made discretionary contributions of $132,738, $138,274, and $167,077 during 1995, 1996, and 1997, respectively.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholders
Hall Enterprises, Inc.

     We have audited the accompanying balance sheets of Hall Enterprises, Inc., as of December 31, 1997 and 1996, and the related statements of operations, shareholders' deficit, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hall Enterprises, Inc., at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 19, 1998
Houston, Texas

                             HALL ENTERPRISES, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                               DECEMBER 31
                                                         ------------------------   SEPTEMBER 30
                                                            1996          1997          1998
                                                         -----------   ----------   ------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents............................  $   252,410   $  233,181    $  397,619
  Accounts receivable..................................      114,784      269,154        90,295
  Inventories, net.....................................    3,490,716    3,423,408     2,146,342
  Prepaid expenses.....................................       10,077       13,127        21,856
                                                         -----------   ----------    ----------
          Total current assets.........................    3,867,987    3,938,870     2,656,112
Property and equipment, net............................      186,015    1,058,954     1,051,354
Long-term notes receivable.............................       36,981       93,176        69,558
                                                         -----------   ----------    ----------
          Total assets.................................  $ 4,090,983   $5,091,000    $3,777,024
                                                         ===========   ==========    ==========

                             LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Floor plan notes payable.............................  $ 4,580,234   $4,370,964    $2,812,096
  Payable to affiliate.................................       81,138       81,138        81,138
  Accounts payable.....................................       77,248      312,391        82,305
  Accrued liabilities and other........................      171,698      181,220       177,132
                                                         -----------   ----------    ----------
          Total current liabilities....................    4,910,318    4,945,713     3,152,671
Long-term notes payable................................           --      601,278       562,259
Long-term notes payable to shareholder.................           --      140,000       140,000
Commitments and contingencies
Shareholders' deficit:
  Common stock.........................................      200,000      331,000       331,000
  Accumulated deficit..................................   (1,019,335)    (926,991)     (408,906)
                                                         -----------   ----------    ----------
          Total shareholders' deficit..................     (819,335)    (595,991)      (77,906)
                                                         -----------   ----------    ----------
          Total liabilities and shareholders'
            deficit....................................  $ 4,090,983   $5,091,000    $3,777,024
                                                         ===========   ==========    ==========

                            See accompanying notes.

                             HALL ENTERPRISES, INC.

                            STATEMENTS OF OPERATIONS

                                                                            NINE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                              ---------------------------------------   -------------------------
                                 1995          1996          1997          1997          1998
                              -----------   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
Revenue:
  Vehicles..................  $13,763,258   $13,115,617   $15,674,467   $11,677,949   $11,114,676
  Parts and service.........      549,345       589,882       670,348       533,208       507,673
  Other, net................      303,853       330,410       336,856       279,596       320,204
                              -----------   -----------   -----------   -----------   -----------
                               14,616,456    14,035,909    16,681,671    12,490,753    11,942,553
Cost of sales:
  Vehicles..................   11,698,188    11,109,029    13,132,128     9,594,078     9,292,617
  Parts and service.........      318,234       487,966       452,842       376,165       377,376
                              -----------   -----------   -----------   -----------   -----------
Gross profit................    2,600,034     2,438,914     3,096,701     2,520,510     2,272,560
Selling, general, and
  administrative expenses...    2,260,005     2,176,904     2,639,682     2,092,485     1,392,335
Other income (expense):
  Interest expense..........     (368,789)     (379,047)     (471,494)     (327,681)     (370,921)
  Other, net................       24,539        21,163        19,674        13,751         3,209
                              -----------   -----------   -----------   -----------   -----------
                                 (344,250)     (357,884)     (451,820)     (313,930)     (367,712)
                              -----------   -----------   -----------   -----------   -----------
Net (loss) income...........  $    (4,221)  $   (95,874)  $     5,199   $   114,095   $   512,513
                              ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                             HALL ENTERPRISES, INC.

                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                                           COMMON     ACCUMULATED
                                                           STOCK        DEFICIT        TOTAL
                                                          --------    -----------    ---------
Balance at December 31, 1994............................  $200,000    $  (670,291)   $(470,291)
  Distributions to shareholders.........................        --       (250,637)    (250,637)
  Net loss..............................................        --         (4,221)      (4,221)
                                                          --------    -----------    ---------
Balance at December 31, 1995............................   200,000       (925,149)    (725,149)
  Contributions to capital..............................        --          1,688        1,688
  Net loss..............................................        --        (95,874)     (95,874)
                                                          --------    -----------    ---------
Balance at December 31, 1996............................   200,000     (1,019,335)    (819,335)
  Contributions to capital..............................        --         87,145       87,145
  Issuance of stock.....................................   131,000             --      131,000
  Net income............................................        --          5,199        5,199
                                                          --------    -----------    ---------
Balance at December 31, 1997............................   331,000       (926,991)    (595,991)
  Contributions to capital (unaudited)..................        --          5,572        5,572
  Net income (unaudited)................................        --        512,513      512,513
                                                          --------    -----------    ---------
Balance at September 30, 1998 (unaudited)...............  $331,000    $  (408,906)   $ (77,906)
                                                          ========    ===========    =========

                            See accompanying notes.

                             HALL ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                           NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31              SEPTEMBER 30
                                    ---------------------------------   -----------------------
                                      1995        1996        1997        1997         1998
                                    ---------   ---------   ---------   ---------   -----------
                                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income.................  $  (4,221)  $ (95,874)  $   5,199   $ 114,095   $   512,513
Adjustments to reconcile net
  (loss) income to net cash
  provided by (used in) operating
  activities:
  Depreciation....................     18,707      21,794      39,882      31,380        82,633
  LIFO adjustment.................    108,378     235,095     (97,506)    (44,759)     (100,624)
  Issuance of stock...............         --          --     131,000     131,000            --
  Changes in operating assets and
     liabilities:
     Accounts receivable..........    (79,261)     10,477    (154,370)   (216,213)      178,859
     Inventories..................   (719,019)    158,261     164,814     403,206     1,377,690
     Prepaid expenses and other...     (3,235)      1,858      (3,050)     (6,084)       (8,729)
     Long-term notes receivable...    (66,682)    (21,612)    (56,195)    (66,787)       23,618
     Floor plan notes payable.....    905,562    (168,032)   (209,270)   (533,408)   (1,558,868)
     Accounts payable and accrued
       liabilities................     19,008    (143,124)    244,665     349,729      (234,174)
                                    ---------   ---------   ---------   ---------   -----------
Net cash provided by (used in)
  operating activities............    179,237      (1,157)     65,169     162,159       272,918
INVESTING ACTIVITIES
Purchase of property and
  equipment.......................    (58,269)    (81,722)   (212,821)   (111,514)      (75,033)
                                    ---------   ---------   ---------   ---------   -----------
Net cash used in investing
  activities......................    (58,269)    (81,722)   (212,821)   (111,514)      (75,033)
FINANCING ACTIVITIES
Borrowings (repayments) on debt...         --          --      41,278      54,284       (39,019)
(Distributions) contributions of
  capital.........................   (250,637)      1,688      87,145      24,629         5,572
                                    ---------   ---------   ---------   ---------   -----------
Net cash (used in) provided by
  financing activities............   (250,637)      1,688     128,423      78,913       (33,447)
                                    ---------   ---------   ---------   ---------   -----------
Net change in cash and cash
  equivalents.....................   (129,669)    (81,191)    (19,229)    129,558       164,438
Cash and cash equivalents at
  beginning of year...............    463,270     333,601     252,410     252,410       233,181
                                    ---------   ---------   ---------   ---------   -----------
Cash and cash equivalents at end
  of year.........................  $ 333,601   $ 252,410   $ 233,181   $ 381,968   $   397,619
                                    =========   =========   =========   =========   ===========

                            See accompanying notes.

                             HALL ENTERPRISES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Hall Enterprises, Inc. (the "Company") was formed in 1965 and operated three recreational vehicle ("RV") dealerships in the Lexington, Kentucky, area until near the end of 1997, when the operations were consolidated into two sites. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles and parts inventory are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................   7
Furniture and fixtures......................................   5
Machinery, vehicles, and equipment..........................   7
Rental units................................................   5-7

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance and extended warranty contract income, and rental fees.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. The Company is charged back for a portion of these finance fees should the customer terminate the finance contract prior to its scheduled maturity. The Company has recorded an estimated allowance for these chargebacks based upon its historical experience for prepayments or defaults on the finance contracts. The allowance for chargebacks for December 31, 1996, December 31, 1997 and September 30, 1998 was $97,332, $113,532, and $114,000, respectively. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

                             HALL ENTERPRISES, INC.

  Income Taxes

     The Company is an S corporation and, as such, no provision for income taxes has been included in the accompanying financial statements as the Company's taxable income is reported directly by the shareholders for tax purposes.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $270,236, $187,320, and $297,928 for 1995, 1996, and 1997,
respectively, and $232,783 and $113,817 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits, LIFO reserves based upon anticipated year-end inventory balances and inflation levels, and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                          DECEMBER 31
                                                   -------------------------   SEPTEMBER 30
                                                      1996          1997           1998
                                                   -----------   -----------   ------------
                                                                               (UNAUDITED)
New vehicles.....................................  $ 3,464,172   $ 2,521,147   $ 2,271,439
Used vehicles....................................    1,831,541     2,626,178     1,514,204
Parts and accessories............................      167,578       151,152       138,768
                                                   -----------   -----------   -----------
                                                     5,463,291     5,298,477     3,924,411
Excess of first-in, first-out costs over LIFO
  costs..........................................   (1,972,575)   (1,875,069)   (1,778,069)
                                                   -----------   -----------   -----------
                                                   $ 3,490,716   $ 3,423,408   $ 2,146,342
                                                   ===========   ===========   ===========

     The quantity in a LIFO inventory pool was reduced in 1997, resulting in liquidation of LIFO layers carried at lower costs prevailing in prior years, as compared with the cost of current year purchases. The effect of the liquidation was to increase income by approximately $149,800 in 1997.

                             HALL ENTERPRISES, INC.

4. PROPERTY AND EQUIPMENT

                                                         DECEMBER 31
                                                    ---------------------   SEPTEMBER 30
                                                      1996        1997          1998
                                                    --------   ----------   ------------
                                                                            (UNAUDITED)
Land..............................................  $     --   $  748,800    $  758,800
Buildings and improvements........................   272,524      260,437       278,611
Furniture and fixtures............................   102,027      104,049        93,770
Machinery, vehicles, and equipment................    51,469       80,831       134,423
Rental units......................................    75,284      220,008       223,554
                                                    --------   ----------    ----------
                                                     501,304    1,414,125     1,489,158
Less accumulated depreciation.....................   315,289      355,171       437,804
                                                    --------   ----------    ----------
                                                    $186,015   $1,058,954    $1,051,354
                                                    ========   ==========    ==========

5. FLOOR PLAN NOTES PAYABLE

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Floor plan notes payable to finance companies, secured by
  new and used vehicle inventory and contracts in transit...  $4,580,234   $4,370,964
                                                              ==========   ==========

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes are approximately prime during the periods presented. The average interest rate on floor plan notes was 8.8%, 8.3%, and 8.4% for the years ended December 31, 1995, 1996, and 1997, respectively. The notes are due upon the sale of the related inventory.

     Interest paid for floor plan notes and all other debt (see Note 6) was $368,412, $372,326, and $467,309 for the years ended December 31, 1995, 1996, and 1997, respectively.

6. LONG-TERM NOTES PAYABLE

                                                           DECEMBER 31
                                                         ---------------   SEPTEMBER 30
                                                         1996     1997         1998
                                                         ----   --------   ------------
                                                                           (UNAUDITED)
Promissory note with a bank, payable in installments,
  interest at prime (8.5% at December 31, 1997), due
  September 10, 1999...................................  $ --   $550,667     $522,667
Other..................................................    --     50,611       39,592
                                                         ----   --------     --------
                                                         $ --   $601,278     $562,259
                                                         ====   ========     ========

7. COMMON STOCK

     Common stock has no par value. At December 31, 1995 and 1996, 1,000 shares of common stock were authorized, issued, and outstanding. During 1997, 250 shares were issued in lieu of a bonus of $131,000, and at December 31, 1997, 1,250 shares of common stock were authorized, issued, and outstanding.

                             HALL ENTERPRISES, INC.

8. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases its facilities under operating leases. Rent expenses related to operating leases were $252,813, $242,614, and $233,913 for 1995, 1996, and 1997, respectively. Future minimum lease payments required under operating leases include:

1998........................................................  $142,956
1999........................................................   142,956
2000........................................................   142,956
2001........................................................   119,856
2002........................................................    16,126
Thereafter..................................................        --
                                                              --------
                                                              $564,850
                                                              ========

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

9. RELATED PARTY TRANSACTIONS

     In 1993, the Company borrowed $81,138 from a family member of the primary shareholder which is payable on demand. The note bears an approximate interest rate of 8.25% for 1996 and 8.5% for 1997. In 1997, the Company borrowed $140,000 from the primary shareholder with principal to be paid before September 10, 1999. The note bears an interest rate of 8.5%.

     Included in the commitments and contingency footnote under the operating lease disclosure is a lease from a shareholder. This lease bears payments of $3,850 a month and expires on June 30, 2001.

10. RETIREMENT PLAN

     The Company maintains a 401(k) retirement plan which became effective January 1, 1992. Employees are eligible to participate in the plan if they have been employed by the Company for one year and are at least 21 years of age. Participants are allowed to make elective income deferrals to the plan per the plan specifications. The Company can make discretionary contributions as authorized by the Board of Directors in the total amount of the income deferral to the plan per the plan specifications. The Company made discretionary contributions of approximately $17,900, $18,300, and $16,100 during 1995, 1996, and 1997, respectively.

11. NONCASH INVESTING AND FINANCING ACTIVITIES

     In 1997, the Company borrowed $560,000 from a bank and $140,000 from the primary shareholder (see Note 9) to purchase land. This noncash transaction has been excluded from the statements of cash flows.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholder
Scott Motor Coach, Inc.

     We have audited the accompanying balance sheets of Scott Motor Coach, Inc., as of December 31, 1997 and 1996, and the related statements of operations, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scott Motor Coach, Inc., at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 17, 1998
Houston, Texas

                            SCOTT MOTOR COACH, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                DECEMBER 31
                                                          -----------------------   SEPTEMBER 30
                                                             1996         1997          1998
                                                          ----------   ----------   ------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.............................  $  343,675   $  429,134    $  974,200
  Accounts receivable...................................      85,189      118,559        48,808
  Inventories...........................................   3,547,077    3,752,943     3,945,152
  Prepaid expenses and other............................      27,502       38,841        50,424
                                                          ----------   ----------    ----------
          Total current assets..........................   4,003,443    4,339,477     5,018,584
Property and equipment, net.............................     206,710      211,509       228,669
Other assets............................................       9,452       15,586         9,652
                                                          ----------   ----------    ----------
          Total assets..................................  $4,219,605   $4,566,572    $5,256,905
                                                          ==========   ==========    ==========
                              LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Floor plan notes payable..............................  $2,649,714   $2,919,746    $3,343,894
  Accounts payable......................................     169,338       73,875       250,206
  Accrued liabilities...................................     149,218      320,642       404,577
  Current maturities of affiliate notes payable.........      27,205       83,037        49,456
                                                          ----------   ----------    ----------
          Total current liabilities.....................   2,995,475    3,397,300     4,048,133
Affiliate notes payable, net of current maturities......     427,539      398,068       237,083
Deferred income taxes...................................     126,618       93,414        67,128
Commitments and contingencies
Shareholder's equity:
  Common stock -- $10 par value, 100 shares authorized,
     issued, and outstanding............................       1,000        1,000         1,000
  Retained earnings.....................................     668,973      676,790       903,561
                                                          ----------   ----------    ----------
          Total shareholder's equity....................     669,973      677,790       904,561
                                                          ----------   ----------    ----------
          Total liabilities and shareholder's equity....  $4,219,605   $4,566,572    $5,256,905
                                                          ==========   ==========    ==========

                            See accompanying notes.

                            SCOTT MOTOR COACH, INC.

                            STATEMENTS OF OPERATIONS

                                                                           NINE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31           SEPTEMBER 30
                                           -------------------------   -------------------------
                                              1996          1997          1997          1998
                                           -----------   -----------   -----------   -----------
                                                                              (UNAUDITED)
Revenue:
  Vehicles...............................  $10,746,148   $12,548,945   $ 9,925,326   $10,355,474
  Parts and service......................      871,319       861,916       635,594       820,819
  Other..................................      523,082       574,753       517,353       572,099
                                           -----------   -----------   -----------   -----------
                                            12,140,549    13,985,614    11,078,273    11,748,392
Cost of sales:
  Vehicles...............................    9,181,263    10,693,101     8,391,898     8,899,333
  Parts and service......................      518,417       499,156       368,050       425,364
                                           -----------   -----------   -----------   -----------
Gross profit.............................    2,440,869     2,793,357     2,318,325     2,423,695
Selling, general, and administrative
  expenses...............................    2,083,625     2,380,709     1,681,431     1,837,231
Other income (expense):
  Interest expense.......................     (299,759)     (328,747)     (245,512)     (258,010)
  Other, net.............................       44,676       (61,843)     (111,308)       53,683
                                           -----------   -----------   -----------   -----------
                                              (225,083)     (390,590)     (356,820)     (204,327)
                                           -----------   -----------   -----------   -----------
Income before income taxes...............      102,161        22,058       280,074       382,137
Income tax expense.......................       44,230        14,241       120,179       155,366
                                           -----------   -----------   -----------   -----------
Net income...............................  $    57,931   $     7,817   $   159,895   $   226,771
                                           ===========   ===========   ===========   ===========

                            See accompanying notes.

                            SCOTT MOTOR COACH, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                              COMMON   RETAINED
                                                              STOCK    EARNINGS    TOTAL
                                                              ------   --------   --------
Balance at December 31, 1995................................  $1,000   $611,042   $612,042
  Net income................................................     --      57,931     57,931
                                                              ------   --------   --------
Balance at December 31, 1996................................  1,000     668,973    669,973
  Net income................................................     --       7,817      7,817
                                                              ------   --------   --------
Balance at December 31, 1997................................  1,000     676,790    677,790
  Net income (unaudited)....................................     --     226,771    226,771
                                                              ------   --------   --------
Balance at September 30, 1998 (unaudited)...................  $1,000   $903,561   $904,561
                                                              ======   ========   ========

                            See accompanying notes.

                            SCOTT MOTOR COACH, INC.

                            STATEMENTS OF CASH FLOWS

                                                                             NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31        SEPTEMBER 30
                                                 -----------------------   ---------------------
                                                    1996         1997        1997        1998
                                                 ----------   ----------   ---------   ---------
                                                                                (UNAUDITED)
OPERATING ACTIVITIES
Net income.....................................  $  57,931    $   7,817    $ 159,895   $ 226,771
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation.................................     90,704      125,960       94,470      85,298
  Deferred income taxes........................     41,304      (33,204)     (24,903)    (26,286)
  Changes in operating assets and liabilities:
     Accounts receivable.......................    (19,796)     (33,370)     (49,762)     69,751
     Inventories...............................   (666,961)    (205,866)      55,952    (252,709)
     Prepaid expenses and other................    (14,172)     (11,339)       2,710     (11,583)
     Other assets..............................     (5,496)      (6,134)      (7,476)      5,934
     Floor plan notes payable..................    716,293      270,032      166,543     424,148
     Accounts payable..........................     73,638      (95,463)      67,950     176,331
     Accrued liabilities.......................    (14,890)     171,424      237,338      83,935
                                                 ---------    ---------    ---------   ---------
Net cash provided by operating activities......    258,555      189,857      702,717     781,590
INVESTING ACTIVITIES
Net purchases of property and equipment........    (96,923)    (153,107)    (124,461)    (41,958)
Proceeds from sale of property and equipment...         --       22,349           --          --
                                                 ---------    ---------    ---------   ---------
Net cash used in investing activities..........    (96,923)    (130,758)    (124,461)    (41,958)
FINANCING ACTIVITIES
Net repayment of long-term debt................   (200,000)          --           --          --
Net (repayments) borrowings to affiliates......     (6,554)      26,360      (29,622)   (194,566)
                                                 ---------    ---------    ---------   ---------
Net cash (used in) provided by financing
  activities...................................   (206,554)      26,360      (29,622)   (194,566)
                                                 ---------    ---------    ---------   ---------
Net change in cash and cash equivalents........    (44,922)      85,459      548,634     545,066
Cash and cash equivalents at beginning of
  year.........................................    388,597      343,675      343,675     429,134
                                                 ---------    ---------    ---------   ---------
Cash and cash equivalents at end of year.......  $ 343,675    $ 429,134    $ 892,309   $ 974,200
                                                 =========    =========    =========   =========

                            See accompanying notes.

                            SCOTT MOTOR COACH, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Scott Motor Coach, Inc. (the "Company") was incorporated in 1985 and operates a recreational vehicle ("RV") dealership located in Lakewood, New Jersey. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For the purpose of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes. Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Furniture and fixtures......................................  5-7
Leasehold improvements......................................  5-10
Machinery, equipment, and vehicles..........................   5

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are delivered. Finance and insurance revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance commissions, and extended warranty contract income, and rental fees.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

  Income Taxes

     The Company follows the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Accordingly, deferred income taxes have been provided for the tax consequences in future years of differences between the tax basis of the Company's assets and liabilities and enacted

                            SCOTT MOTOR COACH, INC.

tax laws and statutory tax rates. Deferred tax assets and/or liabilities are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting purposes or based on the expected reversal date for deferred taxes that are not related to an asset or liability. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes is the total of the tax payable or refundable for the period and the change during the period in deferred tax assets and liabilities.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $229,376 and $223,402 for the years ended December 31, 1996 and 1997, respectively, and $177,956 and $212,457 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits, income tax expense based upon estimates of annual effective tax rates and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                        DECEMBER 31
                                                  -----------------------   SEPTEMBER 30
                                                     1996         1997          1998
                                                  ----------   ----------   ------------
                                                                            (UNAUDITED)
New vehicles....................................  $2,625,540   $2,821,866    $2,799,915
Used vehicles...................................     802,083      811,943       983,965
Parts and accessories...........................     119,454      119,134       161,272
                                                  ----------   ----------    ----------
                                                  $3,547,077   $3,752,943    $3,945,152
                                                  ==========   ==========    ==========

                            SCOTT MOTOR COACH, INC.

4. PROPERTY AND EQUIPMENT

                                                         DECEMBER 31
                                                     -------------------   SEPTEMBER 30
                                                       1996       1997         1998
                                                     --------   --------   ------------
                                                                           (UNAUDITED)
Buildings and improvements.........................  $105,032   $113,896     $115,352
Furniture and fixtures.............................   209,645    238,393      257,279
Machinery, equipment, and vehicles.................   144,861    133,963      155,579
                                                     --------   --------     --------
                                                      459,538    486,252      528,210
Less accumulated depreciation......................   252,828    274,743      299,541
                                                     --------   --------     --------
                                                     $206,710   $211,509     $228,669
                                                     ========   ========     ========

5. FLOOR PLAN NOTES PAYABLE

                                                        DECEMBER 31
                                                  -----------------------   SEPTEMBER 30
                                                     1996         1997          1998
                                                  ----------   ----------   ------------
                                                                            (UNAUDITED)
Floor plan notes payable to finance company
  secured by new vehicles.......................  $2,343,732   $2,517,891    $3,053,730
Floor plan notes payable to finance company
  secured by rental vehicles....................     305,982      401,855       290,164
                                                  ----------   ----------    ----------
                                                  $2,649,714   $2,919,746    $3,343,894
                                                  ==========   ==========    ==========

     Interest rates on floor plan notes vary by product line and product age. During 1996 and 1997, interest for new collateral is computed at a rate between 8.5% and 11.5% depending on who manufactured the inventory. For rental units, interest is computed at 10.0% on the unpaid balance. The average interest rate on floor plan notes was 11.1% and 10.2% for the years ended December 31, 1996 and 1997, respectively. The notes are due upon the sale of the related inventory.

     Interest paid for both floor plan notes and affiliated notes was $296,089 and $325,495 for the years ended December 31, 1996 and 1997, respectively.

6. RELATED PARTY TRANSACTIONS

     The Company has an unsecured note payable to the Company's shareholder dated December 31, 1996, with interest payable monthly at 8% per annum and principal to be repaid January 31, 2000. The total amount of the notes payable to stockholder was $366,143 and $419,709 at December 31, 1996 and 1997, respectively.

     The Company has an unsecured note payable to a relative of the shareholder dated December 31, 1994, which is payable in 60 monthly installments of principal and interest of $2,777, with interest at 8% per annum. The total amount of these notes payable was $88,601 and $61,396 at December 31, 1996 and 1997, respectively.

     The Company has a lease agreement for its land and facility, dated March 11, 1992, with a company owned by the shareholder and his spouse. The monthly rental for this facility is $10,000 for a term of 15 years, with a ten-year renewal option at $10,000 per month.

                            SCOTT MOTOR COACH, INC.

7. INCOME TAXES

     The components of the income tax provision (benefit) are as follows:

                                                                 DECEMBER 31
                                                              ------------------
                                                               1996       1997
                                                              -------   --------
Current.....................................................  $ 2,926   $ 47,445
Deferred....................................................   41,304    (33,204)
                                                              -------   --------
                                                              $44,230   $ 14,241
                                                              =======   ========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

                                                                   DECEMBER 31
                                                              ---------------------
                                                                1996        1997
                                                              ---------   ---------
Deferred tax assets:
  Other.....................................................  $     797   $  23,170
                                                              ---------   ---------
Deferred tax assets.........................................        797      23,170
Less valuation allowance....................................         --          --
                                                              ---------   ---------
          Total deferred tax assets.........................        797      23,170
Deferred tax liabilities:
  Depreciation..............................................     (3,763)       (998)
  Extended warranties.......................................   (100,989)   (115,586)
  Other.....................................................    (22,664)         --
                                                              ---------   ---------
          Total deferred tax liabilities....................   (127,415)   (116,584)
                                                              ---------   ---------
          Total net deferred taxes..........................  $(126,618)  $ (93,414)
                                                              =========   =========

     Taxes paid for the years ended December 31, 1996 and 1997 were $16,855 and $8,500, respectively.

8. COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

     In 1998, a lawsuit was settled in which the Company was a defendant during 1997. The Company estimated the litigation settlement and all related costs and recorded this liability of approximately $165,000 in other expenses in 1997.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

                            SCOTT MOTOR COACH, INC.

9. RETIREMENT PLAN

     The Company maintains a 401(k) retirement plan for eligible employees. Employees are eligible to participate in the plan if they have been employed by the Company for at least one year and work at least 20 hours per week. Participants are allowed to defer up to 15% of their gross weekly salary to the plan. The Company can also make discretionary matching contributions. The Company did not make any contributions during 1996. The Company made discretionary matching contributions of $10,000 for the year ended December 31, 1997.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholders
American RV Centers, Inc.

     We have audited the accompanying combined balance sheets at December 31, 1997 and 1996, of the corporations listed in Note 1, and the related combined statements of operations, shareholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position at December 31, 1997 and 1996, of the corporations listed in Note 1, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

August 7, 1998
Houston, Texas

                           AMERICAN RV CENTERS, INC.

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                DECEMBER 31
                                                          -----------------------   SEPTEMBER 30
                                                             1996         1997          1998
                                                          ----------   ----------   ------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.............................  $   50,751   $   57,762    $  150,532
  Accounts receivable...................................      54,781      109,624        79,706
  Inventories...........................................   4,041,748    3,627,630     3,425,644
                                                          ----------   ----------    ----------
          Total current assets..........................   4,147,280    3,795,016     3,655,882
Property and equipment, net.............................      70,625       53,031        67,166
Other assets............................................      25,790        9,578        19,480
                                                          ----------   ----------    ----------
          Total assets..................................  $4,243,695   $3,857,625    $3,742,528
                                                          ==========   ==========    ==========

                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Floor plan notes payable..............................  $3,445,311   $3,005,998    $2,696,285
  Short-term notes payable..............................     200,000      165,000        50,025
  Accounts payable......................................      18,693       10,637        27,359
  Accrued liabilities and other.........................     180,780       92,672       362,594
  Interest payable......................................      37,563       22,255        44,222
                                                          ----------   ----------    ----------
          Total current liabilities.....................   3,882,347    3,296,562     3,180,485
Notes payable to shareholder............................     331,600      325,600       300,300
Commitments and contingencies
Shareholders' equity:
  Common stock -- no par value, 11,000 shares
     authorized, 800 shares issued and outstanding......       9,000        9,000         9,000
  Retained earnings.....................................      20,748      226,463       252,743
                                                          ----------   ----------    ----------
          Total shareholders' equity....................      29,748      235,463       261,743
                                                          ----------   ----------    ----------
          Total liabilities and shareholders' equity....  $4,243,695   $3,857,625    $3,742,528
                                                          ==========   ==========    ==========

                            See accompanying notes.

                           AMERICAN RV CENTERS, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                            NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31           SEPTEMBER 30
                                            -------------------------   -------------------------
                                               1996          1997          1997          1998
                                            -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
Revenue:
  Vehicles................................  $13,440,789   $13,434,149   $11,383,878   $ 9,848,104
  Parts and service.......................      929,331     1,044,291       848,227       733,745
  Other, net..............................      381,736       606,089       511,582       612,703
                                            -----------   -----------   -----------   -----------
                                             14,751,856    15,084,529    12,743,687    11,194,552
Cost of sales:
  Vehicles................................   11,459,329    11,606,341     9,872,509     8,373,748
  Parts and service.......................      440,230       519,612       441,004       436,463
                                            -----------   -----------   -----------   -----------
Gross profit..............................    2,852,297     2,958,576     2,430,174     2,384,341
Selling, general, and administrative
  expenses................................    2,611,673     2,469,440     1,898,683     2,154,228
Other income (expense):
  Interest expense........................     (392,165)     (320,159)     (257,769)     (238,301)
  Other, net..............................       66,878        47,838        20,412        39,468
                                            -----------   -----------   -----------   -----------
                                               (325,287)     (272,321)     (237,357)     (198,833)
                                            -----------   -----------   -----------   -----------
Income (loss) before income taxes.........      (84,663)      216,815       294,134        31,280
Income tax expense (benefit)..............       (7,998)       11,100         4,000         5,000
                                            -----------   -----------   -----------   -----------
Net income (loss).........................  $   (76,665)  $   205,715   $   290,134   $    26,280
                                            ===========   ===========   ===========   ===========

                            See accompanying notes.

                           AMERICAN RV CENTERS, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                        RETAINED
                                                               COMMON   EARNINGS
                                                               STOCK    (DEFICIT)    TOTAL
                                                               ------   ---------   --------
Balance at December 31, 1995................................   $9,000   $ 97,413    $106,413
  Net loss..................................................      --     (76,665)    (76,665)
                                                               ------   --------    --------
Balance at December 31, 1996................................   9,000      20,748      29,748
  Net income................................................      --     205,715     205,715
                                                               ------   --------    --------
Balance at December 31, 1997................................   9,000     226,463     235,463
  Net income (unaudited)....................................      --      26,280      26,280
                                                               ------   --------    --------
Balance at September 30, 1998 (unaudited)...................   $9,000   $252,743    $261,743
                                                               ======   ========    ========

                            See accompanying notes.

                           AMERICAN RV CENTERS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31         SEPTEMBER 30
                                                   -----------------------   -----------------------
                                                      1996         1997         1997         1998
                                                   ----------   ----------   -----------   ---------
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income................................  $ (76,665)   $ 205,715    $   290,134   $  26,280
Adjustments to reconcile net (loss) income to net
  cash (used in) provided by operating
  activities:
  Depreciation...................................     22,758       29,627         14,185      22,018
  Changes in operating assets and liabilities:
     Accounts receivable and other...............     (9,935)     (54,843)       (28,958)     29,918
     Inventories.................................   (942,655)     414,118      1,089,695     201,986
     Other assets................................    (22,562)      16,212            233      (9,902)
     Accounts payable............................      7,096       (8,056)        25,461      16,722
     Accrued liabilities and other...............     84,968     (103,416)       142,088     291,889
     Floor plan notes payable....................    794,387     (439,313)    (1,111,048)   (309,713)
                                                   ---------    ---------    -----------   ---------
Net cash (used in) provided by operating
  activities.....................................   (142,608)      60,044        421,790     269,198
INVESTING ACTIVITIES
Purchase of property and equipment...............    (74,969)     (12,033)        (7,448)    (36,153)
                                                   ---------    ---------    -----------   ---------
Net cash used in investing activities............    (74,969)     (12,033)        (7,448)    (36,153)
FINANCING ACTIVITIES
Borrowings on debt...............................    319,000      225,000             --          --
Repayments of debt...............................   (124,400)    (266,000)      (266,000)   (140,275)
                                                   ---------    ---------    -----------   ---------
Net cash provided by (used in) financing
  activities.....................................    194,600      (41,000)      (266,000)   (140,275)
                                                   ---------    ---------    -----------   ---------
Net change in cash and cash equivalents..........    (22,977)       7,011        148,342      92,770
Cash and cash equivalents at beginning of year...     73,728       50,751         50,751      57,762
                                                   ---------    ---------    -----------   ---------
Cash and cash equivalents at end of year.........  $  50,751    $  57,762    $   199,093   $ 150,532
                                                   =========    =========    ===========   =========

                            See accompanying notes.

                           AMERICAN RV CENTERS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
1. ORGANIZATION AND BUSINESS

     The combined financial statements consist of the financial statements of American RV Centers, Inc. (a Tennessee corporation operating a recreational vehicle ("RV") dealership in Memphis, Tennessee) and American RV Centers, Inc. (a Mississippi corporation operating an RV dealership in Olive Branch, Mississippi) (collectively, the "Company"), which were incorporated in 1990 (as Brown RV Center, Inc.) and 1995 (as DeSoto RV Center, Inc.), respectively. Although the dealerships operate separately, they are under common ownership and, therefore, their financial statements have been combined and all material intercompany transactions have been eliminated. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              ------
Buildings and improvements..................................  7-31.5
Furniture and fixtures......................................   5-7
Machinery, vehicles, and equipment..........................    5

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance and warranty revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance commissions and extended warranty contract income.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

                           AMERICAN RV CENTERS, INC.

  Income Taxes

     As of December 31, 1996, the Company had elected to treat the Tennessee location as an S-Corporation while the Mississippi location was taxed as a C-Corporation and accounted for its income taxes under the liability method. Deferred income taxes have been provided in the accompanying financial statements in 1996 for the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Effective for the year ended December 31, 1997, and for subsequent years, the shareholder has elected S-Corporation status for both the Tennessee location and the Mississippi location. As an S-Corporation, no provision for federal income taxes has been included in the accompanying financial statements since the Company's taxable income is reported directly by the shareholder.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $235,993 and $275,834 for 1996 and 1997, respectively, and $230,361 and $267,039 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits, and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                        DECEMBER 31
                                                  -----------------------   SEPTEMBER 30
                                                     1996         1997          1998
                                                  ----------   ----------   ------------
                                                                            (UNAUDITED)
New vehicles....................................  $3,521,115   $2,979,073    $2,736,980
Used vehicles...................................     362,541      455,800       479,420
Parts and accessories...........................     158,092      192,757       209,244
                                                  ----------   ----------    ----------
                                                  $4,041,748   $3,627,630    $3,425,644
                                                  ==========   ==========    ==========

                           AMERICAN RV CENTERS, INC.

4. PROPERTY AND EQUIPMENT

                                                         DECEMBER 31
                                                     -------------------   SEPTEMBER 30
                                                       1996       1997         1998
                                                     --------   --------   ------------
                                                                           (UNAUDITED)
Buildings and improvements.........................  $ 63,493   $ 63,493     $ 82,662
Furniture and fixtures.............................    82,619     93,522       93,825
Machinery, vehicles, and equipment.................    34,617     35,747       37,760
                                                     --------   --------     --------
                                                      180,729    192,762      214,247
Less accumulated depreciation......................   110,104    139,731      147,081
                                                     --------   --------     --------
                                                     $ 70,625   $ 53,031     $ 67,166
                                                     ========   ========     ========

5. FLOOR PLAN NOTES PAYABLE

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Floor plan notes payable to finance companies, secured by
  new and used vehicle inventories and contracts in
  transit...................................................  $3,445,311   $3,005,998
                                                              ==========   ==========

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes ranged from prime to prime plus 3% and from prime to prime plus 2% for 1996 and 1997, respectively. The average interest rate on floor plan notes was 10.6% and 8.9% for the years ended December 31, 1996 and 1997, respectively. The notes are due upon the sale of the related inventory.

     Interest paid for both the floor plan notes, short-term notes payable, and long-term debt was $380,645 and $298,564 for the years ended December 31, 1996 and 1997, respectively.

6. SHORT-TERM NOTES PAYABLE

                                                                  DECEMBER 31
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Unsecured $100,000 line of credit payable to a bank;
  interest rate at prime plus 1%............................  $100,000   $     --
Unsecured $100,000 note payable to a bank; interest rate at
  8.5%; principal and interest due January 2, 1998..........   100,000    100,000
Unsecured $100,000 line of credit payable to a bank;
  interest rate at 9%.......................................        --     65,000
                                                              --------   --------
                                                              $200,000   $165,000
                                                              ========   ========

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases one of its facilities from the shareholder under an operating lease (see Note 8). Future minimum lease payments required under all operating leases are as follows:

1998......................................................  $180,151
1999......................................................    40,000
                                                            --------
                                                            $220,151
                                                            ========

                           AMERICAN RV CENTERS, INC.

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

8. RELATED PARTY TRANSACTIONS

     The Company has outstanding promissory notes payable to its shareholder amounting to $331,600, $325,600, and $300,300 at December 31, 1996 and 1997 and
September 30, 1998, respectively. The promissory notes payable are unsecured and are subordinate to certain floor plan notes payable. All outstanding notes payable to shareholder are due upon demand and accrue interest at 8% per year. Interest paid on the promissory notes during 1996 and 1997 amounted to $18,690 and $40,514, respectively. Since these notes payable are subordinate to the floor plan notes being paid off, they are classified as long-term.

     The Company leases one of its facilities under a long-term operating lease from the shareholder of the Company. Rent expense paid to the shareholder for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 amounted to $97,870 and $97,389 and $71,600 and $72,000, respectively.

     The Company pays fees to a former owner of the Company's business under a non-competition agreement that amounts to $6,000 per month through July 31, 1998. The Company also provides management services to an affiliate in return for management fees. Management fee income from the affiliate in 1996 and 1997 was $71,735 and $25,000, respectively, recorded in other income. The affiliate was sold in March 1998.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Owner
Roy B. Padgett d/b/a Young's RV Center

     We have audited the accompanying balance sheet of Roy B. Padgett d/b/a Young's RV Center as of December 31, 1997, and the related statements of operations, owner's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roy B. Padgett d/b/a Young's RV Center at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

August 20, 1998
Houston, Texas

                                 ROY B. PADGETT
                            D/B/A YOUNG'S RV CENTER

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  388,485     $  646,127
  Accounts receivable.......................................      80,899         74,247
  Account receivable -- related party.......................      21,652             --
  Inventories...............................................   3,892,095      3,237,895
  Prepaid expenses and other................................      11,974         48,466
                                                              ----------     ----------
          Total current assets..............................   4,395,105      4,006,735
Property and equipment, net.................................     133,600        173,251
                                                              ----------     ----------
          Total assets......................................  $4,528,705     $4,179,986
                                                              ==========     ==========

                             LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Floor plan notes payable..................................  $2,988,044     $2,254,697
  Floor plan notes payable -- affiliate.....................      50,000         50,000
  Accounts payable..........................................     124,032        128,965
  Accrued liabilities and other.............................     152,067        101,490
                                                              ----------     ----------
          Total current liabilities.........................   3,314,143      2,535,152
Commitments and contingencies
Owner's equity..............................................   1,214,562      1,644,834
                                                              ----------     ----------
          Total liabilities and owner's equity..............  $4,528,705     $4,179,986
                                                              ==========     ==========

                            See accompanying notes.

                                 ROY B. PADGETT
                            D/B/A YOUNG'S RV CENTER

                            STATEMENTS OF OPERATIONS

                                                                          NINE MONTHS ENDED
                                                        YEAR ENDED          SEPTEMBER 30
                                                        DECEMBER 31   -------------------------
                                                           1997          1997          1998
                                                        -----------   -----------   -----------
                                                                             (UNAUDITED)
Revenue:
  Vehicles............................................  $11,340,340   $ 9,001,896   $ 8,583,036
  Parts and services..................................    2,515,255     1,878,116     2,043,648
  Other, net..........................................      424,135       359,494       354,467
                                                        -----------   -----------   -----------
                                                         14,279,730    11,239,506    10,981,151
Cost of sales:
  Vehicles............................................    9,939,482     7,839,472     7,553,344
  Parts and services..................................    1,303,727       993,250     1,014,469
                                                        -----------   -----------   -----------
Gross profit..........................................    3,036,521     2,406,784     2,413,338
Selling, general, and administrative expenses.........    2,243,068     1,728,779     1,647,509
Other income (expense):
  Interest expense....................................     (208,497)     (148,525)     (158,662)
                                                        -----------   -----------   -----------
Net income............................................  $   584,956   $   529,480   $   607,167
                                                        ===========   ===========   ===========

                            See accompanying notes.

                                 ROY B. PADGETT
                            D/B/A YOUNG'S RV CENTER

                          STATEMENTS OF OWNER'S EQUITY

                                                                OWNER'S
                                                                 EQUITY
                                                               ----------
Balance at December 31, 1996................................   $1,204,226
  Distributions to owner....................................     (574,620)
  Net income................................................      584,956
                                                               ----------
Balance at December 31, 1997................................    1,214,562
  Distribution to owner (unaudited).........................      (97,907)
  Net income (unaudited)....................................      607,167
                                                               ----------
Balance at September 30, 1998 (unaudited)...................   $1,644,834
                                                               ==========

                            See accompanying notes.

                                 ROY B. PADGETT
                            D/B/A YOUNG'S RV CENTER

                            STATEMENTS OF CASH FLOWS

                                                                              NINE MONTHS ENDED
                                                              YEAR ENDED        SEPTEMBER 30
                                                              DECEMBER 31   ---------------------
                                                                 1997         1997        1998
                                                              -----------   ---------   ---------
                                                                                 (UNAUDITED)
OPERATING ACTIVITIES
Net income..................................................   $ 584,956    $ 529,480   $ 607,167
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................      64,433       41,020      33,934
  Changes in operating assets and liabilities:
     Accounts receivable....................................     134,050      147,593     (11,190)
     Account receivable -- related party....................     (11,331)     (11,331)         --
     Inventories............................................    (865,001)     156,347     654,200
     Prepaid expenses and other.............................      (9,319)      (7,508)    (36,492)
     Floor plan notes payable...............................     620,557     (249,323)   (772,841)
     Accounts payable.......................................      83,379      155,624       4,933
     Accrued liabilities and other..........................      25,861      (47,129)    (50,577)
                                                               ---------    ---------   ---------
Net cash provided by operating activities...................     627,585      714,773     429,134
INVESTING ACTIVITIES
Purchase of property and equipment..........................    (109,205)     (95,631)    (73,585)
                                                               ---------    ---------   ---------
Net cash used in investing activities.......................    (109,205)     (95,631)    (73,585)
FINANCING ACTIVITIES
Distributions to owner......................................    (574,620)    (496,740)    (97,907)
                                                               ---------    ---------   ---------
Net cash used in financing activities.......................    (574,620)    (496,740)    (97,907)
                                                               ---------    ---------   ---------
Net change in cash and cash equivalents.....................     (56,240)     122,402     257,642
Cash and cash equivalents at beginning of year..............     444,725      444,725     388,485
                                                               ---------    ---------   ---------
Cash and cash equivalents at end of year....................   $ 388,485    $ 567,127   $ 646,127
                                                               =========    =========   =========

                            See accompanying notes.

                                 ROY B. PADGETT
                            D/B/A YOUNG'S RV CENTER

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Roy B. Padgett d/b/a Young's RV Center (the "Company") was formed in 1988 and operates a recreational vehicle ("RV") dealership located in Lancaster, California. The Company is a sole proprietorship and, therefore, all income taxes are the responsibility of the Company's owner. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Leasehold improvements......................................   15
Furniture and fixtures......................................    5
Machinery, vehicles, and equipment..........................    5

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance and warranty contract revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees and extended warranty contract income.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Warranty contract income represents revenues earned on extended warranty contracts sold on behalf of a third party.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $90,649 for 1997, and $74,327 and $91,865 for the nine months ended September 30, 1997 and 1998, respectively.

                                 ROY B. PADGETT
                            D/B/A YOUNG'S RV CENTER

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
New vehicles................................................  $2,844,191     $2,540,185
Used vehicles...............................................     818,434        442,884
Parts and accessories.......................................     229,470        254,826
                                                              ----------     ----------
                                                              $3,892,095     $3,237,895
                                                              ==========     ==========

4. PROPERTY AND EQUIPMENT

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
Leasehold improvements......................................   $ 52,342       $107,343
Furniture and fixtures......................................    258,568        277,152
Machinery, vehicles, and equipment..........................     73,800         73,800
                                                               --------       --------
                                                                384,710        458,295
Less accumulated depreciation...............................    251,110        285,044
                                                               --------       --------
                                                               $133,600       $173,251
                                                               ========       ========

5. FLOOR PLAN NOTES PAYABLE

                                                               DECEMBER 31
                                                                  1997
                                                               -----------
Floor plan notes payable to financing companies, secured by
  new and used vehicle inventories and contracts in
  transit...................................................   $2,988,044
Floor plan notes payable to affiliates, secured by new and
  used vehicle inventories and contracts in transit.........       50,000
                                                               ----------
                                                               $3,038,044
                                                               ==========

                                 ROY B. PADGETT
                            D/B/A YOUNG'S RV CENTER

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan from financing companies ranged from 7.5% to prime plus .5% at December 31, 1997. The average interest rate on floor plan notes to financing companies was 8% for the year ended December 31, 1997. Interest rate on the floor plan to affiliate was fixed at 9%. The notes are due upon the sale of the related inventory.

     Interest paid for floor plan notes was $208,497 for the year ended December 31, 1997.

6. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases its facilities under operating leases. Rent expenses related to operating leases were $248,167 for 1997, and $185,619 and $187,644 for the nine months ended September 30, 1997 and 1998, respectively. Future minimum lease payments required under operating leases include:

1998........................................................  $250,191
1999........................................................   250,191
2000........................................................   130,191
2001........................................................    70,191
2002........................................................    70,191
Thereafter..................................................  $ 35,096

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholders
RV's Northwest, Inc.

     We have audited the accompanying balance sheet of RV's Northwest, Inc., as of December 31, 1997, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RV's Northwest, Inc., at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 19, 1998
Houston, Texas

                              RV'S NORTHWEST, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $   26,955     $   31,070
  Accounts receivable.......................................      11,102         64,926
  Inventories...............................................   2,040,084      3,756,628
  Cash surrender value of life insurance policy.............      52,443         54,266
  Deferred tax asset........................................      51,238             --
                                                              ----------     ----------
          Total current assets..............................   2,181,822      3,906,890
Property and equipment, net.................................      72,178         76,287
                                                              ----------     ----------
          Total assets......................................  $2,254,000     $3,983,177
                                                              ==========     ==========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Floor plan notes payable..................................  $1,836,241     $2,923,408
  Floor plan notes payable -- affiliates....................          --        209,920
  Accounts payable..........................................     168,220        177,006
  Accrued liabilities and other.............................      35,578        207,602
  Taxes payable.............................................      11,392         55,491
                                                              ----------     ----------
          Total current liabilities.........................   2,051,431      3,573,427
Commitments and contingencies
Shareholders' equity:
  Common stock -- $1 par value, 50,000 shares authorized,
     50,000 shares issued and outstanding...................      50,000         50,000
  Retained earnings.........................................     152,569        359,750
                                                              ----------     ----------
          Total shareholders' equity........................     202,569        409,750
                                                              ----------     ----------
          Total liabilities and shareholders' equity........  $2,254,000     $3,983,177
                                                              ==========     ==========

                            See accompanying notes.

                              RV'S NORTHWEST, INC.

                            STATEMENTS OF OPERATIONS

                                                                          NINE MONTHS ENDED
                                                         YEAR ENDED          SEPTEMBER 30
                                                         DECEMBER 31   ------------------------
                                                            1997          1997         1998
                                                         -----------   ----------   -----------
                                                                             (UNAUDITED)
Revenue:
  Vehicles.............................................  $ 9,848,962   $8,346,953   $ 9,328,421
  Parts and service....................................      694,212      566,934       710,353
  Other, net...........................................      175,610      109,816       140,780
                                                         -----------   ----------   -----------
                                                          10,718,784    9,023,703    10,179,554
Cost of sales:
  Vehicles.............................................    8,523,058    7,070,246     7,942,132
  Parts and service....................................      393,569      316,643       443,374
                                                         -----------   ----------   -----------
Gross profit...........................................    1,802,157    1,636,814     1,794,048
Selling, general, and administrative expenses..........    1,558,292    1,257,124     1,286,597
Other income (expense):
  Interest expense.....................................     (176,680)    (143,311)     (194,791)
  Other, net...........................................        1,292        3,636         1,250
                                                         -----------   ----------   -----------
                                                            (175,388)    (139,675)     (193,541)
                                                         -----------   ----------   -----------
Income before income taxes.............................       68,477      240,015       313,910
Income tax expense.....................................       14,017       11,392       106,729
                                                         -----------   ----------   -----------
Net income.............................................  $    54,460   $  228,623   $   207,181
                                                         ===========   ==========   ===========

                            See accompanying notes.

                              RV'S NORTHWEST, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                              COMMON    RETAINED
                                                               STOCK    EARNINGS    TOTAL
                                                              -------   --------   --------
Balance at December 31, 1996................................  $50,000   $ 98,109   $148,109
  Net income................................................       --     54,460     54,460
                                                              -------   --------   --------
Balance at December 31, 1997................................   50,000    152,569    202,569
  Net income (unaudited)....................................       --    207,181    207,181
                                                              -------   --------   --------
Balance at September 30, 1998 (unaudited)...................  $50,000   $359,750   $409,750
                                                              =======   ========   ========

                            See accompanying notes.

                              RV'S NORTHWEST, INC.

                            STATEMENTS OF CASH FLOWS

                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED         SEPTEMBER 30
                                                          DECEMBER 31   -----------------------
                                                             1997         1997         1998
                                                          -----------   ---------   -----------
                                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Net income..............................................   $  54,460    $ 228,623   $   207,181
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation..........................................      30,550       25,077        29,419
  Changes in operating assets and liabilities:
     Accounts receivable................................      (7,371)     (57,422)      (53,824)
     Inventories........................................    (366,290)      27,814    (1,716,544)
     Prepaid expenses and other.........................      15,142       15,142            --
     Deferred tax asset.................................          --           --        51,238
     Floor plan payable.................................     364,765     (103,238)    1,297,087
     Accounts payable...................................     (78,919)     (77,656)        8,786
     Accrued liabilities and other......................     (15,032)      48,036       172,024
     Taxes payable......................................      11,392       11,392        44,099
                                                           ---------    ---------   -----------
Net cash provided by operating activities...............       8,697      117,768        39,466
INVESTING ACTIVITIES
Increase in value of life insurance policy..............      (9,837)      (7,378)       (1,823)
Purchase of property and equipment......................     (28,332)      (2,306)      (33,528)
                                                           ---------    ---------   -----------
Net cash used in investing activities...................     (38,169)      (9,684)      (35,351)
FINANCING ACTIVITIES
Payments to affiliates..................................     (45,000)     (45,000)           --
                                                           ---------    ---------   -----------
Net cash used in financing activities...................     (45,000)     (45,000)           --
                                                           ---------    ---------   -----------
Net change in cash and cash equivalents.................     (74,472)      63,084         4,115
Cash and cash equivalents at beginning of year..........     101,427      101,427        26,955
                                                           ---------    ---------   -----------
Cash and cash equivalents at end of year................   $  26,955    $ 164,511   $    31,070
                                                           =========    =========   ===========

                            See accompanying notes.

                              RV'S NORTHWEST, INC.

                         NOTES TO FINANCIAL STATEMENTS
1. ORGANIZATION AND BUSINESS

     RV's Northwest, Inc. (the "Company"), was incorporated in 1985 and operates a recreational vehicle ("RV") dealership in the Spokane, Washington area. In July 1998, the Company purchased the assets of another dealer located in the same area for approximately $130,000 in cash and assumed approximately $1.6 million in debt for the inventory. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Furniture and fixtures......................................   5-7
Machinery, vehicles, and equipment..........................   5-7

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees and insurance and warranty contract commissions.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

  Income Taxes

     The Company follows the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Accordingly, deferred income taxes have been provided for the tax consequences in future years of differences between the tax basis of the Company's assets and liabilities and enacted

                              RV'S NORTHWEST, INC.

tax laws and statutory tax rates. Deferred tax assets and/or liabilities are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting purposes or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

     Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes is the total of the tax payable or refundable for the period and the change during the period in deferred tax assets and liabilities, except for a $51,238 deferred tax asset at December 31, 1997. This deferred tax asset is the result of an accrual of a litigation claim in 1996 (see Note 7). This deferred tax asset was realized in 1998 when the claim was settled.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $99,341 for 1997, and $74,744 and $115,321 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits, income tax expense based upon estimates of annual effective tax rates, and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
New vehicles................................................  $1,346,448     $2,771,837
Used vehicles...............................................     594,761        835,129
Parts and accessories.......................................      98,875        149,662
                                                              ----------     ----------
                                                              $2,040,084     $3,756,628
                                                              ==========     ==========

                              RV'S NORTHWEST, INC.

4. PROPERTY AND EQUIPMENT

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
Furniture and fixtures......................................   $ 56,277       $ 60,573
Machinery and equipment.....................................    141,508        178,989
                                                               --------       --------
                                                                197,785        239,562
Less accumulated depreciation...............................    125,607        163,275
                                                               --------       --------
                                                               $ 72,178       $ 76,287
                                                               ========       ========

5. FLOOR PLAN PAYABLE

                                                              DECEMBER 31
                                                                 1997
                                                              -----------
Floor plan payable to finance companies, secured by new and
  used vehicle inventories and contracts in transit.........  $1,836,241
                                                              ==========

     Interest rates on the floor plan notes vary by product line and product age. The average interest rate on floor plan notes was 9.2% for the year ended December 31, 1997. The notes are due upon the sale of the related inventory.

     Interest paid for both the floor plan notes was $167,973 for the year ended December 31, 1997.

6. FEDERAL INCOME TAXES

     Taxes paid for the year ended December 31, 1997 were $2,625.

7. COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability. The Company was involved in litigation regarding a warranty claim on a vehicle purchased in 1994 because the manufacturer responsible for this claim was liquidated in bankruptcy. The Company settled the claim in 1998 and incurred a total loss of $150,700 (including legal costs), which approximated the amount accrued in previous years' results.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

                              RV'S NORTHWEST, INC.

8. RELATED PARTY TRANSACTIONS

     The Company leases its facility from the owner under an operating lease. Rent expense related to the lease was $96,000 in 1997. Future minimum lease payments required under the lease include:

1998........................................................  $  133,200
1999........................................................     153,250
2000........................................................     160,050
2001........................................................     163,350
2002........................................................     141,650
Thereafter..................................................     790,500
                                                              ----------
                                                              $1,542,000
                                                              ==========

9. RETIREMENT PLAN

     The Company maintains a retirement plan which became effective July 1, 1986. Employees are eligible to participate in the plan if they have been employed by the Company for one year, work 1,000 hours during the year, and are at least 21 years of age. Participants are allowed to make elective income deferrals to the plan per the plan specifications. The Company's contributions to the plan are at the discretion of the Company. The Company made discretionary contributions of $15,000 to the plan during 1997.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholders
Little Valley Auto & RV Sales, Inc.

     We have audited the accompanying balance sheets of Little Valley Auto & RV Sales, Inc., as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Little Valley Auto & RV Sales, Inc., at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

October 20, 1998
Houston, Texas

                      LITTLE VALLEY AUTO & RV SALES, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                DECEMBER 31
                                                          -----------------------   SEPTEMBER 30
                                                             1996         1997          1998
                                                          ----------   ----------   ------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.............................  $   10,008   $  123,834    $   78,118
  Accounts receivable, net of allowances of $44,081 and
     $88,408 in 1996 and 1997, respectively.............     219,971      198,593       227,087
  Inventories...........................................   2,527,027    3,278,303     3,180,210
  Prepaid expenses and other............................       3,688        5,175        11,984
                                                          ----------   ----------    ----------
          Total current assets..........................   2,760,694    3,605,905     3,497,399
Property and equipment, net.............................     179,087      199,087       270,285
Other assets:
  Restricted cash and cash equivalents..................     633,681      142,400       370,574
  Restricted securities.................................     207,053      606,183       652,640
                                                          ----------   ----------    ----------
          Total assets..................................  $3,780,515   $4,553,575    $4,790,898
                                                          ==========   ==========    ==========

                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Floor plan notes payable..............................  $2,087,231   $2,443,499    $2,218,862
  Long-term debt, current portion.......................     235,534      183,563        90,593
  Accounts payable and accrued expenses.................     535,854      597,926       843,403
  Customer deposits.....................................      10,200        4,413        30,295
                                                          ----------   ----------    ----------
          Total current liabilities.....................   2,868,819    3,229,401     3,183,153
Long-term debt, net of current portion..................     213,741      169,672       108,209
                                                          ----------   ----------    ----------
          Total liabilities.............................   3,082,560    3,399,073     3,291,362
Commitments and contingencies
Shareholders' equity:
  Common stock -- $5 par value, 1,000 shares authorized,
     1,000 shares issued and outstanding................       5,000        5,000         5,000
  Retained earnings.....................................     846,799    1,271,595     1,600,695
  Net unrealized gain on securities available for
     sale...............................................       1,156       32,907        48,841
  Less cost of treasury stock, 500 shares...............    (155,000)    (155,000)     (155,000)
                                                          ----------   ----------    ----------
                                                             697,955    1,154,502     1,499,536
                                                          ----------   ----------    ----------
          Total liabilities and shareholders' equity....  $3,780,515   $4,553,575    $4,790,898
                                                          ==========   ==========    ==========

                            See accompanying notes.

                      LITTLE VALLEY AUTO & RV SALES, INC.

                            STATEMENTS OF OPERATIONS

                                                                            NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31          SEPTEMBER 30
                                             -------------------------   -----------------------
                                                1996          1997          1997         1998
                                             -----------   -----------   ----------   ----------
                                                                               (UNAUDITED)
Revenue:
  Vehicles and boats.......................  $10,517,578   $11,011,743   $9,174,283   $8,412,098
  Parts and service........................      313,986       417,679      323,957      359,656
  Other, net...............................      331,840       355,510      282,707      181,512
                                             -----------   -----------   ----------   ----------
                                              11,163,404    11,784,932    9,780,947    8,953,266
Cost of sales:
  Vehicles and boats.......................    9,188,821     9,281,712    7,622,568    7,103,588
  Parts and service........................      274,681       230,653      164,359      258,256
                                             -----------   -----------   ----------   ----------
Gross profit...............................    1,699,902     2,272,567    1,994,020    1,591,422
Selling, general, and administrative
  expenses.................................    1,105,650     1,294,156      911,687      806,256
Other income (expenses):
  Interest expense.........................     (180,160)     (172,630)    (132,393)    (126,585)
  Other, net...............................          (10)        5,922          (81)       1,462
                                             -----------   -----------   ----------   ----------
                                                (180,170)     (166,708)    (132,474)    (125,123)
                                             -----------   -----------   ----------   ----------
Net income.................................  $   414,082   $   811,703   $  949,859   $  660,043
                                             ===========   ===========   ==========   ==========

                            See accompanying notes.

                      LITTLE VALLEY AUTO & RV SALES, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                 NET
                                                              UNREALIZED
                                                               GAIN ON
                                                              SECURITIES
                                        COMMON    RETAINED    AVAILABLE    TREASURY
                                        STOCK     EARNINGS     FOR SALE      STOCK       TOTAL
                                        ------   ----------   ----------   ---------   ----------
Balance at December 31, 1995..........  $5,000   $  686,315    $    --     $(155,000)  $  536,315
  Distributions to shareholders.......     --      (253,598)        --            --     (253,598)
  Net income..........................     --       414,082         --            --      414,082
  Change in unrealized gain on
     securities available for sale....     --            --      1,156            --        1,156
                                        ------   ----------    -------     ---------   ----------
Balance at December 31, 1996..........  5,000       846,799      1,156      (155,000)     697,955
  Distributions to shareholders.......     --      (386,907)        --            --     (386,907)
  Net income..........................     --       811,703         --            --      811,703
  Change in unrealized gain on
     securities available for sale....     --            --     31,751            --       31,751
                                        ------   ----------    -------     ---------   ----------
Balance at December 31, 1997..........  5,000     1,271,595     32,907      (155,000)   1,154,502
  Distributions to shareholders
     (unaudited)......................     --      (330,943)        --            --     (330,943)
  Net income (unaudited)..............     --       660,043         --            --      660,043
  Change in unrealized gain on
     securities available for sale
     (unaudited)......................     --            --     15,934            --       15,934
                                        ------   ----------    -------     ---------   ----------
Balance at September 30, 1998
  (unaudited).........................  $5,000   $1,600,695    $48,841     $(155,000)  $1,499,536
                                        ======   ==========    =======     =========   ==========

                            See accompanying notes.

                      LITTLE VALLEY AUTO & RV SALES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                             NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31        SEPTEMBER 30
                                                 -----------------------   ---------------------
                                                    1996         1997        1997        1998
                                                 ----------   ----------   ---------   ---------
                                                                                (UNAUDITED)
OPERATING ACTIVITIES
Net income.....................................  $ 414,082    $ 811,703    $ 949,859   $ 660,043
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation.................................     28,977       27,810       19,611      26,465
  Gain on sale of property and equipment.......         --      (14,057)          --          --
  Changes in operating assets and liabilities:
     Accounts receivable.......................    (69,001)      21,378      (26,525)    (28,494)
     Inventories...............................   (141,513)    (751,276)    (443,694)     98,093
     Prepaid expenses and other................        436       (1,487)      (2,539)     (6,809)
     Accounts payable and accrued expenses.....    119,567       62,072       35,623     245,477
     Customer deposits.........................      9,450       (5,787)      44,223      25,882
     Floor plan notes payable..................     (4,347)     356,268     (105,853)   (224,637)
                                                 ---------    ---------    ---------   ---------
Net cash provided by operating activities......    357,651      506,624      470,705     796,020
INVESTING ACTIVITIES
Purchases of investments.......................   (205,897)    (367,379)    (327,390)    (30,523)
Purchases of equipment.........................    (80,628)     (72,541)     (40,274)    (97,663)
Disposals of equipment.........................         --       38,788           --          --
                                                 ---------    ---------    ---------   ---------
Net cash used in investing activities..........   (286,525)    (401,132)    (367,664)   (128,186)
FINANCING ACTIVITIES
Net (increase) decrease in restricted cash.....   (123,752)     491,282      199,533    (228,174)
Proceeds from long-term borrowings.............    390,123      277,012      105,925          --
Payments on long-term borrowings...............   (333,033)    (373,053)          --    (154,433)
Distribution to stockholder....................   (253,598)    (386,907)    (324,114)   (330,943)
                                                 ---------    ---------    ---------   ---------
Net cash (used in) provided by financing
  activities...................................   (320,260)       8,334      (18,656)   (713,550)
                                                 ---------    ---------    ---------   ---------
Net (decrease) increase in cash and cash
  equivalents..................................   (249,134)     113,826       84,385     (45,716)
Cash and cash equivalents at beginning of
  year.........................................    259,142       10,008       10,008     123,834
                                                 ---------    ---------    ---------   ---------
Cash and cash equivalents at end of year.......  $  10,008    $ 123,834    $  94,393   $  78,118
                                                 =========    =========    =========   =========

                            See accompanying notes.

                      LITTLE VALLEY AUTO & RV SALES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Little Valley Auto & RV Sales, Inc. (the "Company") was incorporated in 1984 and operates a dealership in West Virginia. In addition to new and used RV sales and boat sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Securities Available for Sale

     Securities available for sale are those marketable equity and debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the mix of the Company's assets and liabilities, liquidity needs, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in shareholders' equity. Realized gains and losses are determined on the basis of the specific securities sold.

  Inventories

     Inventories of new and used vehicles and boats are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle and boat costs include the invoice price, delivery, and the cost of any special features added to the vehicles and boats. Used vehicle and boat costs include the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are primarily as follows:

                                                               YEARS
                                                               -----
Buildings and improvements..................................   7-10
Furniture and fixtures......................................   7-10
Machinery, vehicles, and equipment..........................   5-10
Rental units................................................    5

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance commissions, extended warranty contract and rental fees income.

                      LITTLE VALLEY AUTO & RV SALES, INC.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. The Company is charged back for a portion of these finance fees should the customer terminate the finance contract prior to its scheduled maturity. The Company has recorded an estimated allowance for these chargebacks based upon its historical experience for prepayments or defaults on the finance contracts. The allowance for chargebacks for December 31, 1996 and December 31, 1997 was $77,000 and $71,000, respectively. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Extended warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

  Income Taxes

     The Company is an S corporation and, as such, no provision for income taxes has been included in the accompanying financial statements as the Company's taxable income is reported directly by the shareholders for tax purposes.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $54,735 and $56,258 for 1996 and 1997, respectively, and $43,344 and $46,146 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

                      LITTLE VALLEY AUTO & RV SALES, INC.

3. SECURITIES

     Cost and value of marketable debt and equity securities at December 31, 1996 and 1997 are as follows:

                                                                   NET          NET
                                                                UNREALIZED   UNREALIZED
                                                       COST       GAINS        LOSSES     FAIR VALUE
                                                     --------   ----------   ----------   ----------
1996
185,612 units in trust for government cash reserves
  with varying maturities over the next five
  years............................................  $185,612    $    --       $  --       $185,612
617 shares at Horizon, Bancorp, Inc................    13,071         --        (333)        12,738
330 shares at Huntington Bankshares................     7,214      1,489          --          8,703
                                                     --------    -------       -----       --------
                                                     $205,897    $ 1,489       $(333)      $207,053
                                                     ========    =======       =====       ========
1997
520,639 units in trust for government cash reserves
  with varying maturities over the next five
  years............................................  $520,639    $ 1,344       $  --       $521,983
2,172 shares at Horizon, Bancorp, Inc..............    45,423     25,709          --         71,132
363 shares at Huntington Bankshares................     7,214      5,854          --         13,068
                                                     --------    -------       -----       --------
                                                     $573,276    $32,907       $  --       $606,183
                                                     ========    =======       =====       ========

4. INVENTORIES

                                                        DECEMBER 31
                                                  -----------------------   SEPTEMBER 30
                                                     1996         1997          1998
                                                  ----------   ----------   ------------
                                                                            (UNAUDITED)
New vehicles....................................  $1,569,899   $1,823,675    $1,667,007
Used vehicles...................................     671,548    1,247,201     1,375,831
Parts and accessories...........................     285,580      207,427       137,372
                                                  ----------   ----------    ----------
                                                  $2,527,027   $3,278,303    $3,180,210
                                                  ==========   ==========    ==========

5. PROPERTY AND EQUIPMENT

                                                         DECEMBER 31
                                                     -------------------   SEPTEMBER 30
                                                       1996       1997         1998
                                                     --------   --------   ------------
                                                                           (UNAUDITED)
Buildings and improvements.........................  $101,121   $ 94,521     $121,227
Furniture and fixtures.............................    20,478     20,659       25,809
Machinery, vehicles, and equipment.................   139,830    138,429      182,934
Rental units.......................................    65,611     49,599      100,134
Construction in progress...........................        --     20,307           --
                                                     --------   --------     --------
                                                      327,040    323,515      430,104
Less accumulated depreciation......................   147,953    124,428      159,819
                                                     --------   --------     --------
                                                     $179,087   $199,087     $270,285
                                                     ========   ========     ========

                      LITTLE VALLEY AUTO & RV SALES, INC.

6. FLOOR PLAN NOTES PAYABLE

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Floor plan notes payable to finance companies, secured by
  new and used vehicle inventories and contracts in
  transit...................................................  $2,087,231   $2,443,499
                                                              ==========   ==========

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes are fixed and range from 8.125% to 9.5% during the periods presented. The average interest rate on floor plan notes was 8.7% and 9.2% for the years ended December 31, 1996 and 1997, respectively. The notes are due upon the sale of the related inventory.

     Interest paid for both the floor plan notes and long-term debt (see Note 7) was $232,154 and $232,593 for the years ended December 31, 1996 and 1997, respectively.

7. LONG-TERM DEBT

                                                                  DECEMBER 31
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Promissory note to a former shareholder, payable in monthly
  installments of $2,981, including interest at 10%,
  maturing June 2000........................................  $102,282   $ 78,841
Term notes with various banks, payable in installments,
  including interest ranging from 5.99% to 10.75% at
  December 31, 1996 and 7.99% to 10% at December 31, 1997,
  maturing at varying dates.................................   346,993    274,394
                                                              --------   --------
                                                               449,275    353,235
Less current maturities.....................................   235,534    183,563
                                                              --------   --------
                                                              $213,741   $169,672
                                                              ========   ========

     Future maturities of long-term debt as of December 31, 1997 are as follows:

1998........................................................  $183,563
1999........................................................    99,676
2000........................................................    69,996
                                                              --------
                                                              $353,235
                                                              ========

8. COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

  Customer Installment Contracts

     The Company has sold customer installment contracts to local financing institutions with full recourse. The Company recognizes the revenue on the sale as described in Note 2 and records an accrual to match estimated losses, the balance of which was $358,000, $335,000, and $414,000 at December 31, 1996 and 1997 and September 30, 1998, respectively. The financing institutions require the Company to keep restricted cash and marketable accounts which are released to the Company as the customers make monthly payments. The balance of the restricted cash and marketable securities accounts at December 31, 1997 and 1996 was

                      LITTLE VALLEY AUTO & RV SALES, INC.

$840,734 and $748,583, respectively. In the event of default, the Company pays the financing institution the amount in default and repossesses and sells the secured vehicle. Customer installment contracts with full recourse to the Company at December 31, 1997 and September 30, 1998 totaled approximately $3,355,000 and $4,144,600, respectively.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

9. RELATED PARTY TRANSACTIONS

     The Company leases certain facilities under an operating lease from the shareholder for the location of the dealership. Rent expense paid to the shareholder for the years ended December 31, 1996 and 1997 amounted to $85,700 and $114,000, respectively.

10. RETIREMENT PLAN

     The Company maintains a discretionary contribution retirement plan which became effective January 1, 1997. Employees are eligible to participate in the plan if they have earned more than $5,000 in the previous year and expect to earn more than $5,000 in the current year. Participants are allowed to make elective income deferrals to the plan per the plan specifications. The Company can make discretionary contributions as authorized by management, matching contributions of eligible employees up to 3% of their salaries, or fixed contributions up to 2% of their salaries. The Company made discretionary contributions of $10,886 during 1997.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholder
Growth Ventures, Inc.
(d.b.a. Marshall's Traveland)

     We have audited the accompanying balance sheet of Growth Ventures, Inc. (d.b.a. Marshall's Traveland), as of December 31, 1997, and the related statements of operations, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Growth Ventures, Inc. (d.b.a. Marshall's Traveland) at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 17, 1998
Houston, Texas

                             GROWTH VENTURES, INC.
                         (D.B.A. MARSHALL'S TRAVELAND)

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  164,091     $  269,288
  Accounts receivable.......................................      22,597         68,147
  Inventories...............................................   2,020,892      2,080,507
  Prepaid expenses and other................................      12,289         22,173
                                                              ----------     ----------
          Total current assets..............................   2,219,869      2,440,115
Property and equipment, net.................................      78,773         79,453
Other assets................................................      22,823             50
                                                              ----------     ----------
          Total assets......................................  $2,321,465     $2,519,618
                                                              ==========     ==========

                          LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Floor plan notes payable..................................  $1,661,588     $1,530,142
  Accounts payable..........................................     240,743        425,660
  Current maturities of long-term debt......................      24,624         24,624
                                                              ----------     ----------
          Total current liabilities.........................   1,926,955      1,980,426
Long-term debt..............................................      51,356         32,653
Commitments and contingencies
Shareholder's equity:
  Common stock -- no par value, 1,000,000 shares authorized,
     358,761 shares issued and outstanding..................      26,376         26,376
  Retained earnings.........................................     316,778        480,163
                                                              ----------     ----------
Shareholder's equity........................................     343,154        506,539
                                                              ----------     ----------
          Total liabilities and shareholder's equity........  $2,321,465     $2,519,618
                                                              ==========     ==========

                            See accompanying notes.

                             GROWTH VENTURES, INC.
                         (D.B.A. MARSHALL'S TRAVELAND)

                            STATEMENTS OF OPERATIONS

                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED         SEPTEMBER 30
                                                          DECEMBER 31   -----------------------
                                                             1997          1997         1998
                                                          -----------   ----------   ----------
                                                                              (UNAUDITED)
Revenue:
  Vehicles..............................................  $ 8,774,242   $6,492,699   $6,865,482
  Parts and service.....................................      963,399      742,789      797,094
  Other, net............................................      266,445      151,429      205,261
                                                          -----------   ----------   ----------
                                                           10,004,086    7,386,917    7,867,837
Cost of sales:
  Vehicles..............................................    7,671,058    5,692,350    5,936,390
  Parts and service.....................................      699,860      547,965      537,419
                                                          -----------   ----------   ----------
Gross profit............................................    1,633,168    1,146,602    1,394,028
Selling, general, and administrative expenses...........    1,505,934    1,011,463    1,121,294
Other income (expense):
  Interest expense......................................     (137,647)     (99,254)    (126,417)
  Other, net............................................        3,658        2,840       17,068
                                                          -----------   ----------   ----------
                                                             (133,989)     (96,414)    (109,349)
                                                          -----------   ----------   ----------
Net (loss) income.......................................  $    (6,755)  $   38,725   $  163,385
                                                          ===========   ==========   ==========

                            See accompanying notes.

                             GROWTH VENTURES, INC.
                         (D.B.A. MARSHALL'S TRAVELAND)

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                               COMMON    RETAINED
                                                                STOCK    EARNINGS    TOTAL
                                                               -------   --------   --------
Balance at December 31, 1996................................   $26,376   $323,533   $349,909
  Net loss..................................................        --     (6,755)    (6,755)
                                                               -------   --------   --------
Balance at December 31, 1997................................    26,376    316,778    343,154
  Net income (unaudited)....................................        --    163,385    163,385
                                                               -------   --------   --------
Balance at September 30, 1998 (unaudited)...................   $26,376   $480,163   $506,539
                                                               =======   ========   ========

                            See accompanying notes.

                             GROWTH VENTURES, INC.
                         (D.B.A. MARSHALL'S TRAVELAND)

                            STATEMENTS OF CASH FLOWS

                                                                            NINE MONTHS ENDED
                                                             YEAR ENDED        SEPTEMBER 30
                                                             DECEMBER 31   --------------------
                                                                1997         1997       1998
                                                             -----------   --------   ---------
                                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income..........................................   $  (6,755)   $ 38,725   $ 163,385
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
  Depreciation.............................................      25,149      18,862      27,519
  Changes in operating assets and liabilities:
     Accounts receivable...................................      58,332     (15,375)    (45,550)
     Inventories...........................................     398,902     228,196     (59,615)
     Prepaid expenses and other............................      15,941       3,096      (9,884)
     Floor plan notes payable..............................    (253,973)    (95,510)   (131,446)
     Accounts payable......................................    (115,554)     31,625     184,917
                                                              ---------    --------   ---------
Net cash provided by operating activities..................     122,042     209,619     129,326
INVESTING ACTIVITIES
Collections on notes receivable............................      47,385      12,155      22,773
Disposal of property and equipment.........................      26,523          --          --
Purchase of property and equipment.........................     (92,421)     (2,000)    (28,199)
                                                              ---------    --------   ---------
Net cash (used in) provided by investing activities........     (18,513)     10,155      (5,426)
FINANCING ACTIVITIES
Repayments on debt.........................................     (19,208)    (19,977)    (18,703)
                                                              ---------    --------   ---------
Net cash (used in) provided by financing activities........     (19,208)    (19,977)    (18,703)
                                                              ---------    --------   ---------
Net change in cash and cash equivalents....................      84,321     199,797     105,197
Cash and cash equivalents at beginning of year.............      79,770      79,770     164,091
                                                              ---------    --------   ---------
Cash and cash equivalents at end of year...................   $ 164,091    $279,567   $ 269,288
                                                              =========    ========   =========

                            See accompanying notes.

                             GROWTH VENTURES, INC.
                         (D.B.A. MARSHALL'S TRAVELAND)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Growth Ventures, Inc. (d.b.a. Marshall's Traveland) (the "Company") was incorporated in 1975 and operates a recreational vehicle ("RV") dealership in Austin, Texas. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance service, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out ("FIFO") basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Leasehold improvements......................................    5-7
Furniture and fixtures......................................    5-7
Machinery, vehicles, and equipment..........................    5-7

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, warranty, and insurance revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance commissions, and extended warranty contract income.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

                             GROWTH VENTURES, INC.
                         (D.B.A. MARSHALL'S TRAVELAND)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Income Taxes

     The Company is an S corporation and, as such, no provision for income taxes has been included in the accompanying financial statements since the Company's taxable income is reported directly by the shareholders for tax purposes.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $115,807 for 1997, and $62,976 and $71,286 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits, income tax expense based upon estimates of annual effective tax rates, and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
New vehicles................................................  $1,661,627     $1,577,690
Used vehicles...............................................     287,100        356,921
Parts and accessories.......................................      72,165        145,896
                                                              ----------     ----------
                                                              $2,020,892     $2,080,507
                                                              ==========     ==========

4. PROPERTY AND EQUIPMENT

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
Leasehold improvements......................................   $ 14,960       $ 15,610
Furniture and fixtures......................................     45,322        113,574
Machinery, vehicles, and equipment..........................    164,866        124,163
                                                               --------       --------
                                                                225,148        253,347
Less accumulated depreciation...............................    146,375        173,894
                                                               --------       --------
                                                               $ 78,773       $ 79,453
                                                               ========       ========

                             GROWTH VENTURES, INC.
                         (D.B.A. MARSHALL'S TRAVELAND)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. FLOOR PLAN NOTES PAYABLE

                                                              DECEMBER 31
                                                                 1997
                                                              -----------
Floor plan notes payable to a finance company secured by new and used vehicle inventories and contracts in transit.....  $1,661,588
                                                              ==========

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes vary from 7% to 10% at December 31, 1997. The average interest rate on floor plan notes was 7.3% for the year ended December 31, 1997. The notes are due upon the sale of the related inventory.

     Interest paid for the floor plan notes was $137,647 for the year ended December 31, 1997.

6. LONG-TERM NOTES PAYABLE

                                                              DECEMBER 31
                                                                 1997
                                                              -----------
Note payable with an individual, payable in monthly
  installments, interest at 10% per annum, due 2000.........    $75,980
Less current maturities.....................................     24,624
                                                                -------
                                                                $51,356
                                                                =======

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases its facility under an operating lease. Rent expense related to the facility was $60,000 in 1997. Future minimum lease payments under the lease include $60,000 in 1998, $60,000 in 1999, and $32,384 in 2000.

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

8. RELATED PARTY TRANSACTIONS

     The Company leases land from a shareholder and payments related to this lease were $99,300 in 1997.

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholders
Ace Fogdall, Inc.

     We have audited the accompanying balance sheet of Ace Fogdall, Inc., as of December 31, 1997, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ace Fogdall, Inc., at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 25, 1998
Houston, Texas

                               ACE FOGDALL, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  215,394     $1,074,152
  Accounts receivable.......................................     334,545        322,341
  Inventories...............................................   1,659,205      1,411,993
                                                              ----------     ----------
          Total current assets..............................   2,209,144      2,808,486
Property and equipment, net.................................      61,820         55,440
Cash surrender value of life insurance policy...............     157,428        157,428
                                                              ----------     ----------
          Total assets......................................  $2,428,392     $3,021,354
                                                              ==========     ==========

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $    1,779     $    3,010
                                                              ----------     ----------
          Total current liabilities.........................       1,779          3,010
Commitments and contingencies
Shareholders' equity:
  Common stock:
     Class A -- voting, $100 par value, 2,000 shares
      authorized, 450 issued and outstanding................      45,000         45,000
     Class B -- nonvoting, $100 par value, 4,000 shares
      authorized, 900 issued and outstanding................      90,000         90,000
     Retained earnings......................................   2,291,613      2,883,344
                                                              ----------     ----------
          Total shareholders' equity........................   2,426,613      3,018,344
                                                              ----------     ----------
          Total liabilities and shareholders' equity........  $2,428,392     $3,021,354
                                                              ==========     ==========

                            See accompanying notes.

                               ACE FOGDALL, INC.

                            STATEMENTS OF OPERATIONS

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30
                                                           DECEMBER 31   -----------------------
                                                              1997          1997         1998
                                                           -----------   ----------   ----------
                                                                               (UNAUDITED)
Revenue:
  Vehicles...............................................  $5,772,012    $4,630,094   $6,016,289
  Parts and service......................................     692,713       567,033      645,881
  Other, net.............................................      88,804        76,764       76,170
                                                           ----------    ----------   ----------
                                                            6,553,529     5,273,891    6,738,340
Cost of sales:
  Vehicles...............................................   4,472,230     3,503,996    4,685,080
  Parts and service......................................     303,212       269,808      276,051
                                                           ----------    ----------   ----------
Gross profit.............................................   1,778,087     1,500,087    1,777,209
Selling, general, and administrative expenses............   1,333,585       866,167      964,513
Other income:
  Other, net.............................................      52,095        38,179       26,990
                                                           ----------    ----------   ----------
Net income...............................................  $  496,597    $  672,099   $  839,686
                                                           ==========    ==========   ==========

                            See accompanying notes.

                               ACE FOGDALL, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                             COMMON     RETAINED
                                                             STOCK      EARNINGS      TOTAL
                                                            --------   ----------   ----------
Balance at December 31, 1996..............................  $135,000   $2,159,118   $2,294,118
  Distribution to shareholders............................        --     (364,102)    (364,102)
  Net income..............................................        --      496,597      496,597
                                                            --------   ----------   ----------
Balance at December 31, 1997..............................   135,000    2,291,613    2,426,613
  Distribution to shareholders (unaudited)................        --     (247,955)    (247,955)
  Net income (unaudited)..................................        --      839,686      839,686
                                                            --------   ----------   ----------
Balance at September 30, 1998 (unaudited).................  $135,000   $2,883,344   $3,018,344
                                                            ========   ==========   ==========

                            See accompanying notes.

                               ACE FOGDALL, INC.

                            STATEMENTS OF CASH FLOWS

                                                                           NINE MONTHS ENDED
                                                                              SEPTEMBER 30
                                                           DECEMBER 31   ----------------------
                                                              1997         1997         1998
                                                           -----------   ---------   ----------
                                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net income...............................................   $ 496,597    $ 672,099   $  839,686
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation...........................................       9,298        6,974        6,381
  Changes in operating assets and liabilities:
     Accounts receivable.................................    (176,012)     106,973       12,204
     Inventories.........................................     (81,264)     (19,545)     247,212
     Accounts payable....................................       1,426       45,726        1,230
     Floor plan payable..................................     (33,283)     (33,283)          --
                                                            ---------    ---------   ----------
Net cash provided by operating activities................     216,762      778,944    1,106,713
FINANCING ACTIVITIES
Net repayments to shareholders...........................     (12,807)      (3,058)          --
Distributions to shareholders............................    (364,102)    (347,529)    (247,955)
                                                            ---------    ---------   ----------
Net cash used in financing activities....................    (376,909)    (350,587)    (247,955)
                                                            ---------    ---------   ----------
Net change in cash and cash equivalents..................    (160,147)     428,357      858,758
Cash and cash equivalents at beginning of year
                                                              375,541      375,541      215,394
                                                            ---------    ---------   ----------
Cash and cash equivalents at end of year.................   $ 215,394    $ 803,898   $1,074,152
                                                            =========    =========   ==========

                            See accompanying notes.

                               ACE FOGDALL, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     Ace Fogdall, Inc. (the "Company") was incorporated in 1958 and operates a recreational vehicle ("RV") dealership in Iowa. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

  Property and Equipment

     The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

     Estimated useful lives of the assets are as follows:

                                                              YEARS
                                                              -----
Building and improvements...................................  31.5
Furniture and fixtures......................................   7
Machinery, vehicles, and equipment..........................   7

  Revenue Recognition

     Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

  Other Revenue

     Other revenue consists primarily of finance fees, insurance commissions and extended warranty contract income.

     Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

  Income Taxes

     The Company is an S corporation and, as such, no provision for income taxes has been included in the accompanying financial statements as the Company's taxable income is reported directly by the shareholders for tax purposes.

                               ACE FOGDALL, INC.

  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses totaled $43,480 for 1997, and $35,091 and $58,274 for the nine months ended September 30, 1997 and 1998, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In addition, among other things, management makes interim estimates of bonus compensation that may be due at the end of the year based upon estimated annual profits, and other items which require subjective decisions during the course of the year. These interim estimates are subject to adjustment based upon the final year-end results.

3. INVENTORIES

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
New vehicles................................................  $1,174,956     $  892,231
Used vehicles...............................................     416,435        436,067
Parts and accessories.......................................      67,814         83,695
                                                              ----------     ----------
                                                              $1,659,205     $1,411,993
                                                              ==========     ==========

4. PROPERTY AND EQUIPMENT

                                                              DECEMBER 31   SEPTEMBER 30
                                                                 1997           1998
                                                              -----------   ------------
                                                                            (UNAUDITED)
Building and leasehold improvements.........................   $312,586       $312,586
Furniture and fixtures......................................     28,991         28,992
Machinery and equipment.....................................     12,065         12,068
                                                               --------       --------
                                                                353,642        353,646
Less accumulated depreciation...............................    291,822        298,206
                                                               --------       --------
                                                               $ 61,820       $ 55,440
                                                               ========       ========

5. COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

                               ACE FOGDALL, INC.

  Governmental Regulation

     The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

6. RELATED PARTY TRANSACTIONS

     The Company leases land from an affiliate, and payments related to this lease were $72,000 during 1997 and $54,000 during the nine months ended September 30, 1998. In the past, the Company has borrowed from its shareholders. During 1997, the Company repaid $12,807 to its shareholders and has had no amounts outstanding since that time. In the fourth quarter of 1997, the Company made a charitable contribution of $200,000 to the family foundation.

7. PROFIT SHARING PLAN

     The Company maintains a profit sharing plan. Employees are eligible to participate in the plan if they have been employed by the Company for one year, work 1,000 hours during the year, and are at least 21 years of age. The Company's contributions to the plan are at the discretion of the Company. The Company made discretionary contributions of $59,050 in 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                 SHARES


                                     [LOGO]

                                RV CENTERS, INC.

                                  COMMON STOCK

                             ----------------------

                                   PROSPECTUS
                             ----------------------

                              MERRILL LYNCH & CO.
                              J.C. BRADFORD & CO.
                              SANDERS MORRIS MUNDY

                                           , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below are expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee.........  $15,638
NASD Filing Fee.............................................    6,969
Listing Fee.................................................     *
Accounting Fees and Expenses................................     *
Legal Fees and Expenses.....................................     *
Printing Expenses...........................................     *
Transfer Agent's Fees.......................................     *
Miscellaneous...............................................     *
                                                              -------
          TOTAL.............................................  $  *
                                                              =======

---------------

* To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Seven of RV Centers' First Amended and Restated Certificate of Incorporation states that:

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     RV Centers has entered into or intends to enter into indemnification agreements with each of its executive officers and directors.

     Under Section      of the Underwriting Agreement filed as Exhibit 1.1 to
this Registration Statement, the Underwriters have agreed to indemnify, under certain conditions, RV Centers, its officers and directors, and persons who control RV Centers within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is certain information concerning all sales of securities by RV Centers during the past three years that were not registered under the Securities Act of 1933. The description presented below gives effect to RV Centers' recent 1,339.157 for one stock split effected in February, 1999.

          (a) On May 8, 1998 RV Centers issued 1,339,157 shares of its common stock to Baker-Kreft Funding I, L.L.C. for an aggregate price of $1,000.00.

          (b) On May 20, 1998, RV Centers issued 133,916 shares of its common stock to an executive officer for an aggregate price of $1.00 to certain executive officers.

          (c) On October 27, 1998, RV Centers issued 462,010 shares of its common stock to certain executive officers for an aggregate price of $3.45.

          (d) On October 27, 1998, RV Centers issued 33,478 shares of its common stock to two private investors.

          (e) See "Certain Transactions" for a discussion of the issuance of shares of common stock in connection with the Acquisitions.

     These transactions were completed without registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

        EXHIBIT
        -------
          1.1*           -- Form of Underwriting Agreement.
          2.1*           -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Ace Fogdall, Inc. and all of
                            the Stockholders of Ace Fogdall, Inc.
          2.2            -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., American RV Center, Inc.
                            (Mississippi) and all of the Stockholders of American RV
                            Center, Inc. (Mississippi).
          2.3            -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., American RV Center, Inc.
                            (Tennessee) and all of the Stockholders of American RV
                            Center, Inc. (Tennessee).
          2.4            -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Casey Motors, Inc. and all of
                            the Stockholders of Casey Motors, Inc.
          2.5*           -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., County Line Select Cars, Inc.
                            and all of the Stockholders of County Line Select Cars,
                            Inc.
          2.6*           -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Dusty's Camper World of
                            Bartow, Inc. and all of the Stockholders of Dusty's
                            Camper World of Bartow, Inc.
          2.7*           -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Emerald Coast RV Center, Inc.
                            and all of the Stockholders of Emerald Coast RV Center,
                            Inc.
          2.8*           -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Hall Enterprises, Inc. and
                            all of the Stockholders of Hall Enterprises, Inc.
          2.9*           -- Agreement, dated as of January 12, 1999 by and among RV
                            Centers, Inc., Little Valley Auto & RV Sales, Inc. and
                            all of the Stockholders of Little Valley Auto & RV Sales,
                            Inc.
          2.10*          -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Growth Ventures, Inc. and all
                            of the Stockholders of Growth Ventures, Inc.
          2.11*          -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., RV's Northwest, Inc. and all
                            of the Stockholders of RV's Northwest, Inc.
          2.12*          -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Saddleback RVs, Inc. and all
                            of the Stockholders of Saddleback RVs, Inc.
          2.13*          -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Scott Motor Coach, Inc. and
                            all of the Stockholders of Scott Motor Coach, Inc.
          2.14*          -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Stoltzfus Trailer Sales, Inc.
                            and all of the Stockholders of Stoltzfus Trailer Sales,
                            Inc.
          2.15           -- Asset Purchase Agreement, dated as of January 12, 1999 by and among RV Centers, Inc., Young's R.V. Center, Inc. and
                            Roy B. Padgett.
          3.1*           -- First Amended and Restated Certificate of Incorporation.
          3.2*           -- Amended and Restated Bylaws.
          4.1*           -- Specimen Common Stock Certificate.

        EXHIBIT
        -------
          5.1*           -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
         10.1*           -- Form of Employment Agreement.
         10.2*           -- Form of Officer and Director Indemnification Agreement.
         10.3*           -- RV Centers, Inc. 1999 Stock Option Plan.
         23.1*           -- Consent of Andrews & Kurth L.L.P. (included in Exhibit
                            5.1).
         23.2            -- Consent of Ernst & Young LLP.
         24.1            -- Powers of Attorney (included in signature page set forth on page II-5).
         27.1*           -- Financial Data Schedule.
         99.1            -- Consent of Peter A. Albano to be appointed director.
         99.2            -- Consent of Armando Alonso to be appointed director.
         99.3            -- Consent of Allen M. Binford to be appointed director.
         99.4            -- Consent of James S. Fogdall to be appointed director.
         99.5            -- Consent of Earl Stoltzfus to be appointed director.

---------------

* To be filed by amendment.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 1, 1999.

                                            RV CENTERS, INC.

                                            By:    /s/ CLAYTON K. TRIER
                                              ----------------------------------
                                              Clayton K. Trier
                                              Chairman, President and Chief
                                                Executive

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Clayton K. Trier, J. Christian Baker, III and A. John Kreft, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                /s/ CLAYTON K. TRIER                   Chairman, President and         February 1, 1999
-----------------------------------------------------    Chief Executive Officer
                  Clayton K. Trier                       (Principal Executive
                                                         Officer and Principal
                                                         Financial Officer)

                 /s/ JOHN MANCINELLI                   Director                        February 1, 1999
-----------------------------------------------------
                   John Mancinelli

                  /s/ A. JOHN KREFT                    Director                        February 1, 1999
-----------------------------------------------------
                    A. John Kreft

             /s/ J. CHRISTIAN BAKER, III               Vice President, Secretary       February 1, 1999
-----------------------------------------------------    and Director
               J. Christian Baker, III

                               INDEX TO EXHIBITS

        EXHIBIT
        -------
          1.1*           -- Form of Underwriting Agreement.
          2.1*           -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Ace Fogdall, Inc. and all of
                            the Stockholders of Ace Fogdall, Inc.
          2.2            -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., American RV Center, Inc.
                            (Mississippi) and all of the Stockholders of American RV
                            Center, Inc. (Mississippi).
          2.3            -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., American RV Center, Inc.
                            (Tennessee) and all of the Stockholders of American RV
                            Center, Inc. (Tennessee).
          2.4            -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Casey Motors, Inc. and all of
                            the Stockholders of Casey Motors, Inc.
          2.5*           -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., County Line Select Cars, Inc.
                            and all of the Stockholders of County Line Select Cars,
                            Inc.
          2.6*           -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Dusty's Camper World of
                            Bartow, Inc. and all of the Stockholders of Dusty's
                            Camper World of Bartow, Inc.
          2.7*           -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Emerald Coast RV Center, Inc.
                            and all of the Stockholders of Emerald Coast RV Center,
                            Inc.
          2.8*           -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Hall Enterprises, Inc. and
                            all of the Stockholders of Hall Enterprises, Inc.
          2.9*           -- Agreement, dated as of January 12, 1999 by and among RV
                            Centers, Inc., Little Valley Auto & RV Sales, Inc. and
                            all of the Stockholders of Little Valley Auto & RV Sales,
                            Inc.
          2.10*          -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Growth Ventures, Inc. and all
                            of the Stockholders of Growth Ventures, Inc.
          2.11*          -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., RV's Northwest, Inc. and all
                            of the Stockholders of RV's Northwest, Inc.
          2.12*          -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Saddleback RVs, Inc. and all
                            of the Stockholders of Saddleback RVs, Inc.
          2.13*          -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Scott Motor Coach, Inc. and
                            all of the Stockholders of Scott Motor Coach, Inc.
          2.14*          -- Acquisition Agreement, dated as of January 12, 1999 by
                            and among RV Centers, Inc., Stoltzfus Trailer Sales, Inc.
                            and all of the Stockholders of Stoltzfus Trailer Sales,
                            Inc.
          2.15           -- Asset Purchase Agreement, dated as of January 12, 1999 by and among RV Centers, Inc., Young's R.V. Center, Inc. and
                            Roy B. Padgett.
          3.1*           -- First Amended and Restated Certificate of Incorporation.
          3.2*           -- Amended and Restated Bylaws.
          4.1*           -- Specimen Common Stock Certificate.
          5.1*           -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

        EXHIBIT
        -------
         10.1*           -- Form of Employment Agreement.
         10.2*           -- Form of Officer and Director Indemnification Agreement.
         10.3*           -- RV Centers, Inc. 1999 Stock Plan.
         23.1*           -- Consent of Andrews & Kurth L.L.P. (included in Exhibit
                            5.1).
         23.2            -- Consent of Ernst & Young LLP.
         24.1            -- Powers of Attorney (included in signature page set forth on page II-5).
         27.1*           -- Financial Data Schedule.
         99.1            -- Consent of Peter A. Albano to be appointed director.
         99.2            -- Consent of Armando Albano to be appointed director.
         99.3            -- Consent of Allen M. Binford to be appointed director.
         99.4            -- Consent of James S. Fogdall to be appointed director.
         99.5            -- Consent of Earl Stoltzfus to be appointed director.

---------------

* To be filed by amendment.